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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIRGIN MEDIA INC.*
(Exact name of registrant as specified in its charter)
* And the additional registrants listed below

Delaware	4813	59-3778247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

909 Third Avenue, Suite 2863
New York, New York 10022
(212) 906-8440
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Bryan H. Hall
Secretary and General Counsel
Virgin Media Inc.
909 Third Avenue, Suite 2863
New York, New York 10022
(212) 906-8440
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Timothy E. Peterson
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London, EC1Y 1AX
United Kingdom
Tel: +44 (0) 20 7972 9600

           Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

6.50% Senior Secured Notes due 2018	$1,000,000,000	100%	$1,000,000,000	$71,300.00(1)

7.00% Senior Secured Notes due 2018	£875,000,000	100%	£875,000,000	$90,418.20(1)(2)

Guarantees of 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018	(3)	(3)	(3)	$0(3)

(1)
The filing fee is calculated in accordance with Rule 457(f) under the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act, a filing fee of $290,139.87 (of which $261,782.07 has been applied to offset previous filing fees) has already been paid with respect to unsold securities that were previously registered on the Registration Statement on Form S-3 (File No. 333-132209) originally filed by Virgin Media Inc. (formerly known as NTL Incorporated) on March 3, 2006, and has been carried forward to this registration statement. Accordingly, $28,357.80 of the aggregate filing fee due for this offering is being offset against that remaining amount carried forward.
(2)
The filing fee is calculated based on the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York of $1.4493 per £1.00 as of June 4, 2010.
(3)
The Senior Secured Notes issued by Virgin Media Secured Finance PLC will be accompanied by guarantees by each of the other registrants. No additional consideration will be received for the guarantees of the Senior Secured Notes. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Avon Cable Limited Partnership	Colorado	Not applicable
Cotswolds Cable Limited Partnership	Colorado	Not applicable
Edinburgh Cable Limited Partnership	Colorado	Not applicable
Estuaries Cable Limited Partnership	Colorado	Not applicable
London South Cable Partnership	Colorado	Not applicable
TCI/US West Cable Communications Group	Colorado	Not applicable
Tyneside Cable Limited Partnership	Colorado	Not applicable
United Cable (London South) Limited Partnership	Colorado	Not applicable
Chartwell Investors L.P.	Delaware	51-0352359
NNS UK Holdings 1 LLC	Delaware	13-3819696
NNS UK Holdings 2, Inc.	Delaware	13-3819694
North CableComms Holdings, Inc.	Delaware	13-3734757
North CableComms L.L.C.	Delaware	13-3827338
North CableComms Management, Inc.	Delaware	13-3734751
NTL (Triangle) LLC	Delaware	13-4086747
NTL Bromley Company	Delaware	98-0123978
NTL CableComms Group, Inc.	Delaware	98-0151139
NTL Chartwell Holdings 2, Inc.	Delaware	13-3827334
NTL Chartwell Holdings, Inc.	Delaware	13-3756572
NTL North CableComms Holdings, Inc.	Delaware	13-3756575
NTL North CableComms Management, Inc.	Delaware	13-3756576
NTL Programming Subsidiary Company	Delaware	13-3718517
NTL Solent Company	Delaware	98-0123982
NTL South CableComms Holdings, Inc.	Delaware	13-3756573
NTL South CableComms Management, Inc.	Delaware	13-3756574
NTL Surrey Company	Delaware	98-0123983
NTL Sussex Company	Delaware	98-0123984
NTL UK CableComms Holdings, Inc.	Delaware	98-0157233
NTL Wessex Company	Delaware	98-0123986
NTL Winston Holdings, Inc.	Delaware	13-3734766
NTL Wirral Company	Delaware	98-0123988
South CableComms Holdings, Inc.	Delaware	13-3827336
South CableComms L.L.C.	Delaware	13-3827337
South CableComms Management, Inc.	Delaware	13-3827330
Winston Investors L.L.C.	Delaware	51-0363339
Andover Cablevision Limited	England and Wales	98-0193306
Anglia Cable Communications Limited	England and Wales	Not applicable
Avon Cable Joint Venture	England and Wales	Not applicable
Barnsley Cable Communications Limited	England and Wales	Not applicable
BCMV Limited	England and Wales	Not applicable
Berkhamsted Properties & Building Contractors Limited	England and Wales	98-0197759
Birmingham Cable Corporation Limited	England and Wales	Not applicable
Birmingham Cable Limited	England and Wales	Not applicable
Cable Camden Limited	England and Wales	Not applicable
Cable Enfield Limited	England and Wales	Not applicable
Cable Hackney & Islington Limited	England and Wales	Not applicable
Cable Haringey Limited	England and Wales	Not applicable
Cable London Limited	England and Wales	Not applicable
Cable Television Limited	England and Wales	98-0197761

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Cable Thames Valley Limited	England and Wales	98-0197760
Cabletel (UK) Limited	England and Wales	Not applicable
CableTel Cardiff Limited	England and Wales	Not applicable
CableTel Central Hertfordshire Limited	England and Wales	Not applicable
CableTel Hertfordshire Limited	England and Wales	Not applicable
CableTel Herts and Beds Limited	England and Wales	Not applicable
CableTel Investments Limited	England and Wales	Not applicable
CableTel Newport	England and Wales	Not applicable
CableTel North Bedfordshire Limited	England and Wales	Not applicable
CableTel Surrey and Hampshire Limited	England and Wales	Not applicable
CableTel Telecom Supplies Limited	England and Wales	Not applicable
CableTel West Glamorgan Limited	England and Wales	Not applicable
CableTel West Riding Limited	England and Wales	Not applicable
Cambridge Cable Services Limited	England and Wales	98-0199438
Cambridge Holding Company Limited	England and Wales	98-0199439
CCL Corporate Communication Services Limited	England and Wales	98-0199441
Central Cable Holdings Limited	England and Wales	Not applicable
Columbia Management Limited	England and Wales	Not applicable
ComTel Cable Services Limited	England and Wales	98-0193313
ComTel Coventry Limited	England and Wales	98-0193311
Continental Shelf 16 Limited	England and Wales	Not applicable
Credit-Track Debt Recovery Limited	England and Wales	98-0199442
Crystal Palace Radio Limited	England and Wales	Not applicable
Diamond Cable Communications Limited	England and Wales	Not applicable
Digital Television Network Limited	England and Wales	Not applicable
Doncaster Cable Communications Limited	England and Wales	98-0197755
DTELS Limited	England and Wales	Not applicable
East Coast Cable Limited	England and Wales	Not applicable
Ed Stone Limited	England and Wales	Not applicable
EMS Investments Limited	England and Wales	Not applicable
Enablis Limited	England and Wales	Not applicable
EuroBell (Holdings) Limited	England and Wales	Not applicable
EuroBell (IDA) Limited	England and Wales	Not applicable
EuroBell (No. 2) Limited	England and Wales	Not applicable
EuroBell (No. 3) Limited	England and Wales	Not applicable
EuroBell (No. 4) Limited	England and Wales	Not applicable
EuroBell (South West) Limited	England and Wales	Not applicable
EuroBell (Sussex) Limited	England and Wales	Not applicable
EuroBell (West Kent) Limited	England and Wales	Not applicable
EuroBell CPE Limited	England and Wales	Not applicable
EuroBell Internet Services Limited	England and Wales	Not applicable
EuroBell Limited	England and Wales	Not applicable
Filegale Limited	England and Wales	Not applicable
Fleximedia Limited	England and Wales	Not applicable
Flextech (1992) Limited	England and Wales	Not applicable
Flextech (Kindernet Investment) Limited	England and Wales	Not applicable
Flextech (Travel Channel) Limited	England and Wales	Not applicable
Flextech Broadband Limited	England and Wales	Not applicable
Flextech Broadcasting Limited	England and Wales	Not applicable
Flextech Business News Limited	England and Wales	Not applicable
Flextech Childrens Channel Limited	England and Wales	Not applicable

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Flextech Communications Limited	England and Wales	Not applicable
Flextech Digital Broadcasting Limited	England and Wales	Not applicable
Flextech Distribution Limited	England and Wales	Not applicable
Flextech Family Channel Limited	England and Wales	Not applicable
Flextech IVS Limited	England and Wales	Not applicable
Flextech Limited	England and Wales	Not applicable
Flextech Media Holdings Limited	England and Wales	Not applicable
Flextech Music Publishing Limited	England and Wales	Not applicable
Flextech Video Games Limited	England and Wales	Not applicable
Flextech-Flexinvest Limited	England and Wales	Not applicable
General Cable Group Limited	England and Wales	Not applicable
General Cable Holdings Limited	England and Wales	Not applicable
General Cable Investments Limited	England and Wales	Not applicable
General Cable Limited	England and Wales	Not applicable
Halifax Cable Communications Limited	England and Wales	Not applicable
Heartland Cablevision (UK) Limited	England and Wales	Not applicable
Heartland Cablevision II (UK) Limited	England and Wales	Not applicable
Herts Cable Limited	England and Wales	Not applicable
Interactive Digital Sales Limited	England and Wales	98-0597080
Jewel Holdings	England and Wales	Not applicable
Lanbase European Holdings Limited	England and Wales	Not applicable
Lanbase Limited	England and Wales	Not applicable
Lichfield Cable Communications Limited	England and Wales	98-0193315
M&NW Network II Limited	England and Wales	98-0606718
M&NW Network Limited	England and Wales	98-0606716
Maza Limited	England and Wales	98-0197757
Metro Hertfordshire Limited	England and Wales	Not applicable
Metro South Wales Limited	England and Wales	Not applicable
Middlesex Cable Limited	England and Wales	Not applicable
Northampton Cable Television Limited	England and Wales	Not applicable
NTL (Aylesbury and Chiltern) Limited	England and Wales	Not applicable
NTL (B) Limited	England and Wales	Not applicable
NTL (Broadland) Limited	England and Wales	Not applicable
NTL (City & Westminster) Limited	England and Wales	Not applicable
NTL (County Durham) Limited	England and Wales	Not applicable
NTL (CRUK)	England and Wales	Not applicable
NTL (CWC Holdings)	England and Wales	Not applicable
NTL (CWC) Corporation Limited	England and Wales	Not applicable
NTL (CWC) Limited	England and Wales	Not applicable
NTL (CWC) Management Limited	England and Wales	Not applicable
NTL (CWC) No. 2 Limited	England and Wales	Not applicable
NTL (CWC) No. 3 Limited	England and Wales	Not applicable
NTL (CWC) No. 4 Limited	England and Wales	Not applicable
NTL (CWC) Programming Limited	England and Wales	Not applicable
NTL (CWC) UK	England and Wales	Not applicable
NTL (Ealing) Limited	England and Wales	Not applicable
NTL (Fenland) Limited	England and Wales	Not applicable
NTL (Greenwich and Lewisham) Limited	England and Wales	Not applicable
NTL (Hampshire) Limited	England and Wales	Not applicable
NTL (Harrogate) Limited	England and Wales	Not applicable
NTL (Harrow) Limited	England and Wales	Not applicable

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
NTL (Kent) Limited	England and Wales	Not applicable
NTL (Lambeth and Southwark) Limited	England and Wales	Not applicable
NTL (Leeds) Limited	England and Wales	98-0223823
NTL (Norwich) Limited	England and Wales	Not applicable
NTL (Peterborough) Limited	England and Wales	Not applicable
NTL (South East) Limited	England and Wales	Not applicable
NTL (South London) Limited	England and Wales	Not applicable
NTL (Southampton and Eastleigh) Limited	England and Wales	Not applicable
NTL (Sunderland) Limited	England and Wales	Not applicable
NTL (Thamesmead) Limited	England and Wales	Not applicable
NTL (V)	England and Wales	98-0494768
NTL (Wandsworth) Limited	England and Wales	Not applicable
NTL (Wearside) Limited	England and Wales	98-0180429
NTL (West London) Limited	England and Wales	Not applicable
NTL (Yorcan) Limited	England and Wales	Not applicable
NTL (York) Limited	England and Wales	Not applicable
NTL Acquisition Company Limited	England and Wales	98-0180421
NTL Bolton Cablevision Holding Company	England and Wales	52-1872194
NTL Business (Ireland) Limited	England and Wales	Not applicable
NTL Business Limited	England and Wales	Not applicable
NTL Cablecomms Bolton	England and Wales	98-0139992
NTL Cablecomms Bromley	England and Wales	98-0123989
NTL Cablecomms Bury and Rochdale	England and Wales	98-0139995
NTL Cablecomms Cheshire	England and Wales	98-0139994
NTL Cablecomms Derby	England and Wales	98-0139996
NTL Cablecomms East Lancashire	England and Wales	98-0139997
NTL Cablecomms Greater Manchester	England and Wales	98-0139998
NTL Cablecomms Group Limited	England and Wales	98-0151138
NTL Cablecomms Holdings No. 1 Limited	England and Wales	98-0140169
NTL Cablecomms Holdings No. 2 Limited	England and Wales	98-0140168
NTL Cablecomms Lancashire No. 1	England and Wales	Not applicable
NTL Cablecomms Lancashire No. 2	England and Wales	Not applicable
NTL Cablecomms Limited	England and Wales	Not applicable
NTL Cablecomms Macclesfield	England and Wales	98-0139999
NTL Cablecomms Manchester Limited	England and Wales	98-0346426
NTL Cablecomms Oldham and Tameside	England and Wales	98-0140000
NTL Cablecomms Solent	England and Wales	98-0123998
NTL Cablecomms Staffordshire	England and Wales	98-0140001
NTL Cablecomms Stockport	England and Wales	98-0140002
NTL Cablecomms Surrey	England and Wales	98-0123999
NTL Cablecomms Sussex	England and Wales	98-0123990
NTL Cablecomms Wessex	England and Wales	98-0123991
NTL Cablecomms West Surrey Limited	England and Wales	98-0346435
NTL Cablecomms Wirral	England and Wales	98-0124001
NTL Cambridge Limited	England and Wales	Not applicable
NTL Chartwell Holdings Limited	England and Wales	Not applicable
NTL Communications Services Limited	England and Wales	Not applicable
NTL Darlington Limited	England and Wales	Not applicable
NTL Derby Cablevision Holding Company	England and Wales	52-1872196
NTL Equipment No. 1 Limited	England and Wales	Not applicable
NTL Equipment No. 2 Limited	England and Wales	Not applicable

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
NTL Finance Limited	England and Wales	Not applicable
NTL Funding Limited	England and Wales	Not applicable
NTL Glasgow Holdings Limited	England and Wales	Not applicable
NTL Holdings (Broadland) Limited	England and Wales	98-0180422
NTL Holdings (East London) Limited	England and Wales	98-0180423
NTL Holdings (Fenland) Limited	England and Wales	98-0180424
NTL Holdings (Leeds) Limited	England and Wales	98-0180425
NTL Holdings (Norwich) Limited	England and Wales	98-0180426
NTL Holdings (Peterborough) Limited	England and Wales	98-0180427
NTL Internet Limited	England and Wales	Not applicable
NTL Internet Services Limited	England and Wales	98-0232442
NTL Irish Holdings Limited	England and Wales	Not applicable
NTL Kirklees	England and Wales	52-1872166
NTL Kirklees Holdings Limited	England and Wales	Not applicable
NTL Limited	England and Wales	98-0225423
NTL Manchester Cablevision Holding Company	England and Wales	52-1872197
NTL Microclock Services Limited	England and Wales	Not applicable
NTL Midlands Limited	England and Wales	Not applicable
NTL Milton Keynes Limited	England and Wales	Not applicable
NTL National Networks Limited	England and Wales	98-0439626
NTL Networks Limited	England and Wales	Not applicable
NTL Partcheer Company Limited	England and Wales	Not applicable
NTL Rectangle Limited	England and Wales	98-0582025
NTL Sideoffer Limited	England and Wales	Not applicable
NTL Solent Telephone and Cable TV Company Limited	England and Wales	Not applicable
NTL South Central Limited	England and Wales	98-0197758
NTL South Wales Limited	England and Wales	Not applicable
NTL Streetunique Projects Limited	England and Wales	Not applicable
NTL Streetunit Projects Limited	England and Wales	Not applicable
NTL Streetusual Services Limited	England and Wales	Not applicable
NTL Streetvision Services Limited	England and Wales	Not applicable
NTL Streetvital Services Limited	England and Wales	Not applicable
NTL Streetwarm Services Limited	England and Wales	Not applicable
NTL Streetwide Services Limited	England and Wales	Not applicable
NTL Strikeagent Trading Limited	England and Wales	Not applicable
NTL Strikeamount Trading Limited	England and Wales	Not applicable
NTL Strikeapart Trading Limited	England and Wales	Not applicable
NTL Systems Limited	England and Wales	Not applicable
NTL Technical Support Company Limited	England and Wales	Not applicable
NTL Teesside Limited	England and Wales	Not applicable
NTL Telecom Services Limited	England and Wales	Not applicable
NTL UK Telephone and Cable TV Holding Company Limited	England and Wales	Not applicable
NTL Victoria II Limited	England and Wales	98-0558061
NTL Victoria Limited	England and Wales	Not applicable
NTL Westminster Limited	England and Wales	Not applicable
NTL Winston Holdings Limited	England and Wales	Not applicable
NTL Wirral Telephone and Cable TV Company	England and Wales	98-0141469
Oxford Cable Limited	England and Wales	98-0193307
Screenshop Limited	England and Wales	98-0568474
Secure Backup Systems Limited	England and Wales	Not applicable
Sheffield Cable Communications Limited	England and Wales	Not applicable

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Southern East Anglia Cable Limited	England and Wales	98-0199443
Southwestern Bell International Holdings Limited	England and Wales	Not applicable
Stafford Communications Limited	England and Wales	98-0193308
Swindon Cable Limited	England and Wales	Not applicable
Tamworth Cable Communications Limited	England and Wales	98-0193319
Telewest Communications (Central Lancashire) Limited	England and Wales	Not applicable
Telewest Communications (Cotswolds) Limited	England and Wales	Not applicable
Telewest Communications (Cotswolds) Venture	England and Wales	Not applicable
Telewest Communications (Liverpool) Limited	England and Wales	Not applicable
Telewest Communications (London South) Joint Venture	England and Wales	Not applicable
Telewest Communications (London South) Limited	England and Wales	Not applicable
Telewest Communications (Midlands and North West) Limited	England and Wales	Not applicable
Telewest Communications (Midlands) Limited	England and Wales	Not applicable
Telewest Communications (Nominees) Limited	England and Wales	Not applicable
Telewest Communications (North East) Limited	England and Wales	Not applicable
Telewest Communications (North East) Partnership	England and Wales	Not applicable
Telewest Communications (North West) Limited	England and Wales	Not applicable
Telewest Communications (Scotland) Venture	England and Wales	Not applicable
Telewest Communications (South East) Limited	England and Wales	Not applicable
Telewest Communications (South East) Partnership	England and Wales	Not applicable
Telewest Communications (South Thames Estuary) Limited	England and Wales	Not applicable
Telewest Communications (South West) Limited	England and Wales	Not applicable
Telewest Communications (St. Helens & Knowsley) Limited	England and Wales	Not applicable
Telewest Communications (Tyneside) Limited	England and Wales	Not applicable
Telewest Communications (Wigan) Limited	England and Wales	Not applicable
Telewest Communications Cable Limited	England and Wales	Not applicable
Telewest Communications Holdco Limited	England and Wales	Not applicable
Telewest Communications Holdings Limited	England and Wales	Not applicable
Telewest Communications Networks Limited	England and Wales	Not applicable
Telewest Limited	England and Wales	Not applicable
Telewest Parliamentary Holdings Limited	England and Wales	Not applicable
Telewest UK Limited	England and Wales	98-0416238
Telso Communications Limited	England and Wales	Not applicable
The Cable Corporation Limited	England and Wales	Not applicable
The Yorkshire Cable Group Limited	England and Wales	Not applicable
Theseus No. 1 Limited	England and Wales	Not applicable
Theseus No. 2 Limited	England and Wales	Not applicable
TVS Pension Fund Trustees Limited	England and Wales	Not applicable
TVS Television Limited	England and Wales	Not applicable
United Artists Investments Limited	England and Wales	Not applicable
Virgin Media Business Limited	England and Wales	Not applicable
Virgin Media Finance PLC	England and Wales	98-0425095
Virgin Media Investment Holdings Limited	England and Wales	Not applicable
Virgin Media Investments Limited	England and Wales	98-0644845
Virgin Media Limited	England and Wales	98-0397314
Virgin Media Payments Ltd	England and Wales	98-0521160
Virgin Media SFA Finance Limited	England and Wales	Not applicable
Virgin Media Secured Finance PLC	England and Wales	Not applicable
Virgin Media Wholesale Limited	England and Wales	Not applicable
Virgin Mobile Group (UK) Limited	England and Wales	98-0521554
Virgin Mobile Holdings (UK) Limited	England and Wales	Not applicable

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Virgin Mobile Telecoms Limited	England and Wales	98-0513715
Virgin Net Limited	England and Wales	Not applicable
Vision Networks Services UK Limited	England and Wales	Not applicable
VMIH Sub Limited	England and Wales	Not applicable
VM Sundial Limited	England and Wales	98-00662210
Wakefield Cable Communications Limited	England and Wales	Not applicable
Wessex Cable Limited	England and Wales	98-0193309
Windsor Television Limited	England and Wales	Not applicable
XL Debt Recovery Agency Limited	England and Wales	Not applicable
X-Tant Limited	England and Wales	Not applicable
Yorkshire Cable Communications Limited	England and Wales	Not applicable
Birmingham Cable Finance Limited	Jersey	Not applicable
Future Entertainment S.à r.l.	Luxembourg	98-0620181
CableTel Scotland Limited	Scotland	Not applicable
NTL Glasgow	Scotland	13-3610666
Prospectre Limited	Scotland	Not applicable
Telewest Communications (Cumbernauld) Limited	Scotland	Not applicable
Telewest Communications (Dumbarton) Limited	Scotland	Not applicable
Telewest Communications (Dundee & Perth) Limited	Scotland	Not applicable
Telewest Communications (Falkirk) Limited	Scotland	Not applicable
Telewest Communications (Glenrothes) Limited	Scotland	Not applicable
Telewest Communications (Motherwell) Limited	Scotland	Not applicable
Telewest Communications (Scotland) Limited	Scotland	Not applicable
Telewest Communications (Scotland Holdings) Limited	Scotland	Not applicable

        The Primary Standard Industrial Classification Code Number for each additional registrant is 4813.

        The address, including zip code, and telephone number, including area code, of the principal executive offices of each additional registrant (other than Future Entertainment S.à r.l.) is 160 Great Portland Street, London, W1W 5QA, England; Tel: +44 (0) 1256 752000.

        The address, including zip code, and telephone number, including area code, of the principal executive offices of Future Entertainment S.à r.l. is Media Center Betzdorf, 11 rue Pierre Werner, L-6832 Betzdorf, Luxembourg; Tel: +352 27178 425.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 15, 2010

Preliminary Prospectus

Virgin Media Secured Finance PLC

Exchange Offer for
$1,000,000,000 6.50% Senior Secured Notes due 2018
£875,000,000 7.00% Senior Secured Notes due 2018

        We are offering to exchange any and all of our outstanding $1,000,000,000 aggregate principal amount of 6.50% Senior Secured Notes due 2018 and £875,000,000 aggregate principal amount of 7.00% Senior Secured Notes due 2018, or the "outstanding notes," for a like amount of our new 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018, respectively, or the "exchange notes," which have been registered under the U.S. Securities Act of 1933, as amended, or the Securities Act. The exchange notes have substantially the same terms as the outstanding notes, except that the transfer restrictions and registration rights applicable to the outstanding notes will not apply to the exchange notes. The exchange notes will be issued under the same indenture as the outstanding notes.

        The exchange notes will be issued by Virgin Media Secured Finance PLC and fully and unconditionally guaranteed on a senior basis by Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and most of its subsidiaries, and certain other companies which are subsidiaries of Virgin Media Inc. but not of Virgin Media Investment Holdings Limited.

        The principal features of the exchange offer are as follows:

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2010, unless extended.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

  •
  We will not receive any proceeds from the exchange offer.

        All untendered outstanding notes will continue to be subject to the transfer restrictions set forth in the outstanding notes and in the related indenture.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. See "Plan of Distribution."

        See "Risk Factors" beginning on page 14 for a discussion of certain risks that you should consider before you decide to participate in the exchange offer.

        We will make an application to list the exchange notes on the Official List of the Luxembourg Stock Exchange and for the admission of the exchange notes to trading on the Euro MTF market of the Luxembourg Stock Exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2010.

        This prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. This information is available without charge to note holders upon written or oral request to Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022, United States (Attention: Investor Relations), telephone: +1 (212) 906-8440 or +44 (0) 2072 995479. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date of the exchange offer.

        You should read this prospectus together with the documents incorporated by reference herein. See "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        If you are our affiliate or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission, or the SEC, and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

        References to the "company," the "group," "Virgin Media," "we," "us" and "our" and all similar references are to Virgin Media Inc. and all of its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

i

Currency Presentation and Exchange Rate Information

        In this prospectus: (i) £, sterling, or pound sterling refer to the lawful currency of the United Kingdom; (ii) $, dollar or U.S. dollar refer to the lawful currency of the United States; and (iii) € or euro refer to the lawful currency of participating member states of the European Union.

        The following table sets forth, for the periods indicated, certain information regarding the noon buying rate in New York City for cable transfers in pound sterling as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per pound sterling. The rates below may differ from the actual rates used in the preparation of our consolidated financial statements and other financial information appearing in this prospectus. Our inclusion of the exchange rates is not meant to suggest that the pound sterling amounts actually represent such U.S. dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

Year ended December 31,	Exchange rate at end of period	Average exchange rate during period(1)	Highest exchange rate during period	Lowest exchange rate during period
	(U.S. dollars per pound sterling)
2007	1.9843	2.0073	2.1104	1.9235
2008	1.4619	1.8424	2.0311	1.4395
2009	1.6167	1.5707	1.6977	1.3658

(1)
The average of the noon buying rates in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the last business day of each month during the applicable period.

Month and Year	Highest exchange rate during the month	Lowest exchange rate during the month
	(U.S. dollars per pound sterling)
January 2010	1.6370	1.5912
February 2010	1.5968	1.5201
March 2010	1.5296	1.4884
April 2010	1.5484	1.5160
May 2010	1.5242	1.4344
June 2010 (through June 11, 2010)	1.4674	1.4422

        On June 11, 2010, the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.4545 per £1.00.

Where You Can Find More Information

        Virgin Media Inc. is subject to the information and reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, it files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that Virgin Media Inc. files at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may inspect such filings on the internet website maintained by the SEC at www.sec.gov. You may also consult reports and other information about us that we file pursuant to the rules of the London Stock Exchange.

Documents Incorporated by Reference

        We are incorporating by reference certain documents that we file with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus and that are incorporated or deemed to be incorporated by reference into this prospectus will automatically update and, where applicable, supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings Virgin Media Inc. may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement or prior to the termination of this offering.

Virgin Media Inc. Filings	Period and Date Filed
Annual Report on Form 10-K	Year ended December 31, 2009, as filed on February 26, 2010.
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2010, as filed on May 6, 2010.
Current Reports on Form 8-K	Filed on January 13, 2010, January 20, 2010, February 1, 2010, March 3, 2010, March 18, 2010, April 12, 2010, April 29, 2010, May 28, 2010, June 4, 2010 and June 15, 2010.

        We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

        You may request a copy of the information incorporated in this prospectus by reference, at no cost, by writing or telephoning Virgin Media's office of Investor Relations:

Virgin Media Inc.
909 Third Avenue, Suite 2863
New York, New York 10022
United States
Attention: Investor Relations
Telephone: +1 (212) 906-8440 or +44 (0) 2072 995479

For general inquiries concerning us please call:
+1 (212) 906-8440

        To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the expiration date of the exchange offer.

        You may also obtain a copy of these filings from our website at www.virginmedia.com. The investor relations section of our website can be accessed under the heading "About Virgin Media—Investors Information." The information on our website or any other website referenced in this prospectus is not intended to be incorporated by reference and should not be considered a part of this prospectus.

        You should rely only upon the information provided in this prospectus or incorporated by reference herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than that on the front cover of the document.

Forward-Looking Statements

        Various statements contained in this document or incorporated by reference herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates,"

"projects," "positioned," "strategy," and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors, among others, include:

  •
  the ability to compete with a range of other communications and content providers;

  •
  the effect of technological changes on our businesses;

  •
  the ability to maintain and upgrade our networks in a cost-effective and timely manner;

  •
  possible losses of revenues or customers due to systems failures;

  •
  the ability to control unauthorized access to our network;

  •
  our reliance on third-party suppliers and contractors to provide necessary hardware, software or operational support;

  •
  the continued right to use the Virgin name and logo;

  •
  the ability to manage customer churn;

  •
  general economic conditions;

  •
  the ability to provide attractive programming at a reasonable cost;

  •
  the ability to implement our restructuring plan successfully and realize the anticipated benefits;

  •
  currency and interest rate fluctuations;

  •
  the ability to fund debt service obligations and refinance our debt obligations;

  •
  the ability to obtain additional financing in the future; and

  •
  the ability to comply with restrictive covenants in our indebtedness agreements.

        These and other factors are discussed in more detail under "Risk Factors" and elsewhere in this prospectus and under Item 1A "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 26, 2010. That report is incorporated by reference in this prospectus. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

Summary

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the section entitled "Risk Factors," and the financial statements and related notes to those financial statements, before making a decision on whether to tender your outstanding notes in the exchange offer. In this prospectus, references to the "issuer" are to Virgin Media Secured Finance PLC; references to the "guarantors" are to the guarantors in respect of the exchange notes, which are listed beginning on page 154 of this prospectus; and references to the "company," the "group," "Virgin Media," "we," "us" and "our," and all similar references, are to Virgin Media Inc. and all of its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

Our Company

        We are a leading provider of entertainment and communications services in the U.K., offering "quad-play" broadband internet, television, mobile telephony and fixed line telephony services. We are one of the U.K.'s largest providers of residential broadband internet, pay television and fixed line telephony services by number of customers. We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors. As a result, we provide our customers with a leading next generation broadband service and one of the most advanced TV on-demand services available in the U.K. market. We are also one of the U.K.'s largest mobile virtual network operators by number of customers, providing mobile telephone service to prepay and contract mobile customers over third party networks.

        In addition, we provide a complete portfolio of voice, data and internet solutions to leading businesses, public sector organizations and service providers in the U.K. through Virgin Media Business (formerly ntl:Telewest Business). We also provide programming through Virgin Media Television, or Virgin Media TV, and through UKTV, our joint ventures with BBC Worldwide.

        Our operating segments are as follows:

  •
  Consumer:  Our Consumer segment includes the distribution of television programming over our cable network and the provision of broadband and fixed line telephone services to residential consumers, both on and off our cable network. Our Consumer segment also includes our mobile telephony and mobile broadband operations, provided through Virgin Mobile.

  •
  Business:  Our Business segment includes the voice and data telecommunication and internet solutions services we provide through Virgin Media Business to businesses, public sector organizations and service providers.

  •
  Content:  Our Content segment currently includes the operations of our wholly owned television channels, such as Virgin1, Living and Bravo. Although not included in our Content segment revenue, our content management team also oversees our interest in the UKTV television channels through our joint ventures with BBC Worldwide.

        Our revenue by segment for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 was as follows (in millions):

	Three months ended March 31,				Year ended December 31,
	2010		2009		2009		2008		2007
	(unaudited)		(unaudited)
Consumer	£789.5	82.0%	£753.3	80.5%	£3,083.1	81.0%	£3,029.0	80.2%	£3,087.3	80.4%
Business	139.9	14.5	149.8	16.0	580.8	15.3	626.0	16.6	641.8	16.7
Content	33.8	3.5	32.6	3.5	140.5	3.7	121.8	3.2	109.5	2.9

	£963.2	100.0%	£935.7	100.0%	£3,804.4	100.0%	£3,776.8	100.0%	£3,838.6	100.0%

Recent Developments

New Senior Credit Facility

        On March 16, 2010, Virgin Media Inc. and certain of its subsidiaries entered into a new senior facilities agreement, including a term loan A facility in an aggregate principal amount of £1.0 billion and a revolving credit facility in an aggregate principal amount of £250 million. On April 12, 2010, a term loan B facility in an aggregate principal amount of £675 million was added to the senior facilities agreement. On April 19, 2010, the term loan A facility and the term loan B facility were drawn down in full and all amounts outstanding under our previous senior facilities agreement, dated March 3, 2006, were repaid in full. See "Description of Other Debt—Senior Credit Facility."

        On May 12, 2010, we redeemed the full outstanding principal amount of our senior notes due 2014. See "Description of Other Debt—Existing Senior Notes."

Disposal of Virgin Media TV

        On June 4, 2010, we entered into a sale and purchase agreement with British Sky Broadcasting Limited, or BSkyB, pursuant to which we have agreed to sell Virgin Media TV to BSkyB. The transaction is subject to certain regulatory approvals. The total consideration for the sale of Virgin Media TV is £160 million in cash, with £105 million payable at closing. A further amount of up to £55 million is conditional upon certain regulatory approvals. On June 4, 2010, we also entered into a number of agreements providing for the carriage by us of certain of BSkyB's standard and high-definition channels.

        Virgin Media Secured Finance PLC is a public limited company organized under the laws of England and Wales which was incorporated on December 18, 2009. Virgin Media Inc. is a Delaware corporation. Our group's principal executive offices are located at 909 Third Avenue, Suite 2863, New York, New York 10022, and our telephone number at that address is +1 (212) 906-8440. Our website is located at www.virginmedia.com. The information on our website is not part of this prospectus.

Corporate Structure Chart

        The following diagram sets forth our simplified corporate structure following the offering of the outstanding notes. This is a condensed chart and it does not show all of our operating and holding companies.

Virgin Media Inc. (1)
Existing Convertible Senior Notes (2)
Additional Intermediate Holding Companies (3)
VM Sundial Limited (7)
Virgin Media Communications Limited (3)
Operating and Other Subsidiaries (7)
Virgin Media Finance PLC (4)
Existing Senior Notes (5)
Senior Secured Credit Facility (6)
Virgin Media Investment Holdings Limited (7)
Virgin Media SFA Finance Limited (7)
Virgin Media Investments Limited (7)
Virgin Media Secured Finance PLC (8)
Senior Secured Notes offered hereby (9)
Operating and Other Subsidiaries (7)
Issuer/guarantors of Senior Secured Notes offered hereby and (except Virgin Media Inc.) borrowers/guarantors under Senior Secured Credit Facility
Issuer/senior guarantors of Existing Senior Notes
Senior subordinated guarantors of Existing Senior Notes

(1)
Virgin Media Inc. will provide a full and unconditional unsecured guarantee of the exchange notes on a senior basis. The senior guarantee will be effectively subordinated to any future secured indebtedness of Virgin Media Inc. to the extent of the value of the assets securing such secured indebtedness. Virgin Media Inc. has no significant assets of its own other than investments in its subsidiaries. Virgin Media Inc. is not subject to the restrictive covenants under the indenture governing the exchange notes.

(2)
Virgin Media Inc. is the issuer of our 6.50% U.S. dollar convertible senior notes due 2016.

(3)
The entities which we refer to as the intermediate holding companies are Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc. and Virgin Media Communications Limited. These entities are guarantors (on a senior basis) of our existing senior notes due 2016 and 2019, but will not guarantee the exchange notes offered hereby nor be subject to the covenants under the indenture governing the exchange notes.

(4)
Virgin Media Finance PLC is a holding company with no significant assets of its own other than its investments in its subsidiary. Virgin Media Finance PLC is the issuer of our existing senior notes due 2016 and 2019 and a guarantor (on a senior basis) of our senior credit facility. Virgin Media Finance PLC will guarantee the exchange notes offered hereby on a senior basis but is not subject to the covenants under the indenture governing the exchange notes. Virgin Media Finance PLC has granted liens over substantially all of its assets for the benefit of the holders of the exchange notes offered hereby and our senior credit facility. See "Description of the Exchange Notes—Security for the Notes."

(5)
The existing senior notes comprise 9.125% U.S. dollar senior notes due 2016, 9.50% U.S. dollar senior notes due 2016, 9.50% euro senior notes due 2016, 8.375% U.S. dollar senior notes due 2019 and 8.875% sterling senior notes due 2019 and are senior unsecured obligations of Virgin Media Finance PLC. The existing senior notes benefit from senior subordinated unsecured guarantees of Virgin Media Investment Holdings Limited, or VMIH, and Virgin Media Investments Limited and are guaranteed on a senior unsecured basis by Virgin Media Inc. and the intermediate holding companies.

(6)
Our senior credit facility has the benefit of full and unconditional senior secured guarantees granted by VMIH and most of its subsidiaries, and certain other companies which are subsidiaries of Virgin Media Inc. but not of VMIH. The facility is secured by liens over substantially all of their assets, in addition to a full and unconditional senior secured guarantee from Virgin Media Finance PLC, secured by liens over substantially all of its assets. The relationship between our senior credit facility and the exchange notes will be governed by the group intercreditor deed. See "Description of Other Debt—Senior Credit Facility" and "Description of the Intercreditor Deeds—Group Intercreditor Deed."

(7)
The exchange notes offered hereby will have the benefit of full and unconditional senior secured guarantees granted by VMIH and most of its subsidiaries, and certain other companies which are subsidiaries of Virgin Media Inc. but not of VMIH. The exchange notes will be secured over the same assets that secure our senior credit facility and will share in any enforcement proceeds on a pari passu basis, subject to certain exceptions. See "Description of the Exchange Notes—Security for the Notes—Limitations on the Collateral." The guarantees will be senior secured obligations of these entities, ranking equally in right of payment with all of their existing and future senior indebtedness. Each of these entities is subject to the restrictive covenants under the indenture governing the exchange notes. See "Description of the Exchange Notes—Note Guarantees" and "Description of the Intercreditor Deeds—Group Intercreditor Deed."

(8)
Virgin Media Secured Finance PLC is a finance subsidiary with no significant assets of its own other than its intercompany loan to VMIH advancing the proceeds of the notes.

(9)
The exchange notes offered hereby will be senior secured obligations of Virgin Media Secured Finance PLC, and will benefit from security and guarantees which will be substantially similar to the security and guarantees granted in respect of our senior credit facility. See "Description of the Exchange Notes—Note Guarantees" and "Description of the Exchange Notes—Security for the Notes."

Summary of the Exchange Offer

Background	On January 19, 2010, we issued the outstanding notes, which comprise $1,000,000,000 aggregate principal amount of 6.50% Senior Secured Notes due 2018 and £875,000,000 aggregate principal amount of 7.00% Senior Secured Notes due 2018. In connection with that issuance, we entered into a registration rights agreement, dated as of January 19, 2010, in which we agreed, among other things, to use our reasonable best efforts to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange outstanding notes for exchange notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the exchange notes.
The Exchange Offer

We are offering to exchange, for each $1,000 aggregate principal amount of our dollar denominated outstanding notes validly tendered and accepted, $1,000 aggregate principal amount of our dollar denominated exchange notes and, for each £1,000 aggregate principal amount of our sterling denominated outstanding notes validly tendered and accepted, £1,000 aggregate principal amount of our sterling denominated exchange notes.

We will not pay any accrued and unpaid interest on the outstanding notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue from the most recent date on which interest has been paid on the outstanding notes.

As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the dollar denominated outstanding notes and £875,000,000 aggregate principal amount of the sterling denominated outstanding notes were outstanding.

Denominations of Exchange Notes

Tendering holders of dollar denominated outstanding notes must tender outstanding notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and tendering holders of sterling denominated outstanding notes must tender outstanding notes in minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof. Dollar denominated exchange notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and sterling denominated exchange notes will be issued in minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2010, unless we extend or terminate the exchange offer, in which case the "expiration date" will mean the latest date and time to which we extend the exchange offer.

Tenders	By tendering your outstanding notes, you represent to us that:
• you are acquiring the exchange notes in the ordinary course of business;
• you have no arrangement or understanding with any person to participate in a distribution of the exchange notes in violation of the Securities Act;
• you are not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act;
• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

•       if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a copy of this prospectus (or, to the extent permitted by law, make a copy of this prospectus available) to purchasers in connection with any resale of such exchange notes.

Settlement Date	The settlement date of the exchange offer will be as soon as practicable after the expiration date.
Withdrawal of Tenders	Tenders of outstanding notes may be withdrawn at any time prior to the expiration date.
Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See "Description of the Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering	To participate in the exchange offer, you should transmit your acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date.

For sterling denominated notes, your letter of transmittal, or an agent's message that you have received and agreed to be bound by the letter of transmittal, together with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "The Exchange Offer—Exchange Agent" on or prior to the expiration date.

For dollar denominated notes, you must follow the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering outstanding notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your outstanding notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more details, please read "Description of the Exchange Offer—Terms of the exchange offer" and "Description of the Exchange Offer—Procedures for tendering." If you elect to have outstanding notes exchanged pursuant to this exchange offer, you must properly tender your outstanding notes prior to 5:00 p.m., New York City time, on the expiration date. All outstanding notes validly tendered and not properly withdrawn will be accepted for exchange. Outstanding notes may be exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof (in the case of the dollar denominated outstanding notes) and minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof (in the case of the sterling denominated outstanding notes).

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:
• your outstanding notes will continue to be subject to the existing restrictions upon their transfer;
• we will have no further obligation to provide for the registration under the Securities Act of those outstanding notes except under certain limited circumstances; and
• the liquidity of the market for your outstanding notes could be adversely affected.
Taxation	The exchange pursuant to the exchange offer generally will not be a taxable exchange for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.
Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer.

 Summary of the Exchange Notes

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes. We refer to the outstanding notes and the exchange notes collectively as the "notes."

Issuer	Virgin Media Secured Finance PLC
Notes Offered	$1,000,000,000 aggregate principal amount of 6.50% Senior Secured Notes due 2018.
£875,000,000 aggregate principal amount of 7.00% Senior Secured Notes due 2018.
Maturity Date	January 15, 2018.
Interest	6.50% per year on the principal amount of the dollar denominated notes.
7.00% per year on the principal amount of the sterling denominated notes.

Interest on the notes will be payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning June 15, 2010. Interest will accrue from the most recent date on which interest has been paid on the outstanding notes.

Ranking

The notes will be senior secured indebtedness of the issuer, will rank equally in right of payment with all existing and future senior indebtedness of the issuer, including its guarantee of our senior credit facility, and will be senior in right of payment to all existing and future subordinated indebtedness of the issuer. The notes will, subject to certain exceptions, be secured over the same assets that secure our senior credit facility and will share in any enforcement proceeds on a pari passu basis, and will be effectively senior to existing and future senior unsecured indebtedness of the issuer to the extent of the value of the assets securing the notes.

Guarantors

The notes will benefit from full and unconditional senior guarantees granted by Virgin Media Inc., Virgin Media Finance PLC, VMIH and most of its subsidiaries, VM Sundial Limited, CableTel West Riding Limited, NTL Glasgow Holdings Limited, NTL Kirklees Holdings Limited, NTL Kirklees, CableTel Scotland Limited and NTL Glasgow. A complete list of the guarantors of the notes begins on page 154 of this prospectus. See "Description of the Exchange Notes—Note Guarantees."

Security

Subject to certain exceptions, the notes are secured over the same assets that secure our senior credit facility and will share in any enforcement proceeds on a pari passu basis. Our senior credit facility requires that members of the bank group (which comprises VMIH and most of its subsidiaries, and certain other companies which are subsidiaries of Virgin Media Inc. but not of VMIH) which generate not less than 80% of the consolidated operating cash flow of the bank group in any financial year guarantee the payment of all sums payable under our senior credit facility and grant security over all or substantially all of their assets, subject to permitted liens, to secure the payment of all sums payable under our senior credit facility. Assets that are included in the collateral package for our senior credit facility, but which would be excluded from the collateral package for the notes, would include the capital stock and other securities of a subsidiary (other than Virgin Media Investments Limited and VMIH), to the extent that the inclusion of these assets in the collateral would require the provision of separate financial statements under Rule 3-16 of Regulation S-X under the Securities Act. This exclusion may affect many of our subsidiaries from time to time, depending upon the book value or fair market value of these assets. The security trustee, pursuant to the terms of our group intercreditor deed, controls the security and any enforcement actions in respect thereof and will generally take its instructions from the lenders under our senior credit facility or, upon repayment in full of that facility, any refinancing facility designated by us. If, for a 60 day period, the aggregate outstanding principal amount and undrawn uncancelled commitments under our senior credit facility (or, upon repayment in full of that facility, any refinancing facility designated by us) is (i) less than £1 billion and (ii) less than 60% of aggregate outstanding principal amount and undrawn uncancelled commitments under all senior secured debt, then control of any enforcement actions with respect to the security will pass to the holders of the majority of all outstanding pari passu senior secured debt. See "Description of the Exchange Notes—Security for the Notes" and "Description of the

Additional Amounts

Subject to limited exceptions, the issuer and each guarantor of the notes will make all payments in respect of the notes, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in the United Kingdom, the United States or any other relevant taxing jurisdiction, unless it is obligated by law to deduct or withhold taxes or governmental charges. If the issuer or any guarantor is obligated by law to deduct or withhold taxes or government charges in respect of the notes or the guarantees, subject to various exceptions, the issuer or the relevant guarantor, as applicable, will pay to the holders of the notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if these taxes or government charges had not been withheld or deducted.

Optional Redemption for Tax Reasons

If the issuer becomes obligated to pay any additional amounts as a result of any change in law of any relevant taxing jurisdiction which becomes effective after the date on which the notes are issued, the issuer may redeem the notes at its option in whole, but not in part, at any time at a price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest and additional amounts to the date of redemption.

Optional Redemption

The issuer may redeem each series of the notes in whole or in part at any time before January 15, 2014, at a redemption price equal to the principal amount of the notes to be redeemed, plus the applicable "make-whole" premium described in this prospectus, plus any accrued and unpaid interest and additional amounts to the date of redemption.

The issuer may redeem each series of the notes in whole or in part at any time on or after January 15, 2014, at the redemption prices described under the heading "Description of the Exchange Notes—Optional Redemption," plus any accrued and unpaid interest and additional amounts to the date of redemption.

At any time on or before January 15, 2013, the issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of each series of the notes using the net cash proceeds from specified equity offerings at a redemption price equal to 106.50% of the principal amount of the dollar denominated notes and 107.00% of the principal amount of the sterling denominated notes plus any accrued and unpaid interest and additional amounts to the date of redemption, so long as at least 60% of the original aggregate principal amount of such series of the notes remains outstanding after the redemption. For more details, see "Description of the Exchange Notes—Optional Redemption."

Change of Control

If a change of control occurs, as defined in the indenture governing the notes, the issuer will be required to make an offer to repurchase the notes at 101% of their principal amount, plus any accrued and unpaid interest and additional amounts to the date of repurchase. For more details, see "Description of the Exchange Notes—Repurchase at the Option of the Holders—Change of Control."

Certain Covenants	The indenture governing the notes and the guarantees of the notes restricts the ability of VMIH and its subsidiaries and certain other guarantors to:
• incur or guarantee additional indebtedness;
• pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;
• make investments;
• sell assets, including the capital stock of subsidiaries;
• create liens;
• enter into agreements that restrict the restricted subsidiaries' ability to pay dividends, transfer assets or make intercompany loans;
• merge or consolidate or transfer all or substantially all of its assets;
• enter into transactions with affiliates;
• enter into sale/leaseback transactions; and
• materially adversely impair the liens granted with respect to the collateral.

All of these covenants are subject to a number of important qualifications and limitations. Many of the covenants in the indenture will be suspended for as long as the notes are rated investment grade by any two of Fitch, Moody's or Standard & Poor's provided that at such time no default or event of default has occurred and is continuing. For more details, see "Description of the Exchange Notes—Certain Covenants."

Governing Law for the Notes and Guarantees	The notes and the guarantees of the notes will be governed by the laws of the State of New York.
Trustee	The Bank of New York Mellon.
Principal Paying Agent and Registrar	The Bank of New York Mellon.
Security Trustee	Deutsche Bank AG, London Branch.
Luxembourg Listing Agent, Paying Agent and Transfer Agent	The Bank of New York Mellon (Luxembourg), S.A.

Form of Notes

The exchange notes will be issued initially in the form of one or more dollar global exchange notes and one or more sterling global exchange notes, which will represent the aggregate principal amount of exchange notes being offered under this prospectus. The exchange notes will be deposited with the applicable custodians for the book-entry depositaries. The book-entry depositaries will issue depositary interests in respect of the dollar global exchange notes to DTC and in respect of the sterling global exchange notes to Clearstream Banking S.A., or Clearstream, and/or Euroclear Bank S.A./N.V., or Euroclear, and will then record such interests in their books and records in the name of DTC's, Clearstream's or Euroclear's nominee, as the case may be. Ownership of book-entry interests in the depositary interests will be limited to persons who have accounts with DTC, Clearstream and/or Euroclear or persons who hold interests through these persons. Book-entry interests in the depositary interests will be shown on, and transfers will be effected only through, records maintained in book-entry form by DTC, Clearstream and/or Euroclear and their participants. See "Book-Entry Settlement and Clearance."

No Prior Market	The exchange notes will be new securities for which there is currently no market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.
Listing

The issuer will make an application to list the exchange notes on the Official List of the Luxembourg Stock Exchange and for admission of the notes to trading on the Euro MTF market of the Luxembourg Stock Exchange. The outstanding notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Tax Considerations

You are urged to consult your own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of the exchange notes. See "Material United States Federal Income Tax Considerations" and "Material United Kingdom Tax Considerations."

Clearing Information	The CUSIP number assigned to the dollar denominated exchange notes is and the ISIN number is .
The ISIN number assigned to the sterling denominated exchange notes is and the common code is .

Risk Factors

        An investment in the exchange notes involves a high degree of risk. You should carefully consider the information set forth under "Risk Factors" beginning on page 14 and all of the information included in, or incorporated by reference into, this prospectus before deciding to tender your outstanding notes in the exchange offer.

Summary Consolidated Financial Data

        The following tables summarize our consolidated financial data for the periods presented. The summary consolidated financial data as of December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008, and 2007 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 The summary consolidated financial data as of March 31, 2010 and for the three months ended March 31, 2010 and 2009 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010. Our unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of our financial position, results of operations and cash flows. The financial results for the three months ended March 31, 2010 are not necessarily indicative of results for the full year ending December 31, 2010. Our financial statements are prepared in accordance with generally accepted accounting principles in the United States. The reporting currency of our financial statements is U.K. pounds sterling. See "Currency Presentation and Exchange Rate Information." You should read the following financial information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010, which is incorporated by reference into this prospectus.

	Three months ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
			(in millions)
Statement of Operations Data:
Revenue	£963.2	£935.7	£3,804.4	£3,776.8	£3,838.6
Operating income (loss)(1)	76.0	13.0	142.0	(271.8)	28.4
Loss from continuing operations(1)	(160.4)	(132.9)	(335.0)	(853.4)	(452.8)

	As of March 31,	As of December 31,
	2010	2009	2008
	(unaudited)
	(in millions)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	£420.7	£430.5	£181.6
Working capital	(266.5)	(348.4)	(460.1)
Fixed assets	4,982.6	5,049.2	5,342.1
Total assets	9,136.2	9,187.4	9,933.3
Long term obligations	6,146.9	5,974.7	6,170.1
Shareholders' equity	1,340.0	1,491.3	2,016.2

(1)
The operating loss and loss from continuing operations for the year ended December 31, 2008 include goodwill and intangible asset impairments of £362.2 million.

Risk Factors

        An investment in the exchange notes involves a high degree of risk. You should carefully consider the risks described below before deciding to exchange your outstanding notes for exchange notes. In assessing these risks, you should also refer to the other information included in, or incorporated by reference into, this prospectus, including the financial statements and related notes incorporated by reference. We also incorporate by reference the risk factors listed under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 26, 2010. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not currently known to us or that we currently consider immaterial could also impair our business, financial condition, results of operations and our ability to make payments on the exchange notes. Various statements in this prospectus, including the following risk factors, constitute forward-looking statements.

Risks relating to the exchange notes and our capital structure

Our current leverage is substantial, which may have an adverse effect on our available cash flow, our ability to obtain additional financing if necessary in the future, our flexibility in reacting to competitive and technological changes and our operations.

        We had consolidated total long term debt, including current portion, of £6,146.9 million as of March 31, 2010. This high degree of leverage could have important consequences, including the following:

  •
  a substantial portion of our cash flow from operations will have to be dedicated to the payment of interest and principal on existing indebtedness, thereby reducing the funds available for other purposes;

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions or general corporate purposes may be impaired;

  •
  our flexibility in reacting to competitive technological and other changes may be limited;

  •
  our substantial degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or adverse developments in our business; and

  •
  we are exposed to risks inherent in interest rate and foreign exchange rate fluctuations.

Most of our debt becomes due prior to the repayment at final maturity of the notes offered hereby. We may not be able to repay such debt when it becomes due and, to the extent we cannot repay such debt, we may not be able to refinance these debt obligations or may be able to refinance only on terms that will increase our cost of borrowing.

        Most of our long term debt, including the amounts outstanding under our senior credit facility, our convertible senior notes due 2016 and our existing senior notes due 2016, is scheduled to come due prior to the stated maturity of the notes offered hereby. We also have significant amounts due under other instruments, including our existing senior notes due 2019 which, while not maturing before the notes, may require refinancing at the same time as, or before, the maturity of the notes or any refinancing of the notes.

        While we expect to be able to repay a portion of our debt obligations through cash flow from operations, we may not be able to repay or refinance all outstanding amounts as or before they become due, or may be able to refinance such amounts only on terms that will increase our cost of borrowing or on terms that may be more onerous. Our ability to implement any future refinancing successfully will also depend on a variety of factors, many of which may be beyond our control, such as then prevailing conditions in the debt markets, including the availability of sufficient bank debt to meet our needs. We may also need to raise additional capital by doing one or more of the following:

  •
  raising additional debt other than senior bank debt, such as secured or unsecured high yield debt, on terms that may increase our cost of borrowing or result in more onerous terms;

  •
  selling or disposing of some of our assets, possibly on unfavorable terms; or

  •
  issuing equity or equity related instruments that will dilute the equity ownership interest of existing stockholders.

        We cannot assure you that any of, or any combination of, the above actions would be available or sufficient to fund our debt obligations, that we will be able to refinance our debt obligations as or before they come due, or that we will be able to obtain additional financing on favorable terms or at all, should the need arise.

The issuer is a finance company and some of the guarantors are holding companies, or finance companies, and are dependent upon cash flow from group subsidiaries to meet their obligations.

        Each of the issuer, Virgin Media Finance PLC, Virgin Media Investments Limited, VMIH, Virgin Media Inc. and certain other guarantors has no revenue-generating operations of its own. To make payment on the exchange notes or the respective guarantees, as applicable, each will depend on cash flows received from its subsidiaries and payments under intercompany loans, including convertible unsecured loan stock.

        The terms of our senior credit facility and other indebtedness limit the payment of dividends, loan repayments and other distributions to or from these companies under many circumstances. Various agreements governing our debt may restrict and, in some cases, may also prohibit the ability of these subsidiaries to move cash within their restricted group. Applicable tax laws may also subject such payments to further taxation.

        Applicable law may also limit the amounts that some of our subsidiaries will be permitted to pay as dividends or distributions on their equity interests, or even prevent such payments.

        The inability to transfer cash among entities within their respective consolidated groups may mean that even though the entities, in aggregate, may have sufficient resources to meet their obligations, they may not be permitted to make the necessary transfers from one entity in their restricted group to another entity in their restricted group in order to make payments to the entity owing the obligations.

The value of the security securing our senior secured indebtedness, including the exchange notes, may not be sufficient to satisfy our obligations under the exchange notes.

        No appraisal of the value of the security securing the exchange notes has been made in connection with this offering, and the fair market value of the security is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the security would be dependent on numerous factors, including, but not limited to, the actual fair market value of the security at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the security may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the security may not be sold in a timely or orderly manner. The proceeds from any sale or liquidation of the security will generally be used to repay all senior secured indebtedness, including the outstanding amounts under our senior credit facility, on a pro rata basis, and may not be sufficient to pay our obligations under the exchange notes.

The security is subject to casualty risks.

        Some of the security is either uninsurable or not economically insurable, in whole or in part. Consequently, we may not be fully compensated by insurance proceeds for any losses we may suffer. If there is a complete or partial loss of any of the pledged security, our insurance proceeds may not be sufficient to satisfy the secured obligations, including our senior credit facility and the exchange notes.

Even though the exchange notes will be secured over substantially the same assets that secure our senior credit facility and will share in any enforcement proceeds on a pari passu basis, most actions with respect to the security will be controlled by the lenders under our senior credit facility.

        The rights of holders of the exchange notes with respect to the security will be subject to our group intercreditor deed. Under the group intercreditor deed, any enforcement actions that may be taken with respect to the security will be controlled by the security trustee. The security trustee is required to take enforcement action upon receiving instructions from an instructing group of lenders under our senior credit facility, including designated refinancing thereof, until such time as the aggregate amount outstanding under our senior credit facility or the designated refinancing has fallen below £1.0 billion and has represented less than 60% of the aggregate outstanding principal amount of all our senior liabilities for 60 consecutive days. Thereafter, the security trustee would be required to take enforcement action upon receiving instructions from the holders of a majority of the aggregate outstanding principal amount of all our liabilities that qualify as senior liabilities under our group intercreditor deed. As a result, in the event of a default, we anticipate that actions relating to enforcement of the security will be controlled by our senior lenders.

        Our senior credit facility and the indenture governing the exchange notes permit us to issue additional series of notes or other indebtedness that will also share in the security. Accordingly, if we issue additional senior secured indebtedness in the future in a greater principal amount than the notes, then the notes may not represent a majority of the aggregate outstanding principal amount of all our liabilities that qualify as senior liabilities under our group intercreditor deed, and the holders of the additional senior secured indebtedness may acquire the right to direct the security trustee to take enforcement action ahead of the holders of the exchange notes.

Holders of the exchange notes and guarantees will share all security equally and ratably with the lenders under our senior credit facility and certain additional secured indebtedness permitted under the indenture to be incurred in the future. If there is a default, the value of that security may not be sufficient to repay the holders of the exchange notes and guarantees and the lenders under such indebtedness.

        The exchange notes and guarantees will be secured equally and ratably with the lenders under our senior credit facility and additional secured indebtedness permitted under the indenture to be incurred in the future, subject to compliance with covenants in our outstanding debt agreements. The indenture permits the incurrence of additional secured indebtedness, including additional notes, which would share the security equally and ratably with the exchange notes. As a result, if there is a default, the remaining security may not be sufficient to repay the holders of the exchange notes and guarantees and the lenders under any such additional secured indebtedness.

There are circumstances other than repayment or discharge of the exchange notes under which the guarantees will be released automatically, without your consent.

        The indenture governing the exchange notes provides that each guarantee by a guarantor will be automatically and unconditionally released and discharged, and each guarantor and its obligations under such guarantee, the indenture, the security documents and our intercreditor deeds will be released and discharged in circumstances including the sale, exchange, transfer or disposition of a guarantor (resulting in the guarantor no longer being a restricted subsidiary) or all or substantially all of the assets of a guarantor, or the release or discharge of the guarantee given by that guarantor under our senior credit facility. As a result of these and other provisions in the guarantees, you may not be able to recover any amounts from the guarantors under the guarantees in the event of a default on the exchange notes and certain of the guarantees may be released without any recovery being available.

There are circumstances other than repayment or discharge of the exchange notes under which the security will be released, without your consent.

        The security for the benefit of the exchange notes may be released under various circumstances, including upon a sale or other disposal permitted by the terms of the indenture, upon a release of such security under our senior credit facility or upon any release in connection with a foreclosure or exercise of remedies with respect to that security by the security trustee pursuant to the terms of our group intercreditor deed acting at the direction of the relevant instructing party thereunder. Even though holders of the exchange notes share in the security ratably with the lenders under our senior credit facility, the security trustee, acting at the direction of those lenders, will generally control actions with respect to the security, including releases, whether or not holders of the exchange notes agree or disagree with those actions. See "—Even though the exchange notes will be secured over the same assets that secure our senior credit facility and will share in any enforcement proceeds on a pari passu basis, most actions with respect to the security will be controlled by the lenders under our senior credit facility." In addition, in connection with any additional secured indebtedness that can be incurred, the security may be released and retaken which may lead to renewed hardening periods in various jurisdictions and may limit your recovery in an enforcement proceeding.

Pledges of shares and other securities may be limited in amount with respect to the exchange notes.

        The exchange notes are secured by a pledge of the shares and other securities of a number of Virgin Media group companies. Under the SEC regulations in effect as of the issue date of the exchange notes, if the par value, book value as carried by us, or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the security is greater than or equal to 20% of the aggregate principal amount of the outstanding notes and the exchange notes then outstanding, we would be required to provide separate financial statements of such group company to the SEC. Therefore, all liens on capital stock and other securities issued by any Virgin Media group company, other than the liens on the capital stock and securities of VMIH and Virgin Media Investments Limited, will be limited to the extent that such liens would result in Rule 3-16 of Regulation S-X under the Securities Act requiring the financial statements of that group company to be filed with the SEC, but only to the extent necessary to not be subject to this requirement and only for so long as this requirement is in existence. As a result, holders of the exchange notes could lose a portion or all of their security interest in the capital stock or other securities of those group companies during that period. It may be more difficult, costly and time-consuming for the security trustee to foreclose on the assets of a group company than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such group company. Moreover, our senior credit facility does not contain the exception described above and will therefore remain secured on a first priority basis by pledges of capital stock that, due to this exception, are excluded from the collateral securing the exchange notes. Accordingly, there may be capital stock of our subsidiaries that will secure our obligations under our senior credit facility but not our obligations under the indenture.

Your rights in the security may be adversely affected by the failure to perfect certain security interests in the future.

        Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee or the security trustee may not monitor, or we may not inform the trustee or the security trustee of, the future acquisition of property and rights that constitute security, and necessary action may not be taken to properly perfect such after-acquired security interest. The trustee for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute security or the perfection of any security interest in favor of the guarantees of the exchange notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the exchange notes against third parties.

Certain assets are excluded from the security.

        Certain assets are excluded from the security for the benefit of the exchange notes, including:

  •
  any capital stock or other securities of any of our subsidiaries, other than VMIH and Virgin Media Investments Limited, to the extent that and for so long as the pledge of that capital stock or other securities results in such subsidiary being subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC;

  •
  any security for purchase money indebtedness or capitalized lease obligations;

  •
  any assets secured pursuant to certain liens permitted under the indenture governing the exchange notes;

  •
  interests in certain excluded subsidiaries, non-recourse special purpose vehicles and joint ventures; and

  •
  any assets that are expressly excluded from the collateral securing our senior credit facility or any other indebtedness ranking pari passu with the exchange notes and our senior credit facility which is outstanding from time to time.

If an event of default occurs and the exchange notes are accelerated, the exchange notes will rank equally with all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the security granted in respect of the exchange notes and the guarantees is less than the value of the claims of the holders of the exchange notes, no assurance can be provided that the holders of the exchange notes would receive any substantial recovery from the excluded assets.

Although the senior subordinated guarantees of our existing senior notes are subordinated to the exchange notes through the high yield intercreditor deed, certain critical decisions under that deed will be controlled by the lenders under our senior credit facility.

        Our existing senior notes benefit from senior subordinated guarantees from VMIH and Virgin Media Investments Limited, which are subordinated to the senior liabilities of those entities pursuant to the high yield intercreditor deed. The exchange notes will be designated as senior liabilities under that deed. However, certain of the rights attached to senior liabilities, including delivering a blockage notice to the trustee for the existing senior notes, are exercisable by an instructing group constituted under the group intercreditor deed. This will consist of lenders under our senior credit facility, including designated refinancing thereof, until such time as the aggregate amount outstanding under our senior credit facility or the designated refinancing has fallen below £1.0 billion and has represented less than 60% of the aggregate outstanding principal amount of all our senior liabilities for 60 consecutive days.

Thereafter, the instructing group shall consist of the holders of a majority of the aggregate outstanding principal amount of all our liabilities that qualify as senior liabilities under our group intercreditor deed. As a result, in the event of a default, we anticipate that actions relating to payment blockages and other actions under the high yield intercreditor deed will be controlled by our senior lenders.

Covenants in the agreements governing our outstanding and any future indebtedness could adversely affect us and increase your credit risk.

        The agreements governing our indebtedness (including the indenture governing the exchange notes) contain (or will contain) various covenants and restrictions that limit (or will limit) our ability and/or our subsidiaries' ability to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;

  •
  make investments;

  •
  sell assets, including the capital stock of subsidiaries;

  •
  enter into sale and leaseback transactions and certain vendor financing arrangements;

  •
  create liens;

  •
  enter into agreements that restrict some of our subsidiaries' ability to pay dividends, transfer assets or make intercompany loans;

  •
  merge or consolidate or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

        For example, we have the ability to make dividends, distributions, stock and subordinated debt repurchases and investments in an amount, as of March 31, 2010, in excess of £3.1 billion under each of the two indentures governing our existing senior notes due 2016 and the indenture governing our existing senior notes due 2019, in addition to other applicable exceptions from the general restrictions under such indentures. The capacity for making restricted payments is substantially similar under both indentures governing our existing senior notes due 2016 and the indenture governing our existing notes due 2019 and has been reproduced in the indenture governing the exchange notes offered hereby.

        These restrictions could materially adversely affect our ability to finance future operations or capital needs or to engage in other business activities that may be in our best interests. We may also incur other indebtedness in the future that may contain financial or other covenants more restrictive than those applicable under our current indebtedness. We cannot assure you that we will be able to remain in compliance with these covenants in the future, and, if we fail to do so, that we will be able to obtain waivers from the appropriate parties and/or amend the covenants.

Many of the covenants in the indenture will be suspended for as long as the exchange notes are rated investment grade by any two of Fitch, Moody's or Standard & Poor's.

        Many of the covenants in the indenture governing the exchange notes will be suspended during any time that the exchange notes are rated investment grade by any two of Fitch, Moody's or Standard & Poor's, provided that at such time no default or event of default under the indenture governing the exchange notes has occurred and is continuing. Any covenants that cease to apply to us as a result of achieving these ratings will be reinstated if less than two of Fitch, Moody's or Standard & Poor's maintains an investment grade rating on the exchange notes. During any period in which these covenants are suspended, we may engage in certain transactions that would not be permitted if these covenants had been in effect. If the covenants are later reinstated, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are reinstated. Accordingly, if these covenants are suspended, holders of the exchange notes will have less credit protection than at the time the exchange notes are issued. See "Description of the Exchange Notes—Certain Covenants—Covenant Suspension."

Insolvency laws and other limitations on the guarantees and security may adversely affect their validity and enforceability.

        The issuer's obligations under the exchange notes will be guaranteed and secured by certain assets of the issuer and the guarantors. The guarantors are organized in various jurisdictions in Europe and the United States. The issuer and a number of the guarantors are incorporated under the laws of England and Wales, Scotland, Jersey and Luxembourg and insolvency proceedings with respect to each of these companies could be required to proceed under the laws of the jurisdiction in which its "centre of main interests," as defined in the relevant European Union regulation, is situated at the time insolvency proceedings are commenced. Although there is a rebuttable presumption that the "centre of main interests" will be in the jurisdiction of incorporation, this presumption is not conclusive.

        Although laws differ among jurisdictions, in general, applicable insolvency laws in such jurisdictions and limitations on the enforceability of judgments obtained in New York courts would limit the enforceability of judgments against the issuer and the guarantors on the exchange notes and the guarantees. The following discussion of insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the relevant jurisdictions' insolvency statutes.

        In an insolvency proceeding, it is possible that creditors of the guarantors or appointed insolvency administrator may challenge the guarantees and security, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

  •
  avoid or invalidate all or a portion of a guarantor's obligations under its guarantee or the security provided by such guarantor;

  •
  direct that holders of the exchange notes return any amounts paid under a guarantee or any security document to the relevant guarantor or to a fund for the benefit of the guarantor's creditors; and

  •
  take other action that is detrimental to holders of our exchange notes.

        We cannot assure you which standard a court would apply in determining whether a guarantor was "insolvent" as of the date the guarantees were issued or security was created or that, regardless of the method of valuation, a court would not determine that a guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a guarantor was insolvent on the date its guarantee was issued or security was created, that payments to holders of the exchange notes constituted fraudulent transfers on other grounds.

        Furthermore, under English insolvency law, some of our subsidiaries' debts may be entitled to priority, including amounts owed in respect of various U.K. social security contributions, amounts owed in respect of occupational pension schemes, certain amounts owed to employees and liquidation expenses. Similar laws are in effect in Scotland.

Laws relating to preferences, transactions at an undervalue and corporate benefit may adversely affect the validity and enforceability of payments under the guarantees of the exchange notes by the guarantors.

        The issuer and a significant number of the guarantors are incorporated under the laws of England and Wales. Under English insolvency law, the liquidator or administrator of a company may apply to the court to set aside a transaction entered into by that company within up to two years prior to it entering into relevant insolvency proceedings, if the company was unable to pay its debts, as defined in Section 123 of the U.K. Insolvency Act 1986, at the time of, or becomes unable to pay its debts as a consequence of, that transaction. For example, a transaction might be subject to a challenge if a company received no consideration or consideration of significantly less value than the benefit given by that company. A court generally will not intervene in these circumstances, however, if a company entered into the transaction in good faith for the purpose of carrying on its business and if at the time it did so there were reasonable grounds for believing the transaction would benefit the company. The issuer cannot assure holders of the exchange notes that in the event of insolvency the guarantees and security interests granted by the entities incorporated in England and Wales would not be challenged by a liquidator or administrator or that a court would support our analysis that the guarantees and security interests have been entered into in good faith for the purposes described above. In respect of guarantors which are incorporated in jurisdictions other than England and Wales, there may be similar insolvency laws which could affect the validity and enforceability of the guarantees and security interests granted by such guarantors.

        The board of directors of each of the guarantors incorporated in England and Wales has passed a resolution confirming that the entry into the guarantee and security interests is for the commercial benefit of and in the best interests of the company and would promote the success of the company for the benefit of its members as a whole. We can give no assurance, however, that a court would agree with their conclusions in this regard.

        If a court voided any guarantee or security interest, or any payment thereunder, as a result of a transaction at an undervalue or a preference, or held it unenforceable for any other reason, you would cease to have any claim against the applicable guarantor under its guarantee of the exchange notes or that security interest.

An active trading market may not develop for the exchange notes and the price of the exchange notes may fluctuate.

        We will make an application to list the exchange notes to the Official List of the Luxembourg Stock Exchange and for the admission of the exchange notes to trading on the Euro MTF market of the Luxembourg Stock Exchange, but we cannot assure you that the exchange notes will become or remain listed. The exchange notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. Accordingly, we cannot assure holders that an active trading market for the exchange notes will develop or, if a market develops, as to the liquidity of the market.

        The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.

        Factors including the following may have a significant effect on the market price of the exchange notes:

  •
  actual or anticipated fluctuations in our operating results, including our ability to generate cash flow from operations;

  •
  our perceived business prospects;

  •
  our ability or perceived ability to access capital markets and other sources of financing in the future;

  •
  general economic conditions, including prevailing interest rates; and

  •
  the market for similar securities.

You may face foreign exchange risks by investing in the exchange notes.

        The exchange notes will be denominated and payable in U.S. dollars and pounds sterling. If you measure your investment returns by reference to a currency other than that of the exchange notes you purchase, an investment in the exchange notes entails foreign exchange-related risks, including possible significant changes in the value of U.S. dollars or pounds sterling relative to the currency by reference to which you measure your investment returns because of economic, political and other factors over which we have no control. Depreciation of the U.S. dollar or pound sterling against the currency by reference to which you measure your investment returns could cause a decrease in the effective yield of the exchange notes below their stated coupon rates and could result in a loss to you when the return on the exchange notes is translated into the currency by reference to which you measure your investment returns. There may be tax consequences for you as a result of any foreign exchange gains resulting from any investment in the exchange notes and you should consult with your own tax advisors regarding any such tax consequences.

The exchange notes will initially be held in book-entry form and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

        Unless and until definitive exchange notes are issued in exchange for book-entry interest in the exchange notes, owners of the book-entry interests will not be considered owners or holders of exchange notes. Instead, a nominee of DTC will be the sole holder of the dollar denominated exchange notes and the common depositary for Euroclear and Clearstream will be the sole holder of the sterling denominated exchange notes.

        Payments of amounts owing in respect of the global exchange notes (including principal, premium, interest, additional interest and additional amounts) will be made by us to the paying agent. The paying agent will, in turn, make such payments to DTC or its nominee (in respect of the dollar denominated exchange notes) and to the common depositary for Euroclear and Clearstream (in respect of the sterling denominated exchange notes), which will distribute such payments to participants in accordance with their respective procedures.

        Unlike holders of the exchange notes themselves, owners of book-entry interests will not have the direct right to act upon solicitations for consents or requests for waivers or other actions from holders of the exchange notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC, Euroclear and/or Clearstream or, if applicable, from a participant. The issuer cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

        The lack of physical certificates could also:

  •
  result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC, Euroclear and/or Clearstream instead of directly to you;

  •
  make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

  •
  hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

        The issuer is a public limited company incorporated under the laws of England and Wales with its registered office and principal place of business in England. Although the issuer's ultimate parent, Virgin Media Inc., and certain guarantors are U.S. entities with their principal executive offices in the United States, substantially all of its assets are located outside the United States. All or substantially all of the assets of VMIH, Virgin Media Investments Limited and their subsidiaries are located outside the United States. As a result, it may not be possible for you to enforce in the United States judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States.

        It is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities laws. See "Enforceability of Civil Liabilities."

Neither the issuer nor any guarantor other than Virgin Media Inc. has any obligation to provide its financial statements to holders of the exchange notes.

        Neither the issuer nor any guarantor other than Virgin Media Inc. has any obligation in connection with the exchange notes to publish or make available its consolidated financial statements. The indenture governing the exchange notes requires the issuer to provide only financial statements with respect to its parent holding company, Virgin Media Inc. Virgin Media Inc. will not be subject to the covenants in the indenture governing the exchange notes. The absence of financial statements for the issuer and the guarantors other than Virgin Media Inc. may make it difficult for holders of the exchange notes to assess the financial condition or results of the issuer and the guarantors or their compliance with the covenants in the indenture governing the exchange notes.

Virgin Media Inc. and certain other holding companies will not be subject to the covenants in the indenture for the exchange notes.

        Our ultimate parent company, Virgin Media Inc., will guarantee the exchange notes but will not be directly subject to the covenants in the indenture governing the exchange notes. As a result, the indenture will not restrict the ability of Virgin Media Inc. to incur additional debt (secured or unsecured), sell, encumber or dispose of assets, pay dividends, make other distributions or enter into transactions with its affiliates. In addition, certain intermediate holding companies are not parties to the indenture, and so are not subject to these restrictions. Any such transactions by any of these entities could have a material adverse effect on the ability of Virgin Media Inc. to make payments in respect of its guarantee of the exchange notes.

We may be unable to repurchase, or may be prohibited from repurchasing, the exchange notes and our existing notes upon a change of control, which would result in a default under the indenture for the exchange notes and may result in a default under our other debt or financing agreements.

        If we experience a change of control, as defined in the indentures governing the exchange notes and our existing notes, we will be required to make an offer to repurchase all of the exchange notes and our existing notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repurchase the exchange notes and our existing notes following a change of control. In addition, we cannot assure you that a repurchase of the exchange notes and our existing notes following a change of control would be permitted pursuant to our other debt or financing agreements that may be in effect at the time of a change of control, which could cause our other indebtedness to be accelerated. If such other indebtedness were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and our existing notes and repay such other indebtedness.

        In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (2) of the definition of "Change of Control" under the caption "Description of the Exchange Notes—Repurchase at the Option of the Holders—Change of Control," if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

The indenture for the exchange notes permits us to dispose of our assets and business relating to content activities and our business division.

        The indenture governing the exchange notes permits us to, among other things, sell, transfer or spin off our business or assets relating to content activities. In addition, the indenture governing the exchange notes permits us to sell the assets relating to our business division or to contribute them to a joint venture. In each such case, the content-related assets or the business division assets, as the case may be, would no longer be held by an entity that is subject to the covenants contained in the indenture. As a result, we may undertake transactions related to these assets (such as selling them or securing debt on them) which will not be subject to the limitations of the covenants, and we would potentially lose access to all or a portion of the cash flows generated by these assets as well as the value of these assets. On June 4, 2010, we entered into a sale and purchase agreement with BSkyB, pursuant to which we have agreed to sell Virgin Media TV to BSkyB.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes and the offering memorandum related to the offering of the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes in an offering exempt from the registration and prospectus delivery requirements of the Securities Act. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act or are offered and sold under an exemption from, or in a transaction not subject to, these requirements. Except as required by the registration rights agreement, we do not intend to register sales of the outstanding notes under the Securities Act. For further information regarding the consequences of failing to tender your outstanding notes in the exchange offer, see the discussion under the caption "The Exchange Offer—Consequences of Failure to Exchange."

The issuance of the exchange notes may adversely affect the market for the outstanding notes.

        To the extent that outstanding notes are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted outstanding notes could be adversely affected due to a reduction in market liquidity and there could be a significant diminution in value of the outstanding notes as compared to the value of the exchange notes.

In some instances you may be obligated to deliver a prospectus in connection with resales of the exchange notes.

        Based on certain no-action letters issued by the staff of the SEC to third parties unrelated to us, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, except in the instances described in this prospectus under "The Exchange Offer—Resale of the Exchange Notes." For example, if you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

You must comply with the exchange offer procedures in order to receive exchange notes.

        We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for outstanding notes or a confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC, Euroclear and/or Clearstream, as applicable, as depositary;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of tender through DTC's ATOP program, an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of outstanding notes who would like to tender their outstanding notes in exchange for exchange notes should be sure to allow enough time to comply with the exchange offer procedures. Neither we nor the exchange agent are required to notify you of defects or irregularities in tenders of outstanding notes for exchange notes. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following completion of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon completion of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering" and "The Exchange Offer—Consequences of Failure to Exchange."

Use of Proceeds

        We will not receive any cash proceeds from the issuance of the exchange notes. The exchange notes will be exchanged for outstanding notes as described in this prospectus upon our receipt of the outstanding notes. We will cancel all of the outstanding notes surrendered in exchange for exchange notes.

        Our net proceeds from the sale of the outstanding notes were approximately £1,453.3 million, utilizing the exchange rate at January 8, 2010 of $1.5993 per £1.00, after deducting the initial purchasers' discount, estimated offering expenses and a deferred fee. Pursuant to the terms of our previous senior credit facility, which was then in effect, we used the net proceeds of that offering to prepay some of the amounts outstanding under that senior credit facility.

 Capitalization

        The following table shows the cash and consolidated capitalization of Virgin Media as of March 31, 2010, based on our consolidated financial information at such date.

        You should read this table together with the financial statements and related notes incorporated by reference into this prospectus.

	As of March 31, 2010
	(in millions of £'s)	(in millions of $'s)(1)
	(unaudited)	(unaudited)
Cash	420.7	638.9

Long term debt:
9.75% Sterling senior notes due 2014(2)	78.8	119.7
8.75% Euro senior notes due 2014(2)	42.1	63.9
8.75% U.S. Dollar senior notes due 2014(2)	58.8	89.3
9.125% U.S. Dollar senior notes due 2016	362.2	550.0
9.50% Euro senior notes due 2016	153.8	233.6
9.50% U.S. Dollar senior notes due 2016	864.0	1,312.1
6.50% U.S. Dollar convertible senior notes due 2016(3)	540.2	820.3
8.875% Sterling senior notes due 2019	344.5	523.2
8.375% U.S. Dollar senior notes due 2019	388.8	590.4
7.00% Sterling senior secured notes due 2018	862.1	1,309.2
6.50% U.S. Dollar senior secured notes due 2018	648.7	985.1
Senior credit facility(4)	1,639.6	2,489.9
Capital leases and other	163.3	248.0

Long term debt, including current portion	6,146.9	9,334.7
Total shareholders' equity	1,340.0	2,034.9

Total capitalization	7,486.9	11,369.6

(1)
We report our financial results in pounds sterling. Solely for your convenience, this column contains translations of sterling amounts into U.S. dollars. We are not making any representation to you regarding those translated amounts. In particular, we are not representing that any sterling or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or sterling, as the case may be, at any particular rate, the rates stated below, or at all. The amounts disclosed in this column are based on the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Such rates were $1.5186 to £1.00 and $1.3526 to €1.00 as of March 31, 2010.

(2)
On May 12, 2010, we redeemed our outstanding senior notes due 2014 in full using cash from our balance sheet.

(3)
Includes the impact of new guidance issued by the Financial Accounting Standards Board, or FASB, at Accounting Standard Codification, or ASC, 470-20 which we adopted on January 1, 2009. The new guidance requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer's nonconvertible debt borrowing rate. For further details, please refer to our Annual Report on Form 10-K, as filed with the SEC on February 26, 2010.

(4)
In addition, as of March 31, 2010, we had the ability to borrow an additional £79.6 million under the revolving credit tranche of our old senior credit facility after giving effect to outstanding letters of credit. On April 19, 2010, we repaid our old senior credit facility in full using amounts drawn under our new senior credit facility. See "Description of Other Debt—Senior Credit Facility."

 Ratio of Earnings to Fixed Charges

        The following table sets forth the unaudited historical ratios of earnings to fixed charges of Virgin Media for the periods indicated. For the years ended December 31, 2008, 2007 and 2006, the table reflects historical financial information that has been subsequently revised to reflect the sit-up reporting unit as discontinued operations and retroactive application of ASC 470-20, as included in our Annual Report on Form 10-K, as filed with the SEC on February 26, 2010, which is incorporated in this prospectus by reference.

	Three months ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(in millions)
Fixed charges:
Interest	£123.3	£109.0	£455.1	£499.4	£514.1	£457.5	£235.8
Interest portion of rental expense	5.4	4.1	19.9	15.2	20.3	17.4	14.2

Fixed Charges	£128.7	£113.1	£475.0	£514.6	£534.4	£474.9	£250.0

Earnings:
Loss from continuing operations	£(165.4)	£(125.5)	£(348.3)	£(848.9)	£(461.1)	£(520.6)	£(221.9)
Fixed charges	128.7	113.1	475.0	514.6	534.4	474.9	250.0
Less: capitalized interest	—	—	—	—	—	—	—

(Deficit) earnings	£(36.7)	£(12.4)	£126.7	£(334.3)	£73.3	£(45.7)	£28.1

Deficiency(1)	£(165.4)	£(125.5)	£(348.3)	£(848.9)	£(461.1)	£(520.6)	£(221.9)

(1)
Earnings for each of the periods presented were inadequate to cover fixed charges by the amounts indicated in this row.

Description of the Intercreditor Deeds

        We have entered into a Group Intercreditor Deed with, among others, Deutsche Bank AG, London Branch, as facility agent and security trustee under our senior credit facility and a High Yield Intercreditor Deed with, among others, Deutsche Bank AG, London Branch, as facility agent under our senior credit facility, The Bank of New York Mellon as trustee for our senior unsecured notes and Deutsche Bank AG London Branch as security trustee. The Bank of New York Mellon, as trustee for and on behalf of the holders of the exchange notes offered hereby, acceded to each of the Group Intercreditor Deed and the High Yield Intercreditor Deed on January 19, 2010. Definitions of certain terms used in this Description of the Intercreditor Deeds may be found below under the headings "Certain Definitions." The summaries set forth below do not purport to be complete and are qualified in their entirety by reference to the actual deeds, copies of which have been publicly filed with the SEC and will be made available by us upon request. See "Where You Can Find More Information."

Group Intercreditor Deed

        The Group Intercreditor Deed governs the relationship among our Senior Liabilities (as described below), our secured hedge counterparties and certain intra-group debtors and creditors.

Priorities

        The Group Intercreditor Deed provides that the Senior Liabilities and our secured hedging liabilities rank pari passu without any priority amongst themselves but senior to certain intra-group liabilities.

Senior Liabilities

        For purposes of the Group Intercreditor Deed, the "Senior Liabilities" include all of our present and future obligations and liabilities (excluding our hedging liabilities) to the Senior Finance Parties under or in connection with the Senior Finance Documents, including any New Senior Liabilities, together with any related additional liabilities owed to the Senior Finance Parties and together also with all costs, charges and expenses incurred by each of the Senior Finance Parties in connection with the protection, preservation or enforcement of its rights under the Senior Finance Documents.

        VMIH may at any time designate liabilities under any credit facility or other financial accommodation as "New Senior Liabilities" under the Group Intercreditor Deed (whether to refinance, replace or increase any existing Senior Liabilities or to constitute any new financial accommodation), provided that the incurrence of such liabilities complies with the terms of our senior credit facility (or, upon its discharge in full, the Designated Refinancing Facilities Agreement). VMIH designated the outstanding notes and any exchange notes issued in exchange for any of the outstanding notes as New Senior Liabilities on the Closing Date, as a result of which the outstanding notes and any such exchange notes constitute Senior Liabilities for all purposes under the Group Intercreditor Deed.

Instructing Party

        The Instructing Party which controls, among other things, voting and enforcement with respect to and under the Group Intercreditor Deed is defined, for as long as any of our Senior Liabilities are outstanding, as:

  (i)
  prior to an Enforcement Control Event, the Instructing Group (as defined in our senior credit facility or, upon its discharge in full, the Designated Refinancing Facilities Agreement); or

  (ii)
  upon an Enforcement Control Event, the Senior Finance Parties representing a majority of the aggregate outstanding principal amount and undrawn uncancelled commitments under the Senior Finance Documents at the relevant date of determination.

        As of the Closing Date, lenders under our senior credit facility representing 66 2/3% of the aggregate outstandings thereunder constitute the Instructing Party.

Enforcement

        The Group Intercreditor Deed sets forth the relative rights of, amongst other things, our creditors in relation to our Senior Liabilities to enforce the security interests granted by us. The holders of the exchange notes offered hereby, at all times have the right, subject to the terms of the Group Intercreditor Deed and the relevant finance documents, to, among other things:

  •
  demand payment of interest or principal;

  •
  declare prematurely due or accelerate any interest or principal;

  •
  perfect and preserve rights in any security interest;

  •
  institute legal proceedings under the terms of the Senior Finance Documents (other than the security documents) for collection of amounts owing thereunder, to seek injunctive relief against any actual or putative breaches of any Senior Finance Documents or for specific performance or similar remedies or assert rights of an unsecured creditor, including arising under any insolvency event;

  •
  file any necessary or responsive pleadings in response to any person objecting or seeking disallowance of their rights in the security; and

  •
  file claims or statements of interest with respect to the Senior Liabilities upon the occurrence of any insolvency event.

        Any of the following additional enforcement actions proposed to be taken by the holders of the exchange notes offered hereby, would require the consent of the Instructing Party (or its relevant agent or representative):

  •
  exercise or seek to exercise any right to crystallize any floating charge created pursuant to the security documents;

  •
  exercise or seek to exercise any right to enforce any encumbrance created pursuant to the security documents;

  •
  exercise or seek to exercise the remedy of foreclosure in respect of any asset subject to any encumbrance created pursuant to the security documents;

  •
  petition for, initiate or support to take, or join with any person in commencing to take, any steps with a view to any insolvency, liquidation, reorganization, administration or dissolution proceedings or any voluntary arrangements for the benefit of creditors or any similar proceedings involving an obligor;

  •
  contest or support any other person in contesting, the perfection, priority, validity or enforceability of all or any part of the security granted pursuant to the security documents or the validity or enforceability of any of the Senior Liabilities or our secured hedging liabilities or of the priorities, rights or duties established by the Group Intercreditor Deed;

  •
  contest, protest or object to any enforcement or foreclosure proceeding or action or any other rights and remedies relating to the security granted pursuant to the security documents brought by the security trustee or the Senior Lenders or object to the forbearance by the Security Trustee or the Senior Lenders from bringing or pursuing any enforcement or foreclosure proceeding or action or otherwise exercise any right of remedies relating to the security; or

  •
  take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the security by the security trustee.

        Our secured hedge counterparties and certain intra-group creditors are also subject to certain limitations on taking enforcement action under the Group Intercreditor Deed as well as certain limitations on receiving payments and other distributions in respect of the secured hedging liabilities and intra-group liabilities.

Enforcement of Security

        The security trustee will, to the extent it is entitled to do so under the security documents, act in relation to the security interests in accordance with the instructions of the Instructing Party (or its relevant agent or representative). Before giving any instructions to the security trustee to enforce any security interests, the relevant agent or representative acting for the Instructing Group is required to consult with the security trustee in good faith, with a view to co-ordinating their actions, for a period of 45 days or such shorter period as the relevant agent may determine. The relevant agent or representative is not required to so consult with the security trustee if:

  •
  the security interest has become enforceable as a result of (i) an insolvency event, (ii) a non-payment event of default under our senior credit facility or any equivalent provisions under any other Senior Finance Document, or (iii) any other party taking any enforcement action against an obligor; and

  •
  the relevant agent determines in good faith that to enter into such consultations and thereby delay the commencement of enforcement of the security interest could reasonably be expected to adversely impact in any material respect the ability to enforce any of the security interests or the realization proceeds of any enforcement of the security interests.

        The security trustee will incur no liability to any Priority Creditor (as defined below) in exercising in good faith any discretion with respect to the enforcement of security interests or if it acts on the advice of a reputable independent investment bank. The security trustee and the facility agent under our senior credit facility are required to use reasonable efforts to consult with any authorized representative or any steering committee or other representative in respect of any series of Additional Senior Liabilities, which would include, prior to the any Enforcement Control Event, the trustee acting on behalf of the holders of the exchange notes offered hereby, prior to taking any enforcement action and provide on a regular basis relevant information on the status of any ongoing enforcement action.

Release of Collateral

        If any assets are sold or otherwise disposed of (i) by (or on behalf of) the security trustee, (ii) as a result of a sale by an administrator or liquidator, or (iii) by an obligor at the request of the security trustee (acting on the instructions of or with the consent of the Instructing Party (or its relevant agent or representative)), in each case, of the foregoing, either as a result of the taking of an enforcement action or a disposal by an obligor after any enforcement action, the security trustee is authorized to release those assets from the collateral and is authorized to execute, without any further authority by any Priority Creditor,

  •
  any release of the collateral or any other claim over that asset and to issue any certificates of non-crystallization of any floating charge that may, in the absolute discretion of the security trustee, be considered necessary or desirable;

  •
  if the asset which is disposed of consists of all of the shares in the capital of an obligor or any holding company or subsidiary of that obligor, any release of that obligor or holding company or subsidiary from all liabilities it may have to any Priority Creditor or other obligor and a release of any security interest granted by that obligor or holding company or subsidiary over any of its assets under any of the security documents; and

  •
  if the asset which is disposed of consists of all of the shares in the capital of an obligor or any holding company or subsidiary of that obligor and if the security trustee wishes to dispose of any liabilities owed by that obligor, any agreement to dispose of all or part of those liabilities on behalf of the relevant Priority Creditors, obligors or agents (with the proceeds thereof being applied as if they were the proceeds of enforcement of the collateral) provided that the security trustee takes reasonable care to obtain a fair market price in the prevailing market conditions (though the security trustee has no obligation to postpone any disposal in order to achieve a higher price). No guarantees of any notes issued by Virgin Media Finance PLC, VMIH or any issuer of senior secured notes from time to time (including the exchange notes offered hereby) under an indenture may be disposed of pursuant to this paragraph (although such guarantees may be released pursuant to the preceding paragraph).

        No liabilities of Virgin Media Finance PLC, VMIH or any issuer of senior secured notes from time to time (including the exchange notes offered hereby), in each case, in its capacity as a borrower or issuer under any Senior Finance Documents, may be disposed of pursuant to the foregoing or released pursuant to the foregoing. Any asset which is disposed of is released from the claims of all Priority Creditors and the proceeds of such disposal will be applied in accordance with "—General Application of Proceeds" below.

Security Trustee Authorization

        Subject to the terms of the Senior Finance Documents, at any time after an event of default has occurred and is continuing under our senior credit facility or any of the other Senior Finance Documents, the security trustee may take such steps as it deems necessary or advisable:

  •
  to perfect or enforce any of the security interests granted in its favor;

  •
  to effect any disposal or realization or enforcement of any of the liabilities of the obligors (including by any acceleration thereof);

  •
  to collect and receive any and all payments or distributions which may be payable or deliverable in relation to any of the liabilities of the obligors; or

  •
  otherwise to give effect to the intent of the Group Intercreditor Deed.

        The security trustee may refrain from enforcing the security interests unless and until instructed to do so by the Instructing Party (or its relevant agent or representative) and no Priority Creditor (or its authorized representative) is permitted to contest or object to any enforcement action taken by the security trustee on the instructions of the Instructing Party (or its relevant agent or representative). No party is permitted to take or receive any collateral or any proceeds of any collateral in connection with the exercise of any right or remedy (including set off) with respect to the collateral other than the security trustee acting on the instructions of the Instructing Party (or its relevant agent or representative) in accordance with the terms of the Group Intercreditor Deed.

        The security trustee has the exclusive right (and the Instructing Party (or its relevant agent or representative) has the exclusive right to instruct the security trustee) to enforce rights, exercise remedies (including set-off) and make determinations regarding the release, disposition, or restrictions with respect to the security and in exercising such rights and remedies, the security trustee and the Instructing Party (or its relevant agent or representative) may enforce the provisions of the Senior Finance Documents and exercise the remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.

        Subject to "—Manner of Enforcement" below, if the Instructing Party (or its relevant agent or representative) instructs the security trustee to enforce the security, it may do so in such manner as it deems fit, having regard solely to the interests of the Beneficiaries. Neither the security trustee, the relevant agent acting for the Instructing Group nor any other Senior Finance Party is responsible to any other creditor for any failure to enforce or to maximize the proceeds of any enforcement, and may cease any such enforcement at any time.

Manner of Enforcement

        If the security trustee does enforce any of the security interests it may do so in such manner as it sees fit solely having regard to the interest of the Beneficiaries. The security trustee is not responsible to any Beneficiary for any failure to enforce nor to maximize the proceeds of any enforcement, and may cease any such enforcement at any time.

        Neither the Instructing Party (or its relevant agent or representative) instructing the security trustee, nor the security trustee itself, is required to take into account the sharing of proceeds provision in the Group Intercreditor Deed when determining the manner of enforcement (and which security to enforce) and, if it is determined to enforce any direct security over shares (other than shares in VMIH and/or Virgin Media Investments Limited), the Instructing Party (or its relevant agent or representative, as the case may be) must in good faith believe that doing so will result in more aggregate proceeds resulting from enforcement of security (disregarding the sharing of proceeds provisions in the Group Intercreditor Deed) than would be realized solely from enforcing direct security over shares in VMIH and/or Virgin Media Investments Limited alone.

Standstill Payments

        Following an event of default under our senior credit facility or any other Senior Finance Document all payments received by any Senior Finance Party to enter into any standstill agreement or other agreement to delay the taking of any enforcement action is required to be shared among all the Senior Finance Parties pro rata based on the aggregate outstanding principal amount and undrawn commitments with respect to the Senior Liabilities held by such Senior Finance Party.

No New Encumbrances

        For so long as any Senior Liabilities are outstanding, no obligor is permitted to grant or permit any additional encumbrances, or take any action to perfect any additional encumbrances, on any asset or property to secure any series of Senior Liabilities unless it has also granted an encumbrance on such asset or property to secure all of the other series of Senior Liabilities to the extent legally possible and without undue burden on the Virgin Media group of companies (excluding limitations or exclusions in the collateral provided to any series pursuant to the terms of the Senior Finance Documents in respect of such series) and has taken all actions to perfect such encumbrances. To the extent that the foregoing is not complied with, any amounts received by any Senior Finance Party in contravention of the foregoing is required to be paid to the security trustee for the benefit of the Priority Creditors for application pursuant to and in accordance with "—General Application of Proceeds" below.

General Application of Proceeds

        Subject to the rights of any preferential creditor and notwithstanding the terms of the security documents, the net proceeds of enforcement of the collateral will be paid to the security trustee for the benefit of the Priority Creditors pursuant to the terms of the Group Intercreditor Deed and will be applied by the security trustee (or any receiver on its behalf) in the following order of priority, in each case, until such amounts have been repaid and discharged in full:

  FIRST, in or towards payment of a sum equivalent to the aggregate of any amounts payable to the security trustee under the Senior Finance Documents, to the security trustee;

  SECOND, in or towards payment of any fees, expenses, costs or commissions payable to any Senior Finance Party under any Senior Finance Document;

  THIRD, in or towards payment of a sum equivalent to the aggregate of the Senior Liabilities and our secured hedging liabilities, to the Second Beneficiaries respectively, which sum will (if insufficient to discharge the same in full) be paid to the Second Beneficiaries on a pro rata basis without any priority amongst themselves; and

  FOURTH, in payment to the relevant obligor(s) or other person(s) entitled thereto,

        To the extent that (i) the net proceeds of any enforcement of collateral and (ii) any other recoveries and/or proceeds from any obligor (other than in the case of sub-paragraph (ii), such other recoveries and/or proceeds from the Virgin Media Finance PLC and VMIH) are to be applied in accordance with the foregoing, any such proceeds are required to be applied in accordance with the foregoing until all of the Senior Liabilities and our secured hedging liabilities have been discharged in full.

        To the extent that a security interest has not been granted in favor of any series of Senior Liabilities incurred after October 30, 2009 or the Senior Finance Documents in respect of such series limit or exclude such security interest from the collateral securing such series of Senior Liabilities, such series of Senior Liabilities will not receive any net proceeds resulting from the enforcement of such security interests that was so limited or excluded. The foregoing does not apply to the extent security has been granted over a particular asset under one or more Senior Finance Documents which (A) security does not secure a particular series of Senior Liabilities or (B) the Senior Finance Documents in respect of a particular series of Senior Liabilities limit or exclude such security from the collateral securing such series of Senior Liabilities, but other security has been granted over that asset which does secure such series of Senior Liabilities and is not so limited or excluded from the collateral securing such series of Senior Liabilities.

Turnover

        If any hedge counterparty, any creditor under intra-group debt or any obligor receives or recovers any payment in contravention of the terms of the Group Intercreditor Deed, it is required to hold such payment on trust and pay over such amounts to the security trustee for application in accordance with the order of application set forth above under "—General Application of Proceeds."

Purchase Option

        If an event of default has occurred under our senior credit facility or the Designated Refinancing Facilities Agreement and the security trustee or the Senior Lenders have begun any formal step to enforce any guarantee under any Senior Finance Document and/or security under any security document, the Additional Senior Finance Parties (which would include the holders of the exchange notes offered hereby) may, at the expense of such Additional Senior Finance Parties, purchase or procure the purchase of all (but not part) of the rights and obligations of the Senior Lenders in connection with the Senior Liabilities under the Senior Facilities Agreement or the Designated Refinancing Facilities Agreement upon 10 business days' prior written notice.

        If any Additional Senior Finance Parties in respect of more than one series of Additional Senior Liabilities attempts to exercise this purchase option by procuring the service of the notice described above, such right will be shared on a pro rata basis among the series of Additional Senior Liabilities that have served such notice.

        Any such purchase shall take effect on the following terms:

  •
  payment in full in cash of an amount equal to the outstanding principal amount under our senior credit facility or the Designated Refinancing Facilities Agreement as at the date that amount is to be paid (including all accrued interest, fees and expenses, but not any prepayment fees, other than LIBOR/EURIBOR break funding costs, if any);

  •
  payment in full in cash of the amount which each Senior Lender certifies to be necessary to compensate it for any loss on account of funds borrowed, contracted for or utilised to fund any amount included in the Senior Liabilities, resulting from the receipt of that payment otherwise than on the last day of an interest period under our senior credit facility or the Designated Refinancing Facilities Agreement, in relation thereto;

  •
  after the transfer, no Senior Lender (in their capacity as such) will be under any actual or contingent liability to any obligor or any other person under the Group Intercreditor Deed or any Senior Finance Document for which it is not holding cash collateral in an amount and established on terms reasonably satisfactory to it;

  •
  an indemnity is provided from each of the purchasing Additional Senior Finance Parties (or from another third party acceptable to all the Senior Lenders) to the Senior Lenders in respect of all losses which may be sustained or incurred by any Senior Lender in consequence of any sum received or recovered by any Senior Lender from any Senior Finance Party or obligor, or any other person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender for any reason whatsoever, provided that where it is demonstrated to the reasonable satisfaction of the Senior Lenders that those losses could not have been recovered in full by the relevant Senior Lender under the Senior Finance Documents, had that transfer not been made, that indemnity shall not extend to the shortfall; and

  •
  the relevant transfer shall be without recourse to, or warranty from, the Senior Lenders, except that each Senior Lender shall be deemed to have given certain limited warranties on the date of that transfer.

Amendments

        Save for certain technical amendments which may be made without reference to the Priority Creditors, the agent or representative acting for the Instructing Party may, from time to time, agree with VMIH to amend the Group Intercreditor Deed and any amendments so made will be binding on all the parties hereto, provided that any amendment which would:

  •
  materially and adversely affect any rights of the Priority Creditors may not be made without the prior written consent of the Instructing Party, provided that in the case of any such amendments which would affect the rights of a series of Senior Liabilities in a way that is material and adverse relative to one or more other series, the applicable consent of such affected series (as determined pursuant to the Senior Finance Documents in respect of such series) will also be required;

  •
  impose or vary any obligation on the Priority Creditors may not be made without the prior written consent of the Instructing Party, provided that in the case of any such amendment which imposes or varies the obligations of a series of Senior Liabilities in a way that is material and adverse relative to one or more other series, the applicable consent of such affected series (as determined pursuant to the Senior Finance Documents in respect of such series) will also be required;

  •
  have the effect of (i) changing the pari passu ranking of the secured hedging liabilities with the Senior Liabilities or the pro rata basis of payment to the Second Beneficiaries described under "—General Application of Proceeds," (ii) changing the amendments clause or (iii) the secured hedge counterparties ceasing to be Priority Creditors or the secured hedging liabilities ceasing to be secured obligations, in each case, may not be made without the prior written consent of each secured hedge counterparty adversely affected thereby; or

  •
  adversely affect any right, or impose or vary any obligation, of any party hereto other than a Priority Creditor may not be made without the consent of that party.

        Any amendment which relates to, or has the effect of, subordinating all or any portion of any series of Senior Liabilities to the other Senior Liabilities will only require the consent of the Instructing Party and the applicable consent of such series being subordinated (as determined pursuant to the Senior Finance Documents in respect of such series).

Governing Law

        The Group Intercreditor Deed is governed by and is to be construed in accordance with English law.

Certain Definitions

        For purposes of this section "Description of Intercreditor Deeds—Group Intercreditor Deed":

        "Additional Senior Finance Parties" means any Senior Finance Parties in respect of any Additional Senior Liabilities;

        "Additional Senior Liabilities" means any Senior Liabilities which are not outstanding under our senior credit facility or the Designated Refinancing Facilities Agreement;

        "Beneficiaries" means the security trustee (to the extent only of the amounts payable to it in its capacity as such (for its own account) pursuant to the Senior Finance Documents) and the Second Beneficiaries;

        "Closing Date" means January 19, 2010, the closing date in respect of the outstanding notes;

        "Designated Refinancing Facilities Agreement" means, upon the discharge of our senior credit facility in full, any Refinancing Facilities Agreement designated as such by VMIH. Only one agreement at a time may be a Designated Refinancing Facilities Agreement;

        An "Enforcement Control Event" occurs when 60 consecutive business days have lapsed since both of the following have occurred at the same time: the aggregate outstanding principal amount and undrawn commitments under our senior credit facility (or, upon its discharge in full, the Designated Refinancing Facilities Agreement), (i) is less than £1.0 billion and (ii) represents less than 60% of the aggregate outstanding principal amount and undrawn commitments under all our Senior Liabilities, and both conditions under clauses (i) and (ii) continue to exist on such 60th business day;

        "Priority Creditors" means the Senior Finance Parties and our secured hedge counterparties;

        "Refinancing Facilities Agreement" is defined to include any agreement under which debt facilities are made available for the refinancing of the facilities made available under our senior secured facilities agreement or any Designated Refinancing Facilities Agreement and which is designated as such by VMIH, provided that the aggregate principal amount of such refinancing indebtedness does not exceed the aggregate principal amount under our senior credit facilities or any Designated Refinancing Facilities Agreement that it is refinancing plus any New Senior Liabilities;

        "Second Beneficiaries" means the facility agent under our senior credit facility or any Designated Refinancing Agreement, any other authorized representatives of either any other series of Senior Liabilities or the Senior Liabilities as a whole, the Senior Finance Parties and our secured hedge counterparties;

        "Senior Finance Documents" means (i) the Relevant Finance Documents (as defined in our senior credit facility, or upon its discharge in full, equivalent expression in the Designated Refinancing Facilities Agreement, (ii) any Refinancing Facilities Agreement and (iii) any document evidencing New Senior Liabilities;

        "Senior Finance Parties" means (i) the Relevant Finance Parties (as defined in our senior credit facility or, upon its discharge in full, equivalent expression in the Designated Refinancing Facilities Agreement, and (ii) any other creditor or designated agent under any of the Senior Finance Documents; and

        "Senior Lenders" means a bank or financial institution or other person which has become a party to the Group Intercreditor Deed as a Senior Lender, in accordance with the applicable provisions of the Group Intercreditor Deed and our senior credit facility or any Designated Refinancing Facilities Agreement.

High Yield Intercreditor Deed

        The High Yield Intercreditor Deed governs the relationship of the Senior Liabilities, High Yield Guarantee Liabilities and certain subordinated intra-group indebtedness between any Intra-group Debtor and Virgin Media Finance PLC.

Priorities

        The High Yield Intercreditor Deed provides that the following liabilities rank and should be paid and discharged in the following order:

  FIRST, the Senior Liabilities (as described below), pari passu without any priority amongst themselves (but without prejudice to any alternative priorities in the Group Intercreditor Deed);

  SECOND, the High Yield Guarantee Liabilities, pari passu with any other senior subordinated obligations of any High Yield Guarantor and without any priority amongst themselves; and

  THIRD, the Subordinated Intra-group Liabilities.

Senior Liabilities and High Yield Guarantee Liabilities

        For the purposes of the High Yield Intercreditor Deed, "Senior Liabilities" include all present and future obligations and liabilities of the obligors to the Senior Finance Parties under or in connection with the Senior Finance Documents including any New Senior Liabilities together with any related additional liabilities owed to the Senior Finance Parties and together also with all costs, charges and expenses incurred by each of the Senior Finance Parties in connection with the protection, preservation or enforcement of its rights under the Senior Finance Documents, which includes our secured hedging liabilities. The exchange notes offered hereby together with our obligations under our senior credit facility and our related secured hedging liabilities will constitute Senior Liabilities for purposes of the High Yield Intercreditor Deed.

        For the purposes of the High Yield Intercreditor Deed, "High Yield Guarantee Liabilities" include all present and future obligations and liabilities of any High Yield Guarantor to any High Yield Creditors pursuant to any High Yield Guarantee, which includes the senior subordinated guarantees provided by VMIH and Virgin Media Investments Limited in respect of our existing senior notes, together with any related additional liabilities owed to any High Yield Creditor pursuant to any High

Yield Guarantee in connection with the protection, preservation or enforcement of the rights of such High Yield Creditors under the indenture and other related documentation with respect thereto.

Payment Blockage

        If there is a payment default under our Senior Liabilities or if there is an outstanding payment blockage notice, the High Yield Intercreditor Deed will restrict the ability of any High Yield Guarantor in respect of the High Yield Guarantee Liabilities or any Intra-group Debtor in respect of the Subordinated Intra-group Liabilities:

  •
  to make payments on;

  •
  to grant security for;

  •
  to defease; or

  •
  otherwise to provide financial support in relation to,

the High Yield Guarantee Liabilities or the Subordinated Intra-group Liabilities for so long as the Senior Liabilities remain outstanding. In the event of a payment default with respect to our Senior Liabilities, service of a payment blockage notice is not required to effect the restrictions described above.

        A payment blockage notice may be served by the agent or representatives of the relevant series of Senior Liabilities on, among others, the trustee of any High Yield Notes during the continuance of a non-payment event of default with respect to our Senior Liabilities. While a payment blockage is in effect, any High Yield Guarantor and any Intra-group Debtor will be prohibited from making any payment with respect to the High Yield Guarantee Liabilities or the Subordinated Intra-group Liabilities, as applicable.

        However, a payment blockage notice is only permitted to be served on or before the date falling 45 days after the date on which notice of such event of default has been received by the agent or representative of the relevant series of Senior Liabilities. A payment blockage notice will remain outstanding, unless cancelled, until the earliest of:

  •
  179 days after the date of such payment blockage notice;

  •
  the date on which the event of default under the Senior Liabilities is no longer continuing or is remedied or waived;

  •
  cancellation of such payment blockage notice by the agent or representative of the relevant series of Senior Liabilities which initially served such notice;

  •
  if any standstill period is in effect on the date of the service of such payment blockage notice, the date on which such existing standstill period expired; or

  •
  the date on which the Senior Liabilities have been discharged in full.

        Only one blockage notice is permitted to be served in respect of a particular event or circumstance, and only one blockage notice is permitted to be served in any consecutive 360-day period relating to an event of default under our Senior Liabilities which was existing at the time of such payment blockage notice, unless such event of default has been remedied and is no longer continuing for at least 180 days prior to the service of the proposed new payment blockage notice.

Standstill on Enforcement

        The trustee under the indentures governing any of our High Yield Notes and the holders of such High Yield Notes may bring an action to enforce the obligations of Virgin Media Finance PLC thereunder and, subject to the circumstances described below, the obligations of the relevant High Yield Guarantor under the related High Yield Guarantee. Subject also to the circumstances described below, Virgin Media Finance PLC may also take action to enforce the obligations in respect of the Subordinated Intra-group Liabilities. Enforcement in respect of any High Yield Notes against Virgin Media Finance PLC is not restricted by the High Yield Intercreditor Deed. However, enforcement action may not be taken with respect to the Subordinated Intra-group Liabilities, and the High Yield Guarantees will not become due, unless:

  •
  all of our Senior Liabilities have been discharged in full;

  •
  an insolvency event has occurred in relation to the relevant obligor;

  •
  any Senior Liabilities have been declared due and payable or due and payable on demand, or the lenders thereunder have taken any action to enforce any security interest or lien granted in connection with such obligations; or

  •
  a default has occurred with respect to the relevant High Yield Guarantees, the agents or representatives of the Senior Liabilities have been notified of such default, a standstill period of 179 days has expired and at the end of such period the default is continuing, unremedied or unwaived.

Subordination on Insolvency

        In the event of an insolvency of any Intra-group Debtor, any High Yield Guarantor or any member of the Virgin Media group which is a party to a secured hedging agreement, the High Yield Intercreditor Deed provides that all High Yield Guarantee Liabilities and Subordinated Intra-group Liabilities will be subordinated to the prior payment in full of all Senior Liabilities. In that event, the security trustee may make demands under, or enforce, the High Yield Guarantee Liabilities and Subordinated Intra-group Liabilities and any amounts so received in respect thereof shall be applied by the security trustee towards all Senior Liabilities obligations outstanding until such obligations have been paid in full.

Turnover and Application of Proceeds

        In the event that, in contravention of the subordination terms described above, or at a time when payments are not permitted to be made:

  •
  Virgin Media Finance PLC receives or recovers a payment or distribution, in cash or in-kind, relating to any Subordinated Intra-group Liabilities, or

  •
  Virgin Media Finance PLC, the trustee under the indentures governing any High Yield Notes or any holder thereof receives or recovers a payment under any High Yield Guarantee, such person will turn over such amount to the security trustee for application towards payment of the Senior Liabilities until the obligations under the Senior Liabilities are paid in full as described below under "—Priority of Payments."

Release of the High Yield Guarantees

        The High Yield Intercreditor Deed provides for the automatic and unconditional release and discharge of High Yield Guarantees concurrently with any sales of all of the shares of any High Yield Guarantor or any of its direct or indirect holding companies or of all or substantially all of the assets of a High Yield Guarantor by the security trustee or an administrator appointed under the U.K. Insolvency Act of 1986. In order for the release to be effective:

  •
  the proceeds of such sale must be in cash, or substantially in cash, and must be applied as described below under "—Priority of Payments;"

  •
  the relevant High Yield Guarantor must be released from its obligations in respect of any other indebtedness of any member of the restricted group, except for our Senior Liabilities and claims by the trustee pursuant to the terms of any indenture governing the relevant High Yield Notes; and

  •
  the sale must be made pursuant to either a public auction or a competitive bid process to obtain the best price reasonably obtainable given the then current condition (financial or otherwise), earnings, business, assets and prospects of the relevant High Yield Guarantor and its subsidiaries, the security trustee or administrator having consulted with an internationally recognized investment bank, including without limitation and to the extent appropriate a Senior Lender or a relationship bank of Virgin Media Finance PLC or its subsidiaries, or an internationally recognized accounting firm regarding the appropriate procedures for obtaining the best price for the shares or assets, considered the recommendations of that investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by that investment bank or accounting firm to be implemented in all material respects in relation to the sale and to permit holders of the relevant High Yield Notes to participate in the sale process as bidders.

        The High Yield Intercreditor Deed provides that if, notwithstanding the reasonable efforts of the security trustee, the procedures referred to above are not implemented by the relevant court or other authority or any other third party required to act in connection with such sale, the security trustee will not be under any further obligation to cause such procedures to be implemented by such authority.

Priority of Payments

        The postponement, subordination, blockage and prevention of payment of the High Yield Guarantees is not intended to and will not impair the obligation of the High Yield Guarantors to pay the holders of our High Yield Notes all amounts due and payable under such guarantees as and when they become due and payable in accordance with the terms of the High Yield Intercreditor Deed. The liabilities owed to the creditors of any High Yield Guarantor will be paid and discharged in the following order:

  FIRST, towards any liabilities owed to the trustee under the indentures of the High Yield Notes in respect of any costs, charges or expenses incurred by or payable to it in its capacity as trustee under such indentures pari passu with the security trustee in respect of any costs, charges or expenses incurred by or payable to it in its capacity as security trustee;

  SECOND, towards any fees, costs, commissions or expenses payable to any Senior Finance Parties in relation to Senior Liabilities;

  THIRD, towards the discharge of any Senior Liabilities pari passu without any priority amongst themselves;

  FOURTH, towards any liabilities owed to the holders of any of our High Yield Notes in respect of the related High Yield Guarantee; and

  FIFTH, towards payment of any Subordinated Intra-group Liabilities owed to Virgin Media Finance PLC by any Intra-group Debtor.

Any additional amounts remaining after discharge of the above listed liabilities will be paid to the relevant obligor or any other person or persons entitled thereto.

Governing Law

        The High Yield Intercreditor Deed is governed by and is to be construed in accordance with English Law.

Certain Definitions

        For purposes of this section, "Description of Intercreditor Deeds—High Yield Intercreditor Deed":

        "High Yield Creditor" means each holder of our High Yield Notes from time to time.

        "High Yield Guarantor" means VMIH and Virgin Media Investments Limited as providers of subordinated guarantees in respect of our existing High Yield Notes and any other direct or indirect subsidiary of Virgin Media Finance PLC which is a provider from time to time of any High Yield Guarantee in respect of any High Yield Notes.

        "High Yield Guarantee" means any unsecured subordinated guarantee of any High Yield Notes provided by any High Yield Guarantor.

        "High Yield Notes" means our existing senior unsecured subordinated notes and any other senior unsecured notes issued by Virgin Media Finance PLC and guaranteed by any High Yield Guarantor.

        "Intra-group Debtor" means VMIH, Virgin Media Investments Limited and any other High Yield Guarantor from time to time.

        "Subordinated Intra-group Liabilities" includes all present and future obligations constituted by indebtedness owed by any Intra-group Debtor to Virgin Media Finance PLC, together with any related additional liabilities owed to Virgin Media Finance PLC and together with all costs, charges and expenses incurred by Virgin Media Finance PLC in connection with the protection, preservation or enforcement of its rights in respect of such amount.

        "New Senior Liabilities" means credit facilities or other financial accommodation provided by any Senior Finance Party under the Senior Finance Documents to VMIH which exceeds the total commitments as at April 13, 2004 under our historic senior credit facility dated as of April 13, 2004 (excluding, for the avoidance of doubt, any credit exposure of a lender thereunder, if any, in its capacity as a hedge counterparty, if applicable). No consent by any creditor is required for the incurrence of such New Senior Liabilities provided such incurrence is permitted under the indenture governing our High Yield Notes.

        "Refinancing Facilities Agreement" means any facilities agreement under which facilities are made available for the refinancing of the facilities made available under our senior credit facility or any predecessor Refinancing Facilities Agreement and which is designated as such by VMIH provided that the incurrence of such refinancing indebtedness is permitted under the finance documents in respect of our High Yield Notes.

        "Senior Finance Documents" means the Finance Documents (as defined in our senior credit facility or any Refinancing Facilities Agreement), which shall include our secured hedging documents.

        "Senior Finance Parties" means the Finance Parties (as defined in our senior credit facility or any Refinancing Facilities Agreement), which shall include our secured hedge counterparties.

Description of Other Debt

        The summaries set forth below do not purport to be complete and are qualified in their entirety by reference to the actual agreements, copies of which have been publicly filed with the SEC and will be made available by us upon request. See "Where You Can Find More Information."

Senior Credit Facility

        On March 16, 2010, we entered into a new senior credit facility. On April 19, 2010, we drew down an aggregate principal amount of £1,675.0 million under our new senior credit facility, and applied the proceeds towards the repayment in full of all amounts outstanding under our old senior credit facility as at the draw down date. The new senior credit facility comprises a term loan A, or Tranche A, facility in an aggregate principal amount of £1,000 million; a term loan B, or Tranche B, facility in an aggregate principal amount of £675 million; and a revolving credit facility in an aggregate principal amount of £250 million. The proceeds from Tranches A and B facilities may also be used for general corporate purposes, while the proceeds from the revolving credit facility are available for the financing of our ongoing working capital requirements and general corporate purposes. Our old senior credit facility, which was repaid in full on April 19, 2010, was comprised of amortizing term loan A facilities, bullet repayment term loan B and C facilities and multi-currency revolving credit facilities.

Principal Amortization

        Following the repayments made on April 19, 2010, there were no outstanding amounts under our old senior credit facility.

        Under our new senior credit facility, the final maturity date of Tranche A and the revolving credit facility is June 30, 2015 and the final maturity date of Tranche B is December 31, 2015. The principal repayment schedule for the term facilities under our new senior credit facility is (in millions):

Date	Amount
Tranche A
June 30, 2011	£150.0
June 30, 2012	175.0
June 30, 2013	200.0
June 30, 2014	200.0
June 30, 2015	275.0
Tranche B
December 31, 2015	675.0

Total	£1,675.0

Mandatory Prepayments

        Our new senior credit facility must be prepaid in certain circumstances by certain amounts, including:

  •
  50% of excess cash flow in each financial year, which percentage may be reduced to 25% or 0% if certain leverage ratios are met;

  •
  50% of the net cash proceeds of any issuance of equity greater than £10 million subject to customary exceptions, which percentage may be reduced to 25% or 0% if certain leverage ratios are met;

  •
  from the net proceeds of insurance claims subject to an aggregate prepayment threshold amount, other minimum thresholds and customary exceptions;

  •
  from the net proceeds of certain asset disposals subject to an aggregate prepayment threshold amount, other minimum thresholds and customary exceptions; and

  •
  from the net proceeds of certain actions (including a sale, spin-off or distribution) taken with respect to all or part of our content division in excess of £200 million subject to minimum thresholds and customary exceptions.

        In addition, the outstandings under our new senior credit facility must be repaid and all commitments will be cancelled upon the occurrence of a change of control.

Interest Margins

        The annual rate of interest payable under our new senior credit facility is the sum of (i) the London Intrabank Offer Rate, or LIBOR, plus (ii) the applicable interest margin and (iii) the applicable cost of complying with any mandatory costs requirement.

        The applicable interest margin for Tranche A and the revolving credit facility under our new senior credit facility depends upon the total net leverage ratio of the bank group (which comprises VMIH and most of its subsidiaries, and certain other companies which are subsidiaries of Virgin Media Inc. but not of VMIH) then in effect as set forth below:

Leverage Ratio	Margin
Greater than 3.75:1.00	3.50%
Equal to or less than 3.75:1.00 but greater than 3.25:1.00	3.25%
Equal to or less than 3.25:1.00 but greater than 2.75:1.00	3.00%
Equal to or less than 2.75:1.00	2.75%

        The applicable interest margin for Tranche B is 3.75%.

Guarantees; Security

        The security granted in respect of our new senior credit facility on the draw down date includes substantially all of the assets of the bank group. Our new senior credit facility requires that members of the bank group which generate not less than 80% of the consolidated operating cash flow of the bank group (excluding the consolidated net income attributable to any joint venture) in any financial year guarantee the payment of all sums payable under our new senior credit facility and such members are required to grant first-ranking security over all or substantially all of their assets to secure the payment of all sums payable under our new senior credit facility. Virgin Media Finance PLC has also provided a guarantee for the payment of all sums payable under our new senior credit facility and has secured its obligations under that guarantee by granting security over its interest in the intercompany debt owed to it by its direct subsidiary VMIH and over all of the shares in VMIH.

Financial Maintenance Covenants

        Our new senior credit facility contains the following financial covenant ratios:

  •
  Consolidated net debt to consolidated operating cashflow, which we refer to as the leverage ratio; and

  •
  Consolidated operating cashflow to consolidated total net cash interest payable, which we refer to as the interest coverage ratio.

        The minimum required ratios are outlined below:

Quarter Date	Leverage Ratio	Interest Coverage Ratio
June 30, 2010	4.85:1.00	2.50:1.00
September 30, 2010	4.80:1.00	2.55:1.00
December 31, 2010	4.70:1.00	2.65:1.00
March 31, 2011	4.60:1.00	2.75:1.00
June 30, 2011	4.40:1.00	2.80:1.00
September 30, 2011	4.35:1.00	2.85:1.00
December 31, 2011	4.30:1.00	2.95:1.00
March 31, 2012	4.25:1.00	3.00:1.00
June 30, 2012	4.10:1.00	3.05:1.00
September 30, 2012	4.10:1.00	3.10:1.00
December 31, 2012	4.10:1.00	3.10:1.00
March 31, 2013	4.05:1.00	3.15:1.00
June 30, 2013	3.85:1.00	3.20:1.00
September 30, 2013	3.80:1.00	3.25:1.00
December 31, 2013	3.80:1.00	3.35:1.00
March 31, 2014	3.75:1.00	3.45:1.00
June 30, 2014	3.55:1.00	3.55:1.00
September 30, 2014	3.55:1.00	3.70:1.00
December 31, 2014	3.50:1.00	3.80:1.00
March 31, 2015	3.50:1.00	3.95:1.00
June 30, 2015	3.25:1.00	4.00:1.00
September 30, 2015	3.25:1.00	4.00:1.00
December 31, 2015	3.00:1.00	4.00:1.00

        As shown in the table above, the required levels become more restrictive over time. As a result, we will need to continue to improve our operating performance over the next several years to meet these levels. Failure to meet these covenant levels would result in a default under our new senior credit facility.

Restrictions

        Our new senior credit facility significantly, and in some cases absolutely, restricts the ability of the members of the bank group to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;

  •
  make investments;

  •
  dispose of assets, including the capital stock of subsidiaries;

  •
  create liens;

  •
  enter into agreements that restrict the ability of the members of the bank group to make payments or other distributions in cash to other members of the bank group;

  •
  merge or consolidate or transfer all or substantially all of their assets; and

  •
  enter into transactions with affiliates.

        The new senior credit facility also contains certain carve outs from these limitations.

Events of Default

        The occurrence of events of default specified in our new senior credit facility entitle the lenders, after the expiry of any grace periods, as applicable, to cancel any undrawn portion of the facilities, require the immediate payment of all amounts outstanding under the facilities and enforce or direct the security trustee to enforce the security interests that have been granted. These events of default include, among other things:

  •
  failure to make payments of principal or interest when due;

  •
  breaches of representations;

  •
  breaches of obligations and undertakings under our new senior credit facility or related finance documents, including failure to comply with financial covenants;

  •
  cross-defaults to other indebtedness of any member of the group, subject to certain threshold amounts and other customary exceptions;

  •
  the occurrence of insolvency contingencies affecting Virgin Media Inc., Virgin Media Finance PLC, any borrower under our new senior credit facility or any guarantor that is a material subsidiary;

  •
  repudiation of our new senior credit facility or related finance documents;

  •
  illegality; and

  •
  the occurrence of any event or circumstance which would have a material adverse effect on the business, assets or financial condition of the obligors under our new senior credit facility taken as a whole or any obligor's payment or other material obligations under our new senior credit facility or related finance documents.

Existing Senior Notes

        In November 2009, Virgin Media Finance PLC issued U.S. dollar denominated 8.375% senior notes due 2019 with a principal amount outstanding of $600 million and sterling denominated 8.875% senior notes due 2019 with a principal amount outstanding of £350 million, collectively, the senior notes due 2019. Interest on the senior notes due 2019 is payable on April 15 and October 15 of each year. The senior notes due 2019 are unsecured senior obligations of Virgin Media Finance PLC and rank pari passu with Virgin Media Finance PLC's outstanding senior notes due 2016. The senior notes due 2019 mature on October 15, 2019 and are guaranteed on a senior basis by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc. and Virgin Media Communications Limited and on a senior subordinated basis by VMIH and Virgin Media Investments Limited.

        In June 2009, Virgin Media Finance PLC issued U.S. dollar denominated 9.50% senior notes due 2016 with a principal amount outstanding of $750 million and euro denominated 9.50% senior notes due 2016 with a principal amount outstanding of €180 million. In July 2009, Virgin Media Finance PLC issued additional U.S. dollar denominated 9.50% senior notes due 2016 with a principal amount outstanding of $600 million. The U.S. dollar denominated senior notes issued in June 2009 and July 2009, respectively, are treated as a single issuance of the same notes under the indenture for these notes. We refer to all these notes, collectively, as the 9.50% senior notes due 2016. Interest on the 9.50% senior notes due 2016 is payable on February 15 and August 15 of each year. The 9.50% senior notes due 2016 are unsecured senior obligations of Virgin Media Finance PLC and rank pari passu with Virgin Media Finance PLC's outstanding senior notes due 2019 and its 9.125% senior notes due 2016. The 9.50% senior notes due 2016 mature on August 15, 2016 and are guaranteed on a senior basis by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK)

Group, Inc. and Virgin Media Communications Limited and on a senior subordinated basis by VMIH and Virgin Media Investments Limited.

        In July 2006, Virgin Media Finance PLC issued U.S. dollar denominated 9.125% senior notes due 2016 with a principal amount outstanding of $550 million. The 9.125% senior notes due 2016 are unsecured senior obligations of Virgin Media Finance PLC and rank pari passu with Virgin Media Finance PLC's outstanding 9.50% senior notes due 2016 and its senior notes due 2019. Interest on the 9.125% senior notes due 2016 is payable on February 15 and August 15 of each year. The 9.125% senior notes due 2016 mature on August 15, 2016 and are guaranteed on a senior basis by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc. and Virgin Media Communications Limited and on a senior subordinated basis by VMIH and Virgin Media Investments Limited.

        In April 2004, Virgin Media Finance PLC issued U.S. dollar denominated 8.75% senior notes due 2014 with a principal amount outstanding of $425 million, sterling denominated 9.75% senior notes due 2014 with a principal amount outstanding of £375 million, and euro denominated 8.75% senior notes due 2014 with a principal amount outstanding of €225 million, collectively, the senior notes due 2014. We partially redeemed our senior notes due 2014 in December 2009 using the proceeds from the senior notes which we issued in November 2009, and we redeemed the outstanding balance of our senior notes due 2014 in full on May 12, 2010 using cash from our balance sheet.

        The covenants relating to the senior notes due 2016 and the senior notes due 2019 contain similar obligations and restrictions on the activities of the issuer and certain of its affiliates as the covenants relating to the exchange notes offered hereby, which are described under "Description of the Exchange Notes." However, the group of companies generally restricted by the covenants relating to our existing senior notes comprises Virgin Media Group LLC and its subsidiaries, whereas the group of companies generally restricted by the covenants relating to the exchange notes offered hereby comprises VMIH and its subsidiaries and other guarantors of the exchange notes.

Convertible Senior Notes

        In April 2008, Virgin Media Inc. issued U.S. dollar denominated 6.50% convertible senior notes due 2016 with a principal amount outstanding of $1.0 billion. The convertible senior notes are unsecured senior obligations of Virgin Media Inc. and, consequently, are subordinated to our obligations under our new senior credit facility and rank equally with Virgin Media Inc.'s guarantees of the existing senior notes and will rank equally with Virgin Media Inc.'s guarantee of the outstanding notes and the exchange notes offered hereby. The convertible senior notes bear interest at an annual rate of 6.50% payable semi-annually on May 15 and November 15 of each year. The convertible senior notes mature on November 15, 2016 and may not be redeemed by us prior to their maturity date. Upon conversion, we may elect to settle in cash, shares of common stock or a combination of cash and shares of our common stock.

        Holders of convertible senior notes may tender their notes for conversion at any time on or after August 15, 2016 through to the second scheduled trading date preceding the maturity date. Prior to August 15, 2016, holders may convert their notes, at their option, only under certain circumstances set forth in the indenture governing the convertible senior notes. The initial conversion rate of the convertible senior notes represents an initial conversion price of approximately $19.22 per share of common stock, subject to adjustment under circumstances set forth in the indenture governing the convertible senior notes.

        Holders may also require us to repurchase the convertible senior notes for cash in the event of a fundamental change (as defined in the indenture governing the convertible senior notes), such as a change in control, merger, consolidation, dissolution or delisting (including involuntary delisting for failure to continue to comply with the NASDAQ listing criteria), for a purchase price equal to 100% of the principal amount, plus accrued but unpaid interest to the purchase date.

The Exchange Offer

Purpose of the Exchange Offer

        On January 19, 2010, we issued the outstanding notes. In connection with that issuance, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, dated as of January 19, 2010. Pursuant to the registration rights agreement, we agreed that we would use our reasonable best efforts to:

  •
  file, not later than 300 days after the original issuance of the outstanding notes, a registration statement ("exchange offer registration statement") with respect to a registered offer to exchange the outstanding notes for an equal principal amount of a new series of notes with substantially identical terms, except that the exchange notes would not contain transfer restrictions or any increase in annual interest rate for failure to comply with the registration rights agreement;

  •
  cause the exchange offer registration statement to become effective under the Securities Act no later than 110 days after filing; and

  •
  complete the exchange offer within 30 days after the effective date of the exchange offer registration statement.

        Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the exchange notes in exchange for the outstanding notes. We have filed a copy of the registration rights agreement as an exhibit incorporated by reference into the registration statement.

Resale of the Exchange Notes

        We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC staff's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

  (1)
  are acquiring the exchange notes in the ordinary course of your business;

  (2)
  are not participating in, and do not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act;

  (3)
  are not a broker-dealer who acquired the outstanding notes directly from us; and

  (4)
  are not an "affiliate" of ours, within the meaning of Rule 405 of the Securities Act.

        By tendering the outstanding notes in exchange for exchange notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the exchange notes, or have any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes which the broker-dealer acquired as a result of market-making or other trading activities. See "Plan of Distribution."

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of dollar denominated exchange notes in exchange for each $1,000 principal amount of dollar denominated outstanding notes validly tendered and accepted pursuant to the exchange offer and £1,000 principal amount of sterling denominated exchange notes in exchange for each £1,000 principal amount of sterling denominated outstanding notes validly tendered and accepted pursuant to the exchange offer.

        We will not pay any accrued and unpaid interest on the outstanding notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue from the most recent date on which interest has been paid on the outstanding notes.

        Tendering holders of dollar denominated outstanding notes must tender outstanding notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and tendering holders of sterling denominated outstanding notes must tender outstanding notes in minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof. Dollar denominated exchange notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and sterling denominated exchange notes will be issued in minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof.

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that:

  (1)
  we have registered the exchange notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and

  (2)
  the exchange notes are not subject to any increase in annual interest rate for failure to comply with the registration rights agreement.

        The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the dollar denominated outstanding notes and £875,000,000 aggregate principal amount of the sterling denominated outstanding notes are outstanding. Outstanding notes accepted for exchange will be retired and cancelled and not reissued.

        Except as described under "Book-Entry Settlement and Clearance," the exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, representing the dollar denominated exchange notes and one or more registered notes in global form, without interest coupons, representing the sterling denominated exchange notes (collectively, the "global exchange notes"). The global exchange notes will be deposited with and registered in the name of a nominee of DTC (in the case of the dollar denominated exchange notes) or a common depositary for Euroclear and Clearstream (in the case of the sterling denominated exchange notes). The sterling denominated exchange notes will not be eligible for clearance through the facilities of DTC.

        We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

        We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

        If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as soon as practicable after the expiration date of the exchange offer.

        Holders who tender outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See "—Other Fees and Expenses" and "—Transfer Taxes."

        If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of outstanding notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

        For purposes of the exchange offer, the term "expiration date" means 5:00 p.m., New York City time, on                                    , 2010, subject to our right to extend that time and date in our sole discretion, in which case the expiration date means the latest time and date to which the exchange offer is extended.

        We reserve the right, in our sole discretion, by giving oral or written notice to the exchange agent, to:

  •
  extend the exchange offer;

  •
  terminate the exchange offer if a condition to our obligation to exchange outstanding notes for exchange notes is not satisfied or waived on or prior to the expiration date; and

  •
  amend the exchange offer.

        If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that two to ten business day period.

        We will notify holders of the outstanding notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

        We will deliver the exchange notes on the settlement date, which will be as soon as practicable after the expiration date of the exchange offer. We will not be obligated to deliver exchange notes unless the exchange offer is consummated.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

        If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the expiration date:

  •
  terminate the exchange offer and return all tendered outstanding notes to the respective tendering holders;

  •
  modify, extend or otherwise amend the exchange offer and retain all tendered outstanding notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

  •
  to the extent lawful, waive the unsatisfied conditions with respect to the exchange offer and accept all outstanding notes tendered and not previously validly withdrawn.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture governing the exchange notes under the Trust Indenture Act of 1939, as amended.

Effect of Tender

        Any tender by a holder, and our subsequent acceptance of that tender, of outstanding notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of outstanding notes will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding Notes

        Upon agreement to the terms of the letter of transmittal pursuant to an agent's message, a holder, or the beneficial holder of outstanding notes on behalf of which the holder has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby:

  (1)
  irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of, all outstanding notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the outstanding notes arising under, from or in connection with those outstanding notes;

  (2)
  waive any and all rights with respect to the outstanding notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those outstanding notes; and

  (3)
  release and discharge us and the trustee for the outstanding notes from any and all claims the holder may have, now or in the future, arising out of or related to the outstanding notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the outstanding notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the outstanding notes tendered thereby.

        In addition, by tendering outstanding notes in the exchange offer, each holder of outstanding notes will represent, warrant and agree that:

  (1)
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  (2)
  at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

  (3)
  it is not an "affiliate," within the meaning of Rule 405 under the Securities Act, of the issuer or any guarantor;

  (4)
  if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

  (5)
  if it is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then it will deliver a copy of this prospectus (or, to the extent permitted by law, make a copy of this prospectus available to purchasers) in connection with any resale of those exchange notes.

        The representations, warranties and agreements of a holder tendering outstanding notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any outstanding notes means any holder that exercises investment discretion with respect to those outstanding notes.

Absence of Dissenters' Rights

        Holders of the outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

Acceptance of Outstanding Notes for Exchange and Delivery of Exchange Notes

        On the settlement date, exchange notes to be issued in exchange for outstanding notes in the exchange offer, if consummated, will be delivered in book-entry form.

        We will be deemed to accept validly tendered outstanding notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the exchange notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of outstanding notes for the purpose of receiving outstanding notes and transmitting exchange notes as of the settlement date. If any tendered outstanding notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted outstanding notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your outstanding notes, please contact the exchange agent at the address or telephone numbers set forth below.

        You should transmit your acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date (or, for the dollar denominated exchange notes, comply with the guaranteed delivery procedures described below). DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance, and send to the exchange agent confirmation of the book-entry transfer, to include an agent's message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or prior to the expiration date; or

  •
  comply with the guaranteed delivery procedures described below (for dollar-denominated exchange notes only).

        DTC's ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. We have confirmed with DTC that the outstanding notes may be tendered using DTC's automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal. By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for an acceptance of an exchange offer through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

        Determinations under the exchange offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the expiration date of the exchange.

        When we will issue exchange notes.    In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

  •
  a book-entry confirmation of such number of outstanding notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of outstanding notes not accepted or exchanged.    If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

        Participating broker-dealers.    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Withdrawal of Tenders

        Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal in respect of sterling denominated notes to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must:

  •
  specify the name of the person that has tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

  •
  where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility.

        For a withdrawal in respect of dollar denominated notes to be effective, you must comply with the appropriate ATOP procedures, if applicable. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder, or, as applicable, credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "—Procedures for Tendering" at any time on or prior to the expiration date of the exchange offer.

Exchange Agent

        The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

The Bank of New York Mellon One Canada Square 40th Floor London E14 5AL United Kingdom	The Bank of New York Mellon Attn: Reorganization Unit 101 Barclay Street—7 East New York, NY10286 USA
Tel: +44 207 964 4958 Fax: +44 207 964 2536 Attn: Event Administration	Tel: +1 212 815 5788 Fax: +1 212 298 1915 Attn: William Buckley

        Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of outstanding notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent and information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

        We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire or other national newswire service, such announcement shall be reasonable and sufficient.

Other Fees and Expenses

        We will bear the expenses of soliciting tenders of the outstanding notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent as well as our officers and other employees and those of our affiliates.

        We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

        Tendering holders of outstanding notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

Consequences of Failure to Exchange

        Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer applicable in the outstanding notes (i) as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

        Any outstanding notes not tendered by their holders in exchange for exchange notes in this exchange offer will not retain any rights under the registration rights agreement (except in certain limited circumstances). See "—Resale Registration Statement; Additional Interest."

        In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the exchange notes (i) may not rely on the applicable interpretations of the SEC staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Additional Interest

        Under the registration rights agreement, we have agreed that if (i) we determine that the exchange offer registration contemplated by the registration rights agreement is not available or may not be completed as soon as practicable after the last date of acceptance for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC; (ii) the exchange offer is not for any other reason completed by 475 days after the date of original issuance of the outstanding notes; (iii) a holder participating in the exchange offer does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act) and notifies us within 30 days after such holder first becomes aware of such restrictions; or (iv) we receive a written request from any of the initial purchasers of the outstanding notes representing that it holds registrable notes following the consummation of the exchange offer that are or were ineligible to be exchanged in the exchange offer, then we will use our reasonable best efforts, at our cost, to (a) file as promptly as practicable a registration statement (the "shelf registration statement") covering resales of the notes; (b) cause the shelf registration statement to become effective under the Securities Act and (c) keep the shelf registration statement continuously effective until the earlier of (1) the notes covered by the shelf registration statement cease to be registrable notes, (2) such time as all the registrable notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement and (3) a period of one year from the effective date of the shelf registration statement. We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder selling outstanding notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

        The registration rights agreement further provides that in the event that (each such event referred to in clauses (A) through (C), a "registration default") (A) the issuer and the guarantors fail to file the registration statement required by the registration rights agreement on or before the date specified for such filing, or (B) such registration statement is not declared effective by the SEC on or prior to the date specified for such declaration of effectiveness, or (C) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 30th business day after the date specified for such effectiveness, then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on the occurrence of an event described in (A), (B) or (C) above; provided, however, that upon the filing of the registration statement required by the registration rights agreement (in the case of clause (A) above), the declaration of such registration statement to be effective by the SEC (in the case of clause (B) above), or the exchange of exchange notes for all notes validly tendered (in the case of clause (C) above), additional interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue. If a shelf registration statement is required to be filed pursuant to the registration rights agreement, has been declared effective and thereafter either ceases to be effective or the included prospectus ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period, the interest rate on the notes will be increased by 0.25% per annum commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again been declared effective or the prospectus again becomes usable.

Other

        Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

Description of the Exchange Notes

        Definitions of certain terms used in this Description of the Exchange Notes may be found below under the heading "—Certain Definitions." For purposes of this section, the term:

  •
  "Issuer" refers to Virgin Media Secured Finance PLC, a public limited company incorporated under the laws of England and Wales;

  •
  "VM FinanceCo" refers to Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, which will guarantee the Notes on a senior basis (the "VM FinanceCo Guarantee");

  •
  "Company" refers to Virgin Media Investment Holdings Limited, an indirectly wholly owned subsidiary of Parent, which will guarantee the Notes on a senior basis (the "Company Guarantee"), and which along with the Restricted Subsidiaries is subject to the covenants described in this section;

  •
  "Exchange Notes" collectively refers to the Dollar Notes and Sterling Notes to be issued pursuant to the exchange offer;

  •
  "Notes" collectively refers to the outstanding notes issued under the Indenture, the Exchange Notes and any Additional Notes (as defined below) issued;

  •
  "Subsidiary Guarantors" refers to the Subsidiaries of the Company that provided Guarantees under the Indenture on the Closing Date (as defined below) together with the Affiliate Guarantors (which, together, represents all of the guarantors under the Existing Credit Facility as of the Closing Date), together with any Person that becomes a Subsidiary Guarantor after the Closing Date pursuant to the terms of the Indenture (each such Person, an "Additional Subsidiary Guarantor");

  •
  "Affiliate Guarantors" refers to (i) CableTel West Riding Limited, ntl Glasgow Holdings Limited and ntl Kirklees Holdings Limited, each, a private limited company incorporated under the laws of England and Wales, (ii) ntl Kirklees, a private unlimited company incorporated under the laws of England and Wales; (iii) CableTel Scotland Limited, a private limited company incorporated under the laws of Scotland; and (iv) ntl Glasgow, a private unlimited company incorporated under the laws of Scotland, each of which is an indirect Subsidiary of the Parent and has provided a guarantee under the Existing Credit Facility;

  •
  "Parent" refers to Virgin Media Inc., an indirect parent company of the Issuer, which will guarantee the Notes on a senior basis. The guarantee of the Parent is referred to in this section as the "Parent Guarantee."

        Parent and VM FinanceCo are not directly subject to the covenants under the Indenture.

        Each guarantee granted by an Additional Subsidiary Guarantor is referred to in this section as an "Additional Subsidiary Guarantee." The guarantees of the original Subsidiary Guarantors and any Additional Subsidiary Guarantors will collectively be referred to as "Subsidiary Guarantors," and their guarantees will collectively be referred to as "Subsidiary Guarantees." Parent, the Company, VM FinanceCo and the Subsidiary Guarantors are each referred to from time to time in this section as a "Note Guarantor," and each such guarantee is referred to in this section from time to time as a "Note Guarantee."

        The Issuer issued the outstanding notes and will issue the Exchange Notes under an Indenture (the "Indenture") dated as of January 19, 2010 (the "Closing Date"), among the Parent, the Company, VM FinanceCo, the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon, as Trustee, Registrar and Paying Agent (the "Trustee") and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg Paying Agent, a copy of which is available from the Issuer upon request. The Indenture contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Parent, the Company, VM FinanceCo, the Issuer, each Subsidiary Guarantor and the Trustee under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended.

        Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of each of the Intercreditor Deeds. A copy of each of the Intercreditor Deeds shall be available on any Business Day upon prior written request at the offices of the Trustee and, for so long as any Notes are listed on the Luxembourg Stock Exchange, at the offices of the Luxembourg Paying Agent. See "Description of the Intercreditor Deeds."

        The following description is only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge you to carefully read the Indenture as it, and not this description, governs your rights as Holders.

Overview of the Notes and the Note Guarantees

        The Notes:

  •
  will be senior secured obligations of the Issuer;

  •
  will be secured by Liens on substantially all of the assets of the Issuer being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith;

  •
  will rank equally in right of payment with all existing and future senior indebtedness of the Issuer;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of the Issuer; and

  •
  will be effectively senior to any existing or future unsecured Indebtedness of the Issuer to the extent of the value of the Collateral securing the obligations under the Notes (subject to the Liens securing the obligations under the Existing Credit Facility and any other Permitted Liens).

        The Issuer is a finance subsidiary of the Company with no significant assets of its own other than its intercompany loan to the Company advancing the proceeds of the offering of the outstanding notes.

        The Parent Guarantee:

  •
  will be a senior unsecured obligation of Parent;

  •
  will rank equally in right of payment with all existing and future senior indebtedness of Parent;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of Parent;

  •
  will be effectively subordinated to any Secured Indebtedness of Parent to the extent of the value of the assets securing such Secured Indebtedness; and

  •
  will be effectively subordinated to all liabilities (including all obligations under the Existing Credit Facility, any Indebtedness permitted to be Incurred under the Indenture by the Company or any Restricted Subsidiary and Trade Payables) and Disqualified Stock and Preferred Stock of each Subsidiary of Parent, including the Company, VM FinanceCo, the Issuer and the Subsidiary Guarantors.

        The VM FinanceCo Guarantee:

  •
  will be a senior obligation of VM FinanceCo;

  •
  will rank equally in right of payment with all existing and future senior indebtedness of VM FinanceCo;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of VM FinanceCo; and

  •
  will be secured by Liens over substantially all of the assets of VM FinanceCo being on substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith.

        The Company Guarantee:

  •
  will be a senior secured obligation of the Company;

  •
  will be secured by Liens on substantially all of the assets of the Company being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith;

  •
  will rank equally in right of payment with all existing and future senior indebtedness of the Company;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of the Company; and

  •
  will be effectively senior to any existing or future unsecured Indebtedness of the Company to the extent of the value of the Collateral securing the Company's obligations under the Company Guarantee and other Secured Indebtedness.

        The Subsidiary Guarantees:

  •
  will be senior secured obligations of the Subsidiary Guarantors;

  •
  will be secured by Liens on substantially all of the assets of the Subsidiary Guarantors being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith;

  •
  will rank equally in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors;

  •
  will be senior in right of payment to all existing and future Subordinated Obligations of the Subsidiary Guarantors; and

  •
  will be effectively senior to any existing or future unsecured Indebtedness of the Subsidiary Guarantors to the extent of the value of the Collateral securing the Subsidiary Guarantors' obligations under the Subsidiary Guarantee and other Secured Indebtedness.

        Under limited circumstances, certain additional entities may be required to provide Additional Subsidiary Guarantees. The circumstances under which Additional Subsidiary Guarantees may be required are described below under "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" and "—Merger and Consolidation."

        The circumstances under which the Note Guarantees may be released are described below under "—Note Guarantees—Release of Guarantees."

        Each of the Issuer, VM FinanceCo, Virgin Media Investments Limited, Parent, the Company and certain other guarantors has no revenue-generating operations of its own. To make payment on the

Notes or the Note Guarantees, as applicable, each will depend on cash flows received from its subsidiaries and payments under intercompany loans, including convertible unsecured loan stock. See "Risk Factors—Risks relating to the exchange notes and our capital structure—The issuer is a finance company and some of the guarantors are holding companies or finance companies and are dependent upon cash flow from group subsidiaries to meet their obligations." Moreover, the Issuer and the other Restricted Subsidiaries will be able to Incur substantial amounts of Indebtedness in the future, including Indebtedness that will be effectively senior to the Notes and the Note Guarantees. See "—Other Indebtedness" and "—Certain Covenants—Limitation on Indebtedness" below.

Compliance with the Trust Indenture Act

        The Trust Indenture Act will become applicable to the indenture only upon the qualification of the indenture under the Trust Indenture Act, which will occur when the Exchange Notes have been registered under the Securities Act. To the extent applicable, the indenture requires the Issuer to comply with the provisions of TIA § 314 and to cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee.

        Notwithstanding anything to the contrary in the preceding paragraph, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if the Issuer determines, in good faith, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to released collateral. The Issuer and the Note Guarantors may, subject to the provisions of the indenture, among other things, without any release or consent by the Trustee or the Security Trustee or any holder of Pari Passu Lien Obligations, conduct ordinary course activities with respect to the Collateral.

Treatment of Content Business and Business Sales Division

        The Indenture permits us to, among other things, sell, transfer or spin off our business or assets relating to content activities. In addition, the Indenture permits us to contribute the assets relating to our business division to a joint venture. See "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock." In each such case, the content-related assets or the business division assets, as the case may be, would no longer be held by the Company or any Restricted Subsidiary, and so would not be subject to the covenants contained in the Indenture. As a result, the Company may undertake transactions related to these assets (such as selling them or securing debt on them) which will not be subject to the limitations of the covenants, and the Company would potentially lose access to all or a portion of the cash flows generated by these assets as well as the value of these assets. On June 4, 2010, we entered into a sale and purchase agreement with BSkyB, pursuant to which we have agreed to sell Virgin Media TV to BSkyB.

        For the year ended December 31, 2009, our Content segment (which does not include our sit-up business which was sold on April 1, 2009, and is treated as a discontinued operation) had revenue (including internally generated revenue) of £167.8 million and segment contribution of £11.8 million. Revenue and segment contribution for our business division, which constitutes our Business segment, for the year ended December 31, 2009, were £580.8 million and £339.7 million, respectively.

        For the three months ended March 31, 2010, our Content segment (which does not include our sit-up business which was sold on April 1, 2009, and is treated as a discontinued operation) had revenue (including internally generated revenue) of £40.9 million and segment contribution of £6.6 million. Revenue and segment contribution for our business division, which constitutes our Business segment, for the three months ended March 31, 2010, were £139.9 million and £76.1 million, respectively.

        Segment contribution, which is defined as operating income (loss) before network operating costs, corporate costs, depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges, is management's measure of segment profit. Segment contribution excludes the impact of certain costs and expenses that are not directly attributable to the reporting segments, such as the costs of operating the network, corporate costs and depreciation and amortization. Restructuring and other charges, and goodwill and intangible asset impairments are excluded from segment contribution as management believes they are not characteristic of our underlying business operations. Assets are reviewed on a consolidated basis and are not allocated to segments for management reporting since the primary asset of the business is the cable network infrastructure, which is shared by our Consumer and Business segments.

Principal, Maturity and Interest

        The Dollar Notes are being initially offered in an aggregate principal amount of $1,000,000,000 and will be issued in minimum denominations of $100,000 and integral multiples of $1,000. The Sterling Notes are being initially offered in an aggregate principal amount of £875,000,000 and will be issued in minimum denominations of £50,000 and integral multiples of £1,000. The Notes will mature on January 15, 2018.

        Interest on the Dollar Notes will accrue at the rate of 6.50% per annum. Interest on the Sterling Notes will accrue at the rate of 7.00% per annum. Each Note we issue will bear interest beginning on the date of issuance thereof, or from the most recent date to which interest has been paid or provided for. The Issuer will pay interest semi-annually in arrears to Holders of Notes of record at the close of business on June 1 and December 1 immediately preceding the interest payment date on June 15 and December 15 of each year. The first interest payment date is June 15, 2010 and interest on the Notes accrues from January 19, 2010. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Indenture May Be Used for Future Issuances

        From time to time, the Issuer may issue additional Notes of any series having identical terms and conditions to the Notes it is currently offering (the "Additional Notes"). The Issuer is permitted to issue such Additional Notes only if at the time of such issuance the Company and the Restricted Subsidiaries, including the Issuer, are in compliance with the covenant described below under "—Certain Covenants—Limitation on Indebtedness." Any Additional Notes may be treated with the Notes as a single class and may vote on all matters with such Notes except as described under the caption "—Amendment, Supplement and Waiver."

Paying Agents and Registrar

        The Trustee will initially act as Paying Agent and Registrar for the Notes. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and traded on the Euro MTF market of the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer shall have appointed a Person located in Luxembourg reasonably acceptable to the Trustee as an additional paying agent and transfer agent for the Notes. The Issuer may change the Paying Agent or Registrar for the Notes without prior notice to the Holders of the Notes. However, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and traded on the Euro MTF market of the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will publish notice of the change in the Paying Agent and Registrar in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

        The Issuer undertakes that it will ensure that it maintains a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the "Directive").

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents reasonably satisfactory to them and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Repurchase Offer or an Excess Proceeds Offer.

Optional Redemption

        Except as set forth under "—Make-Whole Redemption" and "—Equity Proceeds Redemption" and under the heading "—Optional Redemption for Tax Reasons," the Issuer may not redeem the Notes prior to January 15, 2014. On or after this date, the Issuer may redeem each series of Notes, either together or separately, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption Year	Dollar Notes Redemption Price	Sterling Notes Redemption Price
2014	103.250%	103.500%
2015	101.625%	101.750%
2016 and thereafter	100.000%	100.000%

        For purposes of the optional redemption provisions, the Dollar Notes and the Sterling Notes will each be treated as a separate series.

Make-Whole Redemption

        The Issuer may choose to redeem each series of Notes, either together or separately, prior to 2014, in whole or in part, on not less than 30 nor more than 60 days' prior notice, by paying a redemption price equal to the sum of:

          (a)   100% of the principal amount of the Notes to be redeemed, plus

          (b)   the Applicable Premium,

plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Equity Proceeds Redemption

        At any time prior to January 15, 2013 the Issuer may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of each series of Notes, either together or separately, (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings. The redemption price of the Dollar Notes is equal to 106.500% of the principal amount thereof and the redemption price of the Sterling Notes is equal to 107.000% of the principal amount thereof in each case plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

          (1)   after giving effect to any such redemption at least 60% of the original aggregate principal amount of such series of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

          (2)   any such redemption by the Issuer must be made within 120 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Payments of Additional Amounts

        All payments made under or with respect to the Notes or the Note Guarantees shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, "Taxes") imposed or levied by or on behalf of (1) the government of the United Kingdom, (2) the United States, (3) any other jurisdiction in which the Issuer or any Note Guarantor is organized or is otherwise resident for tax purposes, (4) any jurisdiction from or through which payment is made and (5) any political subdivision or governmental authority or agency of or in any of the foregoing having the power to tax (each, a "Relevant Taxing Jurisdiction"), unless the Issuer or any Note Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

        If the Issuer or a Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Note Guarantees, the Issuer or the applicable Note Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holders and beneficial owners (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

          (1)   any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Note);

          (2)   any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax;

          (3)   any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium or interest on, the Notes;

          (4)   any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence, identity or present or former connection with a Relevant Taxing Jurisdiction of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any certification, information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

          (5)   any withholding or deduction imposed on a payment to an individual required to be made pursuant to the Directive or any law implementing, or introduced in order to conform to, such Directive; or

          (6)   any combination of items (1), (2), (3), (4) and (5) above.

        The Issuer or such Note Guarantor also will not be required to pay Additional Amounts:

            (i)  if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period),

           (ii)  with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note, or

          (iii)  if the Note is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

        If the Issuer or any Note Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the relevant Note Guarantee, as applicable, the Issuer or such Note Guarantor, as applicable, will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Note Guarantor, as applicable, shall notify the Trustee promptly thereafter but in no event later than two Business Days prior to the date of payment) notice of payment in the form of an Officer's Certificate. In either circumstance, the Officer's Certificate must state that Additional Amounts will be payable and the amount so payable. The Officer's Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

        The Issuer or any Note Guarantor will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid. Certificated copies of such receipts and such other documentation shall be made available to Holders upon request and will be made available at the offices of the Paying Agent if the Notes are then listed on the Luxembourg Stock Exchange. The Issuer will attach to such copies an Officer's Certificate stating (x) that the amount of withholding Taxes evidenced by such copies was paid in connection with any payment made under or with respect to the Notes or any Note Guarantee and (y) the amount of such withholding Taxes paid per $1,000 or £1,000 of Notes.

        Whenever in this "Description of the Exchange Notes" there is mentioned, in any context:

  •
  the payment of principal,

  •
  purchase prices in connection with a purchase of Notes,

  •
  interest, or

  •
  any other amount payable on or with respect to any of the Notes or any Note Guarantee,

that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Issuer or a Note Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes or the Note Guarantees, excluding taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

        The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantee is organized or any political subdivision or taxing authority or agency thereof or therein.

Optional Redemption for Tax Reasons

        The Issuer may, at its option, redeem all, but not less than all, of each series of the then-outstanding Notes at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a "Tax Redemption Date") and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines in good faith that (1) it, or any Note Guarantor, with respect to a Note Guarantee, as the case may be, has become obligated or, on the occasion of the next payment due in respect of a series of the Notes, would be obligated to pay Additional Amounts with respect to any payment under or with respect to a series of the Notes or the relevant Note Guarantee, as applicable, and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

          (A)  any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom, the United States or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the date of issuance of such Note or Note Guarantee; or

          (B)  any change in position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in position becomes effective on or after the date of issuance of such Note or Note Guarantee.

        The notice of redemption may not be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of a series of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of a series of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officer's Certificate and Opinion of Counsel to the effect that the circumstances referred to above exist and the Issuer cannot avoid the obligation by taking reasonable measures available to it. The Trustee shall accept the Officer's Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above.

Sinking Fund

        The Notes will not be entitled to the benefit of any sinking fund.

Selection

        If the Issuer partially redeems any series of the Notes, the Trustee will select the Notes in such series to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (and in such manner that complies with applicable legal and exchange requirements). No Note of $100,000 in original principal amount or less (in the case of the Dollar Notes) or £50,000 in original principal amount or less (in the case of the Sterling Notes) will be redeemed in part. If the Issuer redeems any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. In case of a Definitive Note, a new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In case of a global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with any paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest thereon, if any, on the Notes to be redeemed (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Other Indebtedness

        On March 31, 2010, the Company, the Issuer and the other Restricted Subsidiaries had the following outstanding indebtedness:

          (1)   with respect to the Issuer, no indebtedness other than the Notes and the guarantee of all obligations under the Existing Credit Facility;

          (2)   with respect to the Company, £1,278.8 million of indebtedness under the Existing Credit Facility (including guarantees thereof) based on sterling equivalent amounts on March 31, 2010, £79.6 million available to be borrowed thereunder after giving effect to £20.4 million of outstanding letters of credit, and £3.9 billion under the senior subordinated guarantees in respect of the Existing Notes; and

          (3)   with respect to the Restricted Subsidiaries (other than the Issuer, the Company and Virgin Media Investments Limited), £360.7 million of indebtedness under the Existing Credit Facility (including guarantees thereof) based on sterling equivalent amounts on March 31, 2010 and £163.3 million of other Indebtedness.

        Although the Indenture limits the Incurrence of Indebtedness by the Company, the Issuer and the other Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company, the Issuer and the other Restricted Subsidiaries will be able to Incur additional Indebtedness. Such Indebtedness may be senior indebtedness or may be effectively senior to the Notes, the Company Guarantee and the Subsidiary Guarantees. See "—Certain Covenants—Limitation on Indebtedness" below. The Indenture does not limit the Incurrence of Indebtedness by Parent, VM FinanceCo or any Unrestricted Subsidiary.

        The ability of the Issuer to service its Indebtedness, including the Notes, is dependent upon the earnings of the Company and its Subsidiaries and the ability of the Subsidiaries of the Company to distribute earnings to the Company as dividends, loans or other payments and then the Company's ability to distribute those earnings as contributions, loans or other payments to the Issuer. In particular, the ability of Subsidiaries of the Company to transfer funds to the Company (in the form of cash dividends, loans, advances or otherwise) may be limited by financial assistance rules, corporate benefit laws, other corporate laws, banking or other regulations. For example, restrictions under English company law prohibit Subsidiaries that are incorporated in England and Wales from paying dividends except out of profits legally available for distribution. If these restrictions are applied to the Subsidiaries of the Company, then the Company would not be able to use the earnings of those Subsidiaries to make payments on the Notes to the extent that such earnings cannot otherwise be paid lawfully to the Company (directly or through Subsidiaries of the Company). In addition, contractual obligations of the Subsidiaries of the Company, including financing arrangements such as the Existing Credit Facility, limit and may in the future limit the ability of Subsidiaries to transfer funds to the Company. As noted above, agreements relating to future Indebtedness of the Subsidiaries of the Company, including capital markets Indebtedness, may include such limitations.

Note Guarantees

        Each of the Note Guarantors will fully and unconditionally guarantee the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or in respect of the Notes, expenses, indemnification or otherwise (all such obligations being herein referred to as the "Guaranteed Obligations"). Each of the Note Guarantees will be limited to an amount not to exceed the maximum amount that can be Guaranteed by the relevant Note Guarantor, without rendering the Note Guarantee voidable under applicable law relating to ultra vires, corporate benefit, fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally) or other considerations under applicable law.

        Each Subsidiary of Parent that is currently guaranteeing the Existing Credit Facility has provided a Note Guarantee for the benefit of the Notes. The Existing Credit Facility requires that members of the Bank Group which generate not less than 80% of the consolidated operating cash flow of the Bank Group (as tested by reference to the annual financial information of the Bank Group) act as guarantors under the Existing Credit Facility. The Bank Group is substantially similar to the Company and the Restricted Subsidiaries.

        The Parent Guarantee will be granted on a senior unsecured basis. The Company Guarantee will be secured by Liens on substantially all of the assets of the Company being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith. The VM FinanceCo Guarantee will be secured by Liens on substantially all of the assets of VM FinanceCo being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith. The Subsidiary Guarantees will be secured by Liens on substantially all of the assets of the Subsidiary Guarantors taken as a whole, being substantially the same assets as those on which Liens have been granted in respect of the Existing Credit Facility (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith.

        Each of the secured Note Guarantees will be effectively senior to any existing or future unsecured Indebtedness of the relevant Note Guarantor to the extent of the value of the Collateral securing such Note Guarantor's obligations under the Note Guarantee and other Secured Indebtedness. See under "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries."

Additional Subsidiary Guarantees

        Under limited circumstances, certain additional entities may be required to provide Additional Subsidiary Guarantees by executing and delivering to the Trustee a supplemental indenture in the form attached to the Indenture (along with an officer's certificate and opinion of counsel as the Trustee may reasonably require). See under "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries." Each such Additional Subsidiary Guarantor will, jointly and severally, with the Note Guarantors and each other Additional Subsidiary Guarantor, fully and unconditionally guarantee the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of the Guaranteed Obligations.

        The circumstances under which Additional Subsidiary Guarantees may be required are described below under "—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" and "—Merger and Consolidation." The circumstances under which a Restricted Subsidiary that is not a Note Guarantor would be required to become an Additional Subsidiary Guarantor are limited. If a Restricted Subsidiary that is not a Note Guarantor provides a guarantee for the benefit of the Existing Credit Facility, such Restricted Subsidiary will also be required to provide an Additional Subsidiary Guarantee.

        Each Additional Subsidiary Guarantee will be limited under its Additional Subsidiary Guarantee to an amount not to exceed the maximum amount that can be Guaranteed by each Additional Subsidiary Guarantor, without rendering such Additional Subsidiary Guarantee voidable under applicable law relating to ultra vires, corporate benefit, fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally) or other considerations under applicable law. Any Additional Subsidiary Guarantee shall be issued on substantially the same terms as the Subsidiary Guarantees. For purposes of the Indenture and this "Description of the Exchange Notes," references to the Subsidiary Guarantees include references to any Additional Subsidiary Guarantees and references to the Note Guarantors include references to any Additional Subsidiary Guarantors.

Release of Guarantees

        Subject to the following paragraph and the terms of the Intercreditor Deeds, each Note Guarantee, once it becomes due, is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

        The Indenture provides that each Note Guarantee by a Note Guarantor will be automatically and unconditionally released and discharged, and each Note Guarantor and its obligations under the Note Guarantee, the Indenture, the Collateral Documents and the Intercreditor Deeds will be released and discharged:

          (1)   upon the defeasance or discharge of the Notes as provided in "—Defeasance" or "—Satisfaction and Discharge," in each case in accordance with the terms of the Indenture;

          (2)   upon an enforcement action, pursuant to the terms of the Group Intercreditor Deed (see "Description of the Intercreditor Deeds—Group Intercreditor Deed—Release of Collateral");

          (3)   with respect to an Additional Subsidiary Guarantee given under the covenant captioned "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries," upon release of the guarantee that gave rise to the requirement to issue such Additional Subsidiary Guarantee so long as no Event of Default would arise as a result and no other Indebtedness that would give rise to an obligation to give an Additional Subsidiary Guarantee is at that time guaranteed by the relevant Subsidiary Guarantor; and

          (4)   with respect to Subsidiary Guarantors only, upon:

            (a)   any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that such sale, exchange, transfer or disposition is made in compliance with the Indenture, including the covenants "Certain covenants—Limitation on Sales of Assets and Subsidiary Stock" (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and "Certain Covenants—Merger and Consolidation;"

            (b)   the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Existing Credit Facility or any Pari Passu Lien Obligation (including by reason of the termination of the Existing Credit Facility or any Pari Passu Lien Obligation) and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to the Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee; provided that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under the covenant "Certain Covenants—Limitation on Indebtedness," such Subsidiary Guarantor's obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under "Certain Covenants—Limitation on Indebtedness;" or

            (c)   the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

          (5)   in the case of clause (4)(a) above only, such Subsidiary Guarantor delivering to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

        The Trustee is authorized by the Holders to take all necessary actions, including the granting of releases or waivers under the Intercreditor Deeds, to effectuate any release in accordance with these provisions, subject to customary and reasonably satisfactory protections and indemnifications.

        Neither the Issuer nor any of the Note Guarantors will be required to make a notation on the Notes to reflect the Note Guarantees or any such release, termination or discharge. In the event that a Note Guarantor is released from its obligations under a Note Guarantee at a time when the Notes are listed on the Luxembourg Stock Exchange, the Issuer will, to the extent required by the rules of the Luxembourg Stock Exchange, publish notice of the release of the Note Guarantee in a daily leading newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu) and send a copy of such notice to the Luxembourg Stock Exchange.

Security for the Notes

General

        The Notes and the secured Note Guarantees will be secured by Liens on substantially all of the assets of the Company, the Issuer and each of the Note Guarantors (except for the Parent), being substantially the same assets as those on which Liens have been granted in respect of the Indebtedness under the Existing Credit Facility and future Secured Indebtedness (subject to any Permitted Liens) and will share in any enforcement proceeds on a pari passu basis therewith.

        The Collateral includes substantially all of the assets of the Issuer, the Company and each of the Subsidiary Guarantors, other than the Excluded Assets. The Existing Credit Facility requires that members of the Bank Group which generate not less than 80% of the consolidated operating cash flow of the Bank Group (as tested by reference to the annual financial information of the Bank Group) act as guarantors under the Existing Credit Facility and such members are required to grant first ranking security over all or substantially all of their assets to secure the payment of all sums payable under the Existing Credit Facility. The Bank Group is substantially similar to the Company and the Restricted Subsidiaries. The Collateral will also secure any Additional Notes. The Collateral may also secure other Indebtedness of the Company or any Restricted Subsidiary, including any Pari Passu Lien Obligations, which may share in the Collateral on a pari passu basis. The Incurrence of such Indebtedness is limited by the covenants of the Indenture. See also "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." The amount of such additional Secured Indebtedness could be significant.

        Any other additional security interests that may in the future be pledged to secure obligations under the Notes and the Indenture would also constitute Collateral.

        Subject to certain conditions, including compliance with the covenant described under "—Certain Covenants with Respect to the Collateral—Impairment of Security Interest," the Company and the Restricted Subsidiaries are permitted to pledge the Collateral in connection with future issuances of any Indebtedness, including any Additional Notes, in each case permitted under the Indenture and on terms consistent with the relative priority of such Indebtedness. In addition to the release provisions described below, the Liens will cease to exist by operation of law or will be released, depending on the type of security interest, upon the defeasance or discharge of the Notes as provided in "—Defeasance" or "—Satisfaction and Discharge," in each case in accordance with the terms and conditions of the Indenture.

        The Liens over some or all of the Collateral may also be released in circumstances described under "—Release."

        No appraisals of any of the Collateral have been prepared by or on behalf of the Company, the Issuer or any other Note Guarantor in connection with the issuance of the Notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after sharing with other creditors entitled to share in such proceeds would be sufficient to satisfy the obligations owed to the holders of the Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral will be able to be sold in a short period of time, if at all. In addition, the Group Intercreditor Deed places limitations on the ability of the Security Trustee to enforce the Collateral. See "Description of the Intercreditor Deeds—Group Intercreditor Deed." Each Holder will be deemed to have irrevocably appointed the Security Trustee to act as its agent and security trustee under the Intercreditor Deeds and the Collateral Documents.

Priority

        The relative priority among the Senior Liabilities, our secured hedging liabilities, the subordinated guarantees granted by VMIH and Virgin Media Investments Limited with respect to the Existing Notes and certain intra-group liabilities is established by the terms of the Intercreditor Deeds. See "Description of the Intercreditor Deeds." In addition, pursuant to Additional Intercreditor Deeds entered into after the Closing Date in compliance with the Indenture, the Collateral may be pledged to secure other Indebtedness. See "—Certain Covenants with Respect to the Collateral—Impairment of Security Interest."

Collateral Documents

        The Company, the Issuer, VM FinanceCo and the Subsidiary Guarantors and, in each case, the Security Trustee have entered into Collateral Documents specifying the terms of the Liens that secure the obligations under the Notes and the Note Guarantees. Subject to the terms of, and limitations under, the Collateral Documents, these security interests will secure the payment and performance when due of the obligations of the Issuer and the relevant Note Guarantors under the Notes, the Note Guarantees, the Indenture and the Collateral Documents.

        Each Collateral Document is governed by the laws of the jurisdiction in which the assets that constitute the Collateral are located in which comprise England, New York, Colorado, the Island of Jersey, Scotland and Luxembourg. The Collateral Documents provide that the rights thereunder must be exercised by the Security Trustee. Since the Holders are not parties to the Collateral Documents, they may not, individually or collectively, take any direct action to enforce any rights in their favor under the Collateral Documents. The Holders may only act by instructing the Trustee to act through the Security Trustee.

        Subject to the terms of the Senior Finance Documents (as defined in the Group Intercreditor Deed), the Collateral Documents may be amended with the consent of the Instructing Party (as defined in the Group Intercreditor Deed); provided that any amendment which would affect (i) the nature or the scope of the Collateral or (ii) the manner in which the proceeds of any enforcement are distributed, requires the consent of all of the Senior Lenders (as defined in the Group Intercreditor Deed) and the related hedge counterparties; and, provided further that no new or additional obligations may be imposed upon any person that is party to such Collateral Documents without the consent of that person. For a description of what amendments require consent under the Indenture, see "—Amendment, Supplement and Waiver."

        Subject to the terms of the Indenture and the Collateral Documents, the Issuer and the Note Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Limitations on the Collateral

        The Capital Stock and other securities of a Subsidiary of the Company or the Affiliate Guarantors (other than Virgin Media Investments Limited and, following the 2014 Notes Repayment, VMIH), that are owned by the Company or any Note Guarantor will constitute Collateral only to the extent that such Capital Stock and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, due to the fact that such Subsidiary's Capital

Stock and other securities secure the Notes, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement and only for so long as such financial statement requirement would otherwise have been applicable to such Subsidiary). In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral.

        In the event that Rule 3-16 of Regulation S-X under the Securities Act permits or is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Stock and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Collateral Documents such additional Capital Stock and other securities.

        In accordance with the limitations set forth in the two immediately preceding paragraphs, the Collateral will include shares of Capital Stock and other securities of Subsidiaries of the Company and the Affiliate Guarantors only to the extent that the applicable value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Therefore, following the Closing Date, the portion of the Capital Stock and other securities of such Subsidiaries constituting Collateral may decrease or increase as described above. This limitation does not apply to any pledges of the Capital Stock and other securities of Virgin Media Investments Limited and, following the 2014 Notes Repayment, VMIH. The taking of any enforcement action by the Security Trustee at a level where the Collateral may be limited due to the limitation outlined in the foregoing paragraphs could be limited by the terms of the Group Intercreditor Deed. See "Description of the Intercreditor Deeds—Group Intercreditor Deed."

        Regardless of the limitations on the Collateral securing the Notes as outlined in the foregoing paragraphs, the Liens on such Capital Stock or other securities securing the Existing Credit Facility and other future Secured Indebtedness will not be released and will remain in force with respect to such property. See "Risk Factors—Risk relating to the exchange notes and our capital structure—Pledges of shares and other securities may be limited in amount with respect to the exchange notes."

        The Liens will further be limited as necessary to recognize certain defenses generally available to providers of Liens (including those that relate to fraudulent conveyance or transfer, thin capitalization, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. See "Risk Factors—Risk relating to the exchange notes and our capital structure—Laws relating to fraudulent preference, fraudulent conveyance and corporate benefit may adversely affect the validity and enforceability of payments under the guarantees of the exchange notes by the guarantors."

Security Trustee

        The lenders under the Existing Credit Facility, certain secured hedge counterparties and the Trustee have and, by accepting a Note, each Holder will be deemed to have (i) irrevocably appointed the Security Trustee to act as its agent and security trustee under the Intercreditor Deeds and the Collateral Documents and, (ii) irrevocably authorized the Security Trustee to (A) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Group Intercreditor Deed or the Collateral Documents, together with any other incidental rights, power and discretions; and (B) execute each Collateral Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Security Trustee on its behalf.

        For a description of the authority and function of the Security Trustee, see "Description of the Intercreditor Deeds—Group Intercreditor Deed—Security Trustee Authorization."

Enforcement of Security Interest

        The ability of the Security Trustee to enforce the Liens is restricted by the terms of the Group Intercreditor Deed and will be at the discretion of the lenders representing 66 2/3% of all outstandings under the Existing Credit Facility until certain conditions are met. See "Description of the Intercreditor Deeds—Group Intercreditor Deed—Instructing Party."

Certain Covenants with Respect to the Collateral

        The Collateral will be pledged pursuant to the Collateral Documents, which contain provisions relating to identification of the Collateral and the creation of the Liens on the relevant Note Guarantors' properties and assets. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the Indenture as they relate to the Collateral.

Further Assurances

        The Collateral Documents generally provide that each Note Guarantor that is providing Liens is required to execute such further security interests and assurances in favor of the Security Trustee and/or the secured creditors and do all such acts and things as the Security Trustee from time to time may reasonably require over or in relation to all of the Collateral to secure the secured obligations or to perfect or protect the security intended to be created by the Collateral Documents or, in connection with the enforcement of a Lien, to facilitate the realization of the enforcement.

Impairment of Security Interests

        Neither the Company nor any Restricted Subsidiary will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Security Trustee, the Trustee and the Holders with respect to the Collateral (it being understood that the Incurrence of Permitted Liens or other actions permitted as described under "—Certain Covenants" shall under no circumstances be deemed to materially impair the Security Interest with respect to the Collateral). Neither the Company nor any Restricted Subsidiary shall grant to any Person, or permit any Person to retain (other than the Security Trustee, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Collateral Documents), any interest whatsoever in the Collateral, other than Permitted Liens. Notwithstanding the foregoing, the Collateral may be discharged and released, and the Collateral Documents amended accordingly, pursuant to the terms of the Indenture, the Intercreditor Deeds or any Additional Intercreditor Deeds, provided, however, that, following an Enforcement Control Event, no Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with any such action, either (i) the Company delivers to the Trustee a certificate from an officer of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to the transactions contemplated by such amendment, extension, renewal, restatement, supplement or other modification or replacement, and in the case of any company incorporated in England and Wales, it is not, and will not as a result of the incurrence of such Lien become unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or (ii) an opinion of counsel in form and substance reasonably satisfactory to the Security Agent and the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Collateral Documents, so amended, extended, renewed, restated, supplemented, modified or released and replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. The Trustee shall (subject to customary and reasonably satisfactory protections and indemnifications from the Issuer) consent to such amendments without the need for instructions from the Holders.

        Neither the Company nor any Restricted Subsidiary will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Deeds. The Company will, and will cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

After-Acquired Property

        The Company and the Restricted Subsidiaries may under certain circumstances be required to provide Liens over additional assets of the Issuer or the Note Guarantors in the future as described under "Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" and "Description of Intercreditor Deeds."

Release

        The Liens on the Collateral will be released with respect to the Notes:

          (1)   upon the defeasance or discharge of the Notes as provided in "—Defeasance" or "—Satisfaction and Discharge," in each case in accordance with the terms of the Indenture;

          (2)   upon an enforcement action pursuant to the terms of the Group Intercreditor Deed (see "Description of the Intercreditor Deeds—Group Intercreditor Deed—Release of Collateral");

          (3)   as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Restricted Subsidiaries in a transaction permitted by "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and by the Collateral Documents, to the extent of the interest sold or disposed of, or otherwise not prohibited by the Indenture and the Collateral Documents; (B) otherwise in accordance with, and as expressly provided for under the Indenture; or (C) that no longer secures any obligations under the Existing Credit Facility or any Pari Passu Lien Obligations;

          (4)   if the Collateral is owned by a Note Guarantor that is released from its Note Guarantee in accordance with the Indenture; and

          (5)   with the consent of Holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

        To the extent required by the Indenture for the release of principal properties that constitute Collateral, the Issuer will furnish to the Trustee, prior to each proposed release of such Collateral pursuant to the Collateral Documents and the Indenture, an Officer's Certificate, an Opinion of Counsel and any other documentation reasonably required by the Trustee as required by the Indenture.

        In addition, in connection with the incurrence of any Pari Passu Lien Obligations, the Company can request that all or part of the Liens on the Collateral with respect to the Notes be released under the then existing Collateral Documents if the Pari Passu Lien Obligations are to be secured on the Collateral under new collateral documents (the "Replacement Collateral Documents"); provided that the Security Trustee and the Trustee, for the benefit of the Holders, also enters into the Replacement Collateral Documents which provide for Liens on the Collateral which are equal, or substantially equal, to the Liens provided for the benefit of any Pari Passu Lien Obligations; and provided further that a board resolution be provided to the Trustee from any company granting any liens under any applicable Replacement Collateral Document certifying that, in the case of any company incorporated in England and Wales, it is not, and will not as a result of the incurrence of such Lien become unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (or successor law) or, for all other companies, it is solvent under the laws of its jurisdiction of incorporation. The Holders authorize and direct the Security Trustee and the Trustee, upon request of the Company, to so release any Liens on the Collateral, as required, and to enter into any such Replacement Collateral Documents. The entering into any Replacement Collateral Documents may result in renewed hardening periods under applicable law in the relevant jurisdictions and may limit the recovery in an enforcement proceeding. See "Risk Factors—Risk relating to the exchange notes and our capital structure—There are circumstances other than repayment or discharge of the exchange notes under which the security will be released automatically, without your consent or the consent of the security trustee."

        Upon compliance by the Issuer or the Note Guarantors, as the case may be, with the conditions precedent set forth above, as applicable, the Trustee or the Security Trustee shall as soon as reasonably practicable cause to be released and reconveyed to the Issuer, or its Note Guarantors, as the case may be, the released Collateral.

Repurchase at the Option of the Holders

Change of Control

        Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Issuer to purchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section in the event that it has exercised its right to redeem all of the Notes under the terms of the sections titled "—Optional Redemption":

          (1)   any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), except Parent or any Wholly Owned Subsidiary of Parent in the case of Voting Stock of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, the Company or the Issuer (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the "parent entity"), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

          (2)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent, the Company or the Issuer, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent, the Company or the Issuer, as the case may be, then in office;

          (3)   the adoption of a plan relating to the liquidation or dissolution of Parent, the Company or the Issuer; or

          (4)   the merger or consolidation of Parent, any Virgin Media Holding Company, the Company or the Issuer with or into another Person (other than Parent, any Virgin Media Holding Company, the Company or the Issuer or any other Wholly Owned Subsidiary of Parent) or the merger of another Person (other than Parent, any Virgin Media Holding Company, the Company or the Issuer or any other Wholly Owned Subsidiary of Parent) with or into Parent, any Virgin Media Holding Company, the Company or the Issuer or the sale of all or substantially all the assets of Parent, any Virgin Media Holding Company, the Company or the Issuer to another Person (other than Parent, any other Virgin Media Holding Company, the Company or the Issuer or any other Wholly Owned Subsidiary of Parent), and, in the case of any such merger or consolidation, the securities of Parent, any Virgin Media Holding Company, the Company or the Issuer that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

        Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if a Virgin Media Holding Company that is not then a Subsidiary of Parent becomes the ultimate parent of the Company and, if such Virgin Media Holding Company had been Parent, no Change of Control would have otherwise occurred; provided, however, that such Virgin Media Holding Company guarantees the Notes on a senior basis.

        Parent and, subject to the limitations discussed below, the Company and the Issuer could, in the future, enter into certain transactions, including mergers, acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer's and the Company's capital structure or credit ratings. Restrictions on the ability of the Issuer and the Company to Incur additional Indebtedness or enter into such transactions are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness," "—Certain Covenants—Limitation on Liens" and "—Merger and Consolidation." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that afford Holders protection in the event of a highly leveraged transaction. In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (2) of the definition of "Change of Control" above, if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

        The occurrence of the events which would constitute a Change of Control could constitute a default or require prepayments under the agreement governing the Existing Credit Facility, although certain of the events that constitute a Change of Control under the Existing Credit Facility and may cause a default or require prepayments thereunder may not constitute a Change of Control under the Indenture. Future Indebtedness of the Issuer and the Company and their Subsidiaries may contain prohibitions with respect to certain events which would constitute a Change of Control or require such

Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the Holders upon a purchase may be limited by the Issuer's then-existing financial resources. Sufficient funds may not be available when necessary to make any required purchases.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Parent, the Company, any Virgin Media Holding Company or the Issuer by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the Property and assets of Parent, any Virgin Media Holding Company or the Company to other Persons (other than Parent, any Virgin Media Holding Company or the Issuer). There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the Property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of the Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        A change in the Board of Directors as a result of a proxy contest may not be deemed a Change of Control.

Repurchase Offer Procedures

        Within 30 days following any Change of Control giving rise to the obligations under this covenant or, at the Issuer's option, at any time prior to a Change of Control but following the public announcement thereof, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Repurchase Offer") stating:

          (1)   that a Change of Control has occurred (or will occur) and that such Holder has the right to require the Issuer to repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2)   the circumstances and relevant facts regarding such Change of Control;

          (3)   if a Change of Control has been publicly announced but has not occurred at the time such notice is mailed, that the Repurchase Offer is conditioned on the consummation of such Change of Control occurring prior to or concurrent with the repurchase;

          (4)   the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (5)   the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes repurchased.

        The Issuer will not be required to make a Repurchase Offer upon a Change of Control if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Repurchase Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Repurchase Offer. The Issuer shall not be required to effect more than one Repurchase Offer, including repurchasing all Notes validly tendered and not withdrawn under such Repurchase Offer, for each Change of Control.

        The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The provisions under the Indenture obligating the Issuer to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes outstanding.

        The Issuer's ability to repurchase the Notes upon a Change of Control may be limited by a number of factors. Even if sufficient funds were otherwise available, the terms of other Indebtedness may prohibit the Issuer's prepayment of the Notes. In the event that a Change of Control occurs at a time when the Company or the Restricted Subsidiaries are prohibited from repurchasing the Notes, the Company or any Restricted Subsidiary may seek to repay such Indebtedness, to obtain the consent of its lenders to repurchase the Notes or to refinance any borrowing that contains such prohibition. If such other Indebtedness is not repaid or such consent or refinancing is not obtained, the Issuer will be unable to fulfill its repurchase obligations if Holders exercise their rights following a Change of Control, thereby resulting in a default under the Indenture. A default under the Indenture may result in a cross default under such other Indebtedness.

Certain Covenants

        The Indenture contains covenants including, among others, the following:

        Limitation on Indebtedness.    (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would not exceed 5.5:1.0.

        (b)   Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

          (1)   Bank Indebtedness (including, without limitation, Bank Indebtedness Incurred under the Existing Credit Facility) or any other Pari Passu Lien Obligation (including the Notes issued on the Closing Date) in an aggregate principal amount at any one time outstanding not exceeding £5,300,000,000;

          (2)   Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any subsequent transfer of such Indebtedness or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness by the obligor thereon or (B) if the Issuer or the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations with respect to the Notes or the Company Guarantee, as the case may be;

          (3)   Indebtedness (A) represented by the Notes (not including any Additional Notes); and (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) of this paragraph (b));

          (4)   Indebtedness consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (3) or (4) of this paragraph (b) or under paragraph (a);

          (5)   Indebtedness of a Restricted Subsidiary acquired by the Company, the Issuer or any other Restricted Subsidiary after the Closing Date Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company, the Issuer or any other Restricted

  Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company, the Issuer or any other Restricted Subsidiary) or any Refinancing Indebtedness in respect thereof, not exceeding £75 million in the aggregate at any one time outstanding;

          (6)   Indebtedness (A) in respect of performance, bid, completion, surety or appeal bonds provided by the Company, the Issuer and any other Restricted Subsidiary in the ordinary course of their business and (B) under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company, the Issuer and any other Restricted Subsidiary in the ordinary course of business;

          (7)   Purchase Money Indebtedness and Capitalized Lease Obligations Incurred after the Closing Date for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of assets; provided, however, that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (7), together with all other outstanding Indebtedness Incurred after the Closing Date pursuant to this clause (7), shall not exceed as of the date of Incurrence the greater of (A) 2.75% of Total Assets and (B) £150 million;

          (8)   (i) Guarantees of the Notes and related guarantees to be issued pursuant to the exchange offer described herein, (ii) Guarantees by a Restricted Subsidiary in favor of the U.K. HM Revenue and Customs in connection with the U.K. tax liability of the Company or any Restricted Subsidiary (including, without limitation, any VAT liabilities), (iii) Guarantees of other Indebtedness not otherwise prohibited by this covenant and (iv) Guarantees of Indebtedness which by its terms must be Guaranteed if the Notes are Guaranteed;

          (9)   Indebtedness of the Company, the Issuer or any other Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (10) Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers' acceptances or other similar instruments or obligations issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims or other Indebtedness Incurred with respect to reimbursement-type obligations regarding workers' compensation claims and under other similar legislation; provided, however, that upon the drawing or other funding of such letters of credit or other instruments or obligations, such drawings or fundings are reimbursed within 30 days;

          (11) Indebtedness arising from agreements of the Company, the Issuer or any other Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees or other credit support of Indebtedness or other obligations of any Person (other than the Company or any Restricted Subsidiary) acquiring all or any portion of such business, assets or Capital Stock or any Affiliate of such Person; provided that such Indebtedness is not reflected on the balance sheet of the Company, the Issuer or any other Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will be deemed not to be reflected on such balance sheet for purposes of this clause (11));

          (12) the Incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of the Company, the Issuer or any other Restricted Subsidiary for the purpose of permitting such persons to purchase Capital Stock of the Company, the Issuer or any other Restricted Subsidiary, in an amount not to exceed £10 million at any one time outstanding;

          (13) the Incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Company, the Issuer or any of their Subsidiaries (except for Standard Securitization Undertakings) in an amount not to exceed £300 million at any one time outstanding;

          (14) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (where the payment of such dividends is not part of a financing transaction);

          (15) Indebtedness of the Company, the Issuer or any other Restricted Subsidiary relating to any VAT liabilities or deferral of PAYE taxes with the agreement of the U.K. HM Revenue and Customs; and

          (16) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of (A) 3.0% of Total Assets and (B) £300 million.

        (c)   For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

          (1)   Bank Indebtedness Incurred on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above;

          (2)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

          (3)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion (except as specified in this paragraph (c)), shall classify or reclassify from time to time such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

          (4)   the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness permitted to be Incurred under this covenant shall not be double counted.

        (d)   For the purposes of determining compliance with any sterling denominated restriction on the Incurrence of Indebtedness denominated in a currency other than pounds sterling, the sterling-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the sterling-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a currency other than pounds sterling, and such refinancing would cause the applicable sterling denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such sterling denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced based on the exchange rate between the currency of the Indebtedness being Refinanced and the currency of the Refinancing Indebtedness and (z) the sterling-equivalent principal amount of Indebtedness denominated in a currency other than pounds sterling and Incurred pursuant to any Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Closing Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

        Limitation on Layering.    The Company will not, and will not permit any Restricted Subsidiary, to Incur Indebtedness that is subordinated in right of payment to other Indebtedness of the Company or any Restricted Subsidiary, unless such Indebtedness Incurred by the Company or a Restricted Subsidiary is also subordinated to the Notes; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company and the Restricted Subsidiaries solely by virtue of being unsecured, by virtue of being secured with different collateral, by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment-ordering provisions.

        Limitation on Restricted Payments.    (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment to the direct or indirect holders of its Capital Stock, except (x) pro rata dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends, distributions or any similar payment payable to the Company or any other Restricted Subsidiary (and, if the Company or such Restricted Subsidiary has shareholders other than the Company, the Issuer or other Restricted Subsidiaries, to its other shareholders on a basis that is no more favorable to such other shareholders than a pro rata basis);

          (2)   purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company;

          (3)   purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (1) Subordinated Obligations owed to the Issuer and (2) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or

          (4)   make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A)  a Default will have occurred and be continuing (or would result therefrom);

          (B)  the Company could not Incur at least £1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Limitation on Indebtedness;" or

          (C)  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) declared or made subsequent to July 25, 2006 would exceed the sum of:

              (i)  an amount equal to 100% of EBITDA since the Merger Date to the end of the most recent fiscal quarter, taken as a single accounting period, less the product of 1.4 times the Consolidated Interest Expense since the Merger Date to the end of the most recent fiscal quarter, taken as a single accounting period;

             (ii)  the proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to July 25, 2006 (other than an issuance or sale to (x) the Company or a Subsidiary of the Company or (y) an employee share ownership plan or other trust to the extent funded or required to be funded by the Company or any of its Subsidiaries);

            (iii)  the amount by which Indebtedness of the Company is reduced on the Company's Consolidated balance sheet upon the conversion or exchange of any Indebtedness of the Company issued after July 25, 2006, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company issued to Persons not including the Company (less the amount of any cash or the Fair Market Value of other Property distributed by the Company upon such conversion or exchange); and

            (iv)  without duplication, the sum of

              (x)   the aggregate amount returned to the Company, the Issuer or any other Restricted Subsidiary in cash on or with respect to Investments (other than Permitted Investments) made subsequent to July 25, 2006, whether through interest payments, principal payments, dividends or other distributions;

              (y)   the net proceeds received and retained by the Company or any Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investments (other than Permitted Investments and other than to the Company or any Restricted Subsidiary); and

              (z)   upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary subsequent to July 25, 2006, in accordance with the covenant described under "—Designation of Restricted and Unrestricted Subsidiaries," the Fair Market Value (valued as provided in the definition of "Investment") of the net assets of such Subsidiary;

    provided, however, that the amount under this clause (iv) shall not exceed the aggregate amount of all such Investments (other than Permitted Investments) made subsequent to July 25, 2006 (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments.

        For purposes of calculating the aggregate amount of Restricted Payments under clause (a)(C) above declared or made subsequent to July 25, 2006 and prior to the date of the Indenture, any Restricted Payment which was not included in the calculation of the amount of Restricted Payments under Section 4.07(a)(C) of the 2006 Indenture shall also not be included in such calculation under clause (a)(C) above.

        (b)   The provisions of the foregoing paragraph (a) will not prohibit:

          (1)   any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock or Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Capital Stock or Disqualified Stock of, the Company (other than Capital Stock issued or sold to the Company or any of its Subsidiaries or an employee share ownership plan or other trust to the extent funded by the Company or any of its Subsidiaries) or through a substantially concurrent contribution to the equity of the Company; provided, however, that:

            (A)  such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

            (B)  the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (C)(ii) of paragraph (a) above;

          (2)   any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Indebtedness of the Company or such Restricted Subsidiary that is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" and that is subordinated to the Notes to at least the same extent as such Subordinated Obligations or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

          (3)   any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

          (4)   any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any Restricted Subsidiary that qualifies as Refinancing Indebtedness or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

          (5)   dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included (without duplication) in the calculation of the amount of Restricted Payments;

          (6)   any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock, or options to purchase Capital Stock, of the Company or any of the Restricted Subsidiaries from employees, former employees, directors or former directors or consultants of the Company or any of the Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or consultants), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed £20 million in any calendar year; provided further, that such purchases, repurchases, redemptions, retirements and other acquisitions for value will be included in the calculation of the amount of Restricted Payments;

          (7)   any payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) and (B) below; provided, however, that such dividends, distributions or other payments will be excluded from the calculation of the amount of Restricted Payments:

            (A)  to a Virgin Media Holding Company in amounts required for such Virgin Media Holding Company to pay taxes and other fees or amounts required to maintain its corporate existence and provide for other expenses in an aggregate amount of up to £50 million per year; and

            (B)  amounts payable for any income or corporate taxes or pursuant to the Tax Sharing Agreement;

          (8)   any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon exercise of options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities; provided, however, that such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

          (9)   after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or Property of such Unrestricted Subsidiary that in each case is held by the Company, the Issuer or any Restricted Subsidiary; provided, however, that (x) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; (y) any Property received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (9) only if such Property, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company or such Restricted Subsidiary; and (z) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company and the Restricted Subsidiaries on a consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or Property of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under clause (a)(C)(iv) above;

          (10) dividends on common stock of the Company or any Affiliate Guarantor up to £60 million per year; provided, in each case, that such Restricted Payments will be included in the calculation of the amount of Restricted Payments;

          (11) payments of any Receivables Fees; provided, however, that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

          (12) any Restricted Payment used to make payments of interest with respect to (i) the Convertible Senior Notes and the Existing Notes and (ii) any other Indebtedness of the Parent or any of its Subsidiaries provided that the net proceeds of any such other Indebtedness described in clause (ii) are or were (A) used in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Convertible Senior Notes or the Existing Notes or any Indebtedness of the Company or any Restricted Subsidiary, in each case, in whole or in part, or (B) contributed to or otherwise loaned or transferred to the Company or any Restricted Subsidiary; provided that any such Restricted Payments under (i) and (ii) above will be excluded from the calculation of the amount of Restricted Payments;

          (13) any Content Transaction, provided that, after giving pro forma effect thereto, the Company could Incur at least £1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Limitation on Indebtedness;" provided, that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

          (14) any Business Division Transaction, provided, that after giving pro forma effect thereto, the Company could Incur at least £1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Limitation on Indebtedness;"

          (15) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of the 2014 Notes or any Restricted Payment to facilitate such transaction; provided that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

          (16) any prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of the Existing Notes (other than the 2014 Notes) in an amount not exceeding in any financial year of the Company ten per cent in aggregate principal amount of such Existing Notes outstanding at the Closing Date or any Restricted Payment to facilitate such transaction; provided that in the event that any such amount available for the prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of Existing Notes in any financial year of the Company is not utilized in full, then the maximum amount available for such purposes in the following financial years of the Company shall be increased by such unutilized amount; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

          (17) any Restricted Payment from the Company or any Restricted Subsidiary to the Parent or any other Subsidiary of the Parent which is not a Restricted Subsidiary; provided that such Subsidiary advances the proceeds of any such Restricted Payment to the Company or any other Restricted Subsidiary, as applicable, within 3 days of receipt thereof and that such Restricted Payments do not exceed an amount equal to ten per cent (10%) of Total Assets at any one time; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments; and

          (18) any other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (18), not to exceed £75 million; provided, however, that (A) such Restricted Payments will be included in the calculation of the amount of Restricted Payments and (B) at the time of any Restricted Payment referred to in this clause (18), no Default or Event of Default has occurred and is continuing (or would result from such Restricted Payment).

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company will not permit any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to:

          (1)   pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary of which it is a Subsidiary;

          (2)   make any loans or advances to the Company or any Restricted Subsidiary of which it is a Subsidiary; or

          (3)   transfer any of its Property or assets to the Company or any Restricted Subsidiary of which it is a Subsidiary.

        The provisions of the preceding paragraph will not prohibit:

          (A)  any encumbrance or restriction pursuant to (i) applicable law, rule, regulation, order or governmental license, permit or concession or (ii) an agreement in effect on the Closing Date (including the Indenture, the Subsidiary Guarantees, the Existing Credit Facility, the Intercreditor Deeds and the indentures governing the Existing Notes);

          (B)  in respect of a Restricted Subsidiary acquired by the Company, the Issuer or any Restricted Subsidiary after the Closing Date, any encumbrance or restriction with respect to such Restricted Subsidiary arising prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than an encumbrance relating to Indebtedness Incurred as consideration for, in contemplation of, or to provide all or any portion of the funds or credit support utilized to, consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or any Restricted Subsidiary) and outstanding on such date;

          (C)  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment or modification to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions, taken as a whole, contained in any such Refinancing agreement or amendment or modification are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

          (D)  in the case of clause (3), any encumbrance or restriction

              (i)  that restricts in a customary manner the subletting, assignment or transfer of any Property or asset that is subject to a lease, license or similar contract,

             (ii)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary so long as such restriction relates solely to the Property so acquired (other than any encumbrance or restriction created as consideration for, in contemplation of, in connection with or pursuant to the provision of, all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Property was otherwise acquired by the Company or any Restricted Subsidiary),

            (iii)  under agreements relating to Purchase Money Indebtedness or Capitalized Lease Obligations Incurred that impose customary restrictions on the Property subject to such Purchase Money Indebtedness or Capitalized Lease Obligations,

            (iv)  relating to Indebtedness that is permitted to be Incurred and secured without also securing the Notes or the applicable Note Guarantee pursuant to the covenants described under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries," "—Limitation on Indebtedness" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Indebtedness, or

             (v)  customarily imposed on the transfer of copyrighted or patented materials or other intellectual property and customer provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

          (E)  any encumbrance created in connection with a Qualified Receivables Transaction permitted under the covenant described under "—Limitation on Indebtedness;"

          (F)  any customary encumbrance or restriction imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the

  Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (G)  any customary encumbrance or restriction on cash or other deposits or net worth imposed on customers under contracts entered into in the ordinary course of business;

          (H)  any encumbrance or restriction pursuant to an agreement governing (i) any Bank Indebtedness or other Pari Passu Lien Obligations of the Company or a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to clauses (a), (b)(1), (b)(4) or (b)(16) of the covenant described under "—Limitation on Indebtedness" and (ii) any Indebtedness permitted to be Incurred pursuant to clause (a) of the covenants described under "—Limitation on Indebtedness," if the encumbrances and restrictions contained in any such agreement, taken as a whole, do not materially prejudice the ability of the Issuer to make payments on the Notes;

          (I)   encumbrances or restrictions existing under or by reason of provisions in asset sale agreements entered into in the ordinary course of business; and

          (J)   encumbrances or restrictions existing under or by reason of provisions in joint venture arrangements and other similar arrangements or arrangements with minority interests in any Restricted Subsidiary.

  Limitation on Sales of Assets and Subsidiary Stock.

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

          (2)   at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets; and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be,

            (A)  first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay or repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness that is either unsecured or is Pari Passu Debt (as defined below) or Indebtedness that is subordinate or junior in right of payment to the Notes and the Note Guarantees;

            (B)  second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets or any capitalized expense related thereto (including by means of an Investment in Additional Assets or any capitalized expense related thereto by a Restricted Subsidiary with Net Available Cash received by the Company or a Restricted Subsidiary);

            (C)  third, to the extent of the balance of such Net Available Cash not applied in accordance with clauses (A) and (B) within 366 days from the later of such Asset Disposition or the receipt of such Net Available Cash (provided, however, that such 366-day period shall be extended by up to 180 days to the extent a binding contractual commitment to reinvest in or purchase Additional Assets or any capitalized expense related thereto shall have been entered into by such 366th day to the extent such commitment remains in effect and the planned reinvestment or purchase has not been abandoned or cancelled), to make an Excess Proceeds

    Offer (as defined in paragraph (b) of this covenant below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (c) of this covenant, subject to proration as described in paragraph (c) below or an offer to purchase any other Public Debt or similar securities of the Company or any Restricted Subsidiary outstanding on the date of such Excess Proceeds Offer that is pari passu in right of payment with the Notes or any Guarantee from the Company or any Restricted Subsidiary and subject to terms and conditions in respect of Asset Dispositions similar in all material respects to the covenant described hereunder and requiring the Company and any Restricted Subsidiary to make an offer to purchase such Indebtedness at substantially the same time as such Excess Proceeds Offer (the "Pari Passu Debt"); and

            (D)  fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) (including any amounts for Notes not tendered in any Excess Proceeds Offer), for any general corporate purpose permitted by the terms of the Indenture;

  provided, however, that in connection with any prepayment or repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, other than in connection with Bank Indebtedness Incurred under any revolving facility, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so permanently prepaid or repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value unless the Company or such Restricted Subsidiary can incur such Indebtedness on such date under this Indenture; and

  provided further, that in the event of any Asset Disposition of Collateral, the Company or such Restricted Subsidiary shall (i) pledge any Additional Assets referred to in clause (B) above in favor of the Notes and (ii) deposit any Net Available Cash, pending application in accordance with the above provisions, in bank accounts such that such Net Available Cash forms part of the Collateral; provided that, in each case, if such assets (y) are required to be pledged for the benefit of the Existing Credit Facility or any other Pari Passu Lien Obligation or (z) would have been required to be pledged under the "Limitation on Guarantees of Indebtedness by Restricted Subsidiaries."

        (c)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (b)(3)(C) of this covenant, the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (an "Excess Proceeds Offer"), which Excess Proceeds Offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over-subscription and calculation of the principal amount of Notes denominated in different currencies) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence, the Issuer may apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Issuer will not be required to make an Excess Proceeds Offer for Notes or any other Indebtedness pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (a)(3)(B)) is less than £40 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Excess Proceeds Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of each Excess Proceeds Offer, the amount of Allocable Excess Proceeds will be reset at zero.

        The term "Allocable Excess Proceeds" means the product of:

          (y)   the amount of Net Available Cash remaining after application in accordance with clauses (a)(3)(A) and (a)(3)(B) above, and

          (z)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the Notes outstanding on the date of an Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and

            (2)   the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of such Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and the aggregate principal amount (or accreted value in the case of Indebtedness with original issue discount) of any Pari Passu Debt plus accrued and unpaid interest thereon, if any, to such date.

        (d)   For the purposes of this covenant, the following are deemed to be cash:

    •
    Indebtedness and other liabilities shown on the most recent balance sheets of the Company and any Restricted Subsidiary prior to the date of such Asset Disposition (other than Subordinated Obligations) (i) that are assumed by the transferee of any such assets and (ii) for which the Company and the Restricted Subsidiaries are released from all liability at the time of such Asset Disposition;

    •
    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 90 days, to the extent of the cash or Temporary Cash Investments received in that conversion, sale or exchange; and

    •
    any Designated Non-Cash Consideration.

        (e)   The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Transactions with Affiliates.    (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

          (1)   that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2)   that, in the event such Affiliate Transaction involves an aggregate amount in excess of £25 million;

            (A)  are set forth in writing; and

            (B)  have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

          (3)   that, in the event such Affiliate Transaction involves an aggregate amount in excess of £100 million, have been determined by an Independent Financial Advisor to be fair, from a financial standpoint, to the Company and the Restricted Subsidiaries.

        (b)   The provisions of the foregoing paragraph (a) will not apply to:

          (1)   any Restricted Payment permitted to be paid or made pursuant to the covenant described under "—Limitation on Restricted Payments;"

          (2)   transactions between the Company and any Restricted Subsidiary (other than a Receivables Subsidiary) or between Restricted Subsidiaries (other than a Receivables Subsidiary);

          (3)   sales of accounts receivable or any participations therein to a Receivables Subsidiary in connection with any Qualified Receivables Transaction;

          (4)   in respect of clauses (2) and (3) of paragraph (a) above, only, any issuance of securities, or other payments, awards or grants in cash, securities (including stock options and similar rights) or similar transfers to employees, directors and consultants of the Parent, the Company or any Restricted Subsidiary and any of their Subsidiaries pursuant to, or for the purpose of funding, employment arrangements, stock options and share ownership plans;

          (5)   in respect of clauses (2) and (3) of paragraph (a) above, only, any loans or advances, or Guarantees of third-party loans, to directors, officers, employees and consultants in the ordinary course of business in accordance with past practices of the Parent, the Company or any Restricted Subsidiary, as applicable;

          (6)   the payment of reasonable fees and indemnities (including under customary insurance) to directors, officers and consultants of the Parent, the Company, any Restricted Subsidiary and any of their Subsidiaries;

          (7)   any tax sharing agreement or arrangement and payments pursuant thereto between or among the Parent, the Company, any Virgin Media Holding Company, the Issuer and any other Restricted Subsidiaries not otherwise prohibited by the Indenture;

          (8)   commercial transactions on arm's length terms entered into in the ordinary course of business of which the disinterested directors of the Company have been notified or, if there are no disinterested directors, the directors;

          (9)   transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Issuer, the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally;

          (10) transactions with Affiliates in their capacity as borrowers of Indebtedness from the Issuer, the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally;

          (11) any agreement in effect on the Closing Date or any amendment or other modification thereto (so long as such amendment or other modification is not disadvantageous to the Holders in any material respect) or any transactions pursuant thereto;

          (12) the issuance and sale of Capital Stock of the Parent or the Company to (A) any officer, director or consultant of the Company, any Restricted Subsidiary or any other Virgin Media Holding Company pursuant to agreements outstanding on the Closing Date, or (B) any Virgin Media Holding Company or any Restricted Subsidiary;

          (13) the entering into, maintaining or performing of any employee contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer, director or consultant heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements;

          (14) any insurance arrangements entered into in the ordinary course of business with a captive insurance company;

          (15) transactions between any Restricted Subsidiary and VM FinanceCo and/or Virgin Media Communications, or between the Company and VM FinanceCo and/or Virgin Media Communications, in each case, to effect or facilitate a transfer of any property or asset from the Company and/or any Restricted Subsidiary to another Restricted Subsidiary and/or the Company, as applicable;

          (16) transactions relating to the provision of Intra-Group Services in the ordinary course of business; or

          (17) any transaction in the ordinary course of business between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Company that is an Unrestricted Subsidiary or a joint venture or similar entity (including a Permitted Joint Venture) that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any consensual Lien of any nature whatsoever (other than Permitted Liens) on any of its Property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired.

        Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.    No Restricted Subsidiary (other than the Issuer or a Notes Guarantor) shall guarantee or otherwise become obligated under any Indebtedness under the Existing Credit Facility or any Pari Passu Lien Obligations unless such Restricted Subsidiary is or becomes an Additional Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter) and, if applicable, executes and delivers to the Trustee a supplemental Indenture in the form attached to the Indenture (and such documentation relating thereto as the Trustee may reasonably require pursuant to the terms of the Indenture) pursuant to which such Restricted Subsidiary will provide an Additional Subsidiary Guarantee (which Additional Subsidiary Guarantee shall be senior to or pari passu with such Restricted Subsidiary's guarantee of such other Indebtedness); provided that,

          (1)   an Additional Guarantor's Additional Subsidiary Guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (A) each of the Company and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (B) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Notes); and

          (2)   for so long as it is not permissible under applicable law for a Restricted Subsidiary to become an Additional Guarantor, such Restricted Subsidiary need not become an Additional Guarantor (but, in such a case, each of the Company and the Restricted Subsidiaries will use its reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).

        The preceding paragraph shall not apply to (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company or the Issuer; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this covenant immediately prior to such refinancing.

        Virgin Media Finance PLC shall, within 60 days of the 2014 Notes Repayment, enter into Collateral Documents providing Liens over substantially the same assets as it provides for the benefit of the Existing Credit Facility or any Pari Passu Lien Obligations.

        Within 60 days of the delivery by the Company of the financial statements for any fiscal year starting with the fiscal year ended 31 December 2010 under "Certain Covenants—Ongoing Reporting," the Company shall cause any Restricted Subsidiary to become a Note Guarantor under the Indenture so that the Issuer and the Note Guarantors on a Consolidated basis represent not less than seventy-five per cent (75%) of the EBITDA of the Company and the Restricted Subsidiaries for such fiscal year.

        Each Restricted Subsidiary that becomes a Note Guarantor on or after the Closing Date shall also become a party to the Collateral Documents or execute separate Collateral Documents, as applicable, and the Intercreditor Deeds, as applicable, and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Closing Date (but no greater scope) as may be necessary to vest in the Security Trustee a valid security interest (subject to Permitted Liens) upon all its properties and assets (other than the Excluded Assets) as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents and the Indenture, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Security Trustee on behalf of the Holders.

        No Lien shall be required to be granted over any asset if such Lien may result in (i) any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations or other considerations under applicable law of any applicable jurisdiction, (ii) a significant risk to the officers of the relevant grantor of the Lien of contravention of their fiduciary duties and/or of civil or criminal liability in any applicable jurisdiction or (iii) costs that are disproportionate to the benefit obtained by the beneficiaries of such Lien; provided that with respect to clause (iii) such Lien has not also been provided to the benefit of the Existing Credit Facility or any other Pari Passu Lien Obligations.

        Ongoing Reporting.    So long as the Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC's rules and regulations, without cost to the Trustee (who, at the Issuer's expense, will furnish by mail to the Holders); provided, however, that to the extent any reports are filed on the SEC's website, such reports shall be deemed to be furnished to the Trustee and the Holders:

          (1)   whether or not required by SEC rules and regulations, quarterly and annual reports of the Parent, containing substantially the same information required to be contained in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, under the Exchange Act, including financial statements prepared in accordance with generally accepted accounting principles in the United States or, if permitted by the SEC, international financial reporting standards, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" (except with respect to (i) guarantor financial statements, but including condensed information complying with Rule 3-10(d) of Regulation S-X of the SEC and (ii) financial statements required pursuant to Rule 3-16 of Regulation S-X of the SEC); provided, however, that only to the extent reasonably available, at any time that any of Parent's Subsidiaries is an Unrestricted Subsidiary that is a Significant Subsidiary or would in combination with other Unrestricted Subsidiaries be a Significant Subsidiary, the quarterly and annual financial information required by this paragraph will include a presentation, either on the face of the financial statements, in the footnotes thereto, or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" or other comparable section, of the financial condition and results of operations of Parent and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent; and

          (2)   such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act, as in effect on the Closing Date.

        The Parent will also make available copies of all reports required by clauses (1) and (2) above on its website.

        Limitation on Activities.    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business, except for any businesses that are immaterial to the business as a whole.

        Limitation on Sale/Leaseback Transactions.    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

          (1)   the Company or such Restricted Subsidiary would be entitled to:

            (A)  Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on Indebtedness;" and

            (B)  create a Lien on such Property securing such Attributable Debt pursuant to the covenant described under "—Limitation on Liens;"

          (2)   the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction represent the Fair Market Value of such Property; and

          (3)   the transfer of such Property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock."

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Restricted Subsidiary of the Company or any Affiliate Guarantor (including any newly acquired or newly formed Subsidiary) other than the Issuer to be an Unrestricted Subsidiary if:

          (1)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

          (2)   such Restricted Subsidiary and any of its Subsidiaries do not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary other than a Subsidiary of the Restricted Subsidiary to be designated an Unrestricted Subsidiary;

          (3)   either:

            (A)  the Restricted Subsidiary to be so designated has total Consolidated assets of £1,000 or less; or

            (B)  if such Restricted Subsidiary has Consolidated assets greater than £1,000, then the Company would be permitted to make an Investment under the covenant described under "—Limitation on Restricted Payments" after giving effect to such designation in the amount specified in the definition of "Investment;"

          (4)   all of the Indebtedness of such Restricted Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt unless the Guarantee or other credit support related to any such Indebtedness could be Incurred by the Company or the relevant Restricted Subsidiary under the Indenture;

          (5)   such Restricted Subsidiary is a Person with respect to which neither the Company nor any other Restricted Subsidiary has any direct or indirect obligation:

            (A)  to subscribe for additional Capital Stock of such Person; or

            (B)  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6)   on the date such Restricted Subsidiary is designated an Unrestricted Subsidiary, such Restricted Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company, the Issuer or any other Restricted Subsidiary with terms substantially less favorable to the Company, the Issuer or any other Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company other than transactions that comply with the covenant described under "—Limitation on Transactions with Affiliates."

        In the event of any such designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "—Limitation on Restricted Payments."

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation:

          (x)   no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation,

          (y)   the Company could Incur £1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Limitation on Indebtedness," and

          (z)   all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at that time, have been permitted to be Incurred for all purposes of the Indenture.

        Any such designation of a Subsidiary or as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        Additional Intercreditor Deeds.    The Indenture provides that in connection with the Incurrence of any Indebtedness by the Parent or any of its Subsidiaries, the Trustee shall, at the request of the Company, enter into with the Company, the relevant Restricted Subsidiaries and the holders of such Indebtedness (or their duly authorized representatives) one or more intercreditor agreements or deeds (including a restatement, replacement, amendment or other modification of either of the Intercreditor Deeds) (an "Additional Intercreditor Deed"), on substantially the same terms (other than, prior to an Enforcement Control Event, with respect to rights to provide notice or instructions or other administrative matters) as the relevant Intercreditor Deed (or terms (i) not materially less favorable to the Holders and/or (ii) substantially similar as applies to the Existing Credit Facility or any Pari Passu Lien Obligations) with respect to subordination, payment blockage, limitation on enforcement and release of Guarantees, priority and release of security; provided, further, that such Additional Intercreditor Deed will not impose any personal obligations on the Trustee or adversely affect the personal rights, duties, liabilities, indemnification or immunities of the Trustee under the Indenture or the Intercreditor Deeds. In connection with the foregoing, the Company shall furnish to the Trustee such documentation in relation thereto as it may reasonably require.

        The Indenture also provides that, in relation to the Intercreditor Deeds or an Additional Intercreditor Deed, the Trustee shall consent on behalf of the holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        Covenant Suspension.    From and after the first day on which (i) the Notes have been assigned an Investment Grade Rating by at least two Rating Agencies and (ii) no Default or Event of Default under the Indenture has occurred and is continuing (the "Suspension Date"), the Company and the Restricted Subsidiaries shall cease to be subject to certain sections of the Indenture, including the provisions summarized under "—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Limitation on Sales of Assets and Subsidiary Stock," "—Limitation on Transactions with Affiliates," "—Limitation on Activities," "—Limitation on Sale/Leaseback Transactions," clause (y) of the third paragraph under "—Designation of Restricted and Unrestricted Subsidiaries" and clause (3) of the first paragraph under "Description of the Exchange Notes—Merger and Consolidation" (collectively, the "Suspended Covenants").

        If at any time following the Suspension Date one or more Rating Agencies downgrades the rating assigned to the Notes to below an Investment Grade Rating with the result that less than two Rating Agencies maintain an Investment Grade Rating with respect to the Notes (such date being the "Reinstatement Date"), then the Suspended Covenants will thereafter be reinstated and again be applicable pursuant to the terms of the Indenture, unless and until the Notes subsequently again attain an Investment Grade Rating by two or more Rating Agencies. The period of time between the Suspension Date and Reinstatement Date shall be referred to as the "Suspension Period."

        No action taken by either the Company or any of the Restricted Subsidiaries during the Suspension Period with respect to a Suspended Covenant (including, for the avoidance of doubt, any failure to comply with a Suspended Covenant), nor the compliance or performance by the Company or any of the Restricted Subsidiaries with any contractual obligation entered into during the Suspension Period with respect to a Suspended Covenant will constitute a Default, Event of Default or breach of any kind under the Indenture, the Notes or the Guarantees and will not result in any reduction of any amounts available under any of the baskets as of the Suspension Date that may apply under the Suspended Covenants.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (1)   the Company is the surviving corporation or the resulting, surviving or transferee Person other than the Company (the "Successor Company") will be a corporation organized and existing under the laws of any country that is a Member State, Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia, and the Successor Company will expressly assume, by agreements, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Deeds, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3)   immediately after giving effect to such transaction, the Company, if it is the surviving corporation, or the Successor Company, would be able to Incur an additional £1.00 of Indebtedness under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;"

          (4)   each Note Guarantor (unless it is the other party to the transaction above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the Collateral Documents and the Intercreditor Deeds, as applicable, shall continue to be in effect, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Note Guarantor that is a Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable; and

          (5)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions described in this paragraph; provided, that in giving such opinion, such counsel may rely on an Officer's Certificate as to compliance with clauses (2) and (3) above and as to any matters of fact.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and upon such substitution, the predecessor Company will be released from its obligations under the Indenture and the Notes, but, in the case of a conveyance, transfer or lease of all or substantially all its assets, such predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

        Clauses (2) and (3) of the first paragraph of this section will not apply to any transaction in which (i) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or (ii) (x) the Company consolidates or merges with or into or transfers all or substantially all of its assets to an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) the Company consolidates or merges with or into or transfers all or substantially all of its assets to a Restricted Subsidiary so long as all assets of the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and the Restricted Subsidiaries immediately after the consummation thereof.

        In addition, the Issuer and each Note Guarantor will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

          (1)   the resulting, surviving or transferee Person if other than the Issuer or such Note Guarantor (the "Successor Entity") will be a corporation organized and existing under the laws of a country that is a Member State, Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia, and such Person (if not the Issuer or such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Issuer or such Note Guarantor under the Indenture, the Note Guarantee, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Deeds, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Issuer or such Note Guarantor which becomes an obligation of the Successor Entity or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Entity or any Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

          (3)   each Note Guarantor shall have delivered a written instrument in form and substance satisfactory to the Trustee confirming its Note Guarantee in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement, Collateral Documents and the Intercreditor Deeds, as applicable, shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions as applicable; and

          (4)   the Issuer will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that in giving such opinion, such counsel may rely on an Officer's Certificate as to compliance with clause (2) above and as to any matters of fact.

        Notwithstanding the foregoing, the Company or any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Note Guarantor; provided, however, that neither the Company nor any Restricted Subsidiary shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Note Guarantor if following such consolidation, merger or transfer such Note Guarantor would be prohibited by applicable law from continuing to provide a Note Guarantee or the amount of such Note Guarantee would be required to be limited to a greater extent than immediately prior to such consolidation, merger or transfer.

        There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the Property or assets of a Person.

As a result there may be circumstances in which it is unclear whether the provisions of this section apply.

Events of Default

        Each of the following is an Event of Default:

          (1)   a default in any payment of interest on, or Additional Amounts with respect to, any Note when due and payable continued for 30 days;

          (2)   a default in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   the failure to comply with obligations under the covenant described under "—Merger and Consolidation" above;

          (4)   the failure to comply for 30 days after notice with any obligations under the covenants described under "—Repurchase at the Option of the Holders" or "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above);

          (5)   the failure to comply for 60 days after notice with any other agreement contained in the Notes, the Indenture, the Collateral Documents and the Intercreditor Deeds; provided, however, that we shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with our obligations to file our annual, quarterly and current reports in accordance with the covenant described under "—Ongoing Reporting" or to comply with Section 314(a)(1) of the Trust Indenture Act so long as we are attempting to cure such failure as promptly as reasonably practicable;

          (6)   the failure by the Company, the Issuer or any other Restricted Subsidiary or any other Virgin Media Holding Company to pay any Indebtedness within any applicable grace period after final maturity, or the acceleration of any such Indebtedness by the holders thereof because of a default, if, in each case, the total amount of such Indebtedness unpaid or accelerated exceeds £50 million or its equivalent in another currency (the "cross acceleration provision");

          (7)   (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company, the Issuer or a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company, the Issuer or a Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company, the Issuer or a Significant Subsidiary (other than, except in the case of the Issuer, a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or

            (B)  other than, except in the case of the Issuer, in relation to a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries, the Company, the Issuer or a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company, the Issuer or a Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

          (8)   the rendering of any judgment or decree for the payment of money in excess of £50 million or its equivalent in another currency against the Company or any Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed before the end of such period (the "judgment default provision");

          (9)   any (A) Note Guarantee of the Company or a Significant Subsidiary or any of the Intercreditor Deeds ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or a Significant Subsidiary or Person acting by or on behalf of either the Company or a Significant Subsidiary denies or disaffirms in writing the Company's or a Significant Subsidiary's obligations under the Indenture or any Note Guarantee (other than by reason of the termination of the Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee or the Indenture); or

          (10) with respect to any Collateral having a fair market value in excess of £100 million, individually or in the aggregate, (A) the failure of the Lien with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such Default continues for 60 days after receipt of notice by the Trustee of such event, (B) the declaration by any court of competent jurisdiction in a judicial proceeding that the Lien with respect to such Collateral created under the Collateral Documents or under the Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion in writing by the Company or any Note Guarantor, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable and any such Default continues for 60 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and the Company, the Issuer or the relevant Restricted Subsidiary, as applicable, does not cure such default within the time specified in clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a notice of Default. When a Default or an Event of Default is cured within the time specified, it ceases. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "—Events of Default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        Subject to the terms of the Group Intercreditor Deed and the provisions of the above paragraph, if an Event of Default (other than an Event of Default under the bankruptcy provisions described in clause (7) with respect to the Issuer, any Note Guarantor or any Significant Subsidiary) occurs and is continuing and is known to the Trustee, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions described in clause (7) with respect to the Issuer, any Note Guarantor or any Significant Subsidiary occurs, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3)   such Holders have provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such written request within 60 days after the receipt of such request and the security or indemnity reasonably satisfactory to the Trustee; and

          (5)   the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The Holders of a majority in aggregate principal amount of the outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law, the Indenture or the Intercreditor Deeds or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability or expense, provided that the Trustee may take any other action deemed proper by the Trustee which is not consistent with any such direction. Prior to taking any action under the Indenture, the Trustee will be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

        If a Default (or the Event of Default) occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default (or the Event of Default) within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the best interests of the Holders.

        In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate indicating whether the signer thereof knows of any Default that occurred during the previous fiscal year. The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and, subject to certain exceptions, any past default or compliance with certain provisions thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that if any amendment, waiver or other modification would only affect the Dollar Notes or the Sterling Notes, the consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes of the affected series (and not the consent of the Holders of any other series of Notes) shall be required. However, with respect to the Notes, without the consent of each Holder of an outstanding Note affected, no amendment or supplement may:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

          (2)   reduce the rate of or extend the time for payment of interest on any Note;

          (3)   reduce the principal of or extend the Stated Maturity of any Note;

          (4)   reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "—Optional Redemption" above;

          (5)   make any Note payable in money other than that stated in the Note;

          (6)   impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (7)   make any change in the amendment provisions which require each Holder's consent or in the waiver provisions described in this sentence; and

          (8)   modify the Note Guarantees in any manner materially adverse to the Holders of the Notes.

        In addition, (A) without the consent of at least seventy-five per cent (75%) in aggregate principal amount of Notes then outstanding, no amendment or supplement may:

          (1)   release any Note Guarantor or the Company from any of its obligations under its Note Guarantee or Company Guarantee, as the case may be, except in accordance with the terms of the Indenture; and

          (2)   modify any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release all or substantially all of the Collateral except in accordance with the terms of the Indenture; and

        (B)  without the consent of each affected Holder, no amendment or supplement to any Intercreditor Deed may be made that materially adversely affects (x) the ranking (as it relates to the right to receive payments on enforcement) of the Notes and Note Guarantees with respect to any Pari Passu Lien Obligations and (y) the subordination (as it relates to the right to receive payments on enforcement) of Subordinated Obligations to the Notes and Note Guarantees as set forth in the Intercreditor Deeds;

        Notwithstanding any of the foregoing, with respect to the Notes, without the consent of any Holder, the Parent, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Deeds and the Collateral Documents to:

          (1)   cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2)   provide for the assumption by a successor corporation in accordance with the Indenture of the obligations of the Issuer under the Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

          (3)   provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4)   add additional Guarantees with respect to the Notes;

          (5)   add to the covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, any Restricted Subsidiary or any of their Subsidiaries;

          (6)   make any change that does not materially adversely affect the rights of any Holder in any respect, subject to the provisions of the Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Deeds and the Collateral Documents;

          (7)   provide for the issuance of Additional Notes;

          (8)   mortgage, pledge, hypothecate or grant a security interest in any Property for the benefit of any Person or add additional Collateral to secure the Notes and Subsidiary Guarantees; provided, however, that the granting of such security interest is not prohibited by the Indenture and the covenant described under "—Certain Covenants—Limitation on Liens" is complied with;

          (9)   release Note Guarantees and/or Liens in favor of the Security Trustee in the Collateral in accordance with the terms of the Indenture, the Intercreditor Deeds and the Collateral Documents, as applicable;

          (10) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

          (11) provide for a reduction in the minimum denominations of the Notes;

          (12) provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

          (13) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

          (14) add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the Indenture;

          (15) enter into additional or supplemental Collateral Documents;

          (16) subject to the second paragraph of this section, enter into any amendments or supplements to any of the Intercreditor Deeds or any Additional Intercreditor Deed or any

  Collateral Documents that is not prohibited by the terms of the Indenture and the Intercreditor Deed or Additional Intercreditor Deed, as applicable; and

          (17) provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture and the relevant Collateral Document.

        For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under the Indenture, the principal amount of Sterling Notes and Dollar Notes shall be deemed to be the Dollar Equivalent of such principal amount of Sterling Notes and Dollar Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Issuer.

        After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will inform such exchange of any amendment, supplement or waiver and will publish notice of such amendment, supplement or waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

Defeasance

        The Company and the Issuer may at any time terminate all obligations of the Issuer and the Note Guarantors under the Notes, the Note Guarantees, the Indenture, the Intercreditor Deeds and the Collateral Documents, and cause the release of all Liens on the Collateral granted under the Collateral Documents ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

        In addition, the Company and the Issuer may at any time terminate:

          (1)   the Issuer's obligations under the covenants described under "—Certain Covenants" and "—Repurchase at the Option of the Holders;" and

          (2)   the operation of the cross-acceleration provision, the bankruptcy provisions with respect to any Note Guarantor and Significant Subsidiaries and the judgment default provision described under "—Events of Default" above and the limitations contained in clause (3) under the first paragraph of "—Merger and Consolidation" above ("covenant defeasance").

        In the event that the Company or the Issuer exercises its legal defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Collateral Documents.

        The Company or the Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company or the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company or the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to any Note Guarantor and Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Issuer to comply with clause (3) under the first paragraph of "—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company or the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee cash in U.S. dollars or U.S. Government Obligations or a combination thereof (in the case of the Dollar Notes) or cash in pounds sterling or UK Government Obligations or a combination thereof (in the case of the Sterling Notes), the principal of and interest on which will be sufficient to pay the principal of, premium (if any) and interest on the outstanding Notes to redemption or maturity, as the case may be, as specified in an Officer's Certificate, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. Federal or U.K. income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal and U.K. income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on and refer to a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued thereunder when:

          (1)   either:

            (A)  all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and applicable Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer in accordance with the Indenture, have been delivered to the Trustee for cancellation; or

            (B)  all of the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations (in the case of the Dollar Notes) or cash in pounds sterling or UK Government Obligations (in the case of the Sterling Notes) in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the applicable Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

          (3)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

          (4)   the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the applicable Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Prescription

        There is no express term in the Indenture as to any time limit on the validity of claims of the Holders to interest and repayment of principal, but any such claims will be subject to any statutory limitation period prescribed under the laws of the State of New York.

Concerning the Trustee

        The Bank of New York Mellon is to be the Trustee under the Indenture and has been appointed by the Issuer as a Paying Agent with regard to the Notes.

        The Bank of New York Mellon, as trustee, is permitted to engage in other transactions with us from time to time. If the Trustee becomes a creditor of the Issuer, the Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain Property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

        The Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in respect of such Notes, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes unless such Holder has provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Notices

        All notices to Holders of each series of Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. In addition, for so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices with respect to the Notes listed on the Luxembourg Stock Exchange will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

Governing Law

        The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator or stockholder of Parent, the Company, the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, the Issuer or any Subsidiary Guarantor under the Parent Guarantee, the Notes, the Subsidiary Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Enforceability of Judgments

        Since the Issuer and the Subsidiary Guarantors are incorporated in the United Kingdom and substantially all of their operating assets and the operating assets of their Subsidiaries are outside the United States, any judgment obtained in the United States against the Issuer or the Subsidiary Guarantors, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any purchase price with respect to the Notes, may not be collectable within the United States. See "Enforceability of Civil Liabilities."

Currency Indemnity

        The currency of account and payment for all sums, including damages, payable by the Issuer or any Note Guarantor under or in connection with the Dollar Notes and Sterling Notes, as the case may be, is U.S. dollars and pounds sterling, respectively. Any amount received or recovered in a currency other than U.S. dollars (in the case of the Dollar Notes) or pounds sterling (in the case of the Sterling Notes), whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Note Guarantor or otherwise by any Holder of a Dollar Note or a Sterling Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Note Guarantor will only constitute a discharge to the Issuer or any Note Guarantor to the extent of the U.S. dollar amount or sterling amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

        If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Dollar Note or, if that sterling amount is less than the sterling amount expressed to be due to the recipient or the Trustee under any Sterling Note, the Issuer and any Note Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer and any Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and any Note Guarantor's other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Calculation of Sterling Denominated Restrictions

        Except as otherwise specifically set forth herein under the covenant described under "—Certain Covenants—Limitation on Indebtedness," for purposes of determining compliance with any sterling denominated restriction herein, the Sterling Equivalent amount for purposes hereof that is denominated in a non-sterling currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-sterling amount is incurred or made, as the case may be.

Certain Definitions

        "2004 Indenture" means the indenture dated as of April 13, 2004, between the Issuer, NTL Incorporated, Cable Communications Funding Corp., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited and The Bank of New York as trustee.

        "2006 Indenture" means the indenture dated as of July 25, 2006 between the Issuer, NTL Incorporated, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications

Limited, NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.

        "2014 Notes" means the £375 million of 9.75% Senior Notes due 2014, the $425 million of 8.75% Senior Notes due 2014 and the €225 million of 8.75% Senior Notes due 2014 issued by VM FinanceCo pursuant to the 2004 Indenture.

        "Additional Assets" means:

          (1)   any Property or assets (other than Indebtedness and Capital Stock) to be used by the Company, the Issuer or a Restricted Subsidiary;

          (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, the Issuer or another Restricted Subsidiary; or

          (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Permitted Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note at such time and (2) the excess (to the extent positive) of (A) the present value at such time of (i) the redemption price of such Note at January 15, 2014 (such redemption price being described in the table appearing in the first paragraph under the heading "Optional Redemption," exclusive of any accrued and unpaid interest) plus (ii) any required interest payments due on such Note through January 15, 2014 (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate, in the case of the Dollar Notes and the Gilt Rate, in the case of the Sterling Notes, in each case plus 50 basis points, over (B) the principal amount of such Note.

        "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions), including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of any shares of Capital Stock of the Company or a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) or any assets of the Company or any Restricted Subsidiary other than:

          (A)  a disposition to the Company, the Issuer or any Subsidiary Guarantor;

          (B)  a disposition by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (C)  for purposes of the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or a disposition of assets to a joint venture as part of a transaction that is a Permitted Investment;

          (D)  any disposition permitted under the provisions described under "—Merger and Consolidation;"

          (E)  a sale of Temporary Cash Investments in the ordinary course of business;

          (F)  a disposition of inventory, consumer equipment, communications capacity and worn out or obsolete equipment or assets in the ordinary course of business;

          (G)  issuance of Capital Stock by a Restricted Subsidiary to the Company, the Issuer or another Restricted Subsidiary;

          (H)  any sale or other disposition of Receivables and Related Assets to a Receivables Subsidiary pursuant to or in connection with a Qualified Receivables Transaction;

          (I)   any sale or disposition deemed to occur in connection with creating or granting a Permitted Lien;

          (J)   any disposition of the Capital Stock or all or substantially all Property of any Unrestricted Subsidiary; provided, however, that such disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; provided further, however, that such disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company or any Restricted Subsidiary;

          (K)  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other Property in the ordinary course of business which do not materially interfere with the business of the Company and the Restricted Subsidiaries;

          (L)  assets or Capital Stock acquired in an acquisition which the Company or any Restricted Subsidiary sells within 6 months of such acquisition;

          (M) the disposition of any Interest Rate Agreements or Currency Agreements no longer required for the purposes for which any such agreement was originally entered into;

          (N)  disposals of assets pursuant to Sale/Leaseback Transactions not constituting Indebtedness where the aggregate Fair Market Value of any assets disposed of in reliance on this paragraph (N) does not, together with the aggregate principal amount of all outstanding Indebtedness incurred under clause (7) under "—Certain Covenants—Limitation on Indebtedness" exceed £150 million (or its equivalent in other currencies) in any financial year of the Company and any disposals of assets pursuant to Sale/Leaseback Transactions constituting Indebtedness to the extent such Indebtedness is otherwise permitted under the Indenture;

          (O)  disposals of non-core assets acquired in connection with any acquisition permitted pursuant to the terms of the Indenture;

          (P)   any disposals constituted by licenses of intellectual property rights;

          (Q)  any disposals in connection with a Content Transaction;

          (R)  (i) any disposal of assets made pursuant to the establishment of a Permitted Joint Venture, or (ii) any disposal of assets to a Permitted Joint Venture which is otherwise permitted hereunder and in relation to which the requirements of clause (a)(1) under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" are satisfied;

          (S)   foreclosure on assets;

          (T)  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (U)  any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person; provided, however, that (A) if the outsourcing relates to non-core business activities, the Company shall provide an Officer's Certificate and (B) if the outsourcing relates to core business activities, the Board of Directors shall certify, in either case, that in the opinion of the Officer or the Board of Directors, as applicable, the outsourcing transaction will be economically beneficial to the Company and the Restricted Subsidiaries (considered as a whole) and that the costs of such outsourcing are fair; provided further, however, that the Fair Market Value of the assets disposed of, when taken together with all other dispositions made pursuant to this clause (U), do not exceed 5% of Total Assets; or

          (V)  a disposition of Capital Stock or assets in a transaction or series of related transactions with an aggregate Fair Market Value of less than £30 million.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in such Sale/ Leaseback Transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2)   the sum of all such payments.

        "Bank Group" shall have the meaning ascribed thereto in the Existing Credit Facility.

        "Bank Indebtedness" means any and all amounts payable under or in respect of an agreement, instrument or other document relating to a Credit Facility (including security documents, fee letters and intercreditor agreements or deeds related thereto), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Person liable thereunder whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and any and all Refinancing Indebtedness Incurred in respect of any such amount (including amounts in respect of Refinancing Indebtedness), whether Incurred under or in respect of an agreement relating to a Credit Facility or otherwise.

        "Bankruptcy Law" means (a) the U.K. Insolvency Act 1986 or any other bankruptcy, insolvency, liquidation or similar laws of general application and (b) the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

        "BBC Guarantees" means the guarantees required to be given by certain Restricted Subsidiaries in favor of BBC Worldwide Limited pursuant to the shareholder agreements relating to the UKTV Joint Ventures.

        "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer or, with respect to clause (2) of the definition of Change of Control, the Board of Directors of Parent or the Company.

        "Business Day" means each day which is not a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or London, England.

        "Business Division Transaction" means any creation or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company and the Restricted Subsidiaries which comprise all or part of the ntl:Telewest business division (or its predecessor or successors), to or with any other entity or person whether or not the Company or any of the Restricted Subsidiaries, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company and the Restricted Subsidiaries and excluding any Subsidiary included in or owned by the ntl:Telewest business division but not engaged in the business of that division.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

        "Clearstream" means Clearstream Banking S.A.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Collateral" means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes, the VM FinanceCo Guarantee (subject to the completion of the 2014 Notes Repayment), the Company Guarantee and the Subsidiary Guarantees pursuant to the Collateral Documents.

        "Collateral Documents" means the mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Security Trustee for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and the Restricted Subsidiaries on a Consolidated basis including, without duplication:

          (1)   interest expense attributable to Purchase Money Indebtedness and Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (2)   amortization of debt discount and debt issuance costs,

          (3)   capitalized interest and interest paid in the form of additional Indebtedness,

          (4)   cash or non-cash interest expense,

          (5)   commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (6)   interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by, or secured by a Lien on the assets of, the Issuer or any Restricted Subsidiary,

          (7)   net costs associated with Hedging Obligations (including amortization of fees),

          (8)   dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary of the Company,

          (9)   interest Incurred in connection with Investments in discontinued operations and

          (10) the cash contributions to any employee share ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the Consolidated net income (loss) of the Company and the Restricted Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (1)   any net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) if such Person is not a Subsidiary, or is an Unrestricted Subsidiary, except that, subject to the limitations contained in clause (4) below, the Company's or any Restricted Subsidiary's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Investments distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other similar distribution or return;

          (2)   any net income (or loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (other than any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A)), (H) or (J) (to the extent that assets of the joint ventures subject to such restriction do not exceed 2.5% of Total Assets) of the covenant described under "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries"), except that, subject to the limitations contained in clause (4) below, the Company's or any Restricted Subsidiary's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Investments distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other similar distribution;

          (3)   any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person, in each case, that is not sold or otherwise disposed of in the ordinary course of business;

          (4)   any item classified as a restructuring, extraordinary, unusual, non-recurring or other non-operating gain or loss, including the costs of, and accounting for, financial instruments;

          (5)   any impairment loss of the Company or the Restricted Subsidiaries relating to goodwill or other intangible assets;

          (6)   the cumulative effect of a change in accounting principles;

          (7)   all deferred financing costs written off in connection with the early extinguishment of Indebtedness, net of taxes;

          (8)   any foreign currency transaction or translation gains or losses, net of taxes; and

          (9)   any premium, penalty or fee paid in relation to any repayment, prepayment, redemption or purchase of any Indebtedness.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments, redemptions or releases of Investments, proceeds realized on the sale or liquidation of Investments, and dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (C)(iv) of paragraph (a) thereof.

        "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries (excluding the Affiliate Guarantors) with those of the Company in accordance with GAAP consistently applied and together with the accounts of the Affiliate Guarantors on a combined basis (including eliminations of intercompany transactions and balances, as appropriate); provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Content" means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).

        "Content Business" means the business of the Company and the Restricted Subsidiaries consisting of ownership or licensing of Content.

        "Content Transaction" means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Company and the Restricted Subsidiaries which comprise all or part of the Content Business, to or with any other entity or person whether or not the Company or any of the Restricted Subsidiaries.

        "Convertible Senior Notes" means the $1,000,000,000 of 6.50% Convertible Senior Notes due 2016 issued pursuant to an indenture dated as of April 16, 2008 between the Parent and the Bank of New York, as trustee.

        "Credit Facility" means any debt facility or commercial paper facility (including the Existing Credit Facility) or ancillary facility, in each case with a lender or a syndicate of commercial bank lenders or other financial institutions, providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or Refinanced in whole or in part from time to time by a lender or a syndicate of commercial bank lenders or other financial institutions.

        "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Note" means a registered note issued in certificated form pursuant to the Indenture.

        "Designated Non-Cash Consideration" means the Fair Market Value of non-cash consideration received by the Company, the Issuer or any Restricted Subsidiary in connection with an Asset Disposition that is so designated pursuant to an Officer's Certificate, setting forth the basis of such valuation. The aggregate Fair Market Value of the Designated Non-Cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-Cash Consideration then held by the Company, the Issuer or any Restricted Subsidiary, may not exceed the greater of (x) £250 million in the aggregate or (y) 1.00% of Total Assets, at the time of the receipt of the Designated Non-Cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (1)   matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

          (3)   is redeemable or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to 180 days following the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 180 days following the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "—Repurchase at the Option of the Holders—Change of Control" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Dollar Equivalent" means with respect to any monetary amount in pounds sterling, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting the pounds sterling involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with pounds sterling as published under the "Currencies" section of the homepage of the Wall Street Journal (http:/www.online.wsj.com) on the date two Business Days prior to such determination.

        "Dollar Notes" means the U.S. dollar denominated 6.50% Senior Secured Notes due 2018 of the Issuer.

        "EBITDA" for any period means the Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income of the Company and the Restricted Subsidiaries:

          (1)   income tax expense;

          (2)   Consolidated Interest Expense;

          (3)   depreciation expense;

          (4)   amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

          (5)   all other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (excluding any such non-cash item of income to the extent it will result in receipt of cash payments in any future period);

          (6)   other cash charges for professional fees and services incurred in connection with the planning, negotiating, documenting or other activities related to a proposed financing, acquisition or disposition transaction involving a Permitted Business if such transaction is abandoned;

          (7)   the amount of minority interest expense deducted in calculating Consolidated Net Income;

          (8)   the amount of any restructuring charge deducted for such period in calculating Consolidated Net Income;

          (9)   recapitalization items, net;

          (10) share of income or loss on equity Investments; and

          (11) asset impairments,

in each case for such period.

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and, except for Affiliate Guarantors, only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Company by such Restricted Subsidiary without breaching or violating a restriction, directly or indirectly, applicable to such Restricted Subsidiary (disregarding for this purpose any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A)) or (H) of the covenant described under "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries").

        "Enforcement Control Event" shall have the meaning ascribed thereto in the Group Intercreditor Deed.

        "Equity Offering" means a public or private sale for cash of Capital Stock that is a sale of Capital Stock of the Company or any Virgin Media Holding Company (not including convertible debt or other equity-linked securities or purchases of Capital Stock of the Company or any Virgin Media Holding Company funded by a sale of debt, convertible debt or other equity-linked securities of the Company or any Virgin Media Holding Company).

        "Euroclear" means Euroclear Bank S.A./N.V.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means any of the following:

  (1)
  any Rule 3-16 Excluded Collateral;

  (2)
  any assets securing Purchase Money Indebtedness and Capitalized Lease Obligations;

  (3)
  any assets secured pursuant to clauses (9), (10), (13) (with respect to clauses (9) and (10) only), (17), (20) or (21) of the definition of "Permitted Liens;"

  (4)
  any interest in any Excluded Subsidiary, any non-recourse special purpose vehicles or any joint venture; and

  (5)
  any assets that are expressly excluded from the collateral securing the Existing Credit Facility or any Pari Passu Lien Obligations outstanding from time to time.

        "Excluded Subsidiary" means:

  (1)
  any Subsidiary of the Company which is a dormant subsidiary;

  (2)
  Flextech Interactive Limited;

  (3)
  Fawnspring Limited; and

  (4)
  NTL South Herts and its Subsidiaries, until such time as NTL South Herts becomes a wholly owned Subsidiary of the Company.

        "Existing Credit Facility" means the Senior Facilities Agreement dated March 3, 2006 between Virgin Media Inc. as Ultimate Parent and the other parties thereto, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of the Indenture.

        "Existing Notes" means (i) the 2014 Notes, (ii) the $550 million 9.125% Senior Notes due 2016 issued by VM FinanceCo pursuant to the 2006 Indenture (iii) the $1.35 billion of 9.50% Senior Notes due 2016 and the €180 million of 9.50% Senior Notes due 2016 issued by VM FinanceCo pursuant to the June 2009 Indenture, and (iii) the $600 million of 8.375% Senior Notes due 2019 and the £350 million of 8.875% Senior Notes due 2019 issued by VM FinanceCo pursuant to the November 2009 Indenture.

        "Fawnspring Limited" refers to ntl Fawnspring Limited a private limited company incorporated under the laws of England and Wales.

        "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Fitch" means Fitch Ratings or any successor to its rating business.

        "Flextech Interactive Limited" refers to Flextech Interactive Limited a private limited company incorporated under the laws of England and Wales.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect at the Closing Date.

        "Gilt Rate" means, as of any redemption date, the yield to maturity as of such redemption date of UK Government Obligations with a fixed maturity (as complied by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such redemption date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to January 15, 2014; provided, however, that if the period from such redemption date to January 15, 2014 is not equal to the fixed maturity of UK Government Obligations for which a yield is given, the Gilt Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of UK Government Obligations for which such yields are given, except that if the period from such redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded UK Government Obligations denominated in sterling adjusted to a fixed maturity of one year shall be used.

        "Group Intercreditor Deed" means the Group Intercreditor Deed originally entered into on March 3, 2006 and as amended from time to time, between Deutsche Bank AG London Branch as Facility Agent and Security Trustee, the Original Borrowers, the Original Guarantors, the Senior Lenders, the Lessors, the Lessees, the Hedge Counterparties, the Lessor's Agent, the Intergroup Debtors and the Intergroup Creditors (each as defined therein) as the same may be amended, modified, supplemented, extended or replaced from to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by a Person to make an Investment in another Person so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (1) or (2) of the definition of "Permitted Investment." The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any Currency Agreement.

        "High Yield Intercreditor Deed" means the High Yield Intercreditor Deed first entered into among the Issuer, the Company, Credit Suisse First Boston, The Bank of New York and the senior lenders party thereto, on April 13, 2004, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of the Indenture, including by the accession of the Trustee thereto.

        "Holder" means each Person in whose name the Notes are registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

        Solely for purposes of determining compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness," the following will not be deemed to be the Incurrence of Indebtedness: (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; and (4) a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2)   the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of financing but are issued for tax purposes);

          (3)   all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than reimbursement obligations with respect to letters of credit securing obligations (other than obligations described in (1), (2) and (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment of the letter of credit;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of Property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such Property in service or taking delivery and title thereto or the completion of such services and whose primary purpose is for financing;

          (5)   all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (6)   the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7)   all obligations referred to in other clauses of this definition of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

          (8)   Hedging Obligations of such Person; and

          (9)   all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date as determined in accordance with GAAP. The amount of Indebtedness under Hedging Obligations of a Person will be calculated by reference to the net liability of such Person thereunder (as determined in accordance with GAAP as of the date of the most recent financial statements distributed to Holders under the covenant described under "—Certain Covenants—Ongoing Reporting").

        "Independent Financial Advisor" means an investment banking, financial advisory, valuation or accounting firm of international standing or any third-party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Company.

        "Initial Purchasers" means in respect of (i) the Dollar Notes, J.P. Morgan Securities Inc., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., GE Capital Markets, Inc., HSBC Securities (USA) Inc., Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Securities LLC, Barclays Capital Inc., Merrill Lynch International and Citigroup Global Markets Limited and (ii) in respect of the Sterling Notes, J.P. Morgan Securities Ltd., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, GE Corporate Finance Bank SAS, HSBC Bank plc, Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Limited, Barclays Bank PLC, Merrill Lynch International and Citigroup Global Markets Limited and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Closing Date and any similar purchase agreement in connection with any Additional Notes.

        "Intercreditor Deeds" means the High Yield Intercreditor Deed and the Group Intercreditor Deed.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

        "Intra-Group Services" means:

          (1)   the sale of programming or other Content by the Parent or any of its Subsidiaries to the Company or any Restricted Subsidiary on arms' length terms;

          (2)   the lease or sublease of office space, other premises or equipment on arms' length terms by the Company or the Restricted Subsidiaries to the Parent or any of its Subsidiaries or by the Parent or any of its Subsidiaries to the Company or the Restricted Subsidiaries;

          (3)   the provision or receipt of other services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company or the Restricted Subsidiaries to or from the Parent or any of its Subsidiaries including, without limitation, (i) the employment of personnel, (ii) provision of employee healthcare or other benefits, (iii) acting as agent to buy equipment, other assets or services or to trade with residential or business customers, and (iv) the provision of audit, accounting, banking, IT, telephony, office, administrative, compliance, payroll or other similar services provided that the consideration for the provision thereof is, in the reasonable opinion of the Company, no less than Cost; and

          (4)   the extension, in the ordinary course of business and on terms no less favourable to the Company or the Restricted Subsidiaries than arms' length terms, by or to the Company or the Restricted Subsidiaries to or by the Parent or any of its Subsidiaries of trade credit not constituting Financial Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (a), (b) or (c) above.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are of a type that will be recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (including by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person, or any prepayment, repayment, repurchase, redemption, retirement, refinancing or defeasance of Indebtedness of such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the covenants described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," and "—Certain Covenants—Limitation on Restricted Payments":

          (1)   Investment shall include the portion (proportionate to the Company's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company or any Restricted Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or Restricted Subsidiary, as applicable, shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (A)  the Company's or Restricted Subsidiary's Investment in such Subsidiary at the time of such redesignation, less

            (B)  the portion (proportionate to the Company's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any Property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "June 2009 Indenture" means the indenture dated as of June 3, 2009 between the Issuer, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

        "Leverage Ratio" means the ratio of:

          (1)   the outstanding Indebtedness of the Company and the Restricted Subsidiaries on a Consolidated basis, to

          (2)   the Pro Forma EBITDA.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Member State" means any country that was a member of the European Union as of July 25, 2006.

        "Merger Date" means March 3, 2006.

        "Moody's" means Moody's Investors Service, Inc. or any successor to its rating business.

        "Net Available Cash" from an Asset Disposition means cash payments received (including, only when and as received, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1)   all legal, accounting and investment banking fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, regional, state, provincial, foreign and local taxes required to be paid as a consequence of such Asset Disposition,

          (2)   all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and

          (4)   appropriate cash amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property or other assets disposed of in such Asset Disposition and retained by the Company, the Issuer or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company, the Issuer nor any other Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Issuer or any other Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3)   the explicit terms of which provide there is no recourse against any of the assets of the Company, the Issuer or any other Restricted Subsidiary.

        "November 2009 Indenture" means the indenture dated as of November 9, 2009 between the Issuer, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

        "Ntl South Herts" refers to ntl (South Hertfordshire) Limited a private limited company incorporated under the laws of England and Wales.

        "Officer" of a Person means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary, or any Director.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Opinion of Counsel" means a written opinion from legal counsel of recognized standing in a form reasonably satisfactory to the addressee of such opinion. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Pari Passu Lien Obligations" means any Additional Notes and any other Indebtedness that has Pari Passu Lien Priority relative to the Notes with respect to the Collateral.

        "Pari Passu Lien Priority" means, relative to specified Indebtedness and other obligations, having equal or substantially equal Lien priority to the Notes and the Note Guarantees, as the case may be, on the Collateral (taking into account any intercreditor agreements).

        "Permitted Business" means any business engaged in by the Company, the Issuer or any other Restricted Subsidiary on the Closing Date and any Related Business.

        "Permitted Investment" means an Investment by the Company, the Issuer or any other Restricted Subsidiary in:

          (1)   the Company, any Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (2)   another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or any Restricted Subsidiary;

          (3)   cash and Temporary Cash Investments;

          (4)   receivables owing to the Company, the Issuer or any other Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   loans, advances or Guarantees of loans or advances to employees (including for relocation) made in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding £5 million in the aggregate outstanding at any one time;

          (7)   shares, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company, the Issuer or any other Restricted Subsidiary or in satisfaction of judgments;

          (8)   any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

          (9)   any Person, if such Investment is in existence on the Closing Date and any Investment in any Person to the extent such Investment Refinances an Investment in such Person existing on the Closing Date in an amount not exceeding the amount of the Investment being Refinanced; provided, however, that such new Investment is on terms and conditions no less favorable to the Company, the Issuer or any other Restricted Subsidiary than the Investment being Refinanced;

          (10) Guarantees permitted to be Incurred by the covenant described under "—Certain Covenants—Limitation on Indebtedness;"

          (11) loans granted as a result of a subscriber being allowed terms, in the ordinary course of trade, whereby it does not have to pay for services provided to it for a period of time after the provision of such services;

          (12) the BBC Guarantees;

          (13) lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

          (14) Hedging Obligations permitted under the Indenture;

          (15) repurchases of the Notes;

          (16) Investments resulting from the disposition of assets in transactions excluded from the definition of "Asset Disposition" pursuant to the exclusions from such definition;

          (17) any Person where such Investment was acquired by the Company, the Issuer or any other Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Company, the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company, the Issuer or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (18) any Receivables Subsidiary organized in connection with a Qualified Receivables Transaction that, in the good faith determination of the Company, are necessary or advisable to effect such Qualified Receivables Transaction; and

          (19) any Person; provided, however, that such Investment (having a Fair Market Value measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) since the Closing Date, shall not exceed at the time the Investment is made the greater of (a) 2.0% of Total Assets or (b) £100 million; provided, further, however, that Investments made in any Unrestricted Subsidiary pursuant to this clause (19) shall not increase the amount of Restricted Payments permitted to be made under the covenant described under "—Certain Covenants—Limitation on Restricted Payments" upon any redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

        "Permitted Joint Ventures" means one or more joint ventures formed by (i) the contribution of all or any part of the Content Business to a joint venture formed by the Company or any of the Restricted Subsidiaries with one or more joint venturers; and (ii) the contribution of some or all of the assets of the ntl:Telewest business division pursuant to a Business Division Transaction to a joint venture formed by the Company or any of the Restricted Subsidiaries with one or more joint venturers.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Temporary Cash Investments to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or customs duties in connection with the importation of goods or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as statutory Liens for landlords and carriers', warehousemen's and mechanics' Liens, in each case for sums not yet delinquent or being contested in good faith or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for taxes, assessments or government charges or claims not yet due or payable or subject to penalties for non-payment or which are being contested in good faith;

          (4)   Liens in favor of issuers of surety bonds, performance bonds or letters of credit, bankers' acceptances or other obligations of a like nature provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (5)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, utility agreements, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, assets or Property of such Person; provided, however, that the Lien may not extend to any other assets or Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the original principal amount of the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien;

          (7)   (i) Liens to secure Bank Indebtedness or any Pari Passu Lien Obligation Incurred pursuant to clause (1) of paragraph (b) and (ii) Liens to secure Indebtedness Incurred pursuant to clauses (a), (b)(4) (to the extent relating to Indebtedness incurred under clause (a)) or (b)(16) of the covenant described under "—Certain Covenants—Limitation on Indebtedness;" provided that any such Indebtedness shall have Pari Passu Lien Priority or junior lien priority relative to the Notes and the Guarantees and the lenders or holders of such Indebtedness or their representative shall have acceded to the Intercreditor Deeds, as applicable, and provided further, in the case of clause (ii) only, that at the time of Incurrence of such Liens and after giving effect thereto, such Incurrence would not, on a pro forma basis, cause the ratio of (1) the outstanding Indebtedness of the Company and the Restricted Subsidiaries representing the Notes, the Existing Credit Facility and other Pari Passu Lien Obligations to (2) the Pro Forma EBITDA, to exceed 3.75:1.0;

          (8)   Liens existing on the Closing Date (excluding Liens referred to in clause (7));

          (9)   Liens on Property or shares of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other Property owned by such Person or any of its Subsidiaries unless otherwise permitted hereunder;

          (10) Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other Property owned by such Person or any of its Subsidiaries unless otherwise permitted hereunder;

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to the Company, a Restricted Subsidiary or the Issuer (other than Indebtedness or other obligations owing by the Issuer or a Note Guarantor to a Subsidiary that is not a Note Guarantor);

          (12) Liens securing Hedging Obligations permitted to be Incurred under the Indenture so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same Property securing such obligations or cash collateral or customary Liens Incurred in connection with Hedging Obligations;

          (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) and (10); provided, however, that:

            (A)  such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and

            (B)  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                (i)  the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture and

               (ii)  an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

          (14) Liens securing the Notes, the Company Guarantee and the Subsidiary Guarantees and other obligations of the Company and any Restricted Subsidiaries under the Indenture;

          (15) Liens of a Restricted Subsidiary that is not the Issuer or a Note Guarantor securing Indebtedness of a Restricted Subsidiary that is not the Issuer or a Note Guarantor;

          (16) Liens in favor of the Issuer, the Company or a Subsidiary Guarantor;

          (17) Liens to secure Receivables and Related Assets as part of a Qualified Receivables Transaction;

          (18) Liens arising by virtue of any statutory or common law provisions (or by agreement to the same effect) relating to banker's Liens, contractual rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

          (19) Liens arising from U.S. Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Person in the ordinary course of business;

          (20) Liens in connection with any Sale/Leaseback Transaction permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Sale/Leaseback Transactions;" and

          (21) Liens Incurred in the ordinary course of business of the Issuer, the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness for borrowed money) that do not exceed £50 million at any time outstanding.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and the Restricted Subsidiaries, after giving effect to the following:

        if:

          (1)   since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition;

          (2)   the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Disposition, Investment or acquisition; or

          (3)   since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made such an Asset Disposition, Investment or acquisition, EBITDA for such period shall be calculated in good faith by a responsible financial or accounting officer of the Company after giving pro forma effect to such Asset Disposition, Investment or acquisition as if such Asset Disposition (and the application of the proceeds therefrom), Investment or acquisition occurred on the first day of such period.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

        "Public Debt" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term "Public Debt," for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Bank Indebtedness under any Credit Facility (including any such Bank Indebtedness under any such Credit Facility that is provided by a lender which finances its ability to provide such Indebtedness through the incurrence of Public Debt), Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a "securities offering").

        "Purchase Money Indebtedness" means Indebtedness:

          (1)   consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

          (2)   Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that the original principal amount of such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, the Issuer or any other Restricted Subsidiary pursuant to which the Company, the Issuer or any other Restricted Subsidiary may sell, convey or otherwise transfer to:

          (1)   a Receivables Subsidiary (in the case of a transfer by the Company, the Issuer or any other Restricted Subsidiary); and

          (2)   any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables and Related Assets.

        "Rating Agency" means each of Fitch, Moody's and S&P, or if none of Fitch, Moody's or S&P, shall make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of its Board of Directors), shall be substituted for Fitch, Moody's or S&P, as the case may be.

        "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections, other related assets and assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable, and proceeds of all the foregoing.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

        "Receivables Subsidiary" means a Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

          (1)   has no Indebtedness or other Obligation (contingent or otherwise) that:

            (A)  are guaranteed by the Company, the Issuer or any Restricted Subsidiary, other than contingent liabilities pursuant to Standard Securitization Undertakings;

            (B)  are recourse to or obligate the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

            (C)  subjects any Property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   has no contract, agreement, arrangement or undertaking (except in connection with a Qualified Receivables Transaction) with the Company or any Restricted Subsidiary other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivables; and

          (3)   neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary's financial condition or cause such Receivables Subsidiaries to achieve certain levels of operating results.

        Any such designation by the Board of Directors shall be evidenced to the relevant Trustee by filing with such Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying, to such Officer's knowledge and belief after consulting with counsel that such designation complied with the foregoing conditions.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

          (1)   such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (A)  the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

            (B)  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (2)   the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

          (3)   the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced, and

          (4)   to the extent such Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (b)(5) under "—Certain Covenants—Limitation on Indebtedness," such Refinancing Indebtedness is Incurred only by such Restricted Subsidiary;

provided, however, that Refinancing Indebtedness shall not include:

          (y)   Indebtedness of a Restricted Subsidiary that is not the Company, the Issuer or a Subsidiary Guarantor that Refinances Indebtedness of the Company, the Issuer or a Subsidiary Guarantor or

          (z)   Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated January 19, 2010, among the Company, the Issuer, the Parent, Virgin Media Finance PLC and the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

        "Related Business" means any business related, ancillary or complementary to the businesses of the Company, the Issuer and the Restricted Subsidiaries on the Closing Date including, without limitation, all forms of television, telephony and internet services and any services relating to carriers, networks, broadcast or communications services, or Content.

        "Restricted Subsidiary" means the Issuer and any other Subsidiary of the Company together with CableTel Scotland Limited, CableTel West Riding Limited, ntl Glasgow Holdings Limited, ntl Glasgow, ntl Kirklees Holdings Limited and ntl Kirklees, in each case other than any Unrestricted Subsidiary.

        "Rule 3-16 Excluded Collateral" means, with respect to any Lien on Capital Stock or other securities issued by Subsidiaries of either the Company or the Affiliate Guarantors (other than Virgin Media Investments Limited and, following the 2014 Notes Repayment, the Company), under any Collateral Documents, to the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock or other securities of such Subsidiary shall not be included in the Collateral with respect to the Notes and shall not be subject to the Liens securing the Notes solely to the extent necessary to render such requirement inapplicable.

        "S&P" means Standard and Poor's Rating Service, a division of McGraw-Hill Companies, Inc. or any successor to its rating business.

        "Sale/Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired by the Company or any Restricted Subsidiary whereby the Company or any Restricted Subsidiary transfers such Property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and any Restricted Subsidiary or between Restricted Subsidiaries.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of any Person secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Security Trustee" means Deutsche Bank AG, London Branch until a successor replaces it and, thereafter, means the successor.

        "Significant Subsidiary" means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10% of the Consolidated Net Income or 10% of the Total Assets, in each case, for the most recently completed fiscal year.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company, the Issuer or any other Restricted Subsidiary that are customary in an accounts receivable transaction.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Sterling Equivalent" means with respect to any monetary amount in a currency other than pounds sterling, at any time of determination thereof, the amount of pounds sterling obtained by converting such foreign currency involved in such computation into pounds sterling at the average of the spot rates for the purchase and sale of pounds sterling with the applicable foreign currency as quoted on or recorded in any recognized source of foreign exchange rates within two Business Days prior to such determination. Whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or whether a Default has occurred and an amount is expressed in a currency other than pounds sterling, such amount shall be treated as the Sterling Equivalent determined as of the date such amount is initially determined in such currency.

        "Sterling Notes" means the sterling denominated 7.00% Senior Secured Notes due 2018 of the Issuer.

        "Subordinated Obligation" means any Indebtedness of the Issuer or a Note Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes (in the case of the Issuer) or the Note Guarantee (in the case of a Note Guarantor) pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1)   such Person,

          (2)   such Person and one or more Subsidiaries of such Person, or

          (3)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Issuer pursuant to the terms of the Indenture.

        "Subsidiary Guarantor" means each Restricted Subsidiary in existence on the Closing Date that provides a Subsidiary Guarantee on the Closing Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

        "Successor Entity" shall have the meaning assigned thereto in clause (i) of under "Merger and consolidation."

        "Tax Sharing Agreement" means the tax cooperation agreement entered into with effect as of the 3rd day of March, 2006, by and between (i) Parent and (ii) the Company and Telewest Communications Networks Limited.

        "Temporary Cash Investments" means any of the following:

          (1)   any investment in direct obligations of any country that is a Member State or the United States of America or any agency thereof or obligations Guaranteed by any country that is a Member State or the United States of America or any agency thereof, and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 of the Securities Act);

          (2)   investments in checking accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of £250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 of the Securities Act);

          (3)   repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4)   investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

          (5)   investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any country that is a Member State, any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

        "Total Assets" means, as of any date of determination, the fixed assets and current assets shown on the most recent Consolidated balance sheet of the Company and the Restricted Subsidiaries as certified in an Officer's Certificate delivered to the Trustee.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to January 15, 2014; provided, however, that if the period from the redemption date to January 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

        "Trust Officer" means the chairman of the board, the president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "UK Government Obligations" means sovereign obligations of the UK for the timely payment of which its full faith and credit is pledged, in each case which are payable in pounds sterling and not callable or redeemable at the option of the issuer thereof.

        "UKTV Joint Ventures" means any joint venture arrangement relating to the Content Business in existence on the Closing Date or formed thereafter by the Company or any of the Restricted Subsidiaries with BBC Commercial Holdings Limited or any of its affiliates.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company or any Affiliate Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in accordance with the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries;" and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Virgin Media Communications" means Virgin Media Communications Limited, a company incorporated under the laws of England and Wales.

        "Virgin Media Holding Company" means any Person of which the Company is a direct or indirect Wholly Owned Subsidiary.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law or to ensure limited liability) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

Book-Entry Settlement and Clearance

The Global Exchange Notes

        The dollar denominated exchange notes offered hereby are denominated in U.S. dollars and the sterling denominated exchange notes are denominated in pounds sterling.

        The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, representing the dollar denominated exchange notes (the "dollar global exchange notes") and one or more registered notes in global form, without interest coupons, representing the sterling denominated exchange notes (the "sterling global exchange notes," and together with the dollar global exchange notes, the "global exchange notes").

        The global exchange notes will be deposited with and registered in the name of a nominee of DTC (in the case of the dollar denominated exchange notes) or a common depositary for Euroclear and Clearstream (in the case of the sterling denominated exchange notes). The sterling denominated exchange notes will not be eligible for clearance through the facilities of DTC.

        Ownership of interests in the global exchange notes ("book-entry interests") will be limited to persons who have accounts with DTC, Euroclear or Clearstream, as applicable, or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, Euroclear, Clearstream and their participants.

        The book-entry interests will not be held in definitive form. Instead, DTC, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the exchange notes are in global form, "holders" of book-entry interests will not be considered the owners of exchange notes for any purpose.

        So long as the exchange notes are held in global form, DTC, Euroclear and/or Clearstream (or their respective nominees) will be considered the holders of global exchange notes for all purposes under the indenture. As such, participants must rely on the procedures of DTC, Euroclear and/or Clearstream and indirect participants must rely on the procedures of DTC, Euroclear and/or Clearstream and the participants through which they own book-entry interests in order to exercise any rights of holders under the indenture.

        Neither we nor the trustee under the indenture nor any of our respective agents will have any responsibility or be liable for any aspect of the records in relation to the book-entry interests.

Redemption of Global Exchange Notes

        In the event that any global exchange note, or any portion thereof, is redeemed, DTC, Euroclear and/or Clearstream, as applicable, will distribute the amount received by it in respect of the global exchange note so redeemed to the holders of the book-entry interests in such global exchange note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by DTC, Euroclear and/or Clearstream, as applicable, in connection with the redemption of such global exchange note (or any portion thereof). We understand that under existing practices of DTC, Euroclear and/or Clearstream, if fewer than all of the exchange notes are to be redeemed at any time, DTC, Euroclear and/or Clearstream will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on any other basis that they deem fair and appropriate; provided that no book-entry interest of less than $100,000 or £50,000, as applicable, principal amount may be redeemed in part.

Payments on Global Exchange Notes

        Payments of amounts owing in respect of the global exchange notes (including principal, premium, interest, additional interest and additional amounts) will be made by us to the paying agent. The paying agent will, in turn, make such payments to DTC or its nominee (in the case of the dollar global exchange notes) and to the common depositary for Euroclear and Clearstream (in the case of the sterling global exchange notes), which will distribute such payments to participants in accordance with their procedures.

        Under the terms of the indenture, the issuer and the trustee will treat the registered holder of the global exchange notes (i.e., DTC, Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

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  any aspects of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, for any such payments made by DTC, Euroclear, Clearstream or any participant or indirect participant, or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to a book-entry interest or payments made on account of a book-entry interest; or

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  DTC, Euroclear, Clearstream or any participant or indirect participant.

        Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

Currency and Payment for the Global Exchange Notes

        The principal of, premium, if any, and interest on, and all other amounts payable in respect of (i) the dollar global exchange notes will be paid in U.S. dollars and (ii) the sterling global exchange notes will be paid in pounds sterling.

Action by Owners of Book-Entry Interests

        DTC, Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account the book-entry interests in the global exchange notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. DTC, Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global exchange notes. However, if there is an event of default under the exchange notes, DTC, Euroclear and Clearstream reserve their right, subject to certain restrictions, to exchange the global exchange notes for definitive registered notes (as defined below) in certificated form, and to distribute such definitive registered notes to their respective participants.

Issuance of Definitive Registered Notes

        Owners of book-entry interests will receive definitive notes in registered form ("definitive registered notes"):

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  if DTC (with respect to the dollar global exchange notes) or Euroclear and/or Clearstream (with respect to the sterling global exchange notes) notifies us that it is unwilling or unable to continue to act and a successor is not appointed by us within 120 days;

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  in whole, but not in part, if the issuer, DTC, Euroclear, Clearstream or the common depositary so requests, following an event of default under the indenture; or

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  if the owner of a book-entry interest requests such exchange in writing delivered through DTC, Euroclear or Clearstream or the issuer following an event of default under the indenture.

        In such an event, the registrar will issue definitive registered notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of DTC, Euroclear or Clearstream or the issuer, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of book-entry interests).

Transfers

        Transfers between participants in DTC will be done in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of definitive registered notes for any reason, including to sell the exchange notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the global exchange notes in accordance with the normal procedures of DTC and in accordance with the provisions of the indenture.

        Subject to the foregoing, book-entry interests may be transferred and exchanged as described under "Description of the Exchange Notes—Transfer and Exchange."

        Any book-entry interest in one of the global exchange notes that is transferred to a person who takes delivery in the form of a book-entry interest in the other global exchange note of the same denomination will, upon transfer, cease to be a book-entry interest in the first-mentioned global exchange note and become a book-entry interest in the other global exchange note, and accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to book-entry interests in such other global exchange note for as long as it retains such a book-entry interest.

        Definitive registered notes may be transferred and exchanged for book-entry interests in a global exchange note only as described under "Description of the Exchange Notes—Transfers" and, if required, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such exchange notes.

Information Concerning DTC

        All book-entry interests will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

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  a limited purpose trust company organized under New York Banking Law;

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  a "banking organization" under New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. and a number of its direct participants. Others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

        Like DTC, Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

        Because DTC, Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definite certificate for that interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited.

Global Clearance and Settlement under the Book-Entry System

        The exchange notes represented by the global exchange notes are expected to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and interests in the dollar global exchange notes will trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Transfers of interests in the dollar global exchange notes and sterling global exchange notes between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Cross-market transfers with respect to interests in dollar global exchange notes between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be done through DTC in accordance with DTC's rules on behalf of each of Euroclear or Clearstream.

        Because of time-zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global exchange note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear and Clearstream as a result of a sale of an interest in a global exchange note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream currently follow the foregoing procedures in order to facilitate transfers of interests in the global exchange notes among participants in DTC, Euroclear and Clearstream, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or modified at any time. None of the issuer, the trustee or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Initial Settlement

        Initial settlement for the exchange notes denominated in U.S. dollars will be made in U.S. dollars and initial settlement for the exchange notes denominated in sterling will be made in pounds sterling. Book-entry interests owned through DTC, Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional bonds in registered form. Book-entry interests will be credited to the securities custody accounts of DTC, Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

        The book-entry interests will trade through participants of DTC, Euroclear and Clearstream and will settle in same-day funds. Since the purchaser determines the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

Material United States Federal Income Tax Considerations

        The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of the exchange notes and the exchange of the outstanding notes for the exchange notes by a U.S. holder, as defined below. The discussion set forth below is applicable to U.S. holders (i) who are residents of the United States for purposes of the current Income Tax Convention between the U.K. and the United States, which we refer to as the Treaty, (ii) whose notes are not, for purposes of the Treaty, part of the business property of a permanent establishment in the U.K. or a fixed base in the U.K. and (iii) who otherwise qualify for the full benefits of the Treaty. Except where noted, this section deals only with notes held as capital assets and does not deal with special situations, for example, those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass through-entities for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, some U.S. expatriates or U.S. holders of notes whose "functional currency" is not the U.S. dollar. If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership (or a member of an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding the notes, you should consult your tax advisors. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and regulations, administrative proceedings and judicial decisions thereunder as of the date of this prospectus. These authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address U.S. state or local or non-U.S. tax consequences of the ownership and disposition of the notes. Persons considering the purchase, ownership or disposition of the exchange notes or the exchange of the outstanding notes for the exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences related to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

        As used herein, a "U.S. holder" means a beneficial owner of a note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation for these purposes, created or organized in or under the laws of the United States, any state or any political subdivision thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Exchange of Notes

        The exchange of the outstanding notes for the exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes, a U.S. holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as the U.S. holder had in the outstanding notes immediately before the exchange.

Stated Interest

        Stated interest on the exchange notes will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for U.S.

federal income tax purposes. The exchange notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

        Interest on the exchange notes generally will constitute foreign source income and generally will constitute "passive category income" or, in the case of certain U.S. holders, "general category income" for foreign tax credit purposes. In addition, foreign tax credits generally will not be allowed for foreign taxes imposed on interest on certain short-term or hedged positions in the exchange notes. The calculation and timing of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend upon a U.S. holder's particular circumstances. U.S. holders should consult with their own tax advisors with regard to the availability of a credit or deduction in respect of foreign taxes and, in particular, the application of the foreign tax credit rules to their particular situations.

        See the discussion below under "Foreign Currency Considerations for Sterling Notes" for additional U.S. federal income tax consequences related to the sterling exchange notes.

Market Discount and Bond Premium

        If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. holder's purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. holder purchased the exchange note or the outstanding note, as the case may be. Under the market discount rules of the Code, a U.S. holder that purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) with market discount generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, the exchange note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income by the U.S. holder during the period the U.S. holder held the exchange note (and the outstanding note for which the exchange note was exchanged, as the case may be). In addition, the U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the exchange note (or the outstanding note for which the exchange note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the exchange note (or outstanding note for which the exchange note was exchanged, as the case may be) to the maturity date of the exchange note, unless the U.S. holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and the deferral of interest deductions will not apply. A U.S. holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

        If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the exchange note, the U.S. holder will be considered to have purchased the exchange note (or outstanding note) with "bond premium" equal to the excess of the U.S. holder's purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). It may be possible for a U.S. holder of an exchange note to elect to amortize the bond premium using a constant yield method over the remaining term of the exchange note (or until an earlier call date, as applicable). The amortized amount of the bond premium for a taxable year generally will be treated first as a reduction of interest on the exchange note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior interest inclusions on the exchange note, and finally as a carryforward allowable against the U.S. holder's future interest inclusions on the exchange note. If a U.S. holder makes such an election, the U.S. holder's tax basis in the exchange note will be reduced by the amount of the allowable amortization. If a U.S. holder does not elect to amortize bond premium, the bond premium will decrease the gain or increase the loss such U.S. holder would otherwise recognize on a disposition of its exchange note. A U.S. holder's election to amortize bond premium on a constant yield method will apply to all debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies. A U.S. holder may not revoke the election without the consent of the Internal Revenue Service. U.S. holders should consult their own tax advisors before making this election and regarding the calculation and amortization of any bond premium on the exchange notes.

        A U.S. holder may elect to include in gross income under a constant yield method all amounts that accrue on an exchange note that are treated as interest for tax purposes (i.e., stated interest, market discount and de minimis market discount, as adjusted by any amortizable bond premium). U.S. holders should consult their tax advisors as to the desirability, mechanics and collateral consequences of making this election.

        See the discussion below under "Foreign Currency Considerations for Sterling Exchange Notes" for additional U.S. federal income tax consequences related to the sterling exchange notes.

Sale, Exchange and Retirement of Exchange Notes

        Upon the sale, exchange, retirement or other taxable disposition of an exchange note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition, less any accrued and unpaid interest that has not been previously included in income, which will be taxable as described above, and the U.S. holder's tax basis in the exchange note. A U.S. holder's tax basis in the exchange note will, in general, be such U.S. holder's cost of the exchange note (or in the case of an exchange note exchanged for an outstanding note pursuant to the exchange offer, the tax basis of the outstanding note, as discussed above under "—Exchange of Notes"), increased by the amount of any market discount previously included in the U.S. holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest on the exchange note. Gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other disposition of an exchange note will generally be treated as United States source gain or loss. Except as discussed below under "Foreign Currency Considerations for Sterling Notes," such gain or loss will be capital gain or loss, except with respect to market discount which accrued but was not previously included in income, which will be taxable as ordinary income. The capital gain or loss recognized by a U.S. holder will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the exchange note has been held for more than one year (taking into account, for this purpose, in the case of an exchange note received in an exchange for an outstanding note, the period of time that the outstanding note was held, as discussed above under "—Exchange of Notes"). Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        See the discussion below under "Foreign Currency Considerations for Sterling Exchange Notes" for additional U.S. federal income tax consequences related to the sterling exchange notes.

Foreign Currency Considerations for Sterling Exchange Notes

Stated Interest on Sterling Exchange Notes

        Interest payments on the sterling exchange notes will be taxable to U.S. holders under the following rules. A cash basis U.S. holder will be required to include in gross income the U.S. dollar value of the sterling amount of interest received, determined by translating the sterling amount into U.S. dollars at the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash basis U.S. holder will not recognize exchange gain or loss with respect to the receipt of pounds sterling interest payments.

        An accrual basis U.S. holder of a sterling exchange note will be required to include interest in gross income under the following rules. The U.S. holder will be required to include in gross income the U.S. dollar value of the sterling amount of interest that accrues during an accrual period, determined by translating the sterling amount of accrued interest into U.S. dollars at the average exchange rate in effect during the accrual period (or, if the accrual period spans two taxable years, at the exchange rate for the partial period within the taxable year). However, the U.S. holder may elect to translate accrued interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that straddles the U.S. holder's taxable year) or at the spot rate on the date the interest payment is received if that date is within five days of the end of the accrual period. A U.S. holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. Accordingly, U.S. holders should consult their own tax advisors regarding the desirability, mechanics and collateral consequences of making this election.

        Upon receipt of an interest payment on a sterling exchange note, including amounts received upon the disposition of such sterling exchange note attributable to accrued but unpaid interest previously included in income, an accrual basis U.S. holder will recognize exchange gain or loss, generally treated as ordinary income or loss, in an amount equal to the difference, if any, between (x) the U.S. dollar value of such payment, determined by translating the sterling amount received into U.S. dollars at the spot rate in effect on the date received and (y) the U.S. dollar value of the interest income that the U.S. holder has previously included in income with respect to such payment, regardless of whether the payment is actually converted into U.S. dollars. For these purposes, all receipts on a sterling exchange note will be viewed (i) first, as the receipt of any stated interest payments called for under the terms of the sterling exchange note, and (ii) second, as the receipt of principal.

        If a U.S. holder receives a payment on a sterling exchange note in U.S. dollars as a result of a currency conversion, the U.S. dollar amount so received might not be the same as the U.S. dollar amount required to be recognized as interest income under the rules described above.

Market Discount

        If a U.S. holder purchases a sterling exchange note (or purchased the sterling outstanding note for which the sterling exchange note was exchanged, as the case may be) with "market discount," the U.S. holder's accrued market discount (other than market discount currently included in the U.S. holder's gross income) on the sterling exchange note will be determined in pounds sterling and translated into U.S. dollars at the spot rate for pounds sterling in effect on the date of the sale, exchange, retirement, redemption or other disposition of the sterling exchange note, and no part of the accrued market discount will be treated as exchange gain or loss.

        If a U.S. holder elects to include market discount in income currently as it accrues, the U.S. holder will determine the amount of market discount that accrues in each accrual period in pounds sterling and will translate such amount into U.S. dollars at the average exchange rate for such accrual period. Upon the sale, exchange, retirement, redemption or other disposition of the sterling exchange note, the U.S. holder will recognize exchange gain or loss (generally treated as ordinary income or loss) in an amount equal to the difference between the U.S. dollar amount of the accrued market discount included in the U.S. holder's income and the U.S. dollar amount of such accrued market discount computed based on the spot rate for pounds sterling in effect on the date the sterling exchange note was disposed of.

Bond Premium

        If a U.S. holder purchases a sterling exchange note (or purchased a sterling outstanding note for which the sterling exchange note was exchanged, as the case may be) with "bond premium" and elects to amortize such bond premium, the amount of allowable amortization will be determined in pounds sterling and generally will be treated first as a reduction to the U.S. holder's interest inclusions on the sterling exchange note, determined in pounds sterling, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior pounds sterling interest inclusions on the sterling exchange note, and finally as a carryforward allowable against the U.S. holder's future pounds sterling interest inclusions on the sterling exchange note. A U.S. holder will recognize exchange gain or loss (generally treated as ordinary income or loss) with respect to the bond premium based on the difference in spot rates between the date that the bond premium is paid to acquire the sterling exchange note (or the sterling outstanding note for which the sterling exchange note was exchanged, as the case may be) and each date that the amortized amount of the bond premium reduces (or is deducted against) the U.S. holder's interest inclusions on such note. In addition, a U.S. holder will be required to reduce its sterling tax basis in the exchange note by the amount of the bond premium so amortized.

Exchange or Purchase of Pounds Sterling

        Pounds sterling received by a U.S. holder as interest on a sterling exchange note or on the sale or other disposition of a sterling exchange note generally will have a tax basis equal to the U.S. dollar value of the pounds sterling determined at the spot rate on the date the U.S. holder receives the pounds sterling. If a U.S. holder purchases pounds sterling, the U.S. holder's tax basis in the pounds sterling generally will be the U.S. dollar value of the pounds sterling determined at the spot rate on the date of purchase. Any gain or loss recognized by a U.S. holder on the sale or other disposition of pounds sterling (including the use of pounds sterling to purchase notes or upon the exchange of pounds sterling for U.S. dollars) generally will be treated as ordinary income or loss.

Exchange Gain or Loss on Sale or Disposition of Sterling Exchange Notes

        If a U.S. holder receives pounds sterling on the sale, retirement or other disposition of a sterling exchange note, the U.S. dollar amount realized generally will be based on the spot rate on the date of the sale, retirement or other disposition. However, if the sterling exchange notes are traded on an established securities market, a cash basis U.S. holder or an electing accrual basis U.S. holder will determine the U.S. dollar amount realized by translating the pounds sterling received at the spot rate on the settlement date of the sale, retirement or other disposition. If an accrual basis U.S. holder makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service. If an accrual basis U.S. holder does not make this election, the U.S. holder will determine the U.S. dollar equivalent of the amount realized by translating that amount at the spot rate on the date of the sale, retirement or other disposition and generally will recognize exchange gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the U.S. dollar equivalent of the amount realized based on the spot rates in effect on the date of disposition and the settlement date.

        A U.S. holder's tax basis in a sterling exchange note generally will be U.S. holder's cost of the sterling exchange note (or in the case of a sterling exchange note exchanged for a sterling outstanding note pursuant to the exchange offer, the tax basis of the sterling outstanding note, as discussed above under "—Exchange of Notes"), increased by the U.S. dollar amount of any market discount previously included in the U.S. holder's gross income, and reduced by the U.S. dollar amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest on such sterling note. If a U.S. holder purchased such sterling exchange note (or the sterling outstanding note for which such sterling exchange note was exchanged) with pounds sterling, the U.S. holder's cost for such note generally will be the U.S. dollar value of the sterling amount paid for the sterling exchange note (or, the U.S. dollar value of the sterling amount paid for the sterling outstanding note, as the case may be) determined at the spot rate on the date of purchase. However, if the sterling exchange notes are traded on an established securities market, a cash basis U.S. holder or an electing accrual basis U.S. holder will determine the U.S. dollar amount of the pounds sterling purchase price by translating the pounds sterling paid at the spot rate on the settlement date of the purchase. As described above, if an accrual basis U.S. holder makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service. If an accrual basis U.S. holder does not make this election, the U.S. holder will determine the U.S. dollar equivalent of the purchase price by translating that amount at the spot rate on the date of the purchase and generally will recognize exchange gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the U.S. dollar equivalent of the purchase price based on the spot rates in effect on the date of purchase and the settlement date.

        A U.S. holder of a sterling exchange note will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition, including the sale, exchange, retirement or other disposition, of the sterling exchange note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the U.S. dollar value of the pounds sterling principal amount of the sterling exchange note, determined as of the date such sterling exchange note is disposed of based on the spot rate in effect on that date, and (2) the U.S. dollar value of the pounds sterling principal amount of such sterling exchange note (or in the case of an exchange note exchanged for an outstanding note pursuant to the exchange offer, the U.S. dollar value of the pounds sterling principal amount of the outstanding note), determined on the date the U.S. holder acquired the sterling exchange note or sterling outstanding note, as the case may be, based on the spot rate in effect on that date. For this purpose, the principal amount of the sterling exchange note is the U.S. holder's purchase price for such note in pounds sterling (or, in the case of a sterling exchange note acquired in exchange for a sterling outstanding note pursuant to the exchange offer, the U.S. holder's purchase price for the sterling outstanding note in pounds sterling), decreased by the amortized portion of any bond premium. Any such gain or loss generally will be treated as ordinary income or loss, and generally will be U.S. source gain or loss, and generally will not be treated as interest income or expense. The realization of any such gain or loss will be limited to the amount of overall gain or loss realized by the U.S. holder on the disposition of such note.

Information Reporting and Backup Withholding

        In general, information reporting may apply to payments of principal and interest on an exchange note and to the proceeds of the sale of an exchange note made to U.S. holders other than exempt recipients. Backup withholding will apply to these payments if the U.S. holder fails to provide its taxpayer identification number or, in the case of interest payments, fails either to report in full dividend and interest income or to make various certifications.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder's U.S. federal income tax liability provided the required information is furnished on a timely basis to the Internal Revenue Service.

        Pursuant to recently enacted legislation, effective for tax years beginning after March 18, 2010, individuals who are U.S. holders, and who hold "specified foreign financial assets" (as defined), including notes that are not held in an account maintained by a U.S. "financial institution" (as defined), whose aggregate value exceeds $50,000 during the tax year, may be required to attach to their tax returns for the year certain specified information. An individual who fails to timely furnish the required information may be subject to penalty. U.S. holders who are individuals should consult their own tax advisors regarding their reporting obligations under this legislation.

        The above summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences to an investor of acquiring, owning and disposing of the exchange notes and the exchange of the outstanding notes for exchange notes. Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state and local and foreign and other tax consequences of acquiring, holding and disposing of the exchange notes and the exchange of the outstanding notes for exchange notes.

Material United Kingdom Tax Considerations

        The following is a general guide to U.K. tax considerations relating to the notes based on current U.K. law and practice. It does not purport to be a complete analysis of all U.K. tax considerations relating to the notes. It applies only to persons who are the absolute beneficial owners of notes and some aspects do not apply to some classes of taxpayer. Prospective holders of notes who may be subject to tax in a jurisdiction other than the U.K. or who are in any doubt as to their tax position should consult their own professional advisers.

Exchange of Notes

        For U.K. taxpayers other than corporation tax payers, the exchange of outstanding notes for exchange notes pursuant to the exchange offer may constitute a disposal for the purposes of the UK's deeply discounted securities provisions, and the exchange may constitute a transfer for the purposes of the accrued income scheme where relevant, although in each case the position is not clear. The potential tax consequences of such disposal or transfer would be as described under "Sale, Exchange and Redemption of Notes" below.

Payment of Interest

        The notes will constitute "quoted Eurobonds" within the meaning of section 987 of the Income Tax Act 2007 (the "2007 Act"), as long as they are and continue to be listed on a "recognised stock exchange" within the meaning of section 1005 of the 2007 Act. The Luxembourg Stock Exchange is such a recognised exchange. Provided that this condition remains satisfied, payments of interest on the notes may be made without withholding on account of U.K. tax.

        In the event that the notes cease to be listed on a recognised stock exchange, payments of interest must be made under deduction of income tax at the basic rate, currently 20%, subject to any direction to the contrary by HM Revenue & Customs under an applicable double taxation treaty, unless payments are made to some categories of recipients, including companies who the issuer reasonably believes are subject to U.K. corporation tax.

        Interest on the notes may be subject to income tax by direct assessment even where paid without deduction or withholding on account of U.K. income tax. Interest on the notes received without deduction or withholding on account of U.K. tax will not be chargeable to U.K. tax in the hands of a holder of notes who is not resident for tax purposes in the U.K. (other than in the case of certain trustees) unless that holder of notes carries on a trade, profession or vocation in the U.K. through a U.K. branch or agency, or for holders of notes who are companies through a U.K. permanent establishment, in connection with which the interest is received or to which the notes are attributable. There are exemptions from U.K. tax for interest received through certain categories of agent, such as some brokers and investment managers. The provisions of any applicable double tax treaty may be relevant to such a holder of notes.

        The provisions relating to additional payments referred to under "Description of the Exchange Notes—Payments of Additional Amounts" would not apply if HM Revenue & Customs sought to assess the person entitled to the interest directly to U.K. income tax. Exemption from or reduction of U.K. tax liability might be available under an applicable double taxation treaty.

Payments by a Guarantor

        If a guarantor makes any payments in respect of interest on the notes (or other amounts due under the notes other than the repayment of amounts subscribed for the notes), it is possible that such payments may be subject to U.K. withholding tax, subject to any claim which could be made under an applicable double taxation treaty. Such payments by a guarantor may not be eligible for the quoted Eurobonds exemption described above.

Provision of Information

        Holders of notes should note that where any interest on notes is paid to them (or to any person acting on their behalf) by the issuer or any person in the U.K. acting on behalf of the issuer (a "paying agent"), or is received by any person in the U.K. acting on behalf of the relevant noteholder (other than solely by clearing or arranging the clearing of a cheque) (a "collecting agent"), then the issuer, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to HM Revenue & Customs details of the payment and certain details relating to the noteholder (including the noteholder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of U.K. income tax and whether or not the noteholder is resident in the U.K. for U.K. taxation purposes. Where the noteholder is not so resident, the details provided to HM Revenue & Customs may, in certain cases, be passed by HM Revenue & Customs to the tax authorities of the jurisdiction in which the noteholder is resident for taxation purposes.

        For the above purposes, "interest" should be taken, for practical purposes, as including payments made by a guarantor in respect of interest on the notes.

        The provisions referred to above may also apply to payments made on redemption of any notes where the amount payable on redemption is greater than the issue price of the notes.

        Under European Union Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual (or certain other kinds of person) resident in that other Member State. However, for a transitional period, Austria and Luxembourg are currently applying a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

        A number of non-EU countries and certain dependant or associated territories of certain Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

        If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the issuer nor any paying agent nor any other person would be obliged to pay additional amounts to the noteholders or to otherwise compensate noteholders for the reduction in the amounts that they will receive as a result of the imposition of such withholding tax. However, the issuer is required to maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the directive (if such a state exists).

Sale, Exchange and Redemption of Notes

U.K. Corporation Taxpayers

        In general, a holder of notes which is subject to U.K. corporation tax will be treated for U.K. tax purposes as realizing profits, gains or losses in respect of the notes under the "loan relationship" rules in Part 5 of the Corporation Tax Act 2009 on a basis reflecting the treatment in its statutory accounts, calculated in accordance with generally accepted accounting practice. These profits, gains or losses will be taken into account in computing income for U.K. corporation tax purposes.

        Exchange gains and losses on the notes will be treated for U.K. tax purposes as included within the profits, gains and losses realized in respect of the notes and thereby taxable under the loan relationship rules referred to above.

Other U.K. Taxpayers

        The notes are likely to constitute "deeply discounted securities" (although arguments may be made to the contrary) and, therefore, the notes (including the U.S. dollar denominated notes) would be "qualifying corporate bonds." Accordingly, no chargeable gain or allowable loss would arise for the purposes of U.K. capital gains tax on a transfer or redemption of such a note. However, any profit arising on the transfer or redemption of such a note by an individual holder who is resident in the United Kingdom or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which such note is attributable would be taxed as income (with no account being taken in calculating the profit of any costs incurred in connection with the transfer or redemption of such note or its acquisition). In calculating any profit on disposal of such a note, sterling values are likely to be compared at acquisition and transfer or redemption. Accordingly, in respect of the U.S. dollar denominated notes, a U.K. taxable profit (but no allowable loss) can arise even where the U.S. dollar amount received on a disposal is less than or the same as the amount paid for such note. No income tax relief in respect of any losses arising on transfers or redemptions of the notes will be allowed for U.K. income tax purposes. The accrued income scheme rules will not apply to any transfer of such a note on the assumption that such notes are deeply discounted securities.

        If the U.S. dollar denominated notes are not deeply discounted securities, disposal of such a note by an individual holder who is resident or ordinarily resident for tax purposes in the United Kingdom or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which such a note is attributable may give rise to a chargeable gain or allowable loss for the purposes of U.K. tax on chargeable gains, depending on individual circumstances. In calculating any gain or allowable loss on disposal of such a note, sterling values are compared at acquisition and transfer or redemption. Accordingly, a U.K. taxable gain can arise even where the U.S. dollar amount received on a disposal is less than or the same as the amount paid for such a note.

        The sterling denominated notes should constitute "qualifying corporate bonds" whether or not they are deeply discounted securities. As such, a disposal of a sterling denominated note by an individual holder who is resident or ordinarily resident for tax purposes in the United Kingdom or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which such note is attributable should not give rise to a chargeable gain or allowable loss for the purposes of U.K. tax on chargeable gains.

        On a disposal of a note (if they do not constitute deeply discounted securities) any interest which has accrued since the last interest payment date (or issue) may be charged to U.K. tax as income under the rules of the accrued income scheme if that individual holder is resident or ordinarily resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which such note is attributable. In respect of the U.S. dollar denominated notes, this amount would be taken into account and excluded in determining any capital gain or loss arising on disposal.

Holders who are not Resident in the United Kingdom

        A body corporate, that is neither resident in the United Kingdom nor carrying on a trade in the United Kingdom through a permanent establishment will not be liable for U.K. corporation tax on profits, gains and losses on, or fluctuations in value of, the notes. Other holders of notes who are neither resident nor ordinarily resident for tax purposes in the United Kingdom and who do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the notes are attributable will not be liable to U.K. tax on chargeable gains realized on or profits arising on the disposal of their notes.

Stamp Duty and Stamp Duty Reserve Tax

        No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the notes or on a transfer of the notes.

 Plan of Distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes, where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 365 days after the date of issuance of the notes, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 Legal Matters

        The validity of the new notes and guarantees offered hereby has been passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London, England. Certain matters of Colorado law have been passed upon for us by Ballard Spahr LLP, Denver, Colorado. Certain matters of Jersey law have been passed upon for us by Mourant Ozannes, St Helier, Jersey. Certain matters of Luxembourg law have been passed upon for us by LG@vocats, Luxembourg, Luxembourg. Certain matters of Scottish law have been passed upon for us by HBJ Gateley Wareing (Scotland) LLP, Edinburgh, Scotland.

Experts

        The consolidated financial statements and financial statement schedule of Virgin Media Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2009, and the condensed consolidating financial information of Virgin Media Inc. and subsidiaries, consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries and consolidated financial statements of Virgin Media Investments Limited and subsidiaries, included herein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included herein. The effectiveness of Virgin Media Inc. and subsidiaries' internal control over financial reporting as of December 31, 2009 has also been audited by Ernst & Young LLP, as set forth in their report thereon included in its Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference.

        Such consolidated financial statements, financial statement schedule and accompanying condensed consolidating financial information, and the effectiveness of Virgin Media Inc. and subsidiaries' internal control over financial reporting as of December 31, 2009, consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries, and consolidated financial statements of Virgin Media Investments Limited and subsidiaries, are either included in this prospectus or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Enforceability of Civil Liabilities

        The issuer is a public limited company incorporated under the laws of England and Wales with its registered office and principal place of business in England. Most of the guarantors are incorporated under the laws of England and Wales, and most of the assets held by the guarantors are located within England and Wales. As a result, it may not be possible for you to recover payments of principal, premium, interest, Additional Amounts or purchase price with respect to the exchange notes or other payments or claims in the United States upon judgments of U.S. courts for any such payments or claims. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt, sum of money, payment or claim rendered by any U.S. court based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce such a U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In the case of any judgment by any U.S. court, an English court will, subject to what is said below, normally order summary judgment on the basis that there is no defense to the claim for payment and will not reinvestigate the merits of the original dispute and therefore will treat the U.S. judgment as creating a valid debt upon which the judgment creditor could bring an action for payment any relevant assets of the issuer and any of the guarantors, as long as, among other things:

  •
  the U.S. court had jurisdiction over the original proceeding;

  •
  the judgment is final and conclusive on the merits;

  •
  the judgment does not contravene English public policy;

  •
  the judgment must not be for a tax, penalty or a judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

  •
  the judgment has not been obtained by fraud or in breach of the principles of natural justice.

        Based on the foregoing and subject to matters referred to in "Description of the Intercreditor Deeds," there can be no assurance that you will be able to enforce in England judgments in civil and commercial matters obtained in any U.S. court. There is doubt as to whether an English court would impose civil liability in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in England.

Listing and General Information

Listing

        The issuer will make an application to list the exchange notes on the Official List of the Luxembourg Stock Exchange and for admission to trading on the Euro MTF market of the Luxembourg Stock Exchange in accordance with the rules of that exchange. Notice of any optional redemption, change of control or any change in the rate of interest payable on the exchange notes will be published in a Luxembourg newspaper of general circulation, which is expected to be the Luxemburger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

        For so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of that exchange require, copies of the following documents, including any future amendments, may be inspected and obtained at the specified office of the listing agent in Luxembourg during normal business hours on any weekday:

  •
  the organizational documents of the issuer;

  •
  our most recent audited consolidated financial statements and any interim quarterly financial statements we publish;

  •
  this prospectus;

  •
  the purchase agreement relating to the outstanding notes; and

  •
  the indenture relating to the notes, which includes the form of the notes.

        For so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of that exchange require, copies of the articles of incorporation and bylaws, or other constitutional documents as applicable, of the issuer and each of the guarantors will be available free of charge at the offices of the paying agent in Luxembourg.

        The issuer will maintain a paying and transfer agent in Luxembourg for as long as any of the exchange notes are listed on the Luxembourg Stock Exchange. The issuer reserves the right to vary such appointment and we will publish notice of such change of appointment in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

        Our fiscal year ends December 31. The issuer files its statutory annual accounts with the Companies House of England and Wales but does not otherwise publish its financial statements. Virgin Media Inc. currently prepares consolidated annual and quarterly reports pursuant to the Exchange Act. Virgin Media Investment Holdings Limited publishes its annual and quarterly reports pursuant to the Exchange Act and files its statutory annual accounts with the Companies House of England and Wales. None of the other guarantors currently publishes financial statements. Virgin Media Inc.'s most recent audited consolidated financial statements and interim quarterly financial statements are available free of charge at the office of our Luxembourg paying agent. Virgin Media Inc.'s financial statements will be made available free of charge at the office of our Luxembourg paying agent.

Clearing Information

        The CUSIP number assigned to the dollar denominated exchange notes is                 and the ISIN number is                 .

        The ISIN number assigned to the sterling denominated exchange notes is                 and the common code is                 .

Legal Information

        The issuer is a public limited company incorporated on December 18, 2009 under the laws of England and Wales. The issued share capital of the issuer is £50,000, divided into 50,000 ordinary shares of £1 each. The authorized share capital of the issuer is £50,000 divided into 50,000 ordinary shares of £1 each. Its registered address is 160 Great Portland Street, London W1W 5QA, United Kingdom. The directors of the issuer are Robert Gale and Robert Mackenzie. The directors can be contacted at the registered address of the issuer.

        The creation and issuance of the exchange notes and the execution of the indenture has been authorized by a resolution of the issuer's board of directors passed at a meeting of the issuer's board of directors held on January 7, 2010. The guarantees have been authorized by resolution of the board of directors, or equivalent body, where applicable, of each of the guarantors.

        Virgin Media Inc. was incorporated on November 12, 2003 under the laws of the State of Delaware, United States of America. Its issued share capital is divided into 330,750,544 fully paid, non-assessable shares of common stock with a par value of $0.01 as of January 8, 2010. Its authorized share capital is 1,305,000,000 shares, consisting of 1,000,000,000 shares of common stock, 300,000,000 shares of Class B redeemable common stock and 5,000,000 shares of preferred stock, with a par value of $0.01 per share.

        Virgin Media Finance PLC was incorporated on March 3, 2004 under the laws of England and Wales. Its issued share capital is £92,456, divided into 92,456 fully paid ordinary shares of £1.00 each. Its authorized share capital is £5,000,000, divided into 5,000,000 ordinary shares of £1.00 each. Its registered address is 160 Great Portland Street, London W1W 5QA, United Kingdom. Its directors are Robert Gale and Robert Mackenzie. The directors can be contacted at the company's registered address.

        Virgin Media Investment Holdings Limited was incorporated on March 15, 1996 under the laws of England and Wales. Its issued share capital is £225 divided into 224,552 fully paid ordinary shares of £0.001 each. Its authorized share capital is £1,000 divided into 1,000,000 ordinary shares of £0.001 each. Its registered address is at 160 Great Portland Street, London W1W 5QA, United Kingdom. Its directors are Robert Gale and Robert Mackenzie. The directors can be contacted at the company's registered address.

 List of Guarantors

Andover Cablevision Limited
Anglia Cable Communications Limited
Avon Cable Joint Venture
Avon Cable Limited Partnership(1)
Barnsley Cable Communications Limited
BCMV Limited
Berkhamsted Properties & Building Contractors Limited
Birmingham Cable Corporation Limited
Birmingham Cable Finance Limited(2)
Birmingham Cable Limited
Cable Camden Limited
Cable Enfield Limited
Cable Hackney & Islington Limited
Cable Haringey Limited
Cable London Limited
Cable Television Limited
Cable Thames Valley Limited
Cabletel (UK) Limited
CableTel Cardiff Limited
CableTel Central Hertfordshire Limited
CableTel Hertfordshire Limited
CableTel Herts and Beds Limited
CableTel Investments Limited
CableTel Newport
CableTel North Bedfordshire Limited
CableTel Scotland Limited(3)
CableTel Surrey and Hampshire Limited
CableTel Telecom Supplies Limited
CableTel West Glamorgan Limited
CableTel West Riding Limited
Cambridge Cable Services Limited
Cambridge Holding Company Limited
CCL Corporate Communication Services Limited
Central Cable Holdings Limited
Chartwell Investors L.P.(4)
Columbia Management Limited
ComTel Cable Services Limited
ComTel Coventry Limited
Continental Shelf 16 Limited
Cotswolds Cable Limited Partnership(1)
Credit-Track Debt Recovery Limited
Crystal Palace Radio Limited
Diamond Cable Communications Limited
Digital Television Network Limited
Doncaster Cable Communications Limited
DTELS Limited
East Coast Cable Limited
Ed Stone Limited
Edinburgh Cable Limited Partnership(1)
EMS Investments Limited
Enablis Limited
Estuaries Cable Limited Partnership(1)
EuroBell (Holdings) Limited
EuroBell (IDA) Limited
EuroBell (No. 2) Limited
EuroBell (No. 3) Limited
EuroBell (No. 4) Limited
EuroBell (South West) Limited
EuroBell (Sussex) Limited
EuroBell (West Kent) Limited
EuroBell CPE Limited
EuroBell Internet Services Limited
EuroBell Limited
Filegale Limited
Fleximedia Limited
Flextech (1992) Limited
Flextech (Kindernet Investment) Limited
Flextech (Travel Channel) Limited
Flextech Broadband Limited
Flextech Broadcasting Limited
Flextech Business News Limited
Flextech Childrens Channel Limited
Flextech Communications Limited
Flextech Digital Broadcasting Limited
Flextech Distribution Limited
Flextech Family Channel Limited
Flextech IVS Limited
Flextech Limited
Flextech Media Holdings Limited
Flextech Music Publishing Limited
Flextech Video Games Limited
Flextech-Flexinvest Limited
Future Entertainment S.à r.l.(5)
General Cable Group Limited
General Cable Holdings Limited
General Cable Investments Limited
General Cable Limited
Halifax Cable Communications Limited
Heartland Cablevision (UK) Limited
Heartland Cablevision II (UK) Limited
Herts Cable Limited
Interactive Digital Sales Limited
Jewel Holdings
Lanbase European Holdings Limited
Lanbase Limited
Lichfield Cable Communications Limited
London South Cable Partnership(1)
M&NW Network II Limited
M&NW Network Limited
Maza Limited
Metro Hertfordshire Limited
Metro South Wales Limited
Middlesex Cable Limited
NNS U.K. Holdings 2, Inc.(4)
NNS UK Holdings 1 LLC(4)
North CableComms Holdings, Inc.(4)
North CableComms L.L.C.(4)
North CableComms Management, Inc.(4)
Northampton Cable Television Limited
NTL (Aylesbury and Chiltern) Limited
NTL (B) Limited
NTL (Broadland) Limited
NTL (City & Westminster) Limited
NTL (County Durham) Limited
NTL (CRUK)
NTL (CWC Holdings)
NTL (CWC) Corporation Limited
NTL (CWC) Limited
NTL (CWC) Management Limited
NTL (CWC) No. 2 Limited
NTL (CWC) No. 3 Limited
NTL (CWC) No. 4 Limited

NTL (CWC) Programming Limited
NTL (CWC) UK
NTL (Ealing) Limited
NTL (Fenland) Limited
NTL (Greenwich and Lewisham) Limited
NTL (Hampshire) Limited
NTL (Harrogate) Limited
NTL (Harrow) Limited
NTL (Kent) Limited
NTL (Lambeth and Southwark) Limited
NTL (Leeds) Limited
NTL (Norwich) Limited
NTL (Peterborough) Limited
NTL (South East) Limited
NTL (South London) Limited
NTL (Southampton and Eastleigh) Limited
NTL (Sunderland) Limited
NTL (Thamesmead) Limited
NTL (Triangle) LLC(4)
NTL (V)
NTL (Wandsworth) Limited
NTL (Wearside) Limited
NTL (West London) Limited
NTL (Yorcan) Limited
NTL (York) Limited
NTL Acquisition Company Limited
NTL Bolton Cablevision Holding Company
NTL Bromley Company(4)
NTL Business (Ireland) Limited
NTL Business Limited
NTL Cablecomms Bolton
NTL Cablecomms Bromley
NTL Cablecomms Bury and Rochdale
NTL Cablecomms Cheshire
NTL Cablecomms Derby
NTL Cablecomms East Lancashire
NTL Cablecomms Greater Manchester
NTL Cablecomms Group Limited
NTL CableComms Group, Inc.(4)
NTL Cablecomms Holdings No. 1 Limited
NTL Cablecomms Holdings No. 2 Limited
NTL Cablecomms Lancashire No. 1
NTL Cablecomms Lancashire No. 2
NTL Cablecomms Limited
NTL Cablecomms Macclesfield
NTL Cablecomms Manchester Limited
NTL Cablecomms Oldham and Tameside
NTL Cablecomms Solent
NTL Cablecomms Staffordshire
NTL Cablecomms Stockport
NTL Cablecomms Surrey
NTL Cablecomms Sussex
NTL Cablecomms Wessex
NTL Cablecomms West Surrey Limited
NTL Cablecomms Wirral
NTL Cambridge Limited
NTL Chartwell Holdings 2, Inc.(4)
NTL Chartwell Holdings Limited
NTL Chartwell Holdings, Inc.(4)
NTL Communications Services Limited
NTL Darlington Limited
NTL Derby Cablevision Holding Company
NTL Equipment No. 1 Limited
NTL Equipment No. 2 Limited
NTL Finance Limited
NTL Funding Limited
NTL Glasgow(3)
NTL Glasgow Holdings Limited
NTL Holdings (Broadland) Limited
NTL Holdings (East London) Limited
NTL Holdings (Fenland) Limited
NTL Holdings (Leeds) Limited
NTL Holdings (Norwich) Limited
NTL Holdings (Peterborough) Limited
NTL Internet Limited
NTL Internet Services Limited
NTL Irish Holdings Limited
NTL Kirklees
NTL Kirklees Holdings Limited
NTL Limited
NTL Manchester Cablevision Holding Company
NTL Microclock Services Limited
NTL Midlands Limited
NTL Milton Keynes Limited
NTL National Networks Limited
NTL Networks Limited
NTL North CableComms Holdings, Inc.(4)
NTL North CableComms Management, Inc.(4)
NTL Partcheer Company Limited
NTL Programming Subsidiary Company(4)
NTL Rectangle Limited
NTL Sideoffer Limited
NTL Solent Company(4)
NTL Solent Telephone and Cable TV Company Limited
NTL South CableComms Holdings, Inc.(4)
NTL South CableComms Management, Inc.(4)
NTL South Central Limited
NTL South Wales Limited
NTL Streetunique Projects Limited
NTL Streetunit Projects Limited
NTL Streetusual Services Limited
NTL Streetvision Services Limited
NTL Streetvital Services Limited
NTL Streetwarm Services Limited
NTL Streetwide Services Limited
NTL Strikeagent Trading Limited
NTL Strikeamount Trading Limited
NTL Strikeapart Trading Limited
NTL Surrey Company(4)
NTL Sussex Company(4)
NTL Systems Limited
NTL Technical Support Company Limited
NTL Teesside Limited
NTL Telecom Services Limited
NTL UK CableComms Holdings, Inc.(4)
NTL UK Telephone and Cable TV Holding Company Limited
NTL Victoria II Limited
NTL Victoria Limited
NTL Wessex Company(4)
NTL Westminster Limited
NTL Winston Holdings Limited
NTL Winston Holdings, Inc.(4)
NTL Wirral Company(4)
NTL Wirral Telephone and Cable TV Company
Oxford Cable Limited
Prospectre Limited(3)
Screenshop Limited
Secure Backup Systems Limited
Sheffield Cable Communications Limited
South CableComms Holdings, Inc.(4)

South CableComms L.L.C.(4)
South CableComms Management, Inc.(4)
Southern East Anglia Cable Limited
Southwestern Bell International Holdings Limited
Stafford Communications Limited
Swindon Cable Limited
Tamworth Cable Communications Limited
TCI/US West Cable Communications Group(1)
Telewest Communications (Central Lancashire) Limited
Telewest Communications (Cotswolds) Limited
Telewest Communications (Cotswolds) Venture
Telewest Communications (Cumbernauld) Limited(3)
Telewest Communications (Dumbarton) Limited(3)
Telewest Communications (Dundee & Perth) Limited(3)
Telewest Communications (Falkirk) Limited(3)
Telewest Communications (Glenrothes) Limited(3)
Telewest Communications (Liverpool) Limited
Telewest Communications (London South) Joint Venture
Telewest Communications (London South) Limited
Telewest Communications (Midlands and North West) Limited
Telewest Communications (Midlands) Limited
Telewest Communications (Motherwell) Limited(3)
Telewest Communications (Nominees) Limited
Telewest Communications (North East) Limited
Telewest Communications (North East) Partnership
Telewest Communications (North West) Limited
Telewest Communications (Scotland Holdings) Limited(3)
Telewest Communications (Scotland) Limited(3)
Telewest Communications (Scotland) Venture
Telewest Communications (South East) Limited
Telewest Communications (South East) Partnership
Telewest Communications (South Thames Estuary) Limited
Telewest Communications (South West) Limited
Telewest Communications (St. Helens & Knowsley) Limited
Telewest Communications (Tyneside) Limited
Telewest Communications (Wigan) Limited
Telewest Communications Cable Limited
Telewest Communications Holdco Limited
Telewest Communications Holdings Limited
Telewest Communications Networks Limited
Telewest Limited
Telewest Parliamentary Holding Limited
Telewest UK Limited
Telso Communications Limited
The Cable Corporation Limited
The Yorkshire Cable Group Limited
Theseus No. 1 Limited
Theseus No. 2 Limited
TVS Pension Fund Trustees Limited
TVS Television Limited
Tyneside Cable Limited Partnership(1)
United Artists Investments Limited
United Cable (London South) Limited Partnership(1)
Virgin Media Business Limited
Virgin Media Finance PLC
Virgin Media Inc.(4)
Virgin Media Investment Holdings Limited
Virgin Media Investments Limited
Virgin Media Limited
Virgin Media Payments Ltd
Virgin Media SFA Finance Limited
Virgin Media Wholesale Limited
Virgin Mobile Group (UK) Limited
Virgin Mobile Holdings (UK) Limited
Virgin Mobile Telecoms Limited
Virgin Net Limited
Vision Networks Services UK Limited
VM Sundial Limited
VMIH Sub Limited
Wakefield Cable Communications Limited
Wessex Cable Limited
Windsor Television Limited
Winston Investors L.L.C.(4)
XL Debt Recovery Agency Limited
X-Tant Limited
Yorkshire Cable Communications Limited

Guarantors are incorporated or organized in England and Wales, except where indicated as follows:

(1)
Colorado

(2)
Jersey

(3)
Scotland

(4)
Delaware

(5)
Luxembourg

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Virgin Media Investment Holdings Limited

        We have audited the accompanying consolidated balance sheets of Virgin Media Investments Holdings Limited and subsidiaries (the "Company") an indirect wholly owned subsidiary of Virgin Media Inc. (the "Parent"), as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Virgin Media Investment Holdings Limited and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

London, England
June 15, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Virgin Media Investments Limited

        We have audited the accompanying consolidated balance sheets of Virgin Media Investments Limited and subsidiaries (the "Company") an indirect wholly owned subsidiary of Virgin Media Inc. (the "Parent"), as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Virgin Media Investments Limited and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

London, England
June 15, 2010

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	£415.9	£170.7
Restricted cash	5.3	5.3
Accounts receivable—trade, less allowances for doubtful accounts of £9.6 (2009) and £16.5 (2008)	427.9	454.3
Inventory for resale	12.9	12.7
Programming inventory	62.1	68.4
Derivative financial instruments	2.2	168.4
Prepaid expenses and other current assets	96.4	104.0
Current assets held for sale	—	56.2

Total current assets	1,022.7	1,040.0
Fixed assets, net	4,925.3	5,209.3
Goodwill and other indefinite-lived assets	2,081.0	2,091.4
Intangible assets, net	265.9	510.3
Equity investments	359.9	353.5
Derivative financial instruments	235.1	435.7
Deferred financing, net of accumulated amortization of £133.6 (2009) and £78.0 (2008)	101.8	104.8
Other assets	50.8	35.9
Due from group companies	781.6	795.0

Total assets	£9,824.1	£10,575.9

Liabilities and shareholders' equity
Current liabilities
Accounts payable	£375.5	£370.0
Accrued expenses and other current liabilities	407.4	443.4
Derivative financial instruments	17.8	84.4
VAT and employee taxes payable	61.8	57.4
Restructuring liabilities	55.9	69.5
Interest payable	42.7	95.9
Interest payable to group companies	165.9	113.7
Deferred revenue	276.7	259.4
Current portion of long term debt	41.2	40.5
Current liabilities held for sale	—	36.2

Total current liabilities	1,444.9	1,570.4
Long term debt, net of current portion	3,239.4	4,327.6
Long term debt due to group companies	3,321.1	2,468.1
Derivative financial instruments	106.8	42.6
Deferred revenue and other long term liabilities	180.7	147.2
Deferred income taxes	83.0	79.2

Total liabilities	8,375.9	8,635.1
Commitments and contingent liabilities
Shareholders' equity
Common stock—£0.001 par value; authorized 1,000,000 ordinary shares (2009 and 2008); issued and outstanding 224,552 ordinary shares (2009 and 2008)	—	—
Additional paid-in capital	4,371.3	4,371.3
Accumulated other comprehensive income	(137.8)	9.0
Accumulated deficit	(2,785.3)	(2,439.5)

Total shareholders' equity	1,448.2	1,940.8

Total liabilities and shareholders' equity	£9,824.1	£10,575.9

See accompanying notes.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Year ended December 31,
	2009	2008	2007
Revenue	£3,698.3	£3,666.0	£3,724.3
Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	1,590.2	1,598.5	1,606.9
Selling, general and administrative expenses	763.0	781.2	846.4
Restructuring and other charges	39.2	22.0	27.2
Depreciation	909.7	882.4	900.4
Amortization	243.1	283.4	293.2
Goodwill and intangible asset impairments	4.7	362.2	—

	3,549.9	3,929.7	3,674.1

Operating income (loss)	148.4	(263.7)	50.2
Other income (expense)
Interest income and other, net	6.0	25.9	16.4
Interest income from group companies	7.9	8.4	5.3
Interest expense	(235.2)	(366.5)	(420.3)
Interest expense to group companies	(232.8)	(152.4)	(111.6)
Loss on extinguishment of debt	(54.5)	(9.6)	(3.2)
Share of income from equity investments	14.1	14.4	17.7
(Losses) gains on derivative instruments	(114.5)	283.7	(2.5)
Foreign currency gains (losses)	136.5	(456.2)	(8.0)

Loss from continuing operations before income taxes	(324.1)	(916.0)	(456.0)
Income tax benefit (expense)	1.1	9.9	(0.6)

Loss from continuing operations	(323.0)	(906.1)	(456.6)

Discontinued operations
Loss from discontinued operations, net of tax	(22.8)	(66.6)	(10.7)

Net loss	£(345.8)	£(972.7)	£(467.3)

See accompanying notes.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year ended December 31,
	2009	2008	2007
Operating activities
Net loss	£(345.8)	£(972.7)	£(467.3)
Loss from discontinued operations	22.8	66.6	10.7

Loss from continuing operations	(323.0)	(906.1)	(456.6)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,152.8	1,165.8	1,193.6
Goodwill and intangible asset impairments	4.7	362.2	—
Non-cash interest	20.0	(58.6)	4.1
Non-cash compensation	15.4	13.2	14.0
Loss on extinguishment of debt	53.6	9.7	3.2
(Income) loss from equity accounted investments, net of dividends received	(12.4)	10.7	(10.8)
Income taxes	4.2	(2.2)	14.9
(Gain) loss on disposal of assets	(0.3)	(0.3)	18.7
Amortization of original issue discount and deferred finance costs	32.3	23.5	23.1
Unrealized foreign currency (gains) losses	(163.2)	414.0	10.2
Unrealized losses (gains) on derivative instruments	133.3	(278.1)	2.5
Gain on disposal of investments	—	—	(8.1)
Other	1.6	0.7	—
Changes in operating assets and liabilities, net of effect from business acquisitions and dispositions:
Accounts receivable	26.4	(7.2)	3.0
Inventory	6.0	(17.4)	(11.5)
Prepaid expenses and other current assets	(4.7)	(12.1)	10.1
Other assets	(14.9)	(11.0)	4.2
Accounts payable	(24.8)	5.1	(0.2)
Accrued expenses and other current liabilities	(37.8)	(35.4)	(107.7)
Deferred revenue (current)	17.3	19.2	(17.4)
Deferred revenue and other long term liabilities	(4.9)	4.0	5.2

Net cash provided by operating activities	881.6	699.7	694.5

Investing activities
Purchase of fixed and intangible assets	(556.7)	(470.5)	(527.8)
Investments in and loans to parent and subsidiary companies	974.4	522.1	26.6
Increase in restricted cash	—	—	(0.2)
Principal repayments on loans to equity investments	12.5	8.6	16.4
Proceeds from sale of fixed assets	4.2	2.1	3.3
Proceeds from sale of investments	—	—	9.8
Purchase of investments	(2.5)	(1.5)	(2.0)
Disposal of sit-up, net	(17.5)	—	—
Acquisitions, net of cash acquired	—	—	(1.0)

Net cash provided by (used in) investing activities	414.4	60.8	(474.9)

Financing activities
New borrowings, net of financing fees	(52.6)	(49.0)	874.5
Principal payments on long term debt, including redemption premiums, and capital leases	(1,078.6)	(846.3)	(1,170.8)
Realized gain on derivatives	88.3	—	—

Net cash used in financing activities	(1,042.9)	(895.3)	(296.3)

Cash flow from discontinued operations
Net cash (used in) provided by operating activities	(7.9)	(3.0)	5.2
Net cash used in investing activities	—	(1.9)	(2.5)

Net cash (used in) provided by discontinued operations	(7.9)	(4.9)	2.7

Effect of exchange rate changes on cash and cash equivalents	—	0.4	—
Increase (decrease) in cash and cash equivalents	245.2	(139.3)	(74.0)
Cash and cash equivalents, beginning of year	170.7	310.0	384.0

Cash and cash equivalents, end of year	£415.9	£170.7	£310.0

Supplemental disclosure of cash flow information
Cash paid during the year for interest exclusive of amounts capitalized	£248.3	£391.8	£391.4
Income taxes paid	£—	£—	£—

See accompanying notes.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(in millions, except share data)

					Accumulated Other Comprehensive Income (Loss)
	Share Capital £0.001 Par Value
							Net (Losses) Gains on Derivatives
			Additional Paid-In Capital	Comprehensive Income (Loss)	Foreign Currency Translation	Pension Liability Adjustments		Accumulated Deficit
	Shares	Par							Total
Balance, December 31, 2006	224,552	—	£4,371.3	—	—	£(20.0)	£(16.0)	£(999.5)	£3,335.8
Net loss for the year ended December 31, 2007	—	—	—	£(467.3)	—	—	—	(467.3)	(467.3)
Currency translation adjustment	—	—	—	—	—	—	—	—	—
Net gains on derivatives, net of tax	—	—	—	53.8	—	—	53.8	—	53.8
Reclassification of derivative gains to net income, net of tax	—	—	—	(20.4)	—	—	(20.4)	—	(20.4)
Pension liability adjustment, net of tax	—	—	—	19.8	—	19.8	—	—	19.8

				£(414.1)

Balance, December 31, 2007	224,552	—	£4,371.3		—	£(0.2)	£17.4	£(1,466.8)	£2,921.7
Net loss for the year ended December 31, 2008	—	—	—	£(972.7)	—	—	—	(972.7)	(972.7)
Currency translation adjustment	—	—	—	0.4	0.4	—	—	—	0.4
Net gains on derivatives, net of tax	—	—	—	147.8	—	—	147.8	—	147.8
Reclassification of derivative gains to net income, net of tax	—	—	—	(125.1)	—	—	(125.1)	—	(125.1)
Pension liability adjustment, net of tax	—	—	—	(31.3)	—	(31.3)	—	—	(31.3)

				£(980.9)

Balance, December 31, 2008	224,552	—	£4,371.3		£0.4	£(31.5)	£40.1	£(2,439.5)	£1,940.8
Net loss for the year ended December 31, 2009	—	—	—	£(345.8)	—	—	—	(345.8)	(345.8)
Currency translation adjustment	—	—	—	(0.6)	(0.6)	—	—	—	(0.6)
Net losses on derivatives, net of tax	—	—	—	(216.6)	—	—	(216.6)	—	(216.6)
Reclassification of derivative losses to net income, net of tax	—	—	—	121.2	—	—	121.2	—	121.2
Pension liability adjustment, net of tax	—	—	—	(50.8)	—	(50.8)	—	—	(50.8)

				£(492.6)

Balance, December 31, 2009	224,552	—	£4,371.3		£(0.2)	£(82.3)	£(55.3)	£(2,785.3)	£1,448.2

See accompanying notes.

VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	£415.9	£170.7
Restricted cash	5.3	5.3
Accounts receivable—trade, less allowances for doubtful accounts of £9.6 (2009) and £16.5 (2008)	427.9	454.3
Inventory for resale	12.9	12.7
Programming inventory	62.1	68.4
Derivative financial instruments	2.2	168.4
Prepaid expenses and other current assets	96.4	104.0
Current assets held for sale	—	56.2

Total current assets	1,022.7	1,040.0
Fixed assets, net	4,925.3	5,209.3
Goodwill and other indefinite-lived assets	2,081.0	2,091.4
Intangible assets, net	265.9	510.3
Equity investments	359.9	353.5
Derivative financial instruments	235.1	435.7
Deferred financing, net of accumulated amortization of £133.6 (2009) and £78.0 (2008)	101.8	104.8
Other assets	50.8	35.9
Due from group companies	781.6	795.0

Total assets	£9,824.1	£10,575.9

Liabilities and shareholders' equity
Current liabilities
Accounts payable	£375.5	£370.0
Accrued expenses and other current liabilities	407.4	443.4
Derivative financial instruments	17.8	84.4
VAT and employee taxes payable	61.8	57.4
Restructuring liabilities	55.9	69.5
Interest payable	18.9	34.1
Interest payable to group companies	189.7	175.5
Deferred revenue	276.7	259.4
Current portion of long term debt	41.2	40.5
Current liabilities held for sale	—	36.2

Total current liabilities	1,444.9	1,570.4
Long term debt, net of current portion	1,440.5	2,262.9
Long term debt due to group companies	5,120.0	4,532.8
Derivative financial instruments	106.8	42.6
Deferred revenue and other long term liabilities	180.7	147.2
Deferred income taxes	83.0	79.2

Total liabilities	8,375.9	8,635.1
Commitments and contingent liabilities
Shareholders' equity
Common stock—£1.0 par value; issued and outstanding 1,000,141 ordinary shares (2009 and 2008)	1.0	1.0
Additional paid-in capital	4,370.3	4,370.3
Accumulated other comprehensive income	(137.8)	9.0
Accumulated deficit	(2,785.3)	(2,439.5)

Total shareholders' equity	1,448.2	1,940.8

Total liabilities and shareholders' equity	£9,824.1	£10,575.9

See accompanying notes.

VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Year ended December 31,
	2009	2008	2007
Revenue	£3,698.3	£3,666.0	£3,724.3
Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	1,590.2	1,598.5	1,606.9
Selling, general and administrative expenses	763.0	781.2	846.4
Restructuring and other charges	39.2	22.0	27.2
Depreciation	909.7	882.4	900.4
Amortization	243.1	283.4	293.2
Goodwill and intangible asset impairments	4.7	362.2	—

	3,549.9	3,929.7	3,674.1

Operating income (loss)	148.4	(263.7)	50.2
Other income (expense)
Interest income and other, net	6.0	25.9	16.4
Interest income from group companies	7.9	8.4	5.3
Interest expense	(92.7)	(191.7)	(228.3)
Interest expense to group companies	(375.3)	(327.2)	(303.6)
Loss on extinguishment of debt	(54.5)	(9.6)	(3.2)
Share of income from equity investments	14.1	14.4	17.7
(Losses) gains on derivative instruments	(114.5)	283.7	(2.5)
Foreign currency gains (losses)	136.5	(456.2)	(8.0)

Loss from continuing operations before income taxes	(324.1)	(916.0)	(456.0)
Income tax benefit (expense)	1.1	9.9	(0.6)

Loss from continuing operations	(323.0)	(906.1)	(456.6)

Discontinued operations
Loss from discontinued operations, net of tax	(22.8)	(66.6)	(10.7)

Net loss	£(345.8)	£(972.7)	£(467.3)

See accompanying notes.

VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year ended December 31,
	2009	2008	2007
Operating activities
Net loss	£(345.8)	£(972.7)	£(467.3)
Loss from discontinued operations	22.8	66.6	10.7

Loss from continuing operations	(323.0)	(906.1)	(456.6)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,152.8	1,165.8	1,193.6
Goodwill and intangible asset impairments	4.7	362.2	—
Non-cash interest	20.0	(58.6)	4.1
Non-cash compensation	15.4	13.2	14.0
Loss on extinguishment of debt	53.6	9.7	3.2
(Income) loss from equity accounted investments, net of dividends received	(12.4)	10.7	(10.8)
Income taxes	4.2	(2.2)	14.9
(Gain) loss on disposal of assets	(0.3)	(0.3)	18.7
Amortization of original issue discount and deferred finance costs	32.3	23.5	23.1
Unrealized foreign currency (gains) losses	(163.2)	414.0	10.2
Unrealized losses (gains) on derivative instruments	133.3	(278.1)	2.5
Gain on disposal of investments	—	—	(8.1)
Other	1.6	0.7	—
Changes in operating assets and liabilities, net of effect from business acquisitions and dispositions:
Accounts receivable	26.4	(7.2)	3.0
Inventory	6.0	(17.4)	(11.5)
Prepaid expenses and other current assets	(4.7)	(12.1)	10.1
Other assets	(14.9)	(11.0)	4.2
Accounts payable	(24.8)	5.1	(0.2)
Accrued expenses and other current liabilities	(37.8)	(35.4)	(107.7)
Deferred revenue (current)	17.3	19.2	(17.4)
Deferred revenue and other long term liabilities	(4.9)	4.0	5.2

Net cash provided by operating activities	881.6	699.7	694.5

Investing activities
Purchase of fixed and intangible assets	(556.7)	(470.5)	(527.8)
Investments in and loans to parent and subsidiary companies	740.9	235.2	373.0
Increase in restricted cash	—	—	(0.2)
Principal repayments on loans to equity investments	12.5	8.6	16.4
Proceeds from sale of fixed assets	4.2	2.1	3.3
Proceeds from sale of investments	—	—	9.8
Purchase of investments	(2.5)	(1.5)	(2.0)
Disposal of sit-up, net	(17.5)	—	—
Acquisitions, net of cash acquired	—	—	(1.0)

Net cash provided by (used in) investing activities	180.9	(226.1)	(128.5)

Financing activities
New borrowings, net of financing fees	(52.6)	(49.0)	297.7
Principal payments on long term debt, including redemption premiums, and capital leases	(845.1)	(559.4)	(940.4)
Realized gain on derivatives	88.3	—	—

Net cash used in financing activities	(809.4)	(608.4)	(642.7)

Cash flow from discontinued operations
Net cash (used in) provided by operating activities	(7.9)	(3.0)	5.2
Net cash used in investing activities	—	(1.9)	(2.5)

Net cash (used in) provided by discontinued operations	(7.9)	(4.9)	2.7

Effect of exchange rate changes on cash and cash equivalents	—	0.4	—
Increase (decrease) in cash and cash equivalents	245.2	(139.3)	(74.0)
Cash and cash equivalents, beginning of year	170.7	310.0	384.0

Cash and cash equivalents, end of year	£415.9	£170.7	£310.0

Supplemental disclosure of cash flow information
Cash paid during the year for interest exclusive of amounts capitalized	£248.3	£391.8	£391.4
Income taxes paid	£—	£—	£—

See accompanying notes.

VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY

(in millions, except share data)

					Accumulated Other Comprehensive Income (Loss)
	Share Capital £1 Par Value
							Net (Losses) Gains on Derivatives
			Additional Paid-In Capital	Comprehensive Income (Loss)	Foreign Currency Translation	Pension Liability Adjustments		Accumulated Deficit
	Shares	Par							Total
Balance, December 31, 2006	1,000,141	£1.0	£4,370.3	—	—	£(20.0)	£(16.0)	£(999.5)	£3,335.8
Net loss for the year ended December 31, 2007	—	—	—	£(467.3)	—	—	—	(467.3)	(467.3)
Currency translation adjustment	—	—	—	—	—	—	—	—	—
Net gains on derivatives, net of tax	—	—	—	53.8	—	—	53.8	—	53.8
Reclassification of derivative gains to net income, net of tax	—	—	—	(20.4)	—	—	(20.4)	—	(20.4)
Pension liability adjustment, net of tax	—	—	—	19.8	—	19.8	—	—	19.8

				£(414.1)

Balance, December 31, 2007	1,000,141	£1.0	£4,370.3		—	£(0.2)	£17.4	£(1,466.8)	£2,921.7
Net loss for the year ended December 31, 2008	—	—	—	£(972.7)	—	—	—	(972.7)	(972.7)
Currency translation adjustment	—	—	—	0.4	0.4	—	—	—	0.4
Net gains on derivatives, net of tax	—	—	—	147.8	—	—	147.8	—	147.8
Reclassification of derivative gains to net income, net of tax	—	—	—	(125.1)	—	—	(125.1)	—	(125.1)
Pension liability adjustment, net of tax	—	—	—	(31.3)	—	(31.3)	—	—	(31.3)

				£(980.9)

Balance, December 31, 2008	1,000,141	£1.0	£4,370.3		£0.4	£(31.5)	£40.1	£(2,439.5)	£1,940.8
Net loss for the year ended December 31, 2009	—	—	—	£(345.8)	—	—	—	(345.8)	(345.8)
Currency translation adjustment	—	—	—	(0.6)	(0.6)	—	—	—	(0.6)
Net losses on derivatives, net of tax	—	—	—	(216.6)	—	—	(216.6)	—	(216.6)
Reclassification of derivative losses to net income, net of tax	—	—	—	121.2	—	—	121.2	—	121.2
Pension liability adjustment, net of tax	—	—	—	(50.8)	—	(50.8)	—	—	(50.8)

				£(492.6)

Balance, December 31, 2009	1,000,141	£1.0	£4,370.3		£(0.2)	£(82.3)	£(55.3)	£(2,785.3)	£1,448.2

See accompanying notes.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization and Business

        These combined notes accompany and form an integral part of the separate consolidated financial statements of Virgin Media Investment Holdings Limited and its subsidiaries, or VMIH, and Virgin Media Investments Limited and its subsidiaries, or VMIL. VMIH and VMIL are indirect, wholly owned subsidiaries of Virgin Media Inc., or Virgin Media. VMIL is a direct, wholly owned subsidiary of VMIH.

        VMIH is incorporated in the United Kingdom. On February 19, 2007, VMIH changed its name from NTL Investment Holdings Limited to Virgin Media Investment Holdings Limited.

        VMIL was organized under English law on December 18, 2009 (inception) as a holding company. VMIL had no operations or cash flows for the period from December 18, 2009, through December 31, 2009. Under the terms of the indentures governing Virgin Media's senior notes, VMIL was required to grant a conditional guarantee that is identical to the conditional guarantee granted by VMIH. As a result, VMIL must file financial statements pursuant to Rule 3-10(a)(1).

        As used in these notes, the terms "we", "our", or "companies" refer to VMIH and VMIL and, except as otherwise noted, the information in these combined notes relates to both of the companies.

        We are a leading provider of entertainment and communications services in the U.K., offering "quad-play" broadband internet, television, mobile telephony and fixed line telephony services. We are one of the U.K.'s largest providers of residential broadband internet, pay television and fixed line telephony services by number of customers. We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors. As a result, we provide our customers with a leading next generation broadband service and one of the most advanced TV on-demand services available in the U.K. market. As of December 31, 2009, Virgin Media provided service to approximately 4.7 million residential customers on our cable network. We are also one of the U.K.'s largest mobile virtual network operators by number of customers, providing mobile telephony service to approximately 2.2 million pre-pay mobile customers and nearly one million contract mobile customers over third party networks. We conduct our operations primarily through direct and indirect wholly owned subsidiaries.

        In addition, we provide a complete portfolio of voice, data and internet solutions to leading businesses, public sector organizations and service providers in the U.K. through Virgin Media Business (formerly ntl: Telewest Business). We also provide a broad range of programming through Virgin Media Television, or Virgin Media TV, which operates our wholly owned channels, such as Virgin1, Living and Bravo; and through UKTV, our joint ventures with BBC Worldwide.

        In 2009, we implemented a new operating model for our organization and made corresponding revisions to our internal reporting structure and the related financial information used by our management, including our chief operating decision maker, to assess the performance of our business. As of December 31, 2009, our operating segments were as follows:

  •
  Consumer:  Our Consumer segment includes the distribution of television programming over our cable network and the provision of broadband and fixed line telephone services to residential consumers, both on and off our cable network. Our Consumer segment also includes our mobile telephony and mobile broadband operations, provided through Virgin Mobile.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1—Organization and Business (Continued)

  •
  Business:  Our Business segment includes the voice and data telecommunication and internet solutions services we provide through Virgin Media Business to businesses, public sector organizations and service providers.

  •
  Content:  Our Content segment includes the operations of our wholly owned television channels, such as Virgin1, Living and Bravo. Although not included in our Content segment revenue, our content management team also oversees our interest in the UKTV television channels through our joint ventures with BBC Worldwide.

        While VMIH and VMIL have operating segments, consisting of Consumer, Business, and Content, which are consistent with Virgin Media Inc., financial information is only prepared and reviewed by the chief operating decision maker at the Virgin Media Inc. consolidated level. As such, there are no separable reportable segments for VMIH or VMIL.

Note 2—Significant Accounting Policies

Basis of Presentation

        The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. We have evaluated subsequent events through the date the financial statements were available to be issued.

        On April 1, 2009, we sold our sit-up reporting unit, which was formerly included within our Content segment. In accordance with the provisions of the Property, Plant and Equipment Topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, the planned sale of the sit-up business met the requirements for it to be reflected as assets and liabilities held for sale and discontinued operations in both the current and prior periods. These consolidated financial statements reflect sit-up as assets and liabilities held for sale and discontinued operations and we have retrospectively adjusted the balance sheet as of December 31, 2008 and statements of operations, cash flows and shareholders' equity for the years ended December 31, 2008 and 2007.

        On January 1, 2010, VMIL acquired VMIH's shareholdings in its wholly owned subsidiaries other than Virgin Media Secured Finance PLC, which remains a subsidiary of VMIH. VMIL issued 1,000,141 shares to VMIH as part of this internal reorganization with an additional issuance of shares from VMIL to VMIH due to occur upon the filing of the 2009 audited financial statements of VMIH with the appropriate authorities in England and Wales. As a result of the reorganization, it was determined that a change in reporting entity had occurred for VMIL and accordingly the comparative separate financial statements for VMIL have been adjusted to consist of the combined historical balance sheet, results of operations, and cash flows of the wholly owned subsidiaries of VMIH that were contributed to VMIL as part of the group reorganization. These comparative financial statements have been prepared in accordance with the guidance permissible for reorganizations between wholly owned subsidiaries such that the historic values of all assets and liabilities acquired in the reorganization have been carried over with no new purchase accounting considered. The effect of the issuance of common stock to VMIH has been retrospectively applied to the shareholder's equity amounts in the consolidated balance sheet as at December 31, 2009 and the consolidated statements of shareholder's equity for the three years ending December 31, 2009 to reflect these amounts as if the transaction had

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

occurred at the beginning of the periods presented. The retrospective application had no material effect on other amounts. Intercompany accounts and transactions have been eliminated.

        Under the terms of the indentures governing the senior notes issued by Virgin Media Finance PLC and the indentures governing the senior secured notes issued by Virgin Media Secured Finance PLC, VMIL was required to grant guarantees that are identical to the guarantees granted by VMIH under the same indentures. Under the terms of the intercreditor deed governing the senior credit facility, VMIL was required to grant a guarantee identical to the guarantee granted by VMIH under the same deed. VMIH is fully dependent on the cash flows of the operating subsidiaries of VMIL to service these debt obligations. As a result, debt obligations, cash required to service debt obligations, derivative financial instruments, and any effects on the consolidated results of operations and cash flows related to the senior notes, senior secured notes and senior credit facility have been reflected in the separate consolidated financial statements of VMIL. As such, the amounts included in the financial statements of VMIL do not necessarily represent items to which VMIL has legal title.

Principles of Consolidation

        The consolidated financial statements include the accounts for us and our wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated on consolidation. The operating results of acquired companies are included in our consolidated statements of operations from the date of acquisition.

        For investments in which we own 20% to 50% of the voting shares and have significant influence over the operating and financial policies, the equity method of accounting is used. Accordingly, our share of the earnings and losses of these companies are included in the share of income (losses) in equity investments in the accompanying consolidated statements of operations. For investments in which we own less than 20% of the voting shares and do not have significant influence, the cost method of accounting is used. Under the cost method of accounting, we do not record our share in the earnings and losses of the companies in which we have an investment and such investments are generally reflected in the consolidated balance sheet at historical cost.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the amount of uncollectible accounts receivable, the amount to be paid to terminate certain agreements included in restructuring costs, amounts accrued for vacated properties, the amount to be paid for other liabilities, including contingent liabilities, our pension expense and pension funding requirements, amounts to be paid under our employee incentive plans, costs for interconnection, the amount of costs to be capitalized in connection with the construction and installation of our network and facilities, goodwill and indefinite life assets, long-lived assets, certain other intangible assets and the computation of our income tax expense and liability. Actual results could differ from those estimates.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

Fair Values

        We have determined the estimated fair value amounts presented in these consolidated financial statements using available market information and appropriate methodologies including, where appropriate, the recording of adjustments to fair values to reflect non-performance risk. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in these consolidated financial statements are not necessarily indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. We have based these fair value estimates on pertinent information available to us as of December 31, 2009 and 2008.

Foreign Currency Translation

        Our reporting currency is the pound sterling because substantially all of our revenues, operating costs and selling general and administrative expenses are denominated in U.K. pounds sterling. Exchange gains and losses on translation of our net equity investments in subsidiaries having functional currencies other than the pound sterling are reported as a separate component of accumulated other comprehensive income in shareholders' equity. Foreign currency transactions involving amounts denominated in currencies other than a subsidiary's functional currency are recorded at the exchange rate ruling at the date of the transaction and are remeasured each period with gains and losses recorded in the consolidated statement of operations.

Cash Equivalents and Restricted Cash

        Cash equivalents are short term highly liquid investments purchased with an original maturity of three months or less. We had cash equivalents totaling £356.6 million and £120.2 million as at December 31, 2009 and 2008, respectively.

        Restricted cash balances of £5.3 million as at December 31, 2009 and 2008 represent cash balances collateralized against performance bonds given on our behalf.

Trade Receivables

        Our trade receivables are stated at outstanding principal balance, net of allowance for doubtful accounts. Allowances for doubtful accounts are estimated based on the current aging of trade receivables, prior collection experience and future expectations of conditions that might impact recoverability. The movements in our allowance for doubtful accounts for the years ended December 31, 2009, 2008 and 2007 are as follows (in millions):

	Year ended December 31,
	2009	2008	2007
Balance, January 1	£16.5	£17.1	£49.4
Charged to costs and expenses	25.2	30.1	30.3
Write offs, net of recoveries	(32.1)	(30.7)	(62.6)

Balance, December 31	£9.6	£16.5	£17.1

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

Inventory

        Inventory consists of consumer goods for re-sale and programming inventory. Consumer goods for re-sale are valued at the lower of cost or market value using the first-in, first-out, or FIFO method. Cost represents the invoiced purchase cost of inventory. This valuation requires us to make judgments, based on currently available information, about obsolete, slow-moving or defective inventory. Based upon these judgments and estimates, which are applied consistently from period to period, we adjust the carrying amount of our inventory for re-sale to the lower of cost or market value.

        Programming inventory represents television programming libraries held by each of our television channels and is stated at the lower of cost or market value. Programming is recognized as inventory when a contractual purchase obligation exists, it has been delivered to us and is within its permitted broadcasting period. Programming inventory is periodically reviewed and a provision made for impairment or obsolescence.

Reclassification

        Certain prior year amounts have been reclassified to conform to the current year presentation. On our consolidated balance sheet, we have disclosed deferred financing costs separately from other assets. In our note on income taxes, we have also reclassified certain deferred tax balances from the prior year to conform with the current year's classification.

Fixed Assets

        Depreciation is computed by the straight-line method over the estimated useful economic lives of the assets. Land and fixed assets held for sale are not depreciated. Estimated useful economic lives are as follows:

Operating equipment:
Cable distribution plant	8-30 years
Switches and headends	8-10 years
Customer premises equipment	5-10 years
Other operating equipment	8-20 years
Other equipment:
Buildings	30 years
Leasehold improvements	7 years or, if less, the lease term
Computer infrastructure	3-5 years
Other equipment	5-12 years

        The cost of fixed assets includes amounts capitalized for labor and overhead expended in connection with the design and installation of our operating network equipment and facilities. Costs associated with initial customer installations, additions of network equipment necessary to enable enhanced services, acquisition of additional fixed assets and replacement of existing fixed assets are capitalized. The costs of reconnecting the same service to a previously installed premise are charged to expense in the period incurred. Costs for repairs and maintenance are charged to expense as incurred.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

        Labor and overhead costs directly related to the construction and installation of fixed assets, including payroll and related costs of some employees and related rent and other occupancy costs, are capitalized. The payroll and related costs of some employees that are directly related to construction and installation activities are capitalized based on specific time devoted to these activities where identifiable. In cases where the time devoted to these activities is not specifically identifiable, we capitalize costs based upon estimated allocations.

Goodwill and Intangible Assets

        Goodwill and other intangible assets with indefinite lives, such as television channel trademarks and reorganization value in excess of amount allocable to identifiable assets, are not amortized and are tested for impairment annually or more frequently if circumstances indicate a possible impairment exists in accordance with the Intangibles—Goodwill and Other Topic of the FASB ASC.

        Goodwill and other intangible assets with indefinite lives are allocated to various reporting units, which are the operating segments. For purposes of performing the impairment test of goodwill during the years ended December 31, 2008 and 2007, we established the following reporting units: Cable, Mobile, Virgin Media TV and sit-up. We compared the fair value of the reporting unit to its carrying amount on an annual basis to determine if there was potential goodwill impairment. We evaluated our former Cable reporting unit for impairment on an annual basis as at December 31, while all other reporting units were evaluated as at June 30.

        During the first quarter of 2009, we realigned our internal reporting structure and the related financial information utilized by the chief operating decision maker to assess the performance of our business. As a result, three new operating segments and reporting units were established; Consumer, Business and Content. Content, which consists of the former Virgin Media TV reporting unit, is evaluated for impairment purposes as at June 30 while the Consumer and Business reporting units are evaluated as at October 1 each year.

        Intangible assets include trademark license agreements and customer lists. Trademark license agreements represent the portion of purchase price allocated to agreements to license trademarks acquired in business combinations. Trademark licenses are amortized over the period in which we expect to derive benefits, which is principally five years. Customer lists represent the portion of the purchase price allocated to the value of the customer base acquired in business combinations. Customer lists are amortized on a straight-line basis over the period in which we expect to derive benefits, which is principally three to six years.

Asset Retirement Obligations

        We account for our obligations under the Waste Electrical and Electronic Equipment Directive adopted by the European Union in accordance with the Asset Retirement and Environmental Obligations Topic of the FASB ASC whereby we accrue the cost to dispose of certain of our customer premises equipment at the time of acquisition.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

        In accordance with the Property, Plant and Equipment Topic of the FASB ASC, long-lived assets, including fixed assets and amortizable definite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We assess the recoverability of the carrying value of long-lived assets, by first grouping our long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities (the asset group) and, secondly, estimating the undiscounted future cash flows that are directly associated with and expected to arise from the use of and eventual disposition of such asset group. We estimate the undiscounted cash flows over the remaining useful life of the primary asset within the asset group. If the carrying value of the asset group exceeds the estimated undiscounted cash flows, we record an impairment charge to the extent the carrying value of the long-lived asset exceeds its fair value. We determine fair value through quoted market prices in active markets or, if quoted market prices are unavailable, through the performance of internal analysis of discounted cash flows or external appraisals. The undiscounted and discounted cash flow analyses are based on a number of estimates and assumptions, including the expected period over which the asset will be utilized, projected future operating results of the asset group, discount rate and long term growth rate.

        As of December 31, 2009 there were no indicators of impairment that suggest the carrying amounts of our long-lived assets are not recoverable.

Deferred Financing Costs

        Deferred financing costs are incurred in connection with the issuance of debt and are amortized over the term of the related debt using the effective interest method. Deferred financing costs of £101.8 million and £104.8 million as of December 31, 2009 and 2008, respectively, are included on the consolidated balance sheets.

Restructuring Costs

        We account for our restructuring costs, which comprise of lease and contract exit costs as well as employee termination costs, in accordance with the Exit or Disposal Cost Obligations Topic of the FASB ASC and recognize a liability for costs associated with restructuring activities when the liability is incurred. In 2008, we initiated a restructuring program aimed at driving further improvements in our operational performance and eliminating inefficiencies. Accruals in respect to exit activities within this program are recognized at the date the liability is incurred.

Revenue Recognition

        We recognize revenue only when it is realized or realizable and earned. We recognize revenue when all of the following are present:

  •
  persuasive evidence of an arrangement exists between us and our customers;

  •
  delivery has occurred or the services have been rendered;

  •
  the price for the service is fixed or determinable; and

  •
  collectibility is reasonably assured.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

        Fixed line telephone, cable television and internet revenues are recognized as the services are provided to customers. At the end of each period, adjustments are recorded to defer revenue relating to services billed in advance and to accrue for earned but unbilled services.

        Installation revenues are recognized in accordance with the provisions of the Revenue Recognition Topic of the FASB ASC, in relation to connection and activation fees for cable television, as well as fixed line telephone and internet services, on the basis that we market and maintain a unified fiber network through which we provide all of these services. Installation revenues are recognized at the time the installation has been completed to the extent that those fees are less than direct selling costs. Installation fees in excess of direct selling costs are deferred and amortized over the expected life of the customer's connection.

        Rental revenues in respect of line rentals and rental of equipment provided to customers are recognized on a straight-line basis over the term of the rental agreement.

        Mobile handset and other equipment revenues are recognized when the goods have been delivered and title has passed. Equipment revenue is stated net of discounts earned through service usage.

        Mobile service revenues include airtime, data, roaming and long-distance revenues and are invoiced and recorded as part of a periodic billing cycle. Service revenues are recognized as the services are provided. At the end of each period, adjustments are recorded to defer revenue relating to services billed in advance and to accrue for earned but unbilled services.

        Contract customers are billed in arrears based on usage and revenue is recognized when the service is rendered and collectibility is reasonably assured. Revenue from non-contract pre-pay customers is recorded as deferred revenue prior to commencement of services and is recognized as the services are rendered or usage expires.

        Bundled services revenue is recognized in accordance with the provisions of the Revenue Recognition Topic of the FASB ASC, to assess whether the components of the bundled services should be recognized separately.

        For bundled packages that have separately identifiable components, the total consideration is allocated to the different components based on their relative fair values. Where the fair value of a delivered component cannot be determined reliably but the fair value of the undelivered component can be, the fair value of the undelivered component is deducted from the total consideration and the net amount is allocated to the delivered components based on the "residual value" method.

        Programming revenues are recognized in accordance with the Entertainment—Films Topic of the FASB ASC. Revenue on transactional and interactive sales is recognized as and when the services are delivered. Advertising sales revenue is recognized at estimated realizable values when the advertising is aired.

Subscriber Acquisition Costs

        Costs incurred in respect to the acquisition of our customers, including payments to distributors and the cost of mobile handset promotions, are expensed as incurred.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

Advertising Expense

        We expense the cost of advertising as incurred. Advertising costs were £102.5 million, £96.7 million and £104.9 million in 2009, 2008 and 2007, respectively.

Stock-Based Compensation

        We are an indirect, wholly owned subsidiary of Virgin Media. Accordingly, we have no stock-based compensation plans. Certain of our employees participate in the stock-based compensation plans of Virgin Media, which are described in Virgin Media's consolidated financial statements.

Pensions

        We account for our defined benefit pension arrangements in accordance with the Compensation-Retirement Benefits Topic of the FASB ASC which requires that pension expense is recognized on an accrual basis over employees' approximate service periods. Pension expense calculated is generally independent of funding decisions or requirements.

        We recognize the funded status of our defined benefit postretirement plans on our balance sheet, and changes in the funded status are reflected in comprehensive income.

Derivative Financial Instruments

        We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. As certain portions of our indebtedness accrue interest at variable rates, we are exposed to volatility in future cash flows and earnings associated with variable interest rate payments. Also, substantially all of our revenue and operating costs are earned and paid in pounds sterling and, to a lesser extent, U.S. dollars and euros, but we pay interest and principal obligations on some of our indebtedness in U.S. dollars and euros. As a result, we have exposure to volatility in future cash flows and earnings associated with changes in foreign currency exchange rates on payments of principal and interest on a portion of our indebtedness. We are also exposed to volatility in future cash flows and earnings associated with foreign currency payments in relation to operating costs and purchase of fixed assets incurred in the normal course of business.

        Our objective in managing our exposure to fluctuations in interest rates and foreign currency exchange rates is to decrease the volatility of our earnings and cash flows caused by changes in underlying rates. To achieve this objective, we have entered into derivative financial instruments. We have established policies and procedures to govern the management of these exposures through a variety of derivative financial instruments, including interest rate swaps, cross-currency interest rate swaps and foreign currency forward rate contracts. By policy, we do not enter into derivative financial instruments with a level of complexity or with a risk that is greater than the exposure to be managed.

        In order to qualify for hedge accounting in accordance with the Derivatives and Hedging Topic of the FASB ASC we are required to document in advance the relationship between the item being hedged and the hedging instrument. We are also required to demonstrate that the hedge will be highly effective on an ongoing basis. This effectiveness testing is performed and documented at each period end to ensure that the hedge remains highly effective.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Significant Accounting Policies (Continued)

        We recognize all derivative financial instruments as either assets or liabilities measured at fair value. Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting. To the extent that the derivative instrument is designated and considered to be effective as a cash flow hedge of an exposure to future changes in interest rates or foreign currency exchange rates, the change in fair value of the instrument is deferred in accumulated other comprehensive income or loss. Amounts recorded in accumulated other comprehensive income or loss are reclassified to the statement of operations in the same period as the corresponding impact on earnings from the underlying hedged transaction. Changes in fair value of any instrument not designated as an accounting hedge or considered to be ineffective as an accounting hedge are reported in earnings immediately.

        Where an accounting hedge no longer meets the effectiveness criteria, any gains or losses deferred in equity are only transferred to the statement of operations when the committed or forecasted transaction is recognized in the statement of operations. However, where we have applied cash flow hedge accounting for a forecasted or committed transaction that is no longer expected to occur, then the cumulative gain or loss that has been recorded in equity is recognized immediately as gains or losses on derivative instruments in the statement of operations. When an instrument designated as an accounting hedge expires or is sold, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in the statement of operations.

Software Development Costs

        We capitalize costs related to computer software developed or obtained for internal use in accordance with the Intangibles—Goodwill and Other Topic of the FASB ASC. Software obtained for internal use has generally been enterprise-level business and finance software that we customize to meet our specific operational needs. Costs incurred in the application development phase are capitalized and amortized over their useful lives, which are generally three to five years. We have not sold, leased or licensed software developed for internal use to our customers and we have no intention of doing so in the future.

Income Taxes

        We provide for income taxes in accordance with the Income Taxes Topic of the FASB ASC. Judgment is required in determining our provision for income taxes, deferred tax assets and liabilities and the extent to which deferred tax assets can be recognized. We recognize deferred tax assets only if it is more likely than not that sufficient taxable income will be available in the future against which the temporary differences and unused tax losses can be utilized. We have considered future taxable income and tax planning strategies in assessing whether deferred tax assets should be recognized.

Note 3—Recent Accounting Pronouncements

        In June 2009, the FASB issued guidance relating to the FASB Accounting Standards Codification. Effective for interim or annual financial periods ending after September 15, 2009, the ASC became the single official source of authoritative U.S. GAAP (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force (EITF),

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Recent Accounting Pronouncements (Continued)

and related literature. After September 15, 2009, only one level of authoritative U.S. GAAP exists. All other literature will be considered non-authoritative. The ASC does not change U.S. GAAP; instead, it introduces a new structure that is organized in an easily accessible, user-friendly online research system. We have adopted the disclosure requirements of this guidance.

        In December 2007, the FASB issued new accounting guidance for business combinations. This guidance requires the acquiring entity in a business combination to prospectively recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. Further, regardless of the business combination date, any subsequent changes to acquired uncertain tax positions and valuation allowances associated with acquired deferred tax assets will no longer be applied to goodwill but will be recognized as an adjustment to income tax expense. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this guidance did not have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued new accounting guidance for noncontrolling interests in subsidiaries. This guidance establishes requirements for ownership interests in subsidiaries held by parties other than ourselves (sometimes called "minority interests") to be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent's equity. All changes in the parent's ownership interests are required to be accounted for consistently as equity transactions and any non controlling equity investments in unconsolidated subsidiaries must be measured initially at fair value. This guidance is effective, on a prospective basis, for fiscal years beginning after December 15, 2008; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The account balances recorded in our consolidated financial statements relating to noncontrolling interests are immaterial and therefore, the disclosure requirements have not been applied as permitted by the provisions of the guidance.

        In December 2008, the FASB issued new accounting guidance which expands the disclosure requirements related to plan assets of a defined benefit pension or other postretirement plan. The guidance requires that employers disclose information about fair value measurements of plan assets similar to the disclosures required by the Fair Value Measurements and Disclosures Topic of the ASC. The new guidance is a response to users' concerns about the lack of transparency surrounding the types of assets and associated risks in an employer's defined benefit pension or other postretirement plan and events in the economy and markets that could have a significant effect on the value of plan assets. The guidance is effective for fiscal years ending after December 15, 2009. We have adopted the disclosure requirements of this guidance.

        In April 2009, the FASB issued new accounting guidance for disclosures about the fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. This guidance is effective for financial statements issued for all periods ending after June 15, 2009. We have adopted the disclosure requirements of this guidance.

        In May 2009, the FASB issued new accounting guidance for the disclosure of subsequent events, effective for financial statements issued for all periods ending after June 15, 2009. The guidance

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Recent Accounting Pronouncements (Continued)

establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. We adopted this guidance during the second quarter of 2009.

        In September 2009, the FASB ratified new accounting guidance for existing multiple-element revenue arrangements. The revised multiple-element revenue arrangements guidance will be effective for the first annual reporting period beginning on or after June 15, 2010 and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. We have not yet adopted the provisions of this guidance and are evaluating the impact on our consolidated financial statements.

        In January 2010, the FASB issued new guidance for fair value measurements and disclosures. The guidance improves disclosures about fair value measurements by requiring a greater level of disaggregated information and more robust disclosures about valuation techniques and inputs to fair value measurements. In addition, the guidance requires separate disclosure of amounts of significant transfers in and out of Levels 1 and 2 of the fair value hierarchy and a reconciliation of fair value measurements using significant unobservable inputs (Level 3 of the fair value hierarchy). The adoption of this standard did not have a material impact on our consolidated financial statements.

        In February 2010, the FASB issued new guidance for the disclosure of subsequent events. As a result of this guidance, we are no longer required to disclose the date through which we have evaluated subsequent events in the financial statements. We have adopted the provisions of this guidance.

Note 4—Disposals

Disposal of sit-up

        On April 1, 2009, we completed the disposal of our sit-up reporting unit, which was formerly included within our Content segment. sit-up provided a variety of retail consumer products through three interactive auction-based television channels: price-drop tv, bid tv and speed auction tv.

        We determined that the planned sale of the sit-up business met the requirements as of March 31, 2009 for it to be reflected as assets and liabilities held for sale and discontinued operations in both the current and prior periods and we adjusted the balance sheet as of December 31, 2008 and statement of operations for the years ended December 31, 2008 and 2007 accordingly. Revenue of the sit-up business, reported in discontinued operations, for the years ended December 31, 2009, 2008 and 2007 was £38.9 million, £241.8 million and £238.6 million, respectively. sit-up's pre-tax loss, reported within discontinued operations, for the years ended December 31, 2009, 2008 and 2007 was £22.8 million, £66.6 million and £10.7 million, respectively. Revenue related to the carriage of the sit-up channels recognized in our Consumer segment that had previously been eliminated for consolidation purposes was £0.6 million, £2.7 million and £3.5 million for the years ended December 31, 2009, 2008 and 2007, respectively.

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VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Disposals (Continued)

        The assets and liabilities of the sit-up business reported as held for sale as of December 31, 2008 included (in millions):

December 31, 2008
Current assets held for sale
Accounts receivable, net	£2.4
Inventory	7.2
Prepaid expenses	5.4
Other assets	41.2

Current assets held for sale	£56.2

Current liabilities held for sale
Accounts payable	£26.5
Accrued expenses	9.6
Deferred revenue and other liabilities	0.1

Current liabilities held for sale	£36.2

        In accordance with the sale agreement, part of the consideration included a loan note from the purchaser. On April 1, 2009, we entered into a five-year carriage agreement with sit-up for continued distribution of the three sit-up channels on our television platform. In general, the agreements governing the loan note and exchange of services between us and sit-up are for specified periods at commercial rates. Following the sale, our continuing involvement with sit-up is limited to the loan note and carriage agreement and is therefore not considered significant. The loan note was repaid during the year ended December 31, 2009.

        As at December 31, 2008, we performed an interim goodwill impairment review of our sit-up reporting unit. In September 2008, we received notification that one of our two licenses to broadcast over Freeview digital terrestrial television would not be renewed. Along with this, the downturn in the economy had reduced the level of retail sales. As a result, management concluded that indicators existed that suggested it was more likely than not that the fair value of this reporting unit was less than its carrying value.

        The fair value of the sit-up reporting unit, which was determined through the use of a combination of both the market and income approaches to calculate fair value, was found to be less than the carrying value. The market and income approaches declined from the goodwill impairment test we performed as at June 30, 2008 as a result of reduced long term cash flow estimates. As a result, we extended our review to include the valuation of the reporting unit's individual assets and liabilities and recognized a goodwill impairment charge of £39.9 million. During the year ended December 31, 2008, we impaired intangible assets relating to our sit-up reporting unit totaling £14.9 million. Subsequent to the year end, in accordance with the provisions of the Property, Plant, and Equipment Topic of the FASB ASC, we wrote down the assets held for sale to fair value based upon the agreed purchase consideration. This resulted in a £19.0 million impairment charge, which was recognized in the loss from discontinued operations for the year ended December 31, 2009.

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VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Fixed Assets (Including Leases)

        Fixed assets consist of (in millions):

		December 31,
		2009		2008
	Useful Economic Life	Total	Under Capital Leases	Total	Under Capital Leases
Operating equipment
Cable distribution plant	8-30 years	£6,187.9	£28.8	£5,923.9	£28.8
Switches and headends	8-10 years	806.9	20.0	740.9	29.4
Customer premises equipment	5-10 years	1,146.7	—	1,062.5	—
Other operating equipment	8-20 years	11.6	—	7.3	—

Total operating equipment		8,153.1	48.8	7,734.6	58.2
Other equipment
Land	—	13.2	—	13.2	—
Buildings	30 years	113.8	—	114.8	—
Leasehold improvements	7 years or, if less, the lease term	60.4	—	53.4	—
Computer infrastructure	3-5 years	276.3	56.3	233.1	63.5
Other equipment	5-12 years	254.9	124.0	273.0	108.0

Total other equipment		718.6	180.3	687.5	171.5

		8,871.7	229.1	8,422.1	229.7
Accumulated depreciation		(4,084.5)	(88.0)	(3,316.0)	(70.6)

		4,787.2	141.1	5,106.1	159.1
Construction in progress		138.1	—	103.2	—

		£4,925.3	£141.1	£5,209.3	£159.1

        During the years ended December 31, 2009, 2008 and 2007, the assets acquired under capital leases totaled £34.4 million, £99.2 million and £45.8 million, respectively.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Fixed Assets (Including Leases) (Continued)

        Future minimum annual payments under capital and operating leases at December 31, 2009 are as follows (in millions). The table reflects our contractual obligations.

	Capital Leases	Operating Leases
Year ending December 31:
2010	£51.2	£60.1
2011	65.2	61.3
2012	36.6	51.7
2013	12.3	41.1
2014	4.1	29.1
Thereafter	80.1	81.0

Total minimum lease payments	249.5	£324.3

Less: amount representing interest	(82.9)

Present value of net minimum obligations	166.6
Less: current portion	(40.6)

	£126.0

        Total rental expense for the years ended December 31, 2009, 2008 and 2007 under operating leases was £59.5 million, £42.8 million and £49.9 million, respectively.

        During 2009 and 2008, the changes in the asset retirement obligations related to customer premises equipment were as follows (in millions):

	2009	2008
Asset retirement obligation at the beginning of the year	£56.6	£57.8
Assets acquired	12.4	14.8
Liabilities settled	(3.7)	(7.7)
Accretion expense	4.4	4.5
Revisions in cash flow estimates	(24.2)	(12.8)

Asset retirement obligation at the end of the year	£45.5	£56.6

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Goodwill and Intangible Assets

        Goodwill and intangible assets consist of (in millions):

		December 31,
	Estimated Useful Life
		2009	2008
Goodwill and intangible assets not subject to amortization:
Goodwill		£1,916.5	£1,922.2
Reorganization value in excess of amounts allocable to identifiable assets		153.2	153.2
Trademarks		11.3	16.0

		£2,081.0	£2,091.4

Intangible assets subject to amortization:
Cost
Customer lists	3-6 years	£754.6	£1,052.9
Software and other intangible assets	1-3 years	5.5	32.8

		760.1	1,085.7

Accumulated amortization
Customer lists		489.5	549.9
Software and other intangible assets		4.7	25.5

		494.2	575.4

		£265.9	£510.3

        Estimated aggregate amortization expense for each of the five succeeding fiscal years after December 31, 2009 is as follows: £147.4 million in 2010, £118.5 million in 2011 and nil thereafter.

        During the years ended December 31, 2009 and 2008, assets not subject to amortization were adjusted for the following (in millions):

	Trademarks	Reorganization Value	Goodwill
Balance, December 31, 2007	£16.5	£153.2	£2,285.7
Deferred tax balances	—	—	(1.3)
Goodwill and intangible asset impairments	(0.5)	—	(362.2)

Balance, December 31, 2008	£16.0	£153.2	£1,922.2
Goodwill and intangible asset impairments	(4.7)	—	—
Amendment to business acquisition goodwill	—	—	(5.7)

Balance, December 31, 2009	£11.3	£153.2	£1,916.5

        As at December 31, 2009, goodwill and intangible assets not subject to amortization totaling £1,820.2 million, £206.8 million and £54.0 million are allocated to our Consumer, Business and Content reporting units, respectively.

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VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Goodwill and Intangible Assets (Continued)

        We performed our annual impairment review of our Content reporting unit as at June 30, 2009. As a result of this review we concluded that no impairment charge was required as at June 30, 2009.

        We performed our annual impairment review of our Consumer and Business reporting units as at October 1, 2009. As a result of this review we concluded that no impairment charge was required as at October 1, 2009. During the fourth quarter of 2009, we entered into a license agreement with Virgin Enterprises Limited for use of the "Virgin" name for our Business reporting unit. As a result of the decision to rebrand this reporting unit, we recognized an impairment charge of £4.7 million in respect to the Telewest trademark which we discontinued using from February 10, 2010.

        As at June 30, 2008, we performed our annual impairment review of the goodwill recognized in the Virgin Media TV and former Mobile reporting units. The fair value of these reporting units were determined through the use of a combination of both the market and income valuation approaches to calculate fair value. We concluded that the fair value of the Virgin Media TV reporting unit exceeded its carrying value, while the Mobile reporting unit fair value was less than its carrying value.

        The market approach valuations in respect of the Mobile reporting unit had declined from the prior year primarily as a result of declining market multiples of comparable companies. The income approach valuations in respect of the Mobile reporting unit declined as a result of a combination of an increased discount rate, a reduced terminal value multiple and reduced long term cash flow estimates. As a result, we extended our review to include the valuation of the Mobile reporting unit's individual assets and liabilities and recognized a goodwill impairment charge of £362.2 million in the year ended December 31, 2008.

        As at December 31, 2008, we performed our annual impairment review of the goodwill recognized in our former Cable reporting unit and concluded that no impairment charge was necessary. Subsequent to the year end, management performed an exercise to reallocate goodwill and reorganization value intangible assets that had been previously recognized in the former Cable and Mobile reporting units to our Consumer and Business reporting units. As a result of this review, goodwill and reorganization value intangible assets totaling £1,825.2 million and £207.3 million were allocated to the Consumer and Business reporting units, respectively. We also performed an interim impairment review of the goodwill related to the former Mobile reporting unit as at January 1, 2009 and concluded that the goodwill was not impaired. The revised amounts will be tested for impairment on an annual basis on October 1 of each year.

Note 7—Investments

        Through our wholly owned subsidiary, Flextech Broadband Limited, we own a 50% equity investment in the UKTV joint venture companies and a 49.9% equity investment in the Setanta Sports News channel. These investments are accounted for under the equity method at December 31, 2009. The UKTV joint venture companies operate a portfolio of channels under the UKTV brand. This equity investment was acquired as part of the acquisition of Telewest on March 3, 2006. In accordance with the joint venture agreements between Flextech Broadband Limited and BBC Worldwide, we are required to recognize 100% of any losses for those companies which represent UKTV. The Setanta Sports News channel was incorporated on November 29, 2007 and we have recognized our proportion of its losses from that date. Setanta Sports News ceased broadcasting in June 2009 when Setanta Sports Limited entered administration.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
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COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7—Investments (Continued)

        Investments consist of (in millions):

	December 31,
	2009	2008
Loans and redeemable preference shares	£129.3	£137.7
Share of net assets	230.6	215.8

	£359.9	£353.5

Note 8—Long Term Debt

        Long term debt reflects our obligations under the terms of the indentures governing the senior notes and senior secured notes as well as the intercreditor deed governing the senior credit facility. As such, these amounts include debt owed directly to third parties by affiliated entities not consolidated by us which have been classified as amounts due to group companies.

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VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Long Term Debt (Continued)

        Long term debt consists of (in millions):

	December 31, 2009		December 31, 2008
	VMIH	VMIL	VMIH	VMIL
Amounts due to third parties
Sterling
Senior credit facility	£2,481.0	£1,038.6	£3,421.9	£1,760.9
Capital leases	166.6	166.6	174.6	174.6
Other	1.2	1.2	4.1	4.1
U.S. Dollar
Senior credit facility	275.3	275.3	363.8	363.8
Euro
Senior credit facility	356.5	—	403.7	—

	3,280.6	1,481.7	4,368.1	2,303.4
Less current portion	(41.2)	(41.2)	(40.5)	(40.5)

Long term debt due to third parties	£3,239.4	£1,440.5	£4,327.6	£2,262.9

Amounts due to group companies
Sterling
9.75% senior notes due 2014	£78.8	£78.8	£375.0	£375.0
8.875% senior notes due 2019	344.5	344.5	—	—
Senior credit facility	—	1,442.4	—	1,661.0
U.S. Dollar
8.75% senior notes due 2014	55.3	55.3	290.7	290.7
9.125% senior notes due 2016	340.2	340.2	376.2	376.2
6.50% senior notes due 2016	606.8	606.8	671.1	671.1
9.50% senior notes due 2016	810.9	810.9	—	—
8.375% senior notes due 2019	365.1	365.1	—	—
Floating rate senior loan notes due 2012	61.9	61.9	68.4	68.4
Euro
8.75% senior notes due 2014	41.9	41.9	214.2	214.2
9.50% senior notes due 2016	152.9	152.9	—	—
Senior credit facility	—	356.5	—	403.7
Other amounts due to group companies
Other notes due to affiliates	462.8	462.8	472.5	472.5

Long term debt due to group companies	£3,321.1	£5,120.0	£2,468.1	£4,532.8

        The effective interest rate on the senior credit facility was 5.3% and 7.3% as at December 31, 2009 and 2008, respectively. The effective interest rate on the floating rate loan notes was 5.3% and 9.8% as at December 31, 2009 and 2008, respectively.

        The terms of the senior notes and senior credit facility as at December 31, 2009 are summarized below.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Long Term Debt (Continued)

Senior Notes

        Our parent, Virgin Media Finance PLC, issued senior notes due 2014 on April 13, 2004. On July 25, 2006, Virgin Media Finance PLC issued $550 million U.S. dollar denominated 9.125% senior notes due 2016 to repay in part an alternative senior bridge facility whose proceeds had been loaned to us for the acquisition of Telewest UK Limited. All senior notes have been guaranteed by us pursuant to a senior subordinated guarantee. The terms of our senior notes and loan notes are summarized below.

  •
  8.75% Senior Notes due April 15, 2014—The principal amount at maturity is $89.3 million. Interest is payable semi-annually on April 15 and October 15 commencing October 15, 2004.

  •
  9.75% Senior Notes due April 15, 2014—The principal amount at maturity is £78.8 million. Interest is payable semi-annually on April 15 and October 15 commencing October 15, 2004.

  •
  8.75% Senior Notes due April 15, 2014—The principal amount at maturity is €47.3 million. Interest is payable semi-annually on April 15 and October 15 commencing October 15, 2004.

  •
  9.125% Senior Notes due August 15, 2016—The principal amount at maturity is $550 million. Interest is payable semi-annually on February 15 and August 15 commencing February 15, 2007.

  •
  6.50% Loan Notes due November 15, 2016—The principal amount at maturity is $1,000 million. Interest is payable semi-annually on May 15 and November 15 commencing November 15, 2008.

  •
  9.50% Senior Notes due August 15, 2016—The principal amount at maturity is $1,350 million and €180 million. Interest is payable semi-annually on February 15 and August 15 commencing February 15, 2010.

  •
  8.375% Senior Notes due October 15, 2019—The principal amount at maturity is $600 million. Interest is payable semi-annually on April 15 and October 15 commencing April 15, 2010.

  •
  8.875% Senior Notes due October 15, 2019—The principal amount at maturity is £350 million. Interest is payable semi-annually on April 15 and October 15 commencing April 15, 2010.

  •
  Floating Rate Loan Notes due October 15, 2012—The principal amount at maturity is $100 million. The interest rate on the floating rate loan notes is the three-month LIBOR plus 5.0%. Interest is payable quarterly on January 15, April 15, July 15 and October 15 commencing July 15, 2004.

        On June 3, 2009, Virgin Media Finance PLC, or Virgin Media Finance, issued $750 million aggregate principal amount of 9.50% senior notes due 2016 and €180 million aggregate principal amount of 9.50% senior notes due 2016, collectively the 9.50% senior notes due 2016. The 9.50% senior notes due 2016 are unsecured senior obligations of Virgin Media Finance and rank pari passu with Virgin Media Finance's outstanding senior notes due 2014 and 2016. Interest is payable on February 15 and August 15 of each year. The 9.50% senior notes due 2016 mature on August 15, 2016 and are guaranteed on a senior basis by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc. and Virgin Media Communications Limited and on a senior subordinated basis by VMIH and VMIL. We used the net proceeds, together with cash on hand, to make repayments totaling £608.5 million under our senior credit facility. On July 21, 2009, Virgin Media Finance issued an additional $600 million aggregate principal amount of 9.50% senior notes due

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Long Term Debt (Continued)

2016 under the same terms as the notes issued on June 3, 2009. We used the net proceeds, together with cash on hand, to make repayments totaling £403.6 million under our senior credit facility.

        On November 9, 2009, Virgin Media Finance issued $600 million aggregate principal amount of 8.375% senior notes due 2019 and £350 million aggregate principal amount of 8.875% senior notes due 2019. The senior notes due 2019 are unsecured senior obligations of Virgin Media Finance and rank pari passu with Virgin Media Finance's outstanding senior notes due 2014 and 2016. Interest is payable on April 15 and October 15 of each year. The senior notes due 2019 mature on October 15, 2019 and are guaranteed on a senior basis by Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc. and Virgin Media Communications Limited and on a senior subordinated basis by VMIH and VMIL. We used the net proceeds to make repayments totaling £658.8 million on our senior notes due 2014.

        On January 19, 2010, Virgin Media Secured Finance PLC issued $1.0 billion aggregate principal amount of 6.50% senior secured notes due 2018 and £875 million aggregate principal amount of 7.00% senior secured notes due 2018. Interest is payable on June 15 and December 15 each year, beginning on June 15, 2010. The senior secured notes due 2018 rank pari passu with our senior credit facility and, subject to certain exceptions, share in the same guarantees and security which have been granted in favor of our senior credit facility. We used the net proceeds, together with cash on hand, to make repayments totaling £1,453.0 million under our senior credit facility.

        On April 12, 2010, Virgin Media Finance issued redemption notices to the holders of our senior notes due 2014 pursuant to which we redeemed the full outstanding principal amount of these notes plus accrued interest on May 12, 2010. The redemption price was 102.917% of the principal amount of the notes denominated in U.S. dollars and euros and 103.250% of the principal amount of the notes denominated in sterling. The estimated cost of redemption of these notes, inclusive of the cost to unwind derivative contracts entered in to as economic hedges of these notes, was £193.9 million.

Senior Credit Facility

        On April 19, 2010, we drew down an aggregate principal amount of £1,675.0 million under our new senior credit facility dated March 16, 2010, as amended and restated, or the new senior credit facility, and applied the proceeds towards the repayment of all amounts outstanding under our old senior credit facility and for general corporate purposes. The new senior credit facility comprises a term loan A facility in an aggregate principal amount of £1,000 million, a term loan B facility in an aggregate principal amount of £675 million and a revolving credit facility in aggregate principal amount of £250 million. We also utilized £20.4 million of the new revolving credit facility for bank guarantees and standby letters of credit.

        The principal amount outstanding under our old senior credit facility at December 31, 2009 was £3,112.8 million. Our old senior credit facility comprised a term facility denominated in a combination of pounds sterling, U.S. dollars and euros in aggregate principal amounts of £2,481.0 million, $445.1 million and €402.1 million, and a revolving facility of £100.0 million. At December 31, 2009, the sterling equivalent of £3,112.8 million of the term facility had been drawn and £11.6 million of the revolving credit facility had been utilized for bank guarantees and standby letters of credit.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Long Term Debt (Continued)

        The old senior credit facility bears interest at LIBOR, US LIBOR or EURIBOR plus a margin currently ranging from 1.25% to 3.625% and the applicable cost of complying with any reserve requirement. The margins on £963.4 million of the term loan facilities and on the revolving credit facility ratchet range from 1.25% to 3.125% based on leverage ratios. Interest is payable at least semi-annually. Principal repayments in respect of £963.4 million of the term loan facilities are due semi-annually beginning in March 2010 and ending on March 3, 2011, and the remaining term loan facilities are repayable in full on their maturity dates, which are September 3, 2012 and March 3, 2013. We are also required to make principal repayments out of excess cash flows if certain criteria are met.

        On November 10, 2008, we amended our senior credit facility. Among other things, this amendment allowed us to defer over 70.3% of the remaining principal payments due in 2010 and 2011 to June 2012, extend the maturity of over 72.3% of the existing revolving facility from March 2011 to June 2012 and reset certain financial covenant ratios. These changes became effective in June 2009 following our satisfaction of the repayment condition under the senior credit facility. Upon satisfaction of the repayment condition, the applicable interest margin in respect of the principal amounts that were deferred and the extended revolving facility also increased by 1.375%, and we were required to pay £11.5 million in fees.

        The facility is secured through a guarantee from Virgin Media Finance. In addition, the bulk of the facility is secured through guarantees and first priority pledges of the shares and assets of substantially all of our operating subsidiaries and of receivables arising under any intercompany loans to those subsidiaries. We are subject to financial maintenance tests under the facility, including a test of liquidity, coverage and leverage ratios applied to us and certain of our subsidiaries. As of December 31, 2009, we were in compliance with these covenants.

        On April 16, 2008, we made a voluntary prepayment of £504.0 million predominantly utilizing the proceeds of the senior convertible notes.

        The agreements governing the senior notes and the senior credit facility significantly, and, in some cases, absolutely restrict our ability and the ability of most of our subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions, or redeem or repurchase equity interests or subordinated obligations;

  •
  make investments;

  •
  sell assets, including the capital stock of subsidiaries;

  •
  enter into sale and leaseback transactions or certain vendor financing arrangements;

  •
  create liens;

  •
  enter into agreements that restrict the restricted subsidiaries' ability to pay dividends, transfer assets or make intercompany loans;

  •
  merge or consolidate or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Long Term Debt (Continued)

        Long term debt repayments, excluding capital leases as of December 31, 2009, are due as follows (in millions):

Year ending December 31:
2010	£0.5
2011	286.1
2012	2,589.2
2013	300.1
2014	176.0
Thereafter	3,125.6

Total debt payments	£6,477.5

        On a pro forma basis taking into account the issuance of the senior secured notes on January 19, 2010 and the related repayment of our old senior credit facility and the concurrent drawings under the new senior credit facility along with the early redemption of the senior notes due 2014 on May 12, 2010, the long term debt repayments, excluding capital leases, as of December 31, 2009, are due as follows (in millions):

Year ending December 31:
2010	£0.4
2011	150.4
2012	237.2
2013	200.1
2014	200.0
Thereafter	5,569.1

Total debt payments	£6,357.2

Note 9—Fair Value Measurements

        U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The inputs used to measure fair value are classified into the following hierarchy:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities
Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or
Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or
Inputs other than quoted prices that are observable for the asset or liability
Level 3	Unobservable inputs for the asset or liability

        We endeavor to utilize the best available information in measuring fair value. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9—Fair Value Measurements (Continued)

value measurement. We have determined that all of our financial assets and liabilities that are stated at fair value fall in levels 1 and 2 in the fair value hierarchy described above.

        In estimating the fair value of our other financial instruments, we used the following methods and assumptions:

        Cash and cash equivalents, and restricted cash:    The carrying amounts reported in the consolidated balance sheets approximate fair value due to the short maturity and nature of these financial instruments.

        Derivative financial instruments:    As a result of our financing activities, we are exposed to market risks from changes in interest and foreign currency exchange rates, which may adversely affect our operating results and financial position. When deemed appropriate, we minimize our risks from interest and foreign currency exchange rate fluctuations through the use of derivative financial instruments. The foreign currency forward rate contracts, interest rate swaps and cross-currency interest rate swaps are valued using broker quotations, or market transactions in either the listed or over-the counter markets, adjusted for non-performance risk. As such, these derivative instruments are classified within level 2 in the fair value hierarchy. The carrying amounts of our derivative financial instruments are disclosed in note 10.

        Long term debt:    In the following table the fair value of our senior credit facility is based upon quoted trading prices in inactive markets for this debt, which incorporates non-performance risk. The fair values of our other debt in the following table are based on the quoted market prices in active markets for the underlying third party debt and incorporates non-performance risk. Accordingly, the inputs used to value these debt instruments are classified within level 1 of the fair value hierarchy.

        The carrying amounts and fair values of our long term debt are as follows (in millions):

	December 31, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior credit facility	£3,112.8	£3,043.5	£4,189.4	£3,048.0
8.75% U.S. dollar loan notes due 2014	55.3	57.7	290.7	246.7
9.75% sterling loan notes due 2014	78.8	81.6	375.0	292.5
8.75% euro loan notes due 2014	41.9	43.7	214.2	158.8
9.125% U.S. dollar senior notes due 2016	340.2	359.4	376.2	313.1
6.50% U.S. dollar loan notes due 2016	606.8	723.1	671.1	299.3
9.50% U.S. dollar senior notes due 2016	810.9	895.8	—	—
9.50% euro senior loan notes due 2016	152.9	173.5	—	—
8.375% U.S. dollar senior notes due 2019	365.1	377.0	—	—
8.875% sterling senior notes due 2019	344.5	355.3	—	—
Floating rate loan notes due 2012	61.9	61.9	68.4	68.4
Other loan notes due to affiliates	462.8	462.8	472.5	472.5

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9—Fair Value Measurements (Continued)

Concentrations of Credit Risk

        Our financial instruments that are exposed to concentrations of credit risk consist primarily of cash, trade receivables and derivative contracts.

        At December 31, 2009 and 2008, we had £415.9 million and £170.7 million, respectively, in cash and cash equivalents. These cash and cash equivalents are on deposit with major financial institutions and, as part of our cash management process, we perform regular evaluations of the credit standing of these institutions using a range of metrics. We have not experienced any losses in cash balances and do not believe we are exposed to any significant credit risk on our cash balances.

        Concentrations of credit risk with respect to trade receivables are limited because of the large number of customers and their dispersion across geographic areas. We perform periodic credit evaluations of our Business segment customers' financial condition and generally do not require collateral. No single group or customer represents greater than 10% of total accounts receivable.

        Concentrations of credit risk with respect to derivative contracts are focused within a limited number of international financial institutions with which we operate and relate only to derivatives with recorded asset balances at December 31, 2009. We perform regular reviews of the financial institutions with which we operate as to their credit worthiness and financial condition. We have not experienced non-performance by any of our derivative counterparties nor do we expect there to be non-performance risks associated with our counterparties. At December 31, 2009, based on market values, we had 68.2% of our derivative contracts with three financial institutions, each with more than 10% of our total exposure. At December 31, 2008, we had 54.4% of our contracts by market value with three financial institutions, each with more than 10% of our total exposure.

Note 10—Derivative Financial Instruments and Hedging Activities

Strategies and Objectives for Holding Derivative Instruments

        Our results are materially impacted by changes in interest rates and foreign currency exchange rates. In an effort to manage these risks, we periodically enter into various derivative instruments including interest rate swaps, cross- currency interest rate swaps and foreign exchange forward rate contracts. We are required to recognize all derivative instruments as either assets or liabilities at fair value on our consolidated balance sheets, and to recognize certain changes in the fair value of derivative instruments on our consolidated statements of operations.

        We have entered into cross-currency interest rate swaps and foreign currency forward rate contracts to manage interest rate and foreign exchange rate currency exposures with respect to our U.S. dollar ($) and euro (€) denominated debt obligations. Additionally, we have entered into interest rate swaps to manage interest rate exposures resulting from variable rates of interest we pay on our U.K. pound sterling (£) denominated debt obligations. We have also entered into U.S. dollar, euro and South African rand (ZAR) forward rate contracts to manage our foreign exchange rate currency exposures related to certain committed and forecasted purchases.

        Whenever it is practical to do so, we will designate a derivative contract as either a cash flow or fair value hedge for accounting purposes. These derivatives are referred to as "Accounting Hedges" below. When a derivative contract is not designated as an Accounting Hedge, the derivative will be

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Derivative Financial Instruments and Hedging Activities (Continued)

treated as an economic hedge with mark-to-market movements and realized gains or losses recognized through gains (losses) on derivative instruments in the statements of operations. These derivatives are referred to as "Economic Hedges" below. We do not enter into derivatives for speculative trading purposes.

        In respect to Accounting Hedges, we believe our hedge contracts will be highly effective during their term in offsetting changes in cash flow or fair value attributable to the hedged risk. We perform, at least quarterly, both a prospective and retrospective assessment of the effectiveness of our hedge contracts, including assessing the possibility of counterparty default. If we determine that a derivative is no longer expected to be highly effective, we discontinue hedge accounting prospectively and recognize subsequent changes in the fair value of the derivative in gains or losses on derivative instruments in the statement of operations. As a result of our effectiveness assessment at December 31, 2009, we believe our derivative contracts that are designated and qualify for hedge accounting will continue to be highly effective in offsetting changes in cash flow or fair value attributable to the hedged risk.

        The foreign currency forward rate contracts, interest rate swaps and cross-currency interest rate swaps are valued using counterparty valuations, or market transactions in either the listed or over-the-counter markets, adjusted for non-performance risk. As such, these derivative instruments are classified within level 2 in the fair value hierarchy. Derivative instruments which are subject to master netting arrangements are not offset and we have not provided, nor do we require, cash collateral with any counterparty.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Derivative Financial Instruments and Hedging Activities (Continued)

        The fair values of our derivative instruments recorded on our consolidated balance sheet were as follows (in millions):

	December 31, 2009	December 31, 2008
Included within current assets:
Accounting Hedge
Foreign currency forward rate contracts	£0.3	£37.6
Interest rate swaps	—	6.1
Cross-currency interest rate swaps	—	61.5
Economic Hedge
Foreign currency forward rate contracts	1.9	63.2

	£2.2	£168.4

Included within non-current assets:
Accounting Hedge
Cross-currency interest rate swaps	£63.7	£136.1
Economic Hedge
Cross-currency interest rate swaps	169.5	299.6
Other	1.9	—

	£235.1	£435.7

Included within current liabilities:
Accounting Hedge
Foreign currency forward rate contracts	£0.3	£—
Interest rate swaps	12.0	2.2
Economic Hedge
Foreign currency forward rate contracts	2.4	79.6
Interest rate swaps	3.1	2.6

	£17.8	£84.4

Included within non-current liabilities:
Accounting Hedge
Interest rate swaps	£21.0	£11.5
Cross-currency interest rate swaps	27.6	—
Economic Hedge
Cross-currency interest rate swaps	58.2	31.1

	£106.8	£42.6

Cross-Currency Interest Rate Swaps—Hedging the Interest Payments of Senior Notes and Senior Credit Facility

        As of December 31, 2009, we had outstanding cross-currency interest rate swaps to mitigate the interest and foreign exchange rate risks relating to the pound sterling value of interest payments on the U.S. dollar and euro denominated senior notes and senior credit facility.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Derivative Financial Instruments and Hedging Activities (Continued)

        The terms of our outstanding cross-currency interest rate swaps at December 31, 2009 were as follows:

Hedged item/Maturity date	Hedge type	Notional amount due from counterparty	Notional amount due to counterparty	Weighted average interest rate due from counterparty	Weighted average interest rate due to counterparty
		(in millions)	(in millions)
$89.3m senior notes due 2014
October 2011	Economic	$89.3	£62.9	8.75%	9.42%
$550m senior notes due 2016
August 2016	Accounting	550.0	301.2	9.13%	8.54%
$1,350m senior notes due 2016
August 2016	Accounting	1,350.0	835.5	9.50%	9.98%
$1,000m senior notes due 2016
November 2016	Economic	1,000.0	505.6	6.50%	6.95%
$600m senior notes due 2019
October 2019	Accounting	264.3	159.8	8.38%	9.03%
October 2011	Economic	335.7	228.0	8.38%	9.23%
October 2011 to October 2019	Accounting	335.7	203.0	8.38%	9.00%
Senior credit facility
September 2012	Economic	445.1	241.5	3 month	3 month
				$ LIBOR + 2.00%	£ LIBOR + 2.13%

		$4,370.1	£2,537.5

€47.3m senior notes due 2014
October 2011	Economic	€47.3	£43.8	8.75%	8.90%
€180m senior notes due 2016
August 2016	Accounting	180.0	158.6	9.50%	10.18%
Senior credit facility
September 2012	Economic	402.2	278.9	3 month	3 month
				EURIBOR + 2.00%	LIBOR + 2.16%

		€629.5	£481.3

Other
December 2012	Economic	€56.7	£40.3	3 month	3 month
				EURIBOR + 2.38%	LIBOR + 2.69%
December 2013	Economic	43.3	30.7	3 month	3 month
				EURIBOR + 2.88%	LIBOR + 3.26%

		€100.0	£71.0

December 2012	Economic	£38.8	€56.7	3 month	3 month
				LIBOR + 2.40%	EURIBOR + 2.38%
December 2013	Economic	29.7	43.3	3 month	3 month
				LIBOR + 2.90%	EURIBOR + 2.88%

		£68.5	€100.0

        All of our cross-currency interest rate swaps include exchanges of the notional amounts at the start and end of the contract except for the contracts maturing in November 2016 hedging the $1,000 million senior notes due 2016.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Derivative Financial Instruments and Hedging Activities (Continued)

Interest Rate Swaps—Hedging of Interest Rate Sensitive Obligations

        As of December 31, 2009, we had outstanding interest rate swap agreements to manage the exposure to variability in future cash flows on the interest payments associated with our senior credit facility, which accrue at variable rates based on LIBOR. The interest rate swaps allow us to receive interest based on three month LIBOR in exchange for payments of interest at fixed rates.

        The terms of our outstanding interest rate swap contracts at December 31, 2009 were as follows:

Hedged item/Maturity date	Hedge type	Notional amount	Weighted average interest rate due from counterparty	Weighted average interest rate due to counterparty
		(in millions)
Senior credit facility
April 2010	Accounting	£2,400.0	3 month LIBOR	2.31%
April 2010	Economic	600.0	3 month LIBOR	1.66%
April 2010 to April 2011	Accounting	200.0	3 month LIBOR	2.58%
April 2010 to September 2012	Accounting	1,300.0	3 month LIBOR	3.07%
April 2010 to March 2013	Accounting	300.0	3 month LIBOR	3.28%

Foreign Currency Forward Rate Contracts—Hedging Committed and Forecasted Transactions

        As of December 31, 2009, we had outstanding foreign currency forward rate contracts to purchase U.S. dollars, euros and South African rand to hedge committed and forecasted purchases. The terms of our outstanding foreign currency forward rate contracts at December 31, 2009 were as follows:

Hedged item/Maturity date	Hedge type	Notional amount due from counterparty		Notional amount due to counterparty	Weighted average exchange rate
		(in millions)		(in millions)
Commited and forecasted purchases
January 2010 to December 2010	Economic		$140.4	£87.3	1.6079
March 2010 to December 2010	Accounting		$11.3	£7.2	1.5730
January 2010	Accounting		€0.2	£0.2	1.1250
January 2010 to June 2010	Accounting	ZAR	26.1	£2.0	13.0024

Cash Flow Hedges

        For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transactions affect earnings. In our consolidated statement of cash flows, we recognize the cash flows resulting from derivative contracts that are treated as Accounting Hedges in the same category where the cash flows from the underlying exposure are recognized. All other cash flows from derivative contracts are recognized as operating activities in the consolidated statement of cash flows.

        Gains or losses representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized as gains or losses on derivative instruments in the statement

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Derivative Financial Instruments and Hedging Activities (Continued)

of operations in the period in which they occur. During the year ended December 31, 2009, we recognized a loss totaling £0.6 million, relating to ineffectiveness. The following tables present the effective amount of gain or (loss) recognized in other comprehensive income and amounts reclassified to earnings during the year ended December 31, 2009 (in millions):

	Total	Interest rate swaps	Cross-currency interest rate swaps	Forward foreign exchange contracts	Tax Effect
Balance at December 31, 2008	£40.1	£(7.9)	£64.0	£—	£(16.0)
Amounts recognized in other comprehensive income	(216.6)	(50.6)	(165.8)	(0.2)	—
Amounts reclassified as a result of cash flow hedge discontinuance	6.5	2.0	4.5	—	—
Amounts reclassified to earnings impacting:
Foreign exchange losses	90.6	—	90.6	—	—
Interest expense	23.9	24.1	(0.2)	—	—
Operating costs	0.2	—	—	0.2	—
Tax effect recognized	—	—	—	—	—

Balance at December 31, 2009	£(55.3)	£(32.4)	£(6.9)	£—	£(16.0)

        Assuming no change in interest rates or foreign exchange rates for the next twelve months, the amount of pre-tax losses that would be reclassified from other comprehensive income to earnings would be £30.3 million, nil and nil relating to interest rate swaps, cross-currency interest rate swaps and forward foreign exchange contracts, respectively.

Note 11—Employee Benefit Plans

Defined Benefit Plans

        Certain of our subsidiaries operate defined benefit pension plans in the U.K. The assets of the plans are held separately from those of ourselves and are invested in specialized portfolios under the management of investment groups. The pension cost is calculated using the projected unit method. Our policy is to fund amounts to the defined benefit plans necessary to comply with the funding requirements as prescribed by the laws and regulations in the U.K. Our defined benefit pension plans use a measurement date of December 31.

Employer Contributions

        In April 2007, we agreed with the trustees of one of our pension plans to a new funding arrangement whereby we will initially be paying £8.6 million per annum towards the deficit for the next three years. Additionally, in June 2007, we effected a merger of our three other defined benefit plans. The merger of these plans was subject to the approval of the trustees and, as a condition of trustee approval, we agreed to make a specific one-time contribution of £4.5 million. The funding arrangements with respect to this plan included an agreement to pay a further £2.6 million to fund the deficit for each of the next seven years. For the year ended December 31, 2009, we contributed £

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Employee Benefit Plans (Continued)

13.4 million to our pension plans. We anticipate contributing a total of £17.2 million to fund our pension plans in 2010.

Obligations and Funded Status

        The change in projected benefit obligation was as follows (in millions):

	Year ended December 31,
	2009	2008
Benefit obligation at beginning of year	£307.8	£323.9
Service cost	1.2	1.4
Interest cost	17.4	18.3
Members' contributions	0.3	0.4
Plan amendments	—	0.1
Actuarial loss (gain)	66.4	(24.9)
Benefits paid	(15.3)	(11.4)

Benefit obligation at end of year	£377.8	£307.8

        The change in plan assets was as follows (in millions):

	Year ended December 31,
	2009	2008
Fair value of plan assets at beginning of year	£273.9	£318.6
Actual return on plan assets	33.9	(47.2)
Employer contributions	13.4	13.5
Employee contributions	0.3	0.4
Benefits paid	(15.3)	(11.4)

Fair value of plan assets at end of year	£306.2	£273.9

        The funded status as of December 31, 2009 and 2008 was as follows (in millions):

	Year ended December 31,
	2009	2008
Projected benefit obligation	£377.8	£307.8
Plan assets	306.2	273.9

Funded status	(71.6)	(33.9)

Non-current liability	£(71.6)	£(33.9)

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Employee Benefit Plans (Continued)

        The following table presents information for pension plans with a projected benefit obligation in excess of plan assets (in millions):

	December 31,
	2009	2008
Projected benefit obligation	£377.8	£307.8
Fair value of plan assets	306.2	273.9

        The accumulated benefit obligation for all defined benefit plans was £366.6 million and £301.4 million at December 31, 2009 and 2008, respectively. As at December 31, 2009 and 2008, all pension plans had accumulated benefit obligations in excess of plan assets.

Amount Included in Other Comprehensive Income

        The amount included in other comprehensive income for the years ended December 31, 2009 and 2008 consisted of (in millions):

	Year ended December 31,
	2009	2008
Actuarial loss recognized in other comprehensive income	£50.8	£43.8
Prior year service cost recognized in other comprehensive income	—	0.1

Amount included in other comprehensive income	£50.8	£43.9

        The following table presents the amounts recognized in accumulated other comprehensive income as at December 31, 2009 and 2008 that have not yet been recognized as components of net periodic benefit cost (in millions):

	Year ended December 31,
	2009	2008
Net actuarial loss	£94.8	£44.0
Net prior year service cost	0.1	0.1

Amount included in accumulated other comprehensive income	£94.9	£44.1

        We expect to recognize £3.6 million of actuarial losses in the net periodic benefit cost for the year ended December 31, 2010.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Employee Benefit Plans (Continued)

Net Periodic Benefit Costs

        The components of net periodic benefit costs were as follows (in millions):

	Year ended December 31,
	2009	2008	2007
Service cost	£1.2	£1.4	£2.4
Interest cost	17.4	18.3	16.7
Expected return on plan assets	(18.3)	(21.5)	(19.0)
Plan settlements	—	—	0.2

Total net periodic benefit cost	£0.3	£(1.8)	£0.3

        As a result of the sale of various business operations in prior periods, we have retained the earned pension and other post-retirement benefits liabilities related to certain employees of those operations. Accordingly, the information disclosed in the tables above includes amounts relating to liabilities of these employees.

Assumptions

        The weighted-average assumptions used to determine benefit obligations were as follows:

	December 31,
	2009	2008
Discount rate	5.75%	5.75%
Rate of compensation increase	4.00%	3.00%

        The weighted-average assumptions used to determine net periodic benefit costs were as follows:

	December 31,
	2009	2008
Discount rate	5.75%	5.75%
Expected long term rate of return on plan assets	5.92%	6.68%
Rate of compensation increase	3.00%	3.50%

        Where investments are held in bonds and cash, the expected long term rate of return is taken to be yields generally prevailing on such assets at the measurement date. A higher rate of return is expected on equity investments, which is based more on realistic future expectations than on the returns that have been available historically. The overall expected long term rate of return on plan assets is then the average of these rates taking into account the underlying asset portfolios of the pension plans.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Employee Benefit Plans (Continued)

Plan Assets

        Our pension plan weighted-average asset allocations at December 31, 2009 and 2008 by asset category and by fair value hierarchy were as follows:

	December 31, 2009
	Fair Value Hierarchy
					December 31, 2008
Asset category	Level 1	Level 2	Level 3	Total
Equity Securities	£115.2	£—	£—	£115.2	£90.9
Government Bonds	100.3	—	—	100.3	105.3
Corporate Bonds	55.2	—	—	55.2	46.0
Real Estate	4.1	—	—	4.1	5.2
Hedge Funds	—	27.6	—	27.6	24.7
Cash	3.8	—	—	3.8	1.8

Total	£278.6	£27.6	£—	£306.2	£273.9

        The trustees of the main defined benefit pension plan, which makes up approximately 81% of the assets of our two defined benefit pension plans, have in place an investment strategy that targets an allocation of 40% equities, 10% fund of hedge funds, 3% property and 47% bonds and cash, at December 31, 2009. The assets are managed by a number of fund managers, which means as markets move relative to each other the assets move away from the target investment strategy. Relatively small deviations from the target investment strategy are permitted; however rebalancing of the assets will be carried out from time to time. As the main defined benefit pension scheme is now closed to new entrants, it is anticipated that the investment strategy will move towards a higher proportion of bonds over time to reflect the steadily maturing profile of liabilities and the improvement in the funding position.

        There were no directly owned shares of our common stock included in the equity securities at December 31, 2009 or 2008.

Estimated Future Benefit Payments

        The benefits expected to be paid out of the pension plans in total are set out below for each of the next five years and the following five years in aggregate. The benefits expected to be paid are based on the same assumptions used to measure our benefit obligation at December 31, 2009 and include estimated future employee services (in millions):

Year ending December 31:	Pension Benefits
2010	£11.9
2011	12.7
2012	13.5
2013	14.3
2014	15.3
Years 2015-2019	92.3

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Employee Benefit Plans (Continued)

Defined Contribution Pension Plans

        Our subsidiaries operate defined contribution pension plans in the U.K. The total expense in relation to these plans was £15.1 million, £14.7 million and £15.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Note 12—Restructuring and other charges

        Restructuring and other charges in the year to December 31, 2009 related primarily to employee termination and lease exit costs in connection with the restructuring program initiated in 2008 as discussed below.

        Restructuring and other charges in the year to December 31, 2008 related primarily to lease and contract exit costs in connection with the restructuring program initiated in 2008.

        During the fourth quarter of 2008, we commenced the implementation of a restructuring plan aimed at driving further improvements in our operational performance and eliminating inefficiencies in order to create a fully- integrated, customer-focused organization. This plan involves the incurrence of substantial operating and capital expenditures, including certain costs which may be treated as restructuring costs. In total, we expect to incur operating expenditures of between £140 million to £155 million and capital expenditures of between £40 million to £45 million in connection with this plan over a three-year period.

        The following table summarizes, for the years ended December 31, 2009, 2008 and 2007, our historical restructuring accruals, the restructuring accruals resulting from the acquisitions made by us

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12—Restructuring and other charges (Continued)

during 2006 and the accruals for our restructuring plans announced in the fourth quarter of 2008 (in millions):

	Historical Restructuring Accruals	2006 Acquisition Restructuring Accruals		2008 Restructuring Accruals
	Lease Exit Costs	Involuntary Employee Termination and Related Costs	Lease Exit Costs	Involuntary Employee Termination and Related Costs	Lease and Contract Exit Costs	Total
Balance, December 31, 2006	£40.7	£20.4	£63.4	£—	£—	£124.5
Amendments offset against goodwill	—	—	(11.3)	—	—	(11.3)
Charged to expense	3.4	26.4	5.3	—	—	35.1
Revisions	(0.1)	—	(7.8)	—	—	(7.9)
Utilized	(10.0)	(34.9)	(10.7)	—	—	(55.6)

Balance, December 31, 2007	34.0	11.9	38.9	—	—	84.8
Charged to expense	2.2	—	3.4	1.9	13.5	21.0
Revisions	(1.0)	(1.6)	3.6	—	—	1.0
Utilized	(19.2)	(10.3)	(7.8)	—	—	(37.3)

Balance, December 31, 2008	16.0	—	38.1	1.9	13.5	69.5
Amendments offset against goodwill	—	—	(5.7)	—	—	(5.7)
Charged to expense	2.8	—	3.9	23.5	19.4	49.6
Revisions	(2.7)	—	(2.4)	(5.2)	(0.1)	(10.4)
Utilized	(3.9)	—	(6.9)	(18.5)	(17.8)	(47.1)

Balance, December 31, 2009	£12.2	£—	£27.0	£1.7	£15.0	£55.9

Note 13—Income Taxes

        The benefit (expense) for income taxes consists of the following (in millions):

	Year ended December 31,
	2009	2008	2007
Current:
U.K. taxes	£4.9	£4.7	£4.9

Total current	4.9	4.7	4.9

Deferred:
U.K. taxes	—	3.4	—
U.S. taxes	(3.8)	1.8	(5.5)

Total deferred	(3.8)	5.2	(5.5)

Total	£1.1	£9.9	£(0.6)

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Income Taxes (Continued)

        There are significant current year losses in the U.K. The current tax benefit relates to amounts receivable in respect of the sale of U.K. tax losses to an equity method investee. The federal deferred tax expense relates to holding an equity method investment. The foreign deferred tax benefit relates to the decrease in our deferred tax asset valuation allowance resulting from the recording of certain deferred tax liabilities related to amounts recognized in the statement of other comprehensive income during the year that are expected to reverse in future periods and will allow us to offset such amounts against certain deferred tax assets.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets are as follows (in millions):

	December 31,
	2009	2008
Deferred tax liabilities:
Intangibles	£74.0	£143.2
Equity investments	83.0	79.2
Derivative instruments	—	15.7

Total deferred tax liabilities	157.0	238.1

Deferred tax assets:
Net operating losses	927.4	970.0
Capital losses	3,440.7	3,388.6
Depreciation and amortization	2,124.3	2,046.4
Accrued expenses	79.8	88.1
Derivative instruments	11.0	—
Capitalized costs and other	103.5	110.9

Total deferred tax assets	6,686.7	6,604.0
Valuation allowance for deferred tax assets	(6,612.7)	(6,445.1)

Net deferred tax assets	74.0	158.9

Net deferred tax liabilities	£83.0	£79.2

        The following table summarizes the movements in our deferred tax valuation allowance during the years ended December 31, 2009, 2008 and 2007 (in millions):

	Year ended December 31,
	2009	2008	2007
Balance, January 1	£6,445.1	£6,375.6	£6,541.4
Acquisitions	—	—	—
Effect of changes in tax rates	—	—	(446.6)
Increase in UK deferred tax attributes	167.6	69.5	280.8

Balance, December 31	£6,612.7	£6,445.1	£6,375.6

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Income Taxes (Continued)

        A valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized. To the extent that the portion of the valuation allowance is reduced, the benefit will be recognized as a reduction of income tax expense.

        At December 31, 2009, we had U.K. net operating loss carryforwards of £3.3 billion that have no expiration date. Pursuant to U.K. law, these losses are only available to offset income of the separate entity that generated the loss. A portion of the U.K. net operating loss carryforwards relates to dual resident companies, of which the U.S. net operating loss carryforward amount is £1.5 billion that expires between 2010 and 2029. U.S. tax rules will limit our ability to utilize the U.S. losses. We also have U.K. capital loss carryforwards of £12.3 billion that have no expiration date. However, we do not expect to realize any significant benefit from these capital losses, which can only be used to the extent we generate U.K. taxable capital gain income in the future from assets held by subsidiaries held by the group prior to the merger with Telewest.

        At December 31, 2009, we had fixed assets on which future U.K. tax deductions can be claimed of £12.1 billion. The maximum amount that can be claimed in any one year is 20% of the remaining balance, after additions, disposals and prior claims.

        The reconciliation of income taxes computed at U.K. statutory rates to income tax benefit (expense) is as follows (in millions):

	Year ended December 31,
	2009	2008	2007
Benefit at U.K. statutory rate (2009: 28%, 2008 28.5% and 2007: 30%)	£90.7	£261.1	£136.8
Add:
Permanent book-tax differences	(9.5)	(132.7)	(6.3)
Foreign losses with no benefit	(80.1)	(121.9)	(131.1)
Foreign tax benefit offsetting OCI tax expense	—	3.4	—

Benefit (provision) for income taxes	£1.1	£9.9	£(0.6)

        A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in millions):

	2009	2008
Balance at January 1,	£1.5	£1.1
Additions based on tax positions related to the current year	—	—
Additions for tax provisions of prior years	—	0.4
Reductions for tax provisions of prior years	(1.5)	—
Reductions for lapse of applicable statute of limitation	—	—
Settlements	—	—

Balance at December 31,	£—	£1.5

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Income Taxes (Continued)

        The total amount of unrecognized tax benefits as of December 31, 2009 and 2008 were nil and £1.5 million, respectively. We do not expect that the amount of unrecognized tax benefits will significantly increase or decrease in the next twelve months.

        We recognize interest and penalties related to unrecognized tax benefits in income tax expense. We have accrued interest in respect of unrecognized tax benefits of nil and £0.2 million at December 31, 2009 and 2008, respectively. There was a benefit in respect of interest accrual of £0.2 million in income tax expense for the year ended December 31, 2009.

        The statute of limitations is open for the years 2006 to 2009 in the U.S. and 2007 to 2009 in the U.K., our major tax jurisdictions.

        At each period end, it is necessary for us to make certain estimates and assumptions to compute the provision for income taxes including, but not limited to the expected operating income (or loss) for the year, projections of the proportion of income (or loss) earned and taxed in the U.K. and the extent to which this income (or loss) may also be taxed in the United States, permanent and temporary differences, the likelihood of deferred tax assets being recovered and the outcome of contingent tax risks. In the normal course of business, our tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessments by these taxing authorities for uncertain tax positions taken in respect to matters such as business acquisitions and disposals and certain financing transactions including intercompany transactions, amongst others. We accrue a liability when we believe an assessment may be probable and the amount is estimable. In accordance with generally accepted accounting principles, the impact of revisions to these estimates is recorded as income tax expense or benefit in the period in which they become known. Accordingly, the accounting estimates used to compute the provision for income taxes have and will change as new events occur, as more experience is acquired, as additional information is obtained and our tax environment changes.

Note 14—Related Party Transactions

Virgin Media Inc. and its consolidated subsidiaries

        We are wholly owned subsidiaries of Virgin Media. We charge Virgin Media and our other group companies for operating costs and selling, general and administrative expenses incurred by us on their behalf. The following information summarizes our significant related party transactions with Virgin Media and its group companies (in millions):

	Year ended December 31,
	2009	2008	2007
Operating costs	£45.5	£48.6	£45.1
Selling, general and administrative expenses	45.2	46.8	59.7

	£90.7	£95.4	£104.8

        The above recharges are recorded in operating costs and selling, general and administrative expenses and offset the respective costs incurred.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Related Party Transactions (Continued)

Virgin Enterprises Limited

        We have identified Virgin Enterprises Limited as a related party to us. Virgin Entertainment Investment Holdings Limited became a holder of Virgin Media Inc's common stock as a result of its acquisition of Virgin Mobile on July 4, 2006. As of December 31, 2009, Virgin Entertainment Investment Holdings Limited beneficially owned 6.5% of Virgin Media Inc.'s common stock (based on SEC filings). Virgin Enterprises Limited is a wholly owned subsidiary of Virgin Entertainment Investment Holdings Limited. In addition, Gordon McCallum is a member of Virgin Media Inc.'s Board of Directors and is a Director at Virgin Enterprises Limited.

        We own and have the right to use registered trademarks, including the exclusive right to use the "Virgin" name and logo in connection with our corporate activities and in connection with the activities of our consumer and a large part of our content businesses under license from Virgin Enterprises Limited. This license with Virgin Enterprises Limited is for a 30-year term and exclusive to us within the U.K., Ireland and Luxembourg. The license entitles us to use the "Virgin" name for the TV, broadband internet, telephone and mobile phone services we provide to our residential customers, as well as the acquisition and branding of sports, movies and other premium television content and the sale of certain communications equipment, such as set top boxes and cable modems. For our content operations, we are entitled to use the "Virgin Media Television" name for the creation, distribution and management of our wholly owned television channels, and to use the "Virgin" name for our television channel, Virgin1. Our license agreement provides for an annual royalty of 0.25% of certain consumer and content revenues, subject to a minimum annual royalty of £8.7 million, except for Virgin1, where we pay an annual royalty of 0.5% of revenues received by Virgin1, subject to a minimum of £100,000. As part of the agreement, we have the right to adopt, and have adopted, a company name for our parent, Virgin Media Inc., over which together with the name "Virgin Media", we retain worldwide exclusivity. Under a related agreement, Virgin Enterprises Limited has the right to propose a candidate to fill a seat on Virgin Media Inc.'s Board of Directors. Pursuant to this right, Virgin Enterprises Limited proposed Gordon McCallum who was appointed to Virgin Media Inc.'s Board of Directors. During the years ended December 31, 2009, 2008 and 2007 we incurred expenses of £9.0 million, £8.9 million and £8.7 million, respectively, for charges in respect of brand licensing and promotion, of which £2.3 million and £4.5 million was payable at December 31, 2009 and December 31, 2008, respectively.

        Subsequent to the year end, ntl:Telewest Business announced that it would rebrand using the Virgin trade marks to "Virgin Media Business." Virgin Media has entered into a trade mark license with Virgin Enterprises Limited under which an annual royalty is payable of 0.25% of revenues from our business division, subject to a minimum annual payment of £1.5 million.

Virgin Retail Limited

        We had previously identified Virgin Retail Limited, an affiliate of Virgin Enterprises Limited, as a related party to us. We had agreements with Virgin Retail Limited in respect to sales of our communications services (such as internet, television, fixed line telephone and mobile telephone services), through the various Virgin Megastores outlets. On September 17, 2007, the Virgin Group sold its interest in Virgin Megastores and it therefore ceased to be a related party. As part of the agreement, Virgin Retail Limited passed through proceeds on sales of mobile handsets, vouchers and

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Related Party Transactions (Continued)

other stock items to us. We recognized revenues totaling £6.5 million and incurred expenses of £2.3 million in connection with this agreement during the period from January 1, 2007 to September 17, 2007.

Other Virgin Companies

        As a licensee of the "Virgin" brand name, we participate in mutually beneficial activities with other Virgin companies. These arrangements are in the ordinary course of business and believed to be on arm's length terms.

UKTV Joint Ventures

        Through our wholly owned subsidiary, Flextech Broadband Limited, we own a 50% equity investment in the UKTV joint venture companies. We have therefore identified the UKTV joint venture companies as related parties to us. We also carry the UKTV channels in our pay television packages available to our customers. As at December 31, 2009 and 2008, included in the balance sheet were amounts related to our share of net assets, loans receivable, redeemable preference shares, and other payables and receivables in respect of the UKTV joint ventures totaling £359.9 million and £353.5 million, respectively.

        We pay UKTV for purchases of television programming rights and receive payments in respect of advertising and other business support services provided to UKTV. During the year ended December 31, 2009, 2008 and 2007, the net expense recognized in respect to these transactions through the consolidated statement of operations totaled £24.3 million, £22.1 million and £21.4 million, respectively. These amounts are settled on a net basis at regular intervals.

        During the years ended December 31, 2009, 2008 and 2007, we received cash payments from UKTV for loan principal payments, interest, dividends and consortium tax relief totaling £21.1 million, £46.7 million and £38.3 million, respectively.

Note 15—Commitments and Contingent Liabilities

        At December 31, 2009, we were committed to pay £816.6 million for equipment and services. This amount includes £311.4 million for operations and maintenance contracts and other commitments from January 1, 2011 to 2031. The aggregate amount of the fixed and determinable portions of these obligations for the succeeding five fiscal years and thereafter is as follows (in millions):

Year ending December 31:
2010	£505.2
2011.	121.6
2012.	72.5
2013.	36.2
2014.	19.4
Thereafter	61.7

£816.6

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15—Commitments and Contingent Liabilities (Continued)

        We are involved in lawsuits, claims, investigations and proceedings, consisting of intellectual property, commercial, employee and employee benefits which arise in the ordinary course of our business. In accordance with the Contingencies Topic of the FASB ASC, we recognize a provision for a liability when management believes that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We believe we have adequate provisions for any such matters. We review these provisions at least quarterly and adjust these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Whilst litigation is inherently unpredictable, we believe that we have valid defenses with respect to legal matters pending against us. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies, or because of the diversion of management's attention and the creation of significant expenses.

        Our revenue generating activities are subject to Value Added Tax, or VAT. The U.K. tax authorities are seeking to challenge our VAT treatment of certain of these activities. As a result, we have estimated contingent losses totaling £27.9 million as of December 31, 2009 that are not accrued for, as we do not deem them to be probable of resulting in a liability. We continue to evaluate the likelihood of the contingent losses as additional information becomes available and, to the extent an accrual becomes necessary, it will be recognized in earnings in the period when such amount becomes probable. Any challenge made could be subject to court proceedings before any settlement would be required and therefore the timescale for resolution is not expected to occur within the next financial year.

        Our banks have provided guarantees in the form of performance bonds and stand by letters of credit on our behalf as part of our contractual obligations. The fair value of the guarantees has been calculated by reference to the monetary value for each performance bond. The amount of commitment expires over the following periods (in millions):

Year ending December 31:
2010	£12.1
2011	0.9
2012	—
2013	—
2014	—
Thereafter	8.3

£21.3

Note 16—Industry Segments

        Our reporting segments are based on our method of internal reporting along with the criteria used by our chief executive officer, who is our chief operating decision maker (CODM), to evaluate segment performance, the availability of separate financial information and overall materiality considerations. In the first quarter of 2009, we changed our operating segments. While VMIH and VMIL have operating segments, consisting of Consumer, Business and Content, which are consistent with Virgin Media's

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Industry Segments (Continued)

operating segments, financial information is only prepared and reviewed by the CODM at the consolidated level. As such, there are no separable reportable segments for VMIH and VMIL.

        As a result of the business reorganization initiated in the last quarter of 2008, Virgin Media realigned its internal reporting structure and the related financial information used by management and the CODM. These have been revised to build a customer-focused organization able to respond effectively to rapid changes in the market, technology and consumer demands through three new customer-based segments: Consumer, Business and Content.

        Virgin Media's Consumer segment, part of which was previously included within its Cable segment, is its primary segment, consisting of the distribution of television programming, broadband and fixed line telephone services to consumers on the cable network and, to a lesser extent, off the cable network. The Consumer segment also includes Virgin Media's former Mobile segment consisting of its mobile telephony and broadband business.

        Virgin Media's Business segment, which was previously part of its Cable segment, comprises its operations carried out through Virgin Media Business which provides a complete portfolio of voice, data and internet solutions to leading businesses, public sector organizations and service providers in the U.K.

        Virgin Media operates its Content segment through Virgin Media TV, which supplies television programming to the U.K. pay-television broadcasting market.

        Segment contribution, which is operating income (loss) before network operating costs, corporate costs, depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges, is management's measure of segment profit. Segment contribution excludes the impact of certain costs and expenses that are not directly attributable to the reporting segments, such as the costs of operating the network, corporate costs and depreciation and amortization. Restructuring and other charges, and goodwill and intangible asset impairments are excluded from segment contribution as management believes they are not characteristic of our underlying business operations. Assets are reviewed on a consolidated basis and are not allocated to segments for management reporting since the primary asset of the business is the cable network infrastructure, which is shared by Virgin Media's Consumer and Business segments.

        The 2008 and 2007 fiscal year amounts have been adjusted to conform to the current period presentation. The following segment information is based on the consolidated results of Virgin Media for the years ended December 31, 2009, 2008 and 2007 (in millions):

	Year ended December 31, 2009
	Consumer	Business	Content	Total
Revenue	£3,083.1	£580.8	£140.5	£3,804.4
Inter segment revenue	—	—	27.3	27.3
Segment contribution	£1,841.9	£339.7	£11.8	£2,193.4

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED AND SUBSIDIARIES
VIRGIN MEDIA INVESTMENTS LIMITED AND SUBSIDIARIES

COMBINED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Industry Segments (Continued)

	Year ended December 31, 2008
	Consumer	Business	Content	Total
Revenue	£3,029.0	£626.0	£121.8	£3,776.8
Inter segment revenue	—	0.4	25.7	26.1
Segment contribution	£1,803.6	£335.2	£(4.6)	£2,134.2

	Year ended December 31, 2007
	Consumer	Business	Content	Total
Revenue	£3,087.3	£641.8	£109.5	£3,838.6
Inter segment revenue	—	0.4	24.4	24.8
Segment contribution	£1,805.4	£338.4	£8.4	£2,152.2

        Revenues in the table above include £106.1 million, £110.8 million and £114.3 million for the three years ended December 31, 2009, 2008 and 2007, respectively, related to companies that are not consolidated in VMIH and VMIL. The reconciliation of total segment contribution to our consolidated operating income (loss) is as follows (in millions):

	Year ended December 31,
	2009	2008	2007
Total segment contribution	£2,193.4	£2,134.2	£2,152.2
Other operating and corporate costs	832.7	832.5	871.8
Restructuring and other charges	40.4	22.7	28.7
Depreciation	930.5	902.8	922.3
Amortization	243.1	285.8	301.0
Goodwill and intangible asset impairment	4.7	362.2	—
Operating loss of companies not consolidated in VMIH and VMIL	(6.4)	(8.1)	(21.8)

Consolidated operating income (loss)	£148.4	£(263.7)	£50.2

Note 17—Subsequent Events

        On June 4, 2010, we entered into a sale and purchase agreement with British Sky Broadcasting Limited, or BSkyB, pursuant to which we agreed to sell the entire issued share capital of our wholly owned subsidiaries Virgin Media TV and Virgin Media Television Rights Limited, as well as certain assets. The companies and the assets being sold comprise our television channels business known as Virgin Media TV. The transaction is subject to certain regulatory approvals.

        On June 4, 2010, we entered into a long term carriage agreement with BSkyB for its basic channels, the newly acquired Virgin Media TV channels and its sports and movies channels in standard definition to continue to be distributed on our cable television platform. The carriage agreements also provide us with the distribution of BSkyB's basic channels and a selection of premium sports and movies channels in high definition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Virgin Media Inc.

        We have audited the consolidated balance sheets of Virgin Media Inc. and subsidiaries (the "Company") as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2009 (not included herein). Our audits also included the financial statement schedule (not included herein) and the accompanying condensed consolidating financial information. The Company financial statements, financial statement schedule and the accompanying condensed consolidating financial information are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements, financial statement schedule and condensed consolidating financial information based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Virgin Media Inc. and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule and the accompanying condensed consolidating financial information, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for its convertible debt with the adoption of the guidance originally issued in FASB staff position APB14-1 "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (codified in FASB ASC Topic 470, Debt) effective January 1, 2009.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Virgin Media Inc. and subsidiaries' internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

London, England
February 26, 2010,
except as to the accompanying
condensed consolidating financial information
as to which the date is June 15, 2010

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Overview

        The Securities and Exchange Commission's rules require that condensed consolidating financial information be provided for wholly owned subsidiaries that have guaranteed debt issued where each such guarantee is full and unconditional. Set forth below is condensed consolidating financial information presenting the financial position, results of operations and cash flows of (i) Virgin Media Inc. (the "Company"), (ii) the issuer of our senior secured senior notes, Virgin Media Secured Finance PLC (the "Issuer"), (iii) on a combined basis, each of the companies guaranteeing the senior secured notes (collectively, the "Guarantor Subsidiaries"), (iv) the direct and indirect non-guarantor subsidiaries of the Company (the "Non-Guarantor Subsidiaries") on a combined basis and (v) the adjustments and eliminations necessary to arrive at the information for the Company on a consolidated basis.

        This condensed consolidating financial information should be read in conjunction with the consolidated financial statements of the Company.

Basis of Presentation

        In presenting the condensed consolidating financial information, the equity method of accounting has been applied to (i) the Company's interests in the Guarantor Subsidiaries, (ii) the Guarantor Subsidiaries' interests in the Non-Guarantor Subsidiaries and (iii) the Non-Guarantor Subsidiaries' interests in the Guarantor Subsidiaries, where applicable, even though all such subsidiaries meet the requirements to be consolidated under accounting principles generally accepted in the United States. All intercompany balances and transactions between the Company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries have been eliminated, as shown in the column "Adjustments."

        The Company's accounting bases in goodwill and identified intangible assets have been allocated and "pushed down" to the applicable subsidiaries. Interest income (expense) is determined based on third-party debt and the relevant intercompany amounts within the respective legal entity.

        Certain transfers of cash between subsidiaries and their parent companies are reflected as cash flows from investing and financing activities in the accompanying condensed consolidating statements of cash flows. All other intercompany activity, including intercompany dividends, is reflected in cash flows from operations.

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	December 31, 2009
Balance sheets	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Cash and cash equivalents	£12.4	£—	£413.3	£4.8	£—	£430.5
Restricted cash	—	—	6.0	—	—	6.0
Other current assets	4.3	—	523.7	77.9	—	605.9

Total current assets	16.7	—	943.0	82.7	—	1,042.4
Fixed assets, net	—	—	5,017.9	31.3	—	5,049.2
Goodwill and intangible assets, net	—	—	2,290.9	46.9	—	2,337.8
Investments in, and loans to, parent and subsidiary companies	1,977.8	—	(47.4)	1,577.0	(3,147.5)	359.9
Other assets, net	10.4	—	386.4	1.3	—	398.1

Total assets	£2,004.9	£—	£8,590.8	£1,739.2	£(3,147.5)	£9,187.4

Other current liabilities	£9.1	£—	£2,055.8	£42.7	£(716.8)	£1,390.8
Long term debt, net of current portion	504.5	—	5,153.7	275.3	—	5,933.5
Other long term liabilities	—	—	367.8	4.0	—	371.8
Shareholders' equity	1,491.3	—	1,013.5	1,417.2	(2,430.7)	1,491.3

Total liabilities and shareholders' equity	£2,004.9	£—	£8,590.8	£1,739.2	£(3,147.5)	£9,187.4

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	December 31, 2008
Balance sheets	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Cash and cash equivalents	£9.9	£—	£166.0	£5.7	£—	£181.6
Restricted cash	—	—	6.1	—	—	6.1
Other current assets	3.5	—	684.8	123.3	—	811.6
Current assets held for sale	—	—	56.2	—	—	56.2

Total current assets	13.4	—	913.1	129.0	—	1,055.5
Fixed assets, net	—	—	5,308.0	34.1	—	5,342.1
Goodwill and intangible assets, net	—	—	2,538.8	53.8	—	2,592.6
Investments in, and loans to, parent and subsidiary companies	2,544.9	—	(283.7)	2,158.2	(4,065.9)	353.5
Other assets, net	13.2	—	575.1	1.3	—	589.6

Total assets	£2,571.5	£—	£9,051.3	£2,376.4	£(4,065.9)	£9,933.3

Other current liabilities	£9.4	£—	£2,061.4	£44.6	£(636.0)	£1,479.4
Current liabilities held for sale	—	—	36.2	—	—	36.2

Total current liabilities	9.4	—	2,097.6	44.6	(636.0)	1,515.6
Long term debt, net of current portion	545.9	—	5,175.1	408.6	—	6,129.6
Other long term liabilities	—	—	268.6	3.3	—	271.9
Shareholders' equity	2,016.2	—	1,510.0	1,919.9	(3,429.9)	2,016.2

Total liabilities and shareholders' equity	£2,571.5	£—	£9,051.3	£2,376.4	£(4,065.9)	£9,933.3

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2009
Statements of operations	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Revenue	£—	£—	£3,599.3	£205.1	£—	£3,804.4
Operating costs	—	—	(1,499.0)	(136.7)	—	(1,635.7)
Selling, general and administrative expenses	(19.5)	—	(662.4)	(126.1)	—	(808.0)
Restructuring and other charges	—	—	(40.2)	(0.2)	—	(40.4)
Depreciation and amortization	—	—	(1,162.7)	(10.9)	—	(1,173.6)
Goodwill and intangible asset impairments	—	—	(4.6)	(0.1)	—	(4.7)

Operating income (loss)	(19.5)	—	230.4	(68.9)	—	142.0
Interest and other income, net	43.1	—	723.6	146.2	(906.7)	6.2
Interest expense	(56.9)	—	(1,180.3)	(124.6)	906.7	(455.1)
Loss on extinguishment of debt	—	—	(54.5)	—	—	(54.5)
Share of income from equity investments	—	—	14.1	—	—	14.1
Losses on derivative instruments	—	—	(114.5)	—	—	(114.5)
Foreign currency gains (losses)	1.3	—	128.9	(5.9)	—	124.3
Income tax benefit	1.3	—	1.1	0.1	—	2.5

(Loss) income from continuing operations	(30.7)	—	(251.2)	(53.1)	—	(335.0)
Loss from discontinued operations, net of tax	—	—	(22.8)	—	—	(22.8)
Equity in net income (loss) of subsidiaries	(327.1)	—	(76.4)	(274.0)	677.5	—

Net (loss) income	£(357.8)	£—	£(350.4)	£(327.1)	£677.5	£(357.8)

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2008
Statements of operations	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Revenue	£—	£—	£3,506.0	£270.8	£—	£3,776.8
Operating costs	—	—	(1,433.9)	(213.2)	—	(1,647.1)
Selling, general and administrative expenses	(19.9)	—	(753.5)	(54.6)	—	(828.0)
Restructuring and other charges	—	—	(23.2)	0.5	—	(22.7)
Depreciation and amortization	—	—	(1,169.2)	(19.4)	—	(1,188.6)
Goodwill and intangible asset impairments	—	—	(352.4)	(9.8)	—	(362.2)

Operating (loss) income	(19.9)	—	(226.2)	(25.7)	—	(271.8)
Interest and other income, net	25.0	—	981.7	120.5	(1,101.1)	26.1
Interest expense	(34.0)	—	(1,471.3)	(95.2)	1,101.1	(499.4)
Loss on extinguishment of debt	—	—	(9.6)	—	—	(9.6)
Share of income (loss) from equity investments	—	—	14.4	—	—	14.4
Gains on derivative instruments	—	—	283.7	—	—	283.7
Foreign currency (losses) gains	(1.8)	—	(412.8)	11.0	—	(403.6)
Income tax benefit (expense)	—	—	9.9	(3.1)	—	6.8

(Loss) income from continuing operations	(30.7)	—	(830.2)	7.5	—	(853.4)
Loss from discontinued operations, net of tax	—	—	(66.6)	—	—	(66.6)
Equity in net (loss) income of subsidiaries	(889.3)	—	(13.1)	(896.8)	1,799.2	—

Net (loss) income	£(920.0)	£—	£(909.9)	£(889.3)	£1,799.2	£(920.0)

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2007
Statements of operations	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Revenue	£—	£—	£3,590.5	£248.1	£—	£3,838.6
Operating costs	—	—	(1,459.8)	(192.4)	—	(1,652.2)
Selling, general and administrative expenses	(3.9)	—	(837.7)	(64.4)	—	(906.0)
Restructuring and other charges	(0.3)	—	(10.5)	(17.9)	—	(28.7)
Depreciation and amortization	—	—	(1,202.5)	(20.8)	—	(1,223.3)
Goodwill and intangible asset impairments	—	—	—	—	—	—

Operating (loss) income	(4.2)	—	80.0	(47.4)	—	28.4
Interest and other income, net	0.6	—	1,205.2	76.4	(1,263.9)	18.3
Interest expense	—	—	(1,753.0)	(25.0)	1,263.9	(514.1)
Loss on extinguishment of debt	—	—	(3.2)	—	—	(3.2)
Share of income from equity investments	—	—	17.7	—	—	17.7
Loss on derivative instruments	—	—	(2.5)	—	—	(2.5)
Foreign currency gains (losses)	—	—	(3.7)	8.8	—	5.1
Income tax (expense)	(0.1)	—	(0.6)	(1.8)	—	(2.5)

(Loss) income from continuing operations	(3.7)	—	(460.1)	11.0	—	(452.8)
Loss from discontinued operations, net of tax	—	—	(10.7)	—	—	(10.7)
Equity in net (loss) income of subsidiaries	(459.8)	—	62.8	(470.8)	867.8	—

Net (loss) income	£(463.5)	£—	£(408.0)	£(459.8)	£867.8	£(463.5)

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2009
Statement of cash flows	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Net cash provided by (used in) operating activities	£(8.5)	£—	£916.4	£(7.3)	£—	£900.6
Investing activities:
Purchase of fixed and intangible assets	—	—	(567.6)	(1.4)	—	(569.0)
Principal repayments on loans to equity investments	—	—	12.5	—	—	12.5
Principal (repayments) drawdowns on loans to group companies	—	—	(54.8)	54.8	—	—
Disposal of sit-up, net	—	—	(17.5)	—	—	(17.5)
Other	—	—	1.7	—	—	1.7

Net cash (used in) provided by investing activities	—	—	(625.7)	53.4	—	(572.3)

Financing activities:
New borrowings, net of financing fees	—	—	1,610.2	—	—	1,610.2
Proceeds from employee stock option exercises	2.8	—	—	—	—	2.8
Principal payments on long term debt and capital leases	—	—	(1,690.4)	(47.0)	—	(1,737.4)
Intercompany funding movements	43.6	—	(43.6)	—	—	—
Dividends paid	(33.3)	—	—	—	—	(33.3)
Realized gain on derivatives	—	—	88.3	—	—	88.3
Other	(0.3)	—	—	—	—	(0.3)

Net cash (used in) provided by financing activities	12.8	—	(35.5)	(47.0)	—	(69.7)

Cash flow from discontinued operations
Net cash used in operating activities	—	—	(7.9)	—	—	(7.9)

Net cash used in discontinued operations	—	—	(7.9)	—	—	(7.9)

Effect of exchange rates on cash and cash equivalents	(1.8)	—	—	—	—	(1.8)
Increase in cash and cash equivalents	2.5	—	247.3	(0.9)	—	248.9
Cash and cash equivalents at beginning of period	9.9	—	166.0	5.7	—	181.6

Cash and cash equivalents at end of period	£12.4	£—	£413.3	£4.8	£—	£430.5

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2008
Statement of cash flows	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Net cash provided by (used in) operating activities	£(49.4)	£—	£810.3	£(2.2)	£—	£758.7
Investing activities:
Purchase of fixed and intangible assets	—	—	(474.2)	(3.7)	—	(477.9)
Principal repayments on loans to equity investments	—	—	8.6	—	—	8.6
Principal (repayments) drawdowns on loans to group companies	(477.3)	—	413.8	63.5	—	—
Purchase of investments	—	—	(1.5)	—	—	(1.5)
Other	—	—	2.1	—	—	2.1

Net cash (used in) provided by investing activities	(477.3)	—	(51.2)	59.8	—	(468.7)

Financing activities:
New borrowings, net of financing fees	496.7	—	(49.0)	—	—	447.7
Proceeds from employee stock option exercises	0.6	—	—	—	—	0.6
Principal payments on long term debt and capital leases	—	—	(794.1)	(52.2)	—	(846.3)
Intercompany funding movements	64.9	—	(51.4)	(13.5)	—	—
Dividends paid	(29.3)	—	—	—	—	(29.3)

Net cash (used in) provided by financing activities	532.9	—	(894.5)	(65.7)	—	(427.3)

Cash flow from discontinued operations
Net cash used in operating activities	—	—	(3.0)	—	—	(3.0)
Net cash used in investing activities	—	—	(1.9)	—	—	(1.9)

Net cash used in discontinued operations	—	—	(4.9)	—	—	(4.9)

Effect of exchange rates on cash and cash equivalents	2.4	—	—	—	—	2.4
(Decrease) increase in cash and cash equivalents	8.6	—	(140.3)	(8.1)	—	(139.8)
Cash and cash equivalents at beginning of period	1.3	—	306.3	13.8	—	321.4

Cash and cash equivalents at end of period	£9.9	£—	£166.0	£5.7	£—	£181.6

VIRGIN MEDIA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Year ended December 31, 2007
Statement of cash flows	Company	Virgin Media Secured Finance PLC	Guarantors	Non Guarantors	Adjustments	Total
	(in millions)
Net cash provided by (used in) operating activities	£(17.6)	£—	£728.0	£0.4	£—	£710.8
Investing activities:
Purchase of fixed and intangible assets	—	—	(530.4)	(3.3)	—	(533.7)
Principal repayments on loans to equity investments	—	—	16.4	—	—	16.4
Principal (repayments) drawdowns on loans to group companies	22.7	—	0.4	(23.1)	—	—
Proceeds from sale of investments	—	—	3.8	6.0	—	9.8
Acquisitions, net of cash acquired	—	—	(1.0)	—	—	(1.0)
Proceeds from sale of fixed assets	—	—	3.3	—	—	3.3
Other	—	—	(2.1)	—	—	(2.1)

Net cash (used in) provided by investing activities	22.7	—	(509.6)	(20.4)	—	(507.3)

Financing activities:
New borrowings, net of financing fees	—	—	874.5	—	—	874.5
Proceeds from employee stock option exercises	15.0	—	—	—	—	15.0
Principal payments on long term debt and capital leases	—	—	(1,170.8)	—	—	(1,170.8)
Dividends paid	(21.2)	—	—	—	—	(21.2)

Net cash (used in) provided by financing activities	(6.2)	—	(296.3)	—	—	(302.5)

Cash flow from discontinued operations
Net cash provided by operating activities	—	—	5.2	—	—	5.2
Net cash used in investing activities	—	—	(2.5)	—	—	(2.5)

Net cash provided by discontinued operations	—	—	2.7	—	—	2.7

Effect of exchange rates on cash and cash equivalents	—	—	—	(0.8)	—	(0.8)
Decrease in cash and cash equivalents	(1.1)	—	(75.2)	(20.8)	—	(97.1)
Cash and cash equivalents at beginning of period	2.4	—	381.5	34.6	—	418.5

Cash and cash equivalents at end of period	£1.3	£—	£306.3	£13.8	£—	£321.4

VIRGIN MEDIA INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION

	March 31, 2010
Balance sheets	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Cash and cash equivalents	£15.4	£—	£399.5	£5.8	£—	£420.7
Restricted cash	—	—	6.0	—	—	6.0
Other current assets	5.6	—	513.4	105.7	—	624.7

Total current assets	21.0	—	918.9	111.5	—	1,051.4
Fixed assets, net	—	—	4,951.5	31.1	—	4,982.6
Goodwill and intangible assets, net	—	—	2,254.5	45.9	—	2,300.4
Investments in, and loans to, parent and subsidiary companies	1,867.8	—	166.4	1,322.7	(2,997.5)	359.4
Other assets, net	10.7	—	430.4	1.3	—	442.4

Total assets	£1,899.5	£—	£8,721.7	£1,512.5	£(2,997.5)	£9,136.2

Other current liabilities	£19.3	£—	£2,106.6	£56.1	£(864.1)	£1,317.9
Long term debt, net of current portion	540.2	—	5,383.3	181.7	—	6,105.2
Other long term liabilities	—	—	367.7	5.4	—	373.1
Shareholders' equity	1,340.0	—	864.1	1,269.3	(2,133.4)	1,340.0

Total liabilities and shareholders' equity	£1,899.5	£—	£8,721.7	£1,512.5	£(2,997.5)	£9,136.2

VIRGIN MEDIA INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended March 31, 2010
Statements of operations	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Revenue	£—	£—	£917.9	£45.3	£—	£963.2
Operating costs	—	—	(374.7)	(24.4)	—	(399.1)
Selling, general and administrative expenses	(4.6)	—	(191.8)	(11.3)	—	(207.7)
Restructuring and other charges	—	—	(0.4)	—	—	(0.4)
Depreciation and amortization	—	—	(278.2)	(1.8)	—	(280.0)
Goodwill and intangible asset impairments	—	—	—	—	—	—

Operating income (loss)	(4.6)	—	72.8	7.8	—	76.0
Interest and other income, net	10.3	—	244.5	31.0	(284.7)	1.1
Interest expense	(14.4)	—	(363.6)	(30.0)	284.7	(123.3)
Loss on extinguishment of debt	—	—	(32.9)	—	—	(32.9)
Share of income from equity investments	—	—	7.6	—	—	7.6
Losses on derivative instruments	—	—	(21.0)	—	—	(21.0)
Foreign currency gains (losses)	(0.2)	—	(67.2)	(2.4)	—	(69.8)
Income tax benefit	—	—	2.1	(0.2)	—	1.9

(Loss) income from continuing operations	(8.9)	—	(157.7)	6.2	—	(160.4)
Equity in net income (loss) of subsidiaries	(151.5)	—	10.7	(157.7)	298.5	—

Net (loss) income	£(160.4)	£—	£(147.0)	£(151.5)	£298.5	£(160.4)

VIRGIN MEDIA INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended March 31, 2009
Statements of operations	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Revenue	£—	£—	£879.0	£56.7	£—	£935.7
Operating costs	—	—	(373.6)	(40.1)	—	(413.7)
Selling, general and administrative expenses	(5.1)	—	(193.8)	(10.8)	—	(209.7)
Restructuring and other charges	—	—	(5.4)	—	—	(5.4)
Depreciation and amortization	—	—	(290.6)	(3.3)	—	(293.9)
Goodwill and intangible asset impairments	—	—	—	—	—	—

Operating income (loss)	(5.1)	—	15.6	2.5	—	13.0
Interest and other income, net	11.3	—	191.4	40.2	(239.6)	3.3
Interest expense	(15.4)	—	(303.5)	(29.7)	239.6	(109.0)
Loss on extinguishment of debt	—	—	(3.1)	3.1	—	—
Share of income from equity investments	—	—	26.0	(23.5)	—	2.5
Losses on derivative instruments	—	—	(21.2)	—	—	(21.2)
Foreign currency gains (losses)	—	—	(11.9)	—	—	(11.9)
Income tax benefit	—	—	(9.5)	(0.1)	—	(9.6)

(Loss) income from continuing operations	(9.2)	—	(116.2)	(7.5)	—	(132.9)
Loss from discontinued operations, net of tax	—	—	(21.1)	—	—	(21.1)
Equity in net income (loss) of subsidiaries	(144.8)	—	(12.9)	(137.3)	295.0	—

Net (loss) income	£(154.0)	£—	£(150.2)	£(144.8)	£295.0	£(154.0)

VIRGIN MEDIA INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended March 31, 2010
Statement of cash flows	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Net cash provided by (used in) operating activities	£(6.4)	£—	£201.8	£(8.1)	£—	£187.3
Investing activities:
Purchase of fixed and intangible assets	—	—	(181.0)	(0.5)	—	(181.5)
Principal repayments on loans to equity investments	—	—	1.2	—	—	1.2
Principal (repayments) drawdowns on loans to group companies	10.0	(1,468.0)	1,356.6	101.4	—	—
Other	—	—	1.0	—	—	1.0

Net cash (used in) provided by investing activities	10.0	(1,468.0)	1,177.8	100.9	—	(179.3)

Financing activities:
New borrowings, net of financing fees	—	1,468.0	(20.2)	—	—	1,447.8
Proceeds from employee stock option exercises	5.6	—	—	—	—	5.6
Principal payments on long term debt and capital leases	—	—	(1,373.1)	(91.8)	—	(1,464.9)
Dividends paid	(8.8)	—	—	—	—	(8.8)

Net cash (used in) provided by financing activities	(3.2)	1,468.0	(1,393.3)	(91.8)	—	(20.3)

Effect of exchange rates on cash and cash equivalents	2.6	—	—	—	—	2.6
Increase in cash and cash equivalents	3.0	—	(13.7)	1.0	—	(9.7)
Cash and cash equivalents at beginning of period	12.4	—	413.3	4.8	—	430.5

Cash and cash equivalents at end of period	£15.4	£—	£399.6	£5.8	£—	£420.8

VIRGIN MEDIA INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended March 31, 2009
Statement of cash flows	Company	Virgin Media Secured Finance PLC	Guarantors	Non- Guarantors	Adjustments	Total
	(in millions)
Net cash provided by (used in) operating activities	£(2.5)	£—	£132.2	£(0.5)	£—	£129.2
Investing activities:
Purchase of fixed and intangible assets	—	—	(144.2)	(0.2)	—	(144.4)
Principal repayments on loans to equity investments	—	—	1.2	—	—	1.2
Principal (repayments) drawdowns on loans to group companies	—	—	(1.2)	1.2	—	—
Other	—	—	1.5	—	—	1.5

Net cash (used in) provided by investing activities	—	—	(142.7)	1.0	—	(141.7)

Financing activities:
New borrowings, net of financing fees	—	—	—	—	—	—
Proceeds from employee stock option exercises	—	—	—	—	—	—
Principal payments on long term debt and capital leases	—	—	(12.4)	—	—	(12.4)
Intercompany funding movements	15.0	—	(15.0)	—	—	—
Dividends paid	(9.0)	—	—	—	—	(9.0)

Net cash (used in) provided by financing activities	6.0	—	(27.4)	—	—	(21.4)

Cash flow from discontinued operations
Net cash used in operating activities	—	—	(7.9)	—	—	(7.9)

Net cash used in discontinued operations	—	—	(7.9)	—	—	(7.9)

Effect of exchange rates on cash and cash equivalents	(0.2)	—	—	—	—	(0.2)
Increase in cash and cash equivalents	3.3	—	(45.8)	0.5	—	(42.0)
Cash and cash equivalents at beginning of period	9.9	—	166.0	5.7	—	181.6

Cash and cash equivalents at end of period	£13.2	£—	£120.2	£6.2	£—	£139.6

Virgin Media Secured Finance PLC

Exchange Offer
for
$1,000,000,000 6.50% Senior Secured Notes due 2018
£875,000,000 7.00% Senior Secured Notes due 2018

PART II

Information Not Required in Prospectus

Item 20.    Indemnification of Directors and Officers

Delaware

Delaware Corporations

        Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the U.S. Securities Act of 1933, or the Securities Act. In order to receive indemnification, the director, officer, employee or agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for breaches of the duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, unlawful payments of dividends, stock purchases or redemptions, or transactions from which a director derives an improper personal benefit.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation.

        The certificates of incorporation and restated bylaws of each of the Delaware corporation registrants permit and/or require such entities to indemnify their officers and directors to the full extent permitted by Delaware law, and limit to the full extent permitted by Delaware law their directors' liability to such companies and their stockholders for monetary damages for breaches of fiduciary duty. The indemnification permitted under Delaware is not exclusive of any other rights to which these persons may be entitled. The certificates of incorporation and restated bylaws of each of our Delaware corporations also provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her.

Delaware Limited Liability Companies

        Section 108 of the Delaware Limited Liability Company Act permits and grants a Delaware limited liability company the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

        The limited liability company agreement of each of the Delaware limited liability company registrants requires that, to the fullest extent permitted by law, each such company shall indemnify and hold harmless each member, director and officer from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person may be involved, or threatened to be involved as a party or otherwise, by reason of its management of the business and affairs of such company or which relates to or arises out of such company or its property, business and affairs. Such persons are not entitled to this indemnification if they have engaged in fraud, willful misconduct, bad faith or gross negligence, or in respect of a claim initiated by such person which was not brought to enforce their rights or consented to by the board.

Delaware Limited Partnerships

        Section 108 of the Delaware Revised Uniform Limited Partnership Act permits and grants a Delaware limited partnership the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

        The partnership agreement of our Delaware limited partnership registrant requires it to indemnify, defend and hold harmless its general partner, and any of its or the partnership's agents, employees, advisors and consultants, in their respective capacities from and against any loss, liability, damage, cost or expenses (including reasonable attorney's fees and expenses) against the partnership. Provided, however, that there shall be no indemnification to the extent that the acts or omissions of the general partner were not taken in accordance with the standards set forth in the Delaware Revised Uniform Limited Partnership Act or have violated such other standard of conduct as would prohibit such indemnification under applicable law.

England and Wales; Scotland

England and Wales and Scotland Private Limited Companies, Public Limited Companies and Unlimited Companies

        Section 234 of the Companies Act 2006 (the "2006 Act") authorises public limited companies, private limited companies and unlimited companies incorporated in England and Wales or Scotland to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

        Except as otherwise permitted by the 2006 Act, including Section 234, Section 232 of the 2006 Act provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Nevertheless, Section 233 of the 2006 Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

        The articles of incorporation and restated bylaws of each of the public limited company, private limited company and unlimited company registrants formed in England and Wales or Scotland permit and/or require us to indemnify our officers and directors against losses and liabilities which they may sustain as directors or officers of such companies, including in any civil or criminal proceedings in which judgment is given in their favor. The articles of incorporation and restated bylaws of each of our public limited companies, private limited companies and unlimited companies incorporated in England and Wales or Scotland also provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against them.

England and Wales Partnerships

        The Partnership Act 1890 does not prohibit the England and Wales partnership registrants from entering into indemnification arrangements with their partners or other controlling persons.

Colorado

Colorado General Partnerships

        Section 7-64-401 of the Colorado Uniform Partnership Act (1997) provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership, unless the liabilities were incurred in violation of the partner's duties to the partnership or the other partners.

        The partnership agreement of each of the Colorado general partnership registrants provides that none of the partners or managing partners, or their respective officers, agents and employees, shall be liable to the partnership or any partner for their good faith actions, or failure to act, or for any errors of judgement, or for any act or omission believed in good faith to be within the scope of authority conferred by the partnership agreement, but shall only be liable for wilfull misconduct or gross negligence. The Colorado general partnerships are required to indemnify and hold harmless their respective managing partners, partners, and their respective officers, agents and employees, as to third parties, against any personal loss, liability or damage incurred as a result of any act or omission of such person believed in good faith to be within the scope of authority conferred by the partnership agreement, except for wilfull misconduct or gross negligence. The Colorado general partnerships' indemnification of their managing partners, partners and their officers, agents and employees as to third parties is only with respect to loss, liability or damage that is not otherwise compensated for by insurance carried for the benefit of the partnerships.

        In addition, the partnership agreements of the Colorado general partnerships require that the partnerships maintain in force at all times for the protection of their respective partners such insurance as their managing partners believe warranted for the operations being conducted.

Colorado Limited Partnerships

        Section 7-62-403 of the Colorado Uniform Limited Partnership Act of 1981 provides that a general partner of a limited partnership has the same rights, powers and liabilities as a general partner in a general partnership.

        The limited partnership agreement of each of the Colorado limited partnership registrants provides that neither the general partners nor their respective officers, agents or employees shall be liable to their respective partnerships or their partners for their good faith actions or failures to act, or for any good faith errors of judgment, or for any act or omission believed in good faith to be within the scope of authority conferred by the limited partnership agreement, but shall only be liable for willful misconduct or gross negligence. The Colorado limited partnerships are required to indemnify and hold harmless each of their respective general partners, and their respective officers, agents and employees, as to third parties, from any personal loss, liability or damage incurred as a result of any act or omission of such person believed in good faith to be within the scope of authority conferred by the limited partnership agreement, except for wilfull misconduct or gross negligence. The Colorado limited partnerships' indemnification of their partners and their officers, agents and employees as to third parties is only with respect to loss, liability or damage that is not otherwise compensated for by insurance carried for the benefit of the partnerships.

Jersey

Jersey Limited Companies

        Section 77 of the Companies (Jersey) Law 1991 permits a company to indemnify any director against, inter alia, (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his or her favour or he or she is acquitted, (ii) which are discontinued except in circumstances where the proceedings are discontinued for some benefit conferred by him or her (or on his or her behalf) or for some detriment suffered by him or her, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director or officer was substantially successful on the merits in his or her resistance to the proceedings, and (b) any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company.

        Section 77 authorizes a company to purchase and maintain insurance on behalf of any person who is or was a director against any liability asserted against him or her and incurred by him or her in his or her capacity as a director of the company, or arising out of his or her status as a director, officer, employee or agent of the company. The indemnification permitted under law is not exclusive of any other rights to which these persons may be entitled.

        The articles of association of the Jersey limited company registrant require that, in so far as the law allows, every present or former officer of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by him or her by reason of being or having been such an officer.

Luxembourg

Luxembourg Société à Responsabilité Limiteé

        Future Entertainment SARL ("FES") is a private limited liability company (société à responsabilité limitée, or SARL) incorporated under the Law of the Grand-Duchy of Luxembourg. Luxembourg law usually refers to a "manager" of a SARL, as opposed to a "director" for a public limited liability company (société anonyme). Article 192 of the law dated 10 August 1915 on commercial companies (the "Law") referring to private limited liability companies (SARL) provides for the following: "the managers shall be liable in accordance with Article 59." Article 59 of the Law states that: "The directors shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company's affairs. They shall be jointly and severally liable both towards the company and any third parties for damages resulting from the violation of this law or the bylaws of the company. They shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation to the first general meeting after they had acquired knowledge thereof."

        Furthermore, in the event of bankruptcy of the company, according to article 495-1 of the Luxembourg Commercial Code, the Luxembourg court may hold the company's directors liable to reimburse any indebtedness of the bankrupt company, whenever the company's assets are not sufficient and the director's serious and wrongful offences have led to the bankruptcy of the company. Under article 495 of the Luxembourg Commercial Code, directors may be declared personally bankrupt if (i) they abusively pursued, for their interest, a non profitable business which resulted in the company becoming insolvent, or (ii) they disposed of corporate assets in the same manner as if those had been their own personal assets, or (iii) they carried out business on behalf of the company for their personal interest. In addition, articles 162 and following of the Law provide for criminal provisions, mainly in cases of gross negligence or wilful misconduct. Lastly, managers' general liability can be challenged on the basis of article 1382 and following, of the Luxembourg Civil Code, when damage is found to result from negligence.

        Nevertheless, several contractual alternatives may be envisaged to manage the potential risks faced by the managers; it being understood that supporting the financial consequences of the managers' challenged responsibility merely transfers the financial costs of the managers' responsibility on others (the company). These alternatives may include (i) disclaimers, (ii) comfort letters, (iii) liability insurance underwritings and (iv) discharge by way of "quitus". In this respect, article 16 of the Bylaws of FES provides for the indemnification of the managers as follows: "Art. 16. The managers do not assume, by reason of their position, any personal liability in relation to commitments regularly made by them in the name of the Company. They are authorized agents only and are therefore merely responsible for the execution of their mandate." Moreover, FES' Manager's Agreement entered into between FES's sole Shareholder and each manager provides as follows in Article 1.6: "The Company shall indemnify, defend and hold harmless the manager from and against all claims, actions, judgments, liabilities, damages, losses and expenses ("Losses") arising out of or resulting from actions or omissions of the manager, provided that neither the Shareholder nor the Company shall be liable for, and shall indemnify, defend and hold harmless the Shareholder and the Company from and against all Losses arising from the manager's negligence, wilful misconduct, or any action or omission done without instructions from or the approval of the Company." Art. 1.7 further provides: "The Manager shall be covered by the "Directors and Officers Insurance Policy" arranged by Virgin Media Inc on behalf of all group companies, including Future Entertainment SARL."

        Each year a "quitus" is usually required and granted by the shareholders of a company, in favour of its managers. The "quitus" can be defined as the shareholders' special votes on the discharge of the managers of the company. Such discharge is generally granted during the annual shareholders meeting. This specific discharge then prevents any further action to be lodged by the company against the managers. However, it should be noted that the various indemnification procedures to be implemented only cover civil liability, criminal actions in Luxembourg remaining necessarily personal.

Insurance and Indemnity Agreements

        We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act. We provide indemnity agreements to our officers and directors. Under these indemnity agreements, we must indemnify an indemnitee to the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with these actions before any resolution of the action. The form of indemnity agreement provided to our directors and officers has been filed as Exhibit 10.40 to our Annual Report on Form 10-K for the year ended December 31, 2006, and is incorporated herein by reference.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit No.		Description
4.1		Indenture, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 20, 2010).
4.2		Form of Notes (included in Exhibit 4.1).
4.3
Registration Rights Agreement, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 20, 2010).
4.4
Group Intercreditor Deed, dated March 3, 2006, as amended and restated on January 8, 2010, between, among others, Deutsche Bank AG, London Branch as Facility Agent and Security Trustee and the Seniors Lenders, the Intergroup Debtors and the Intergroup Creditors named therein (Incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Virgin Media Inc. as filed with the Securities and Exchange Commission on May 6, 2010).
4.5
High Yield Intercreditor Deed, dated April 13, 2004, as amended and restated on December 30, 2009, among Virgin Media Finance PLC as Issuer, Virgin Media Investment Holdings Limited as Borrower and as High Yield Guarantor, Deutsche Bank AG, London Branch as Facility Agent and Bank Group Security Trustee, The Bank of New York Mellon as High Yield Trustee, the Senior Lenders named therein, the Intergroup Debtor named therein and the Intergroup Creditor named therein (Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on February 26, 2010).
4.6	*	First Supplemental Indenture, dated as of April 19, 2010, among Virgin Media SFA Finance Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.7	*
Second Supplemental Indenture, dated as of May 17, 2010, among General Cable Investments Limited, NTL Funding Limited, Telewest Communications Holdco Limited, VM Sundial Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.8	*
Third Supplemental Indenture, dated as of June 10, 2010, among Telewest Communications (Cumbernauld) Limited, Telewest Communications (Dumbarton) Limited, Telewest Communications (Falkirk) Limited, Telewest Communications (Glenrothes) Limited, Barnsley Cable Communications Limited, Doncaster Cable Communications Limited, Halifax Cable Communications Limited, Wakefield Cable Communications Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.9	*	Release of Note Guarantee, dated as of April 29, 2010, among Virgin Media Secured Finance PLC, Virgin Media Dover LLC and The Bank of New York Mellon as trustee.

Exhibit No.		Description
4.10	*	Release of Note Guarantee, dated as of June 10, 2010, among Virgin Media Secured Finance PLC, Virgin Media Television Rights Limited, Virgin Media Television Limited, Challenge TV, Bravo TV Limited, Living TV Limited, Trouble TV Limited and The Bank of New York Mellon as trustee.
5.1	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.
5.2	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP under English law.
5.3	*	Opinion of Ballard Spahr LLP under Colorado law.
5.4	*	Opinion of Mourant Ozannes under Jersey law.
5.5	*	Opinion of LG@vocats under Luxembourg law.
5.6	*	Opinion of HBJ Gateley Wareing (Scotland) LLP under Scottish law.
12.1	*	Statement re computation of ratios of earnings to fixed charges.
23.1	*	Consent of Ernst & Young LLP for Virgin Media Inc. and subsidiaries.
23.2	*	Consent of Ernst & Young LLP for Virgin Media Investment Holdings Limited and subsidiaries.
23.3	*	Consent of Ernst & Young LLP for Virgin Media Investments Limited and subsidiaries.
23.4	*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in its opinion filed as Exhibit 5.1).
23.5	*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in its opinion filed as Exhibit 5.2).
23.6	*	Consent of Ballard Spahr LLP (included in its opinion filed as Exhibit 5.3).
23.7	*	Consent of Mourant du Feu & Jeune (included in its opinion filed as Exhibit 5.4).
23.8	*	Consent of LG@vocats (included in its opinion filed as Exhibit 5.5).
23.9	*	Consent of HBJ Gateley Wareing (included in its opinion filed as Exhibit 5.6).
24.1	*	Power of Attorney in respect of directors and officers of Virgin Media Inc.
24.2	*	Power of Attorney in respect of officers of Virgin Media Investment Holdings Limited.
24.3	*	Power of Attorney in respect of Authorized Representative in the United States.
24.4	*	Power of Attorney (included on signature pages).
25.1	*	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1.
99.1	**	Form of Letter of Transmittal.
99.2	**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
To be filed by amendment.

Item 22.   Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

VIRGIN MEDIA INC.
By:	/s/ BRYAN H. HALL Name: Bryan H. Hall Title: Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Neil A. Berkett	Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2010
* Eamonn O'Hare	Chief Financial Officer (Principal Financial Officer)	June 15, 2010
* Robert C. Gale	Vice President—Controller (Principal Accounting Officer)	June 15, 2010
* Charles L. Allen	Director	June 15, 2010
* James A. Chiddix	Director	June 15, 2010
* Andrew J. Cole	Director	June 15, 2010
* William R. Huff	Director	June 15, 2010
* Gordon D. McCallum	Director	June 15, 2010

Signature		Title	Date

* James F. Mooney		Director	June 15, 2010
* John N. Rigsby		Director	June 15, 2010
* Steven J. Simmons		Director	June 15, 2010
Doreen A. Toben		Director
* George R. Zoffinger		Director	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

VIRGIN MEDIA SECURED FINANCE PLC
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Financial and Accounting Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than Neil A. Berkett, Eamonn O'Hare and James F. Mooney, each of whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Accounting Officer)	June 15, 2010
* Neil A. Berkett		Chief Executive Officer (Principal Executive Officer)	June 15, 2010
* Eamonn O'Hare		Chief Financial Officer (Principal Financial Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

VIRGIN MEDIA INC.
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Financial and Accounting Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 11th day of June, 2010.

ANDOVER CABLEVISION LIMITED
ANGLIA CABLE COMMUNICATIONS LIMITED
BARNSLEY CABLE COMMUNICATIONS LIMITED
BCMV LIMITED
BERKHAMSTED PROPERTIES & BUILDING CONTRACTORS LIMITED
BIRMINGHAM CABLE CORPORATION LIMITED
BIRMINGHAM CABLE LIMITED
CABLE CAMDEN LIMITED
CABLE ENFIELD LIMITED
CABLE HACKNEY & ISLINGTON LIMITED
CABLE HARINGEY LIMITED
CABLE LONDON LIMITED
CABLE TELEVISION LIMITED
CABLE THAMES VALLEY LIMITED
CABLETEL (UK) LIMITED
CABLETEL CARDIFF LIMITED
CABLETEL CENTRAL HERTFORDSHIRE LIMITED
CABLETEL HERTFORDSHIRE LIMITED
CABLETEL HERTS AND BEDS LIMITED
CABLETEL INVESTMENTS LIMITED
CABLETEL NEWPORT
CABLETEL NORTH BEDFORDSHIRE LIMITED
CABLETEL SURREY AND HAMPSHIRE LIMITED
CABLETEL TELECOM SUPPLIES LIMITED
CABLETEL WEST GLAMORGAN LIMITED
CABLETEL WEST RIDING LIMITED
CAMBRIDGE CABLE SERVICES LIMITED
CAMBRIDGE HOLDING COMPANY LIMITED
CCL CORPORATE COMMUNICATION SERVICES LIMITED
CENTRAL CABLE HOLDINGS LIMITED
COLUMBIA MANAGEMENT LIMITED
COMTEL CABLE SERVICES LIMITED
COMTEL COVENTRY LIMITED
CONTINENTAL SHELF 16 LIMITED
CREDIT-TRACK DEBT RECOVERY LTD
CRYSTAL PALACE RADIO LIMITED

DIAMOND CABLE COMMUNICATIONS LIMITED
DIGITAL TELEVISION NETWORK LIMITED
DONCASTER CABLE COMMUNICATIONS LIMITED
DTELS LIMITED
EAST COAST CABLE LIMITED
ED STONE LIMITED
EMS INVESTMENTS LIMITED
ENABLIS LIMITED
EUROBELL (HOLDINGS) LIMITED
EUROBELL (IDA) LIMITED
EUROBELL (NO. 2) LIMITED
EUROBELL (NO. 3) LIMITED
EUROBELL (NO. 4) LIMITED
EUROBELL (SOUTH WEST) LIMITED
EUROBELL (SUSSEX) LIMITED
EUROBELL (WEST KENT) LIMITED
EUROBELL CPE LIMITED
EUROBELL INTERNET SERVICES LIMITED
EUROBELL LIMITED
FILEGALE LIMITED
FLEXIMEDIA LIMITED
FLEXTECH (1992) LIMITED
FLEXTECH (KINDERNET INVESTMENT) LIMITED
FLEXTECH (TRAVEL CHANNEL) LIMITED
FLEXTECH BROADBAND LIMITED
FLEXTECH BROADCASTING LIMITED
FLEXTECH BUSINESS NEWS LIMITED
FLEXTECH CHILDRENS CHANNEL LIMITED
FLEXTECH COMMUNICATIONS LIMITED
FLEXTECH DIGITAL BROADCASTING LIMITED
FLEXTECH DISTRIBUTION LIMITED
FLEXTECH FAMILY CHANNEL LIMITED
FLEXTECH IVS LIMITED
FLEXTECH LIMITED
FLEXTECH MEDIA HOLDINGS LIMITED
FLEXTECH MUSIC PUBLISHING LIMITED
FLEXTECH VIDEO GAMES LIMITED
FLEXTECH-FLEXINVEST LIMITED
GENERAL CABLE GROUP LIMITED
GENERAL CABLE HOLDINGS LIMITED
GENERAL CABLE INVESTMENTS LIMITED
GENERAL CABLE LIMITED
HALIFAX CABLE COMMUNICATIONS LIMITED
HEARTLAND CABLEVISION (UK) LIMITED
HEARTLAND CABLEVISION II (UK) LIMITED
HERTS CABLE LIMITED

INTERACTIVE DIGITAL SALES LIMITED
JEWEL HOLDINGS
LANBASE EUROPEAN HOLDINGS LIMITED
LANBASE LIMITED
LICHFIELD CABLE COMMUNICATIONS LIMITED
M&NW NETWORK LIMITED
M&NW NETWORK II LIMITED
MAZA LIMITED
METRO HERTFORDSHIRE LIMITED
METRO SOUTH WALES LIMITED
MIDDLESEX CABLE LIMITED
NORTHAMPTON CABLE TELEVISION LIMITED
NTL (AYLESBURY AND CHILTERN) LIMITED
NTL (B) LIMITED
NTL (BROADLAND) LIMITED
NTL (CITY AND WESTMINSTER) LIMITED
NTL (COUNTY DURHAM) LIMITED
NTL (CRUK)
NTL (CWC HOLDINGS)
NTL (CWC) CORPORATION LIMITED
NTL (CWC) LIMITED
NTL (CWC) MANAGEMENT LIMITED
NTL (CWC) NO. 2 LIMITED
NTL (CWC) NO. 3 LIMITED
NTL (CWC) NO. 4 LIMITED
NTL (CWC) PROGRAMMING LIMITED
NTL (CWC) UK
NTL (EALING) LIMITED
NTL (FENLAND) LIMITED
NTL (GREENWICH AND LEWISHAM) LIMITED
NTL (HAMPSHIRE) LIMITED
NTL (HARROGATE) LIMITED
NTL (HARROW) LIMITED
NTL (KENT) LIMITED
NTL (LAMBETH AND SOUTHWARK) LIMITED
NTL (LEEDS) LIMITED
NTL (NORWICH) LIMITED
NTL (PETERBOROUGH) LIMITED
NTL (SOUTH EAST) LIMITED
NTL (SOUTH LONDON) LIMITED
NTL (SOUTHAMPTON AND EASTLEIGH) LIMITED
NTL (SUNDERLAND) LIMITED
NTL (THAMESMEAD) LIMITED
NTL (V)
NTL (WANDSWORTH) LIMITED
NTL (WEARSIDE) LIMITED

NTL (WEST LONDON) LIMITED
NTL (YORCAN) LIMITED
NTL (YORK) LIMITED
NTL ACQUISITION COMPANY LIMITED
NTL BOLTON CABLEVISION HOLDING COMPANY
NTL BUSINESS (IRELAND) LIMITED
NTL BUSINESS LIMITED
NTL CABLECOMMS BOLTON
NTL CABLECOMMS BROMLEY
NTL CABLECOMMS BURY AND ROCHDALE
NTL CABLECOMMS CHESHIRE
NTL CABLECOMMS DERBY
NTL CABLECOMMS EAST LANCASHIRE
NTL CABLECOMMS GREATER MANCHESTER
NTL CABLECOMMS GROUP LIMITED
NTL CABLECOMMS HOLDINGS NO. 1 LIMITED
NTL CABLECOMMS HOLDINGS NO. 2 LIMITED
NTL CABLECOMMS LANCASHIRE NO. 1
NTL CABLECOMMS LANCASHIRE NO. 2
NTL CABLECOMMS LIMITED
NTL CABLECOMMS MACCLESFIELD
NTL CABLECOMMS MANCHESTER LIMITED
NTL CABLECOMMS OLDHAM AND TAMESIDE
NTL CABLECOMMS SOLENT
NTL CABLECOMMS STAFFORDSHIRE
NTL CABLECOMMS STOCKPORT
NTL CABLECOMMS SURREY
NTL CABLECOMMS SUSSEX
NTL CABLECOMMS WESSEX
NTL CABLECOMMS WEST SURREY LIMITED
NTL CABLECOMMS WIRRAL
NTL CAMBRIDGE LIMITED
NTL CHARTWELL HOLDINGS LIMITED
NTL COMMUNICATIONS SERVICES LIMITED
NTL DARLINGTON LIMITED
NTL DERBY CABLEVISION HOLDING COMPANY
NTL EQUIPMENT NO. 1 LIMITED
NTL EQUIPMENT NO. 2 LIMITED
NTL FINANCE LIMITED
NTL GLASGOW HOLDINGS LIMITED
NTL HOLDINGS (BROADLAND) LIMITED
NTL HOLDINGS (EAST LONDON) LIMITED
NTL HOLDINGS (FENLAND) LIMITED
NTL HOLDINGS (LEEDS) LIMITED
NTL HOLDINGS (NORWICH) LIMITED
NTL HOLDINGS (PETERBOROUGH) LIMITED

NTL INTERNET LIMITED
NTL INTERNET SERVICES LIMITED
NTL IRISH HOLDINGS LIMITED
NTL KIRKLEES
NTL KIRKLEES HOLDINGS LIMITED
NTL LIMITED
NTL MANCHESTER CABLEVISION HOLDING COMPANY
NTL MICROCLOCK SERVICES LIMITED
NTL MIDLANDS LIMITED
NTL MILTON KEYNES LIMITED
NTL NATIONAL NETWORKS LIMITED
NTL NETWORKS LIMITED
NTL PARTCHEER COMPANY LIMITED
NTL RECTANGLE LIMITED
NTL SIDEOFFER LIMITED
NTL SOLENT TELEPHONE AND CABLE TV COMPANY LIMITED
NTL SOUTH CENTRAL LIMITED
NTL SOUTH WALES LIMITED
NTL STREETUNIQUE PROJECTS LIMITED
NTL STREETUNIT PROJECTS LIMITED
NTL STREETUSUAL SERVICES LIMITED
NTL STREETVISION SERVICES LIMITED
NTL STREETVITAL SERVICES LIMITED
NTL STREETWARM SERVICES LIMITED
NTL STREETWIDE SERVICES LIMITED
NTL STRIKEAGENT TRADING LIMITED
NTL STRIKEAMOUNT TRADING LIMITED
NTL STRIKEAPART TRADING LIMITED
NTL SYSTEMS LIMITED
NTL TECHNICAL SUPPORT COMPANY LIMITED
NTL TEESSIDE LIMITED
NTL TELECOM SERVICES LIMITED
NTL UK TELEPHONE AND CABLE TV HOLDING COMPANY LIMITED
NTL VICTORIA II LIMITED
NTL VICTORIA LIMITED
NTL WESTMINSTER LIMITED
NTL WINSTON HOLDINGS LIMITED
NTL WIRRAL TELEPHONE AND CABLE TV COMPANY
OXFORD CABLE LIMITED
SCREENSHOP LIMITED
SECURE BACKUP SYSTEMS LIMITED
SHEFFIELD CABLE COMMUNICATIONS LIMITED
SOUTHERN EAST ANGLIA CABLE LIMITED
SOUTHWESTERN BELL INTERNATIONAL HOLDINGS LIMITED

STAFFORD COMMUNICATIONS LIMITED
SWINDON CABLE LIMITED
TAMWORTH CABLE COMMUNICATIONS LIMITED
TELEWEST COMMUNICATIONS (CENTRAL LANCASHIRE) LIMITED
TELEWEST COMMUNICATIONS (COTSWOLDS) LIMITED
TELEWEST COMMUNICATIONS (LIVERPOOL) LIMITED
TELEWEST COMMUNICATIONS (LONDON SOUTH) LIMITED
TELEWEST COMMUNICATIONS (MIDLANDS AND NORTH WEST) LIMITED
TELEWEST COMMUNICATIONS (MIDLANDS) LIMITED
TELEWEST COMMUNICATIONS (NOMINEES) LIMITED
TELEWEST COMMUNICATIONS (NORTH EAST) LIMITED
TELEWEST COMMUNICATIONS (NORTH WEST) LIMITED
TELEWEST COMMUNICATIONS (SOUTH EAST) LIMITED
TELEWEST COMMUNICATIONS (SOUTH THAMES ESTUARY) LIMITED
TELEWEST COMMUNICATIONS (SOUTH WEST) LIMITED
TELEWEST COMMUNICATIONS (ST HELENS & KNOWSLEY) LIMITED
TELEWEST COMMUNICATIONS (TYNESIDE) LIMITED
TELEWEST COMMUNICATIONS (WIGAN) LIMITED
TELEWEST COMMUNICATIONS CABLE LIMITED
TELEWEST COMMUNICATIONS HOLDCO LIMITED
TELEWEST COMMUNICATIONS HOLDINGS LIMITED
TELEWEST COMMUNICATIONS NETWORKS LIMITED
TELEWEST LIMITED
TELEWEST PARLIAMENTARY HOLDINGS LIMITED
TELEWEST UK LIMITED
TELSO COMMUNICATIONS LIMITED
THE CABLE CORPORATION LIMITED
THE YORKSHIRE CABLE GROUP LIMITED
THESEUS NO.1 LIMITED
THESEUS NO.2 LIMITED

TVS PENSION FUND TRUSTEES LIMITED
TVS TELEVISION LIMITED
UNITED ARTISTS INVESTMENTS LIMITED
VIRGIN MEDIA BUSINESS LIMITED
VIRGIN MEDIA INVESTMENTS LIMITED
VIRGIN MEDIA LIMITED
VIRGIN MEDIA PAYMENTS LTD
VIRGIN MEDIA SFA FINANCE LIMITED
VIRGIN MEDIA WHOLESALE LIMITED
VIRGIN MOBILE GROUP (UK) LIMITED
VIRGIN MOBILE HOLDINGS (UK) LIMITED
VIRGIN MOBILE TELECOMS LIMITED
VIRGIN NET LIMITED
VISION NETWORKS SERVICES UK LIMITED
VMIH SUB LIMITED
VM SUNDIAL LIMITED
WAKEFIELD CABLE COMMUNICATIONS LIMITED
WESSEX CABLE LIMITED
WINDSOR TELEVISION LIMITED
XL DEBT RECOVERY AGENCY LIMITED
X-TANT LIMITED
YORKSHIRE CABLE COMMUNICATIONS LIMITED
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Financial and Accounting Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

AVON CABLE JOINT VENTURE, by its partners:

Avon Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of Avon Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of Avon Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (South West) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director of (i) Theseus No. 1 Limited and Theseus No.2 Limited, the General Partners of Avon Cable Limited Partnership and (ii) Telewest Communications (South West) Limited. Avon Cable Limited Partnership and Telewest Communications (South West) Limited are partners of Avon Cable Joint Venture.**	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale
		Director of (i) Theseus No. 1 Limited and Theseus No.2 Limited, the General Partners of Avon Cable Limited Partnership and (ii) Telewest Communications (South West) Limited. Avon Cable Limited Partnership and Telewest Communications (South West) Limited are partners of Avon Cable Joint Venture.**	June 15, 2010

* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

**	Avon Cable Joint Venture has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Avon Cable Limited Partnership and (ii) Telewest Communications (South West) Limited. Avon Cable Limited Partnership and Telewest Communications (South West) Limited are partners of Avon Cable Joint Venture.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

TELEWEST COMMUNICATIONS (COTSWOLDS) VENTURE, by its partners:

Cotswolds Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of Cotswolds Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of Cotswolds Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (Cotswolds) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Cotswolds Cable Limited Partnership and (ii) Telewest Communications (Cotswolds) Limited. Cotswolds Cable Limited Partnership and Telewest Communications (Cotswolds) Limited are partners of Telewest Communication (Cotswolds) Venture.**	June 15, 2010

/s/ ROBERT C. GALE Robert C. Gale		Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Cotswolds Cable Limited Partnership and (ii) Telewest Communications (Cotswolds) Limited. Cotswolds Cable Limited Partnership and Telewest Communications (Cotswolds) Limited are partners of Telewest Communication (Cotswolds) Venture.**	June 15, 2010

* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

**	Telewest Communication (Cotswolds) Venture has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Cotswolds Cable Limited Partnership and (ii) Telewest Communications (Cotswolds) Limited. Cotswolds Cable Limited Partnership and Telewest Communications (Cotswolds) Limited are partners of Telewest Communication (Cotswolds) Venture.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

TELEWEST COMMUNICATIONS (LONDON SOUTH) JOINT VENTURE, by its partners:

London South Cable Limited Partnership
By:	United Cable (London South) Limited Partnership, the Managing Partner of London South Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of United Cable (London South) Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of United Cable (London South) Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (London South) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Partnership and (ii) Telewest Communications (London South) Limited. London South Cable Limited Partnership and Telewest Communications (London South) Limited are partners of Telewest Communication (London South) Venture.**	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale
	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Partnership and (ii) Telewest Communications (London South) Limited. London South Cable Limited Partnership and Telewest Communications (London South) Limited are partners of Telewest Communication (London South) Venture.**	June 15, 2010
* James F. Mooney	Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

**	Telewest Communication (London South) Venture has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Limited Partnership, and (ii) Telewest Communications (London South) Limited. London South Cable Limited Partnership and Telewest Communications (London South) Limited are partners of Telewest Communication (London South) Venture.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

TELEWEST COMMUNICATIONS (NORTH EAST) PARTNERSHIP, by its partners:
Tyneside Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of Tyneside Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of Tyneside Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (Tyneside) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (North East) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Tyneside Cable Limited Partnership, (ii) Telewest Communications (Tyneside) Limited and (iii) Telewest Communications (North East) Limited. Tyneside Cable Limited Partnership, Telewest Communications (Tyneside) Limited and Telewest Communications (North East) Limited are partners of Telewest Communication (North East) Venture.**	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale
	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Tyneside Cable Limited Partnership, (ii) Telewest Communications (Tyneside) Limited and (iii) Telewest Communications (North East) Limited. Tyneside Cable Limited Partnership, Telewest Communications (Tyneside) Limited and Telewest Communications (North East) Limited are partners of Telewest Communication (North East) Venture.**	June 15, 2010

Signature		Title	Date

* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.
**
Telewest Communication (North East) Venture has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Tyneside Cable Limited Partnership, (ii) Telewest Communications (Tyneside) Limited and (iii) Telewest Communications (North East) Limited. Tyneside Cable Limited Partnership, Telewest Communications (Tyneside) Limited and Telewest Communications (North East) Limited are partners of Telewest Communication (North East) Venture.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

TELEWEST COMMUNICATIONS (SCOTLAND) VENTURE, by its partners:

Edinburgh Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of Edinburgh Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of Edinburgh Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (Scotland) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Edinburgh Cable Limited Partnership and (ii) Telewest Communications (Scotland) Limited. Edinburgh Cable Limited Partnership and Telewest Communications (Scotland) Limited are partners of Telewest Communication (Scotland) Venture.**	June 15, 2010

/s/ ROBERT C. GALE Robert C. Gale		Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Edinburgh Cable Limited Partnership and (ii) Telewest Communications (Scotland) Limited. Edinburgh Cable Limited Partnership and Telewest Communications (Scotland) Limited are partners of Telewest Communication (Scotland) Venture.**	June 15, 2010

* James F. Mooney		Authorized Representative in the United States.	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

**	Telewest Communication (Scotland) Venture has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Edinburgh Cable Limited Partnership and (ii) Telewest Communications (Scotland) Limited. Edinburgh Cable Limited Partnership and Telewest Communications (Scotland) Limited are partners of Telewest Communication (Scotland) Venture.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

TELEWEST COMMUNICATIONS (SOUTH EAST) PARTNERSHIP, by its partners:

Estuaries Cable Limited Partnership
By:	Theseus No. 1 Limited, the General Partner of Estuaries Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By:	Theseus No. 2 Limited, the General Partner of Estuaries Cable Limited Partnership
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (South East) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
Telewest Communications (South Thames Estuary) Limited
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Estuaries Cable Limited Partnership, (ii) Telewest Communications (South East) Limited and (iii) Telewest Communications (South Thames Estuary) Limited. Estuaries Cable Limited Partnership, Telewest Communications (South East) Limited and Telewest Communications (South Thames Estuary) Limited are partners of Telewest Communication (South East) Partnership.**	June 15, 2010

/s/ ROBERT C. GALE Robert C. Gale	Director of (i) Theseus No.1 Limited and Theseus No.2 Limited, General Partners of Estuaries Cable Limited Partnership, (ii) Telewest Communications (South East) Limited and (iii) Telewest Communications (South Thames Estuary) Limited. Estuaries Cable Limited Partnership, Telewest Communications (South East) Limited and Telewest Communications (South Thames Estuary) Limited are partners of Telewest Communication (South East) Partnership.**	June 15, 2010

* James F. Mooney	Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

**	Telewest Communication (South East) Partnership has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of (i) Theseus No.1 Limited, Theseus No.2 Limited, the General Partners of Estuaries Cable Limited Partnership, (ii) Telewest Communications (South East) Limited and (iii) Telewest Communications (South Thames Estuary) Limited. Estuaries Cable Limited Partnership, Telewest Communications (South East) Limited and Telewest Communications (South Thames Estuary) Limited are partners of Telewest Communication (South East) Partnership.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

NNS U.K. HOLDINGS 2, INC.
NORTH CABLECOMMS HOLDINGS, INC.
NORTH CABLECOMMS MANAGEMENT, INC.
NTL BROMLEY COMPANY
NTL CABLECOMMS GROUP, INC.
NTL CHARTWELL HOLDINGS 2, INC.
NTL CHARTWELL HOLDINGS, INC.
NTL NORTH CABLECOMMS HOLDINGS, INC.
NTL NORTH CABLECOMMS MANAGEMENT, INC.
NTL PROGRAMMING SUBSIDIARY COMPANY
NTL SOLENT COMPANY
NTL SOUTH CABLECOMMS HOLDINGS, INC.
NTL SOUTH CABLECOMMS MANAGEMENT, INC.
NTL SURREY COMPANY
NTL SUSSEX COMPANY
NTL UK CABLECOMMS HOLDINGS, INC.
NTL WESSEX COMPANY
NTL WINSTON HOLDINGS, INC.
NTL WIRRAL COMPANY
SOUTH CABLECOMMS HOLDINGS, INC.
SOUTH CABLECOMMS MANAGEMENT, INC.
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: President

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director and President (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale	Director and Vice President (Principal Financial and Accounting Officer)	June 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

NNS U.K. HOLDINGS 1 LLC NTL (TRIANGLE) LLC
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Manager and President (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale	Manager and Vice President (Principal Financial and Accounting Officer)	June 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

NORTH CABLECOMMS LLC SOUTH CABLECOMMS LLC WINSTON INVESTORS LLC
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Manager

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Manager (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale	Manager (Principal Financial and Accounting Officer)	June 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

CHARTWELL INVESTORS L.P.
By:	NTL Chartwell Holdings Limited, its General Partner
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of NTL Chartwell Holdings Limited, the General Partner of Chartwell Investors L.P.*	June 15, 2010

/s/ ROBERT C. GALE Robert C. Gale	Director of NTL Chartwell Holdings Limited, the General Partner of Chartwell Investors L.P.*	June 15, 2010

* Chartwell Investors L.P. has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of NTL Chartwell Holdings Limited, the General Partner of Chartwell Investors L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

AVON CABLE LIMITED PARTNERSHIP
COTSWOLDS CABLE LIMITED PARTNERSHIP
EDINBURGH CABLE LIMITED PARTNERSHIP
ESTUARIES CABLE LIMITED PARTNERSHIP
TCI/US WEST CABLE COMMUNICATIONS GROUP
TYNESIDE CABLE LIMITED PARTNERSHIP
UNITED CABLE (LONDON SOUTH) LIMITED PARTNERSHIP
By: Theseus No. 1 Limited, its General Partner
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By: Theseus No. 2 Limited, its General Partner
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Avon Cable Limited Partnership, Cotswolds Cable Limited Partnership, Edinburgh Cable Limited Partnership, Estuaries Cable Limited Partnership, TCI/US West Cable Limited Partnership, United Cable (London South) Limited Partnership.*	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale
	Director of Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of Avon Cable Limited Partnership, Cotswolds Cable Limited Partnership, Edinburgh Cable Limited Partnership, Estuaries Cable Limited Partnership, TCI/US West Cable Limited Partnership, United Cable (London South) Limited Partnership.*	June 15, 2010

* Avon Cable Limited Partnership, Cotswolds Cable Limited Partnership, Edinburgh Cable Limited Partnership, Estuaries Cable Limited Partnership, TCI/US West Cable Limited Partnership, United Cable (London South) Limited Partnership do not have principal executive officers, principal financial officers or principal accounting officers. Robert M. Mackenzie and Robert C. Gale are directors of Theseus No.1 Limited and Theseus No.2 Limited, which are the General Partners of the above listed partnerships.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

LONDON SOUTH CABLE PARTNERSHIP
By: United Cable (London South) Limited Partnership, its Managing Partner
By: Theseus No. 1 Limited, its General Partner
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
By: Theseus No. 2 Limited, its General Partner
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie	Director of Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Partnership.*	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale	Director of Theseus No.1 Limited and Theseus No.2 Limited, the General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Partnership.*	June 15, 2010

* London South Cable Partnership has no principal executive officer, principal financial officer or principal accounting officer. Robert M. Mackenzie and Robert C. Gale are directors of Theseus No.1 Limited and Theseus No.2 Limited, which are the General Partners of United Cable (London South) Limited Partnership, the managing partner of London South Cable Partnership.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

CABLETEL SCOTLAND LIMITED
NTL GLASGOW
PROSPECTRE LIMITED
TELEWEST COMMUNICATIONS
    (CUMBERNAULD) LIMITED
TELEWEST COMMUNICATIONS
    (DUMBARTON) LIMITED
TELEWEST COMMUNICATIONS
    (DUNDEE & PERTH) LIMITED
TELEWEST COMMUNICATIONS
    (FALKIRK) LIMITED
TELEWEST COMMUNICATIONS
    (GLENROTHES) LIMITED
TELEWEST COMMUNICATIONS
    (MOTHERWELL) LIMITED
TELEWEST COMMUNICATIONS
    (SCOTLAND) LIMITED
TELEWEST COMMUNICATIONS
(SCOTLAND HOLDINGS) LIMITED
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director
in the presence of:
/s/ LUCY MERRITT Lucy Merritt Virgin Media Limited Media House Bartley Wood Business Park Hook Hampshire RG27 9UP

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Financial and Accounting Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on the 15th day of June, 2010.

FUTURE ENTERTAINMENT SÀRL
By:	/s/ EMMA JONES Name: Emma Jones Title: General Manager

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney) constitutes and appoints Emma Jones and Stéphan le Goueff, or either of them, acting alone, his or her true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ EMMA JONES Emma Jones	General Manager (Principal Executive, Financial and Accounting Officer)	June 15, 2010

/s/ STÉPHAN LE GOUEFF Stéphan le Goueff	Manager	June 15, 2010

/s/ RON PAANS Ron Paans	Manager	June 15, 2010

/s/ WILLEM ZOETHOUT Willem Zoethout	Manager	June 15, 2010

/s/ JAMES F. MOONEY James F. Mooney	Authorized Representative in the United States	June 15, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 15th day of June, 2010.

BIRMINGHAM CABLE FINANCE LIMITED
By:	/s/ ROBERT M. MACKENZIE Name: Robert M. Mackenzie Title: Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than James F. Mooney, whose name is signed below pursuant to a separate power of attorney) constitutes and appoints Robert M. Mackenzie and Robert C. Gale, or either of them, acting alone, his true and lawful attorneys-in-fact and agents, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ ROBERT M. MACKENZIE Robert M. Mackenzie		Director (Principal Executive Officer)	June 15, 2010
/s/ ROBERT C. GALE Robert C. Gale		Director (Principal Financial and Accounting Officer)	June 15, 2010
* James F. Mooney		Authorized Representative in the United States	June 15, 2010

* By:	/s/ BRYAN H. HALL
Bryan H. Hall, attorney-in-fact pursuant to power of attorney filed with this Registration Statement.

 INDEX TO EXHIBITS

Exhibit No.		Description
4.1		Indenture, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, the guarantors party thereto, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 20, 2010).
4.2		Form of Notes (included in Exhibit 4.1).
4.3
Registration Rights Agreement, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited and the initial purchasers party thereto (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on January 20, 2010).
4.4
Group Intercreditor Deed, dated March 3, 2006, as amended and restated on January 8, 2010, between, among others, Deutsche Bank AG, London Branch as Facility Agent and Security Trustee and the Seniors Lenders, the Intergroup Debtors and the Intergroup Creditors named therein (Incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q of Virgin Media Inc. as filed with the Securities and Exchange Commission on May 6, 2010).
4.5
High Yield Intercreditor Deed, dated April 13, 2004, as amended and restated on December 30, 2009, among Virgin Media Finance PLC as Issuer, Virgin Media Investment Holdings Limited as Borrower and as High Yield Guarantor, Deutsche Bank AG, London Branch as Facility Agent and Bank Group Security Trustee, The Bank of New York Mellon as High Yield Trustee, the Senior Lenders named therein, the Intergroup Debtor named therein and the Intergroup Creditor named therein (Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on February 26, 2010).
4.6	*	First Supplemental Indenture, dated as of April 19, 2010, among Virgin Media SFA Finance Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.7	*
Second Supplemental Indenture, dated as of May 17, 2010, among General Cable Investments Limited, NTL Funding Limited, Telewest Communications Holdco Limited, VM Sundial Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.8	*
Third Supplemental Indenture, dated as of June 10, 2010, among Telewest Communications (Cumbernauld) Limited, Telewest Communications (Dumbarton) Limited, Telewest Communications (Falkirk) Limited, Telewest Communications (Glenrothes) Limited, Barnsley Cable Communications Limited, Doncaster Cable Communications Limited, Halifax Cable Communications Limited, Wakefield Cable Communications Limited, Virgin Media Secured Finance PLC and The Bank of New York Mellon as trustee.
4.9	*	Release of Note Guarantee, dated as of April 29, 2010, among Virgin Media Secured Finance PLC, Virgin Media Dover LLC and The Bank of New York Mellon as trustee.
4.10	*
Release of Note Guarantee, dated as of June 10, 2010, among Virgin Media Secured Finance PLC, Virgin Media Television Rights Limited, Virgin Media Television Limited, Challenge TV, Bravo TV Limited, Living TV Limited, Trouble TV Limited and The Bank of New York Mellon as trustee.

Exhibit No.		Description
5.1	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as to the legality of the securities being registered.
5.2	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP under English law.
5.3	*	Opinion of Ballard Spahr LLP under Colorado law.
5.4	*	Opinion of Mourant Ozannes under Jersey law.
5.5	*	Opinion of LG@vocats under Luxembourg law.
5.6	*	Opinion of HBJ Gateley Wareing (Scotland) LLP under Scottish law.
12.1	*	Statement re computation of ratios of earnings to fixed charges.
23.1	*	Consent of Ernst & Young LLP for Virgin Media Inc. and subsidiaries.
23.2	*	Consent of Ernst & Young LLP for Virgin Media Investment Holdings Limited and subsidiaries.
23.3	*	Consent of Ernst & Young LLP for Virgin Media Investments Limited and subsidiaries.
23.4	*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in its opinion filed as Exhibit 5.1).
23.5	*	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in its opinion filed as Exhibit 5.2).
23.6	*	Consent of Ballard Spahr LLP (included in its opinion filed as Exhibit 5.3).
23.7	*	Consent of Mourant du Feu & Jeune (included in its opinion filed as Exhibit 5.4).
23.8	*	Consent of LG@vocats (included in its opinion filed as Exhibit 5.5).
23.9	*	Consent of HBJ Gateley Wareing (included in its opinion filed as Exhibit 5.6).
24.1	*	Power of Attorney in respect of directors and officers of Virgin Media Inc.
24.2	*	Power of Attorney in respect of officers of Virgin Media Investment Holdings Limited.
24.3	*	Power of Attorney in respect of Authorized Representative in the United States.
24.4	*	Power of Attorney (included on signature pages).
25.1	*	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1.
99.1	**	Form of Letter of Transmittal.
99.2	**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
To be filed by amendment.